                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No. 333-53266

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS IS AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

           THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR
                           COMPLETED, DATED MARCH 12, 2001

     PROSPECTUS SUPPLEMENT
     (to accompanying prospectus dated March 12, 2001)

                            $1,154,555,000 (APPROXIMATE)
                               (Offered Certificates)
                  FIRST UNION NATIONAL BANK--BANK OF AMERICA, N.A.
                              COMMERCIAL MORTGAGE TRUST
                    Commercial Mortgage Pass-Through Certificates
                                   Series 2001-C1
                  FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                     (Depositor)

 YOU SHOULD CAREFULLY CONSIDER THE RISK         THE TRUST FUND:
 FACTORS BEGINNING ON PAGE S-31 OF THIS
 PROSPECTUS SUPPLEMENT AND ON PAGE 11 OF        - As of March 1, 2001, the mortgage loans included in the trust fund will
 THE ACCOMPANYING PROSPECTUS.                     have an aggregate principal balance of approximately $1,308,278,729.

 Neither the offered certificates nor the       - The trust fund will consist of a pool of 182 fixed rate mortgage loans.
 underlying mortgage loans are insured or
 guaranteed by any government agency or         - The mortgage loans are secured by first liens on commercial and
 instrumentality.                                 multifamily properties.

 The offered certificates will represent        - All of the mortgage loans were originated or acquired by First Union
 interests in the trust fund only. They           National Bank or Bank of America, N.A.
 will not represent obligations of any
 other party.                                   THE CERTIFICATES:

 The offered certificates will not be           - The trust fund will issue twenty-two classes of certificates.
 listed on any national securities exchange
 or any automated quotation system of any       - Only the seven classes of offered certificates described in the following
 registered securities association.               table are being offered by this prospectus supplement and the accompanying prospectus.
 This prospectus supplement may be used to
 offer and sell the offered certificates
 only if it is accompanied by the
 prospectus dated March 12, 2001.

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                           PERCENTAGE OF                          ASSUMED
                           ORIGINAL         CUT-OFF DATE     PASS-THROUGH          FINAL                              EXPECTED
                          CERTIFICATE           POOL             RATE           DISTRIBUTION                       MOODY'S/FITCH
CLASS                     BALANCE (1)         BALANCE        DESCRIPTION          DATE(2)           CUSIP NO.        RATING (3)
----------------------------------------------------------------------------------------------------------------------------------
Class A-1............    $167,224,000          12.78%           Fixed         October 15, 2009                        Aaa/AAA
Class A-2............    $853,233,000          65.22%           Fixed        December 15, 2010                        Aaa/AAA
Class B..............    $ 52,331,000           4.00%           Fixed        December 15, 2010                         Aa2/AA
Class C..............    $ 26,166,000           2.00%           Fixed        December 15, 2010                         A1/A+
Class D..............    $ 26,165,000           2.00%           Fixed         January 15, 2011                          A2/A
Class E..............    $ 16,354,000           1.25%           Fixed         January 15, 2011                         A3/A-
Class F..............    $ 13,082,000           1.00%           Fixed         January 15, 2011                       Baa1/BBB+
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(Footnotes explaining the table are on page S-3)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    Banc of America Securities LLC and First Union Securities, Inc. are acting as co-lead managers and co-bookrunners for the offering. Salomon Smith Barney Inc. is acting as a co-manager for the offering. Banc of America Securities LLC, First Union Securities, Inc., and Salomon Smith Barney Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at
the time of sale. We expect to receive from this offering approximately     % of
the initial certificate balance of the offered certificates, plus accrued interest from March 1, 2001, before deducting expenses.

    We expect that delivery of the offered certificates will be made in book-entry form on or about from March 30, 2001.

BANC OF AMERICA SECURITIES LLC                      FIRST UNION SECURITIES, INC.

                              SALOMON SMITH BARNEY

                                 MARCH   , 2001

  First Union National Bank -- Bank of America, N.A. Commercial Mortgage Trust
--------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates Series 2001-C1
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]

STATES                                                                                       % OF
------                                                        NUMBER OF      AGGREGATE      INITIAL
                                                              MORTGAGED     CUT-OFF DATE     POOL
                                                              PROPERTIES      BALANCE       BALANCE
                                                              ----------   --------------   -------
Alabama.....................................................       1        $  1,626,157      0.1%
Florida.....................................................      20        $114,627,950      8.8%
California..................................................      35        $298,597,880     22.8%
North Carolina..............................................      11        $110,938,959      8.5%
Georgia.....................................................       7        $ 43,047,530      3.3%
Louisiana...................................................       5        $ 25,099,845      1.9%
Texas.......................................................       9        $ 85,248,953      6.5%
Virginia....................................................      13        $127,898,818      9.8%
Nevada......................................................       7        $ 50,498,218      3.9%
New York....................................................       6        $ 29,303,745      2.2%
New Hampshire...............................................       1        $  8,473,862      0.6%
Minnesota...................................................       1        $ 4,8769,342      0.4%
Iowa........................................................       2        $  5,536,321      0.4%
Illinois....................................................       7        $ 42,473,815      3.2%
Kentucky....................................................       2        $ 29,524,614      2.3%
Missouri....................................................       3        $ 17,210,281      1.3%
Montana.....................................................       1        $    877,904      0.1%
Idaho.......................................................       2        $  5,994,086      0.5%
New Mexico..................................................       1        $  2,919,580      0.2%
Arizona.....................................................       6        $ 37,255,514      2.8%
Maryland....................................................       5        $ 30,258,382      2.3%
Connecticut.................................................       2        $  8,783,048      0.7%
Pennsylvania................................................       3        $ 35,245,556      2.7%
Oklahoma....................................................       2        $  9,170,936      0.7%
Washington..................................................       3        $ 23,100,869      1.8%
South Carolina..............................................       6        $ 13,732,698      1.0%
Tennessee...................................................       4        $ 18,445,817      1.4%
Michigan....................................................       6        $ 26,368,303      2.0%
Delaware....................................................       1        $ 11,693,322      0.9%
Ohio........................................................       2        $  5,617,243      0.4%
New Jersey..................................................      13        $ 75,466,251      5.8%
Hawaii......................................................       1        $  8,362,990      0.6%

MORTGAGE POOL BY PROPERTY TYPE    [PIE CHART]

Multifamily..................................  30.4%
Retail -- Anchored...........................  16.4%
Hospitality..................................   8.6%
Retail -- Unanchored.........................   3.5%
Industrial...................................   4.7%
Office.......................................  29.3%
Healthcare...................................   0.8%
Mixed Use....................................   0.5%
Retail -- Shadow Anchored....................   5.7%
Mobile Home Park.............................   0.1%

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

        - Summary of Prospectus Supplement, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

        - Risk Factors, commencing on page S-31 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Defined Terms" beginning on page S-153 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO BE AN OFFER OR SOLICITATION:

        - IF USED IN A JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED;

        - IF THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO; OR

        - IF SUCH OFFER OR SOLICITATION IS MADE TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     This prospectus supplement and the accompanying prospectus may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)
------------------

(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in the "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY CONSIDERATIONS--Price/Yield Tables" in this prospectus supplement). The "Rated Final Distribution Date" is the distribution date to occur in March 2033. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3) By each of Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch").

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
SUMMARY OF PROSPECTUS SUPPLEMENT............................    S-6
  Overview of the Certificates..............................    S-6
  The Parties...............................................    S-7
  Important Dates and Periods...............................    S-8
  The Certificates..........................................    S-9
  The Mortgage Loans........................................   S-20
RISK FACTORS................................................   S-31
  The Offered Certificates..................................   S-31
  The Mortgage Loans........................................   S-37
DESCRIPTION OF THE MORTGAGE POOL............................   S-68
  General...................................................   S-68
  Mortgage Loan History.....................................   S-68
  Certain Terms and Conditions of the Mortgage Loans........   S-69
  Assessments of Property Condition.........................   S-71
  Additional Mortgage Loan Information......................   S-72
  Ten Largest Mortgage Loans................................   S-90
  The Mortgage Loan Sellers.................................   S-96
  Underwriting Standards....................................   S-96
  Assignment of the Mortgage Loans; Repurchases and
     Substitutions..........................................   S-97
  Representations and Warranties; Repurchases and
     Substitutions..........................................   S-99
  Changes in Mortgage Pool Characteristics..................  S-101
SERVICING OF THE MORTGAGE LOANS.............................  S-102
  General...................................................  S-102
  The Master Servicer and the Special Servicer..............  S-103
  Servicing and Other Compensation and Payment of
     Expenses...............................................  S-105
  Modifications, Waivers and Amendments.....................  S-107
  The Controlling Class Representative......................  S-108
  REO Properties; Sale of Mortgage Loans....................  S-109
  Inspections; Collection of Operating Information..........  S-111
DESCRIPTION OF THE CERTIFICATES.............................  S-111
  General...................................................  S-111
  Registration and Denominations............................  S-112
  Certificate Balances and Notional Amount..................  S-114
  Pass-Through Rates........................................  S-115
  Distributions.............................................  S-117
  Subordination; Allocation of Losses and Certain
     Expenses...............................................  S-126
  P&I Advances..............................................  S-128
  Appraisal Reductions......................................  S-129
  Reports to Certificateholders; Available Information......  S-130
  Assumed Final Distribution Date; Rated Final Distribution
     Date...................................................  S-136
  Voting Rights.............................................  S-136
  Termination...............................................  S-137
  The Trustee...............................................  S-137
YIELD AND MATURITY CONSIDERATIONS...........................  S-138
  Yield Considerations......................................  S-138
  Price/Yield Tables........................................  S-141
  Weighted Average Life.....................................  S-142
USE OF PROCEEDS.............................................  S-145
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................  S-145
ERISA CONSIDERATIONS........................................  S-147
LEGAL INVESTMENT............................................  S-149
METHOD OF DISTRIBUTION......................................  S-150
LEGAL MATTERS...............................................  S-151
RATINGS.....................................................  S-151
INDEX OF DEFINED TERMS......................................  S-153

                                                                                PAGE
                                                                                ----
ANNEX A-1    --   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
                  MORTGAGED PROPERTIES........................................   A-1
ANNEX A-2    --   CERTAIN INFORMATION REGARDING MULTIFAMILY
                  MORTGAGED PROPERTIES........................................   A-2
ANNEX A-3    --   RESERVE ACCOUNTS............................................   A-3
ANNEX A-4    --   COMMERCIAL TENANT SCHEDULE..................................   A-4
ANNEX B      --   PRICE/YIELD TABLES..........................................   B-1
ANNEX C      --   FORM OF DISTRIBUTION DATE STATEMENT.........................   C-1
ANNEX D      --   FORM OF DELINQUENT LOAN STATUS REPORT.......................   D-1
ANNEX E      --   FORM OF HISTORICAL LOAN MODIFICATION REPORT.................   E-1
ANNEX F      --   FORM OF HISTORICAL LIQUIDATION REPORT.......................   F-1
ANNEX G      --   FORM OF REO STATUS REPORT...................................   G-1
ANNEX H      --   SERVICER WATCH LIST.........................................   H-1
ANNEX I      --   FORM OF OPERATING STATEMENT ANALYSIS REPORT.................   I-1
ANNEX J      --   FORM OF NOI ADJUSTMENT WORKSHEET FOR 'YEAR'.................   J-1
ANNEX K      --   FORM OF COMPARATIVE FINANCIAL STATUS REPORT.................   K-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    - THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    - THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    - WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

    - UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE, WHICH IS MARCH 1, 2001. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

    - ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS.

                          OVERVIEW OF THE CERTIFICATES

    The table below lists certain summary information concerning the First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                        CLOSING DATE        PERCENTAGE                                             WEIGHTED        CASH FLOW OR
                         CERTIFICATE        OF CUT-OFF              PASS-THROUGH     INITIAL       AVERAGE           PRINCIPAL
                         BALANCE OR         DATE POOL     CREDIT       RATE        PASS-THROUGH     LIFE              WINDOW
        CLASS          NOTIONAL AMOUNT(1)    BALANCE     SUPPORT    DESCRIPTION        RATE       (YEARS)(2)      (MON./YR.)(2)
---------------------  ------------------   ----------   -------    ------------   ------------   ----------   -------------------
Class A-1............     $167,224,000          12.78%      22.00%       Fixed                      5.75       04/15/01 - 10/15/09
Class A-2............     $853,233,000          65.22%      22.00%       Fixed                      9.46       10/15/09 - 12/15/10
Class B..............     $ 52,331,000           4.00%      18.00%       Fixed                      9.71       12/15/10 - 12/15/10
Class C..............     $ 26,166,000           2.00%      16.00%       Fixed                      9.71       12/15/10 - 12/15/10
Class D..............     $ 26,165,000           2.00%      14.00%       Fixed                      9.76       12/15/10 - 01/15/11
Class E..............     $ 16,354,000           1.25%      12.75%       Fixed                      9.79       01/15/11 - 01/15/11
Class F..............     $ 13,082,000           1.00%      11.75%       Fixed                      9.79       01/15/11 - 01/15/11
Class G..............     $ 26,166,000           2.00%       9.75%       Fixed                        (6)              (6)
Class H..............     $ 16,354,000           1.25%       8.50%       Fixed(4)                     (6)              (6)
Class J..............     $ 19,624,000           1.50%       7.00%       Fixed                        (6)              (6)
Class K..............     $ 16,353,000           1.25%       5.75%       Fixed                        (6)              (6)
Class L..............     $ 13,083,000           1.00%       4.75%       Fixed                        (6)              (6)
Class M..............     $  6,541,000           0.50%       4.25%       Fixed                        (6)              (6)
Class N..............     $  9,812,000           0.75%       3.50%       Fixed                        (6)              (6)
Class O..............     $ 13,083,000           1.00%       2.50%       Fixed                        (6)              (6)
Class P..............     $  6,542,000           0.50%       2.00%       Fixed                        (6)              (6)
Class Q..............     $ 26,165,728           2.00%         --        Fixed                        (6)              (6)
Class IO-I...........              (5)            N/A         N/A       WAC-IO(5)                     (5)              (5)
Class IO-II..........              (5)            N/A         N/A       WAC-IO(5)                     (5)              (5)
Class IO-III.........              (5)            N/A         N/A       WAC-IO(5)                     (5)              (5)

                        EXPECTED
                        MOODY'S/
                          FITCH
        CLASS           RATING(3)
---------------------  -----------
Class A-1............    Aaa/AAA
Class A-2............    Aaa/AAA
Class B..............    Aa2/AA
Class C..............     A1/A+
Class D..............     A2/A
Class E..............     A3/A-
Class F..............   Baa1/BBB+
Class G..............      (6)
Class H..............      (6)
Class J..............      (6)
Class K..............      (6)
Class L..............      (6)
Class M..............      (6)
Class N..............      (6)
Class O..............      (6)
Class P..............      (6)
Class Q..............      (6)
Class IO-I...........      (5)
Class IO-II..........      (5)
Class IO-III.........      (5)

----------------------------
(1) Subject to a permitted variance of plus or minus 5.0%.
(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Price/Yield Tables" in this prospectus supplement.
(3) By each of Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch").
(4) The Pass-Through Rate applicable to the Class H Certificates for any Distribution Date will equal the lesser of the rate set forth above and the applicable Weighted Average Net Mortgage Rate for such Distribution Date.
(5) The Class IO-I, Class IO-II and Class IO-III certificates are not offered by this prospectus supplement but will be offered to investors in private transactions under Rule 144A of the Securities Act of 1933, as amended. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class IO-I, Class IO-II and Class IO-III certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO-I, Class IO-II or Class IO-III certificates, as the case may be, as described in this prospectus supplement. The interest rate applicable to the Class IO-I, Class IO-II and Class IO-III certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES -- Pass-Through Rates" in this prospectus supplement.
(6) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

            offered certificates
            private certificates

                                  THE PARTIES


THE TRUST FUND.........................      The trust fund will be created on or about the closing
                                             date pursuant to a pooling and servicing agreement dated
                                             as of March 1, 2001 by and among the depositor, the
                                             master servicer, the special servicer and the trustee.

THE DEPOSITOR..........................      First Union Commercial Mortgage Securities, Inc. We are
                                             a wholly-owned subsidiary of First Union National Bank,
                                             which is one of the mortgage loan sellers, the master
                                             servicer, the special servicer and an affiliate of one
                                             of the underwriters. Our principal executive office is
                                             located at 201 South College Street, Charlotte, North
                                             Carolina 28288-0166 and our telephone number is (704)
                                             374-6161. Neither we nor any of our affiliates have
                                             insured or guaranteed the offered certificates. For more
                                             detailed information, see "THE DEPOSITOR" in the
                                             accompanying prospectus.

                                             On the closing date, we will sell the mortgage loans and
                                             related assets to be included in the trust fund to the
                                             trustee to create the trust fund.

THE ISSUER.............................      The trust fund to be established under the pooling and
                                             servicing agreement. For more detailed information, see
                                             "DESCRIPTION OF THE CERTIFICATES" in this prospectus
                                             supplement and the accompanying prospectus.

THE MORTGAGE LOAN SELLERS..............      First Union National Bank and Bank of America, N.A. For
                                             more information, see "DESCRIPTION OF THE MORTGAGE
                                             POOL--The Mortgage Loan Sellers" in this prospectus
                                             supplement. The mortgage loan sellers will sell and
                                             assign to us on the closing date the mortgage loans to
                                             be included in the trust fund. See "DESCRIPTION OF THE
                                             MORTGAGE POOL--Representations and Warranties;
                                             Repurchases and Substitutions" in this prospectus
                                             supplement.

                                             First Union National Bank originated or acquired and is
                                             assigning to us on the closing date 93 of the mortgage
                                             loans to be included in the trust fund representing
                                             52.6% of the cut-off date pool balance of all the
                                             mortgage loans to be included in the trust fund. Bank of
                                             America, N.A. originated or acquired and is assigning to
                                             us on the closing date 89 of the mortgage loans to be
                                             included in the trust fund representing 47.4% of the
                                             cut-off date pool balance of all the mortgage loans to
                                             be included in the trust fund.

THE MASTER SERVICER....................      First Union National Bank. First Union National Bank is
                                             our affiliate and is one of the mortgage loan sellers
                                             and the special servicer. The master servicer will be
                                             primarily responsible for collecting payments and
                                             gathering information with respect to the mortgage loans
                                             included in the trust fund. See "SERVICING OF THE
                                             MORTGAGE LOANS--The Master Servicer and the Special
                                             Servicer" in this prospectus supplement.

THE SPECIAL SERVICER...................      First Union National Bank. First Union National Bank is
                                             our affiliate and is one of the mortgage loan sellers
                                             and the master servicer. The special servicer will be
                                             responsible for performing certain servicing functions
                                             with respect to the mortgage loans

                                             included in the trust fund that, in general, are in
                                             default or as to which default is imminent. Some holders
                                             of certificates (initially the holder of the Class Q
                                             certificates) will have the right to replace the special
                                             servicer and to select a representative who may advise
                                             and direct the special servicer and whose approval is
                                             required for certain actions by the special servicer
                                             under certain circumstances. See "SERVICING OF THE
                                             MORTGAGE LOANS--The Master Servicer and the Special
                                             Servicer" in this prospectus supplement.

THE TRUSTEE............................      Wells Fargo Bank Minnesota, N.A. The trustee will be
                                             responsible for distributing payments to
                                             certificateholders and delivering to certificateholders
                                             certain reports on the mortgage loans included in the
                                             trust fund and the certificates. See "DESCRIPTION OF THE
                                             CERTIFICATES--The Trustee" in this prospectus
                                             supplement.

THE UNDERWRITERS.......................      Banc of America Securities LLC, First Union Securities,
                                             Inc. and Salomon Smith Barney Inc. Banc of America
                                             Securities LLC is an affiliate of one of the mortgage
                                             loan sellers. First Union Securities, Inc. is our
                                             affiliate and is an affiliate of First Union National
                                             Bank, which is the master servicer, the special servicer
                                             and one of the mortgage loan sellers. Banc of America
                                             Securities LLC and First Union Securities, Inc. are
                                             acting as co-lead managers and co-bookrunners for the
                                             offering. Salomon Smith Barney Inc. is acting as a
                                             co-manager for the offering.

                                     IMPORTANT DATES AND PERIODS

CLOSING DATE...........................      On or about March 30, 2001.

CUT-OFF DATE...........................      March 1, 2001. The cut-off date balance of each mortgage
                                             loan included in the trust fund and each cut-off date
                                             certificate balance in this prospectus supplement
                                             assumes the timely receipt of principal scheduled to be
                                             paid in March on each mortgage loan and no defaults,
                                             delinquencies or prepayments on any mortgage loan as of
                                             the cut-off date.

DISTRIBUTION DATE......................      The 15th day of each month or, if such day is not a
                                             business day, the next succeeding business day;
                                             provided, however, that the distribution date will be no
                                             earlier than the fourth business day following the
                                             determination date in the month in which such
                                             distribution date occurs. The first distribution date on
                                             which investors in the offered certificates may receive
                                             distributions will occur in April 2001.

DETERMINATION DATE.....................      For each distribution date, the 11th day of each month,
                                             or if such day is not a business day, the immediately
                                             succeeding business day.

COLLECTION PERIOD......................      For any distribution date, the period beginning on the
                                             day after the determination date in the immediately
                                             preceding month (or the cut-off date, in the case of the
                                             first collection period) through and including the
                                             related determination date.

                                          THE CERTIFICATES

OFFERED CERTIFICATES...................      We are offering to you the following seven classes of
                                             certificates of our Commercial Mortgage Pass-Through
                                             Certificates, Series 2001-C1 pursuant to this prospectus
                                             supplement:

                                             Class A-1
                                             Class A-2
                                             Class B
                                             Class C
                                             Class D
                                             Class E
                                             Class F

PRIORITY OF DISTRIBUTIONS..............      On each distribution date, the owners of the
                                             certificates will be entitled to distributions of
                                             payments or other collections on the mortgage loans that
                                             the master servicer collected or advanced during or with
                                             respect to the related collection period after deducting
                                             certain fees and expenses. The trustee will distribute
                                             such amounts to the extent that the money is available,
                                             in the following order of priority, to pay:

                                             Interest, pro rata, on the Class IO-I, Class IO-II,
                                             Class IO-III, Class A-1 and Class A-2 certificates.

                                             Principal of the Class A-1 certificates, up to the
                                             principal distribution amount, until their certificate
                                             balance is reduced to zero.

                                             Principal of the Class A-2 certificates, up to the
                                             principal distribution amount, until their certificate
                                             balance is reduced to zero.

                                             Reimbursement to the Class A-1 and Class A-2
                                             certificates, pro rata, for any realized losses and
                                             trust fund expenses borne by such classes.

                                             Interest on the Class B certificates.

                                             Principal of the Class B certificates, up to the
                                             principal distribution amount, until their certificate
                                             balance is reduced to zero.

                                             Reimbursement to the Class B certificates for any
                                             realized losses and trust fund expenses borne by such
                                             class.

                                             Interest on the Class C certificates.

                                             Principal of the Class C certificates, up to the
                                             principal distribution amount, until their certificate
                                             balance is reduced to zero.

                                             Reimbursement to the Class C certificates for any
                                             realized losses and trust fund expenses borne by such
                                             class.

                                             Interest on the Class D certificates.

                                             Principal of the Class D certificates, up to the
                                             principal distribution amount, until their certificate
                                             balance is reduced to zero.

                                             Reimbursement to the Class D certificates for any
                                             realized losses and trust fund expenses borne by such
                                             class.

                                             Interest on the Class E certificates.

                                             Principal of the Class E certificates, up to the
                                             principal distribution amount, until their certificate
                                             balance is reduced to zero.

                                             Reimbursement to the Class E certificates for any
                                             realized losses and trust fund expenses borne by such
                                             class.

                                             Interest on the Class F certificates.

                                             Principal of the Class F certificates, up to the
                                             principal distribution amount, until their certificate
                                             balance is reduced to zero.

                                             Reimbursement to the Class F certificates for any
                                             realized losses and trust fund expenses borne by such
                                             class.

                                             If, on any distribution date, the certificate balances
                                             of the Class B through Class Q certificates have been
                                             reduced to zero, but the Class A-1 and Class A-2
                                             certificates remain outstanding, distributions of
                                             principal will be made pro rata to the Class A-1 and
                                             Class A-2 certificates. See "DESCRIPTION OF THE
                                             CERTIFICATES--Distributions" in this prospectus
                                             supplement.

INTEREST......................    On each distribution date each class of
                                  certificates will be entitled to receive:

                                     - for each class of certificates, one
                                       month's interest at the applicable
                                       pass-through rate accrued during the
                                       calendar month prior to the related
                                       distribution date, on the certificate
                                       balance or notional amount, as
                                       applicable, of such class of certificates immediately prior to such distribution date;

                                     - plus any interest that such class of
                                       certificates was entitled to receive on
                                       all prior distribution dates to the
                                       extent not received.

                                     - minus (other than in the case of the
                                       Class IO-I, Class IO-II and Class IO-III certificates) such class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

                                     - minus (other than in the case of the
                                       Class IO-I, Class IO-II and Class IO-III certificates) such class' allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Certificate Balances and
                                  Notional Amount" and "--Distributions" in this prospectus supplement. The Class IO-I, Class IO-II and Class IO-III certificates will be entitled to distributions of interest only on their respective notional amounts. On each distribution date, the aggregate notional amount of the Class IO-I certificates will be equal to the aggregate outstanding component balance of the Group I components on such date. On each distribution date, the aggregate notional amount of the Class IO-II certificates will be equal to the aggregate outstanding component balances of the Class 1A-2B, Class 1B, Class 1C and Class 1D components on such date. On each distribution date, the aggregate notional amount of the Class IO-III certificates will be equal to the aggregate outstanding component balance of the Group 2 components on such date.

                                  The Class IO-I, Class IO-II and Class IO-III certificates will accrue interest at a rate as described under "Pass-Through Rates" below.

                                  The certificates (other than the Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                  As reflected in the chart under "Priority of Distributions" beginning on page S-9 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class IO certificates:

                                     - first, pro rata, to the Class IO-I
                                       certificates, Class IO-II certificates,
                                       Class IO-III certificates, Class A-1
                                       certificates and Class A-2 certificates, and then to each other class of offered certificates in alphabetical order; and

                                     - only to the extent funds remain after the
                                       trustee makes all distributions of
                                       interest and principal required to be
                                       made on such date on each class of
                                       certificates with a higher priority of
                                       distribution.

                                  You may, in certain circumstances, also
                                  receive distributions of yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE
                                  CERTIFICATES--Distributions" in this
                                  prospectus supplement.

PASS-THROUGH RATES............    The pass-through rate for each class of
                                  certificates (other than the Class IO-I, Class
                                  IO-II and Class IO-III certificates) on each distribution date is set forth above under "Overview of the Certificates."

                                  The pass-through rate applicable to the Class IO-I certificates for the initial distribution
                                  date will equal approximately   % per annum.

                                  The pass-through rate applicable to the Class IO-I certificates for each distribution date subsequent to the initial distribution date will, in general, equal the weighted average of the

                                  Class IO-I Strip Rates for the respective components (or, in the case of the Class 1A-2 component, the Class 1A-2A and Class 1A-2B components thereof) for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The "Class IO-I Strip Rate" in respect of any class of Group 1 components (or, in the case of the Class 1A-2 component, the Class 1A-2A component and/or the Class 1A-2B component) for any distribution date will, in general, equal (i) in the case of the Class 1A-1, Class 1A-2A, Class 1E, Class 1F, Class 1G, Class 1H, Class 1J, Class 1K, Class 1L, Class 1M, Class 1N, Class 1O, Class 1P and Class 1Q components,
                                  (x) the weighted average net mortgage rate for such distribution date, minus (y) the pass-through rate for such class of components and (ii) in the case of the Class 1A-2B, Class 1B, Class 1C and Class 1D components (x) for any distribution date occurring on or before
                                            , 200  , 0% per annum and (y) for
                                  any Distribution Date occurring after
                                            , 200  , (I) the weighted average
                                  net mortgage rate for such distribution date, minus (II) the pass-through rate for such class of components (but in no event will any Class IO-I Strip Rate be less than zero).

                                  The pass-through rate applicable to the Class IO-II certificates for the initial
                                  distribution date will equal approximately   %
                                  per annum. The pass-through rate applicable to the Class IO-II certificates for each distribution date subsequent to the initial distribution date will, in general, equal the weighted average of the Class IO-II Strip Rates for the Class 1A-2B, Class 1B, Class 1C and Class 1D components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The "Class IO-II Strip Rate" in respect of the Class 1A-2B, Class 1B, Class 1C and Class 1D components for any distribution date will, in general, equal (i) for any distribution date occurring on or
                                  before           , 200  , (x) the weighted
                                  average net mortgage rate for such
                                  distribution date minus (y) the pass-through rate for such class of components for such distribution date (but in no event will any Class IO-II Strip Rate be less than zero), and
                                  (ii) for any distribution date occurring after
                                            , 200  , 0% per annum.

                                  The pass-through rate applicable to the Class IO-III certificates for the initial distribution date will equal approximately
                                       % per annum.

                                  The pass-through rate applicable to the Class IO-III certificates for each distribution date will, in general, equal the weighted average of the Class IO-III Strip Rates for the Group 2 components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The "Class IO-III Strip Rate" in respect of any class of Group 2 components, for any distribution date, will equal (i) the weighted average net mortgage rate for such distribution date minus (ii) the pass-through rate for such class of components (but in no event will any Class IO-III Strip Rate be less than zero).

                                  Solely for the purposes of calculating the pass-through rates applicable to the Class IO-I, Class IO-II and Class IO-III certificates for each distribution date and the notional amounts of the Class IO-I, Class IO-II and Class IO-III certificates, the aggregate certificate balance of each class of certificates (other than the Class IO-I, Class IO-II, Class IO-III, Class R-I and Class R-II certificates) will be deemed to consist of two components (or three components in the case of the Class A-2 certificates), each having the same pass-through rate as the related class of certificates. The Group 1 components will consist of the Class 1A-1, Class 1A-2, Class 1B, Class 1C, Class 1D, Class 1E, Class 1F, Class 1G, Class 1H, Class 1J, Class 1K, Class 1L, Class 1M, Class 1N, Class 1O, Class 1P and Class 1Q components. In addition, the Class 1A-2 component will be deemed to consist of two components, the Class 1A-2A component and the Class 1A-2B component.

                                  The Group 2 components will consist of the Class 2A-1, Class 2A-2, Class 2B, Class 2C, Class 2D, Class 2E, Class 2F, Class 2G, Class 2H, Class 2J, Class 2K, Class 2L, Class 2M, Class 2N, Class 2O, Class 2P and Class 2Q components.

                                  Each component will be deemed to have the component balances described in this prospectus supplement.

                                  The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                     - the mortgage interest rate in effect for
                                       such mortgage loan as of the closing
                                       date; minus

                                     - the applicable administrative cost rate,
                                       as described in this prospectus
                                       supplement.

                                  For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

                                  The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                     - the portion of the principal distribution
                                       amount for the related distribution date that is attributable to such mortgage loan; and

                                     - the principal portion of any realized
                                       loss incurred in respect of such mortgage loan during the related collection period.

                                  The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......    On the closing date, each class of
                                  certificates (other than the Class IO-I, Class
                                  IO-II, Class IO-III, Class R-I and Class R-II
                                  certificates) will have the certificate
                                  balance set forth above under "Overview of the
                                  Certificates." The certificate balance for
                                  each class of certificates entitled to receive
                                  principal may be reduced by:

                                     - distributions of principal; and

                                     - allocations of realized losses and trust
                                       fund expenses.

                                  The certificate balance of a class of
                                  certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and
                                  Notional Amount" in this prospectus
                                  supplement.

                                  The Class IO-I, Class IO-II and Class IO-III certificates do not have principal balances and will not receive distributions of principal.

                                  As reflected in the chart under "Priority of Distributions" above:

                                     - Principal is distributed to each class of
                                       certificates entitled to receive
                                       distributions of principal in
                                       alphabetical and, if applicable,
                                       numerical order.

                                     - Principal is only distributed on a class
                                       of certificates to the extent funds
                                       remain after the trustee makes all
                                       distributions of principal and interest
                                       on each class of certificates with an
                                       earlier alphabetical and, if applicable, numerical designation.

                                     - Generally, no class of certificates is
                                       entitled to distributions of principal
                                       until the certificate balance of each
                                       class of certificates with an earlier
                                       alphabetical and, if applicable,
                                       numerical designation has been reduced to zero.

                                  The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                     - the scheduled principal payments (other
                                       than balloon payments) due on the
                                       mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                     - balloon payments actually received with
                                       respect to mortgage loans included in the trust fund during the related collection period;

                                     - prepayments received with respect to the
                                       mortgage loans included in the trust fund during the related collection period; and

                                     - all liquidation proceeds, insurance
                                       proceeds, condemnation awards and
                                       repurchase and substitution amounts
                                       received during the related collection
                                       period that are allocable to principal.

SUBORDINATION; ALLOCATION OF
LOSSES AND CERTAIN EXPENSES...    Credit support for any class of certificates
                                  (other than the Class IO-I, Class IO-II, Class
                                  IO-III, Class R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation. The certificate balance of a class of certificates
                                  (other than the Class IO-I, Class IO-II, Class
                                  IO-III, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date.
                                  Losses on the mortgage loans that have been realized and additional trust fund expenses will first be allocated to the certificates
                                  (other than the Class IO-I, Class IO-II, Class
                                  IO-III, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the certificates that are offered certificates in reverse alphabetical order as indicated on the following table.

                                                                                       PERCENTAGE       ORDER OF
                                                                        ORIGINAL      CUT-OFF DATE     APPLICATION
                                             CLASS                    CERTIFICATE         POOL        OF LOSSES AND
                                             DESIGNATION                BALANCE         BALANCE         EXPENSES
                                             -----------              ------------    ------------    -------------
                                             Class A-1............    $167,224,000       12.78%             7
                                             Class A-2............    $853,233,000       65.22%             7
                                             Class B..............    $ 52,331,000        4.00%             6
                                             Class C..............    $ 26,166,000        2.00%             5
                                             Class D..............    $ 26,165,000        2.00%             4
                                             Class E..............    $ 16,354,000        1.25%             3
                                             Class F..............    $ 13,082,000        1.00%             2
                                             Non-offered
                                               certificates.......    $153,723,728       11.75%             1

                                  Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of certificates will result in a corresponding reduction in the notional amount of the

                                  Class IO-I and Class IO-III certificates and, with respect to the Class A-2, Class B, Class C and Class D certificates, the Class IO-II certificates.

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Subordination; Allocation of
                                  Losses and Certain Expenses" in this
                                  prospectus supplement.

YIELD MAINTENANCE CHARGES.....    On each distribution date, any yield
                                  maintenance charge collected during the
                                  related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class G and Class H certificates then entitled to distributions as follows:

                                  The holders of each class of offered
                                  certificates and the Class G and Class H certificates then entitled to distributions of principal on such distribution date will generally be entitled to a portion of yield maintenance charges equal to the product of:

                                     - the amount of such yield maintenance
                                       charges;

                                     - a fraction (in no event greater than
                                       one), the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

                                     - a fraction, the numerator of which is
                                       equal to the amount of principal
                                       distributable on such class of
                                       certificates on such distribution date,
                                       and the denominator of which is the
                                       principal distribution amount for such
                                       distribution date.

                                  If there is more than one class of such
                                  certificates entitled to distributions of principal on any particular distribution date on which a yield maintenance charge is distributable, the aggregate amount of such yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with the foregoing entitlements.

                                  The portion, if any, of the yield maintenance charges remaining after any such payments to the holders of the offered certificates and the Class G and Class H certificates will be distributed to the holders of the Class IO-I and Class IO-III certificates.

                                  The "discount rate" applicable to any class of offered certificates and the Class G and Class H certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                     - In the event that there are two or more
                                       such U.S. Treasury issues with the same
                                       coupon, the issue with the lowest yield
                                       will be utilized; and

                                     - In the event that there are two or more
                                       such U.S. Treasury issues with maturity
                                       dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

                                  EXAMPLES OF ALLOCATION OF YIELD MAINTENANCE
                                  CHARGES

                                                  Mortgage interest rate.....................    = 8%
                                                  Pass-through rate for applicable class.....    = 6%
                                                  Discount rate..............................    = 5%

                                             ALLOCATION PERCENTAGE          ALLOCATION PERCENTAGE FOR
                                             FOR APPLICABLE CLASS          CLASS IO-I AND CLASS IO-III
                                             ---------------------         ---------------------------
                                             6% - 5%                        100% - 33 1/3% = 66 2/3%
                                             ----------  = 33 1/3%
                                             8% - 5%

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Distributions--Allocation of
                                  Yield Maintenance Charges" in this prospectus supplement.

ADVANCING.....................    In the event the master servicer fails to
                                  receive one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan included in the trust fund by the related determination date and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest. These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable; provided, however, that no interest will accrue on any such principal and interest advance made with respect to a mortgage loan unless the related periodic payment is received after any applicable grace period has expired. See "DESCRIPTION OF THE
                                  CERTIFICATES--P&I Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
  TRUST FUND..................    The trust fund may be terminated when the
                                  aggregate principal balance of the mortgage loans included in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date. See "DESCRIPTION OF THE
                                  CERTIFICATES--Termination" in this prospectus supplement and in the accompanying prospectus.

REGISTRATION AND
DENOMINATION..................    The offered certificates will be registered in
                                  the name of Cede & Co., as nominee for The
                                  Depository Trust Company in the

                                  United States, or in Europe through
                                  Clearstream, Luxembourg or The Euroclear
                                  System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
                                  Definitive Certificates" in the accompanying prospectus.

                                  Beneficial interests in the Class A-1, Class
                                  A-2, Class B, Class C, Class D, Class E and
                                  Class F certificates will be offered in
                                  minimum denominations of $10,000 actual
                                  principal amount and in integral multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES................    Two separate real estate mortgage investment
                                  conduit ("REMIC") elections will be made with respect to most of the trust fund. The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of such REMIC. The Class R-I and Class R-II certificates will represent the residual interests in such REMICs. The portion of the trust fund representing the Class Q certificateholders' entitlement to any additional interest that has accrued on a mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust for federal income tax purposes.

                                  The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificate using the accrual method of accounting, even if you otherwise use the cash method of accounting. Based on expected issue prices, certain classes of certificates, depending on their issue prices, may be treated as having been issued with original issue discount for federal income tax reporting purposes.

                                  For further information regarding the federal income tax consequences of investing in the offered certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........    Subject to important considerations described
                                  under "ERISA CONSIDERATIONS" in this
                                  prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                  Class A-1
                                  Class A-2
                                  Class B
                                  Class C
                                  Class D
                                  Class E
                                  Class F

                                  This is based on an individual prohibited transaction exemption granted to each of First Union Securities, Inc., Bank of America Corporation and Salomon Smith Barney Inc. by the U.S. Department of Labor. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

SMMEA ELIGIBILITY.............    We expect that the following certificates will
                                  constitute "mortgage related securities" pursuant to the Secondary Mortgage Market
                                  Enhancement Act of 1984, as amended:

                                  Class A-1
                                  Class A-2
                                  Class B

                                  See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

RATINGS.......................    The offered certificates will not be issued
                                  unless they have received the following
                                  ratings from Moody's Investors Service, Inc.
                                  and Fitch, Inc.:

                                                                                          EXPECTED
                                                                                         RATING FROM
                                             CLASS                                      MOODY'S/FITCH
                                             -----                                      -------------
                                             Class A-1............................        Aaa/AAA
                                             Class A-2............................        Aaa/AAA
                                             Class B..............................         Aa2/AA
                                             Class C..............................         A1/A+
                                             Class D..............................          A2/A
                                             Class E..............................         A3/A-
                                             Class F..............................       Baa1/BBB+

                                  The ratings on the offered certificates
                                  address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "RATINGS" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL.......................    It is expected that the mortgage loans to be
                                  included in the trust fund will have the following approximate characteristics as of the cut-off date. The totals in the following tables may not add up to 100% due to rounding.

                                             Number of mortgage loans.............                  182
                                             Number of mortgaged properties.......                  188
                                             Aggregate balance of all mortgage
                                               loans in the trust fund............    $   1,308,278,729
                                             Minimum balance......................    $         417,631
                                             Maximum balance......................    $      49,844,016
                                             Average balance......................    $       7,188,345
                                             Weighted average loan-to-value
                                               ratio(1)...........................                 67.5%
                                             Weighted average debt service
                                               coverage ratio(1)..................                 1.42x
                                             Weighted average loan-to-value ratio
                                               at stated maturity or anticipated
                                               repayment date.....................                 61.3%
                                             Range of mortgage interest rates.....           7.25%-9.21%
                                             Weighted average mortgage interest
                                               rate...............................                 7.99%
                                             Range of remaining term to maturity
                                               or anticipated repayment date
                                               (months)...........................               66-120
                                             Weighted average remaining term to
                                               maturity or anticipated repayment
                                               date (months)......................                  114
                                             Weighted average occupancy rate(2)...                 96.6%
                                             ------------------
                                             (1) For purposes of determining the debt service coverage
                                                 ratio for 15 mortgage loans (loan numbers 14, 19, 28,
                                                 31, 32, 34, 57, 64, 66, 69, 83, 97, 155, 165 and 179),
                                                 the debt service payments were reduced by amounts
                                                 available under letters of credit (or a cash escrow in
                                                 the case of loan number 14) securing such mortgage
                                                 loans. In addition, the principal balances of such
                                                 mortgage loans were reduced by the amount of such
                                                 letters of credit (or cash escrow) for determining the
                                                 loan-to-value ratio of each such mortgage loan.
                                             (2) The weighted average occupancy rate information shown
                                                 above excludes all hospitality properties,
                                                 representing 8.6% of the mortgage pool.

SECURITY FOR THE MORTGAGE
LOANS IN THE TRUST FUND.......    Generally, all of the mortgage loans included
                                  in the trust fund are non-recourse obligations of the related borrowers.

                                     - No mortgage loan included in the trust
                                       fund is insured or guaranteed by any
                                       government agency or private insurer.

                                     - All of the mortgage loans included in the
                                       trust fund are secured by first lien fee mortgages or leasehold mortgages on commercial or multifamily properties.

PROPERTY TYPES................    The following table describes the mortgage
                                  loans expected to be included in the trust fund based upon property type as of the cut-off date:

                                       MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                       NUMBER OF           AGGREGATE       PERCENTAGE OF
                                                                        MORTGAGE            CUT-OFF        CUT-OFF DATE
                                             PROPERTY TYPE          LOANS/PROPERTIES     DATE BALANCE      POOL BALANCE
                                             -------------          ----------------   -----------------   -------------
                                             Retail -
                                               Anchored...........        34/34        $     214,884,049        16.4%
                                             Retail -
                                               Unanchored.........        16/16               46,234,413         3.5
                                             Retail -
                                               Shadow Anchored....        16/16               74,503,570         5.7
                                             Office...............        35/35              383,067,449        29.3
                                             Multifamily..........        59/59              398,243,906        30.4
                                             Hospitality..........         9/15              112,581,589         8.6
                                             Industrial...........          9/9               61,304,679         4.7
                                             Health Care..........          1/1               10,096,291         0.8
                                             Mixed Use............          2/2                6,484,879         0.5
                                             Mobile Home..........          1/1                  877,904         0.1
                                                                        -------        -----------------      ------
                                             Total................      182/188        $   1,308,278,729       100.0%
                                                                        =======        =================      ======

                                       [TABULAR REPRESENTATION OF PIE CHART]

                                                                      PERCENTAGE OF
                                                                      CUT-OFF DATE
                                             PROPERTY TYPE            POOL BALANCE
                                             -------------            -------------
                                             Retail -
                                               Anchored...........         16.4%
                                             Retail -
                                               Unanchored.........          3.5
                                             Retail -
                                               Shadow Anchored....          5.7
                                             Office...............         29.3
                                             Multifamily..........         30.4
                                             Hospitality..........          8.6
                                             Industrial...........          4.7
                                             Health Care..........          0.8
                                             Mixed Use............          0.5
                                             Mobile Home..........          0.1
                                                                         ------
                                             Total................        100.0%
                                                                         ======

GEOGRAPHIC CONCENTRATIONS.....    The mortgaged properties are located
                                  throughout 32 states. The following table lists the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                    NUMBER OF      AGGREGATE      PERCENTAGE OF
                                                                    MORTGAGED       CUT-OFF       CUT-OFF DATE
                                             STATE                  PROPERTIES    DATE BALANCE    POOL BALANCE
                                             -----                  ----------   --------------   -------------
                                             CA...................      35       $  298,597,880        22.8%
                                             VA...................      13          127,898,818         9.8
                                             FL...................      20          114,627,950         8.8
                                             NC...................      11          110,938,959         8.5
                                             TX...................       9           85,248,953         6.5
                                             NJ...................      13           75,466,251         5.8
                                             Other................      87          495,499,916        37.9
                                                                       ---       --------------       -----
                                             Total:...............     188       $1,308,278,729       100.0%
                                                                       ===       ==============       =====
                                             ------------------
                                             (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the
                                                 information for mortgage loans secured by more than one
                                                 mortgaged property is based on allocated loan amounts
                                                 (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged
                                                 properties).

PRINCIPAL AND INTEREST PAYMENT
  TERMS.......................    All of the mortgage loans included in the
                                  trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

                                     - As of the cut-off date, payments on the
                                       mortgage loans included in the trust fund are due on the first day of the month. No mortgage loan has a grace period that extends payment beyond the 10th day of any calendar month, except that the grace periods for 2 mortgage loans, representing 0.4% of the mortgage pool, do not extend payment beyond the 15th day of any calendar month.

                                     - As of the cut-off date, all of the
                                       mortgage loans included in the trust fund bear interest on an actual/360 basis. Twenty-two (22) of the mortgage loans, representing 12.0% of the mortgage pool, have periods during which only interest is due and periods in which principal and interest are due. Nine (9) of the mortgage loans, representing 7.0% of the mortgage pool, are interest-only for their entire term.

                                  The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

                                          RANGE OF CUT-OFF DATE BALANCES

                                                                                  AGGREGATE      PERCENTAGE OF
                                           RANGE OF CUT-OFF         NUMBER OF      CUT-OFF       CUT-OFF DATE
                                           DATE BALANCES($)           LOANS      DATE BALANCE    POOL BALANCE
                                           ----------------         ---------   --------------   -------------
                    less than or equal to 2,000,000...............      34      $   46,321,270         3.5%
                                          2,000,001 -  4,000,000..      49         136,716,554        10.5
                                          4,000,001 -  6,000,000..      25         124,569,360         9.5
                                          6,000,001 -  8,000,000..      21         145,620,453        11.1
                                          8,000,001 - 10,000,000..      15         133,553,492        10.2
                                         10,000,001 - 15,000,000..      19         231,536,643        17.7
                                         15,000,001 - 20,000,000..       6         106,009,931         8.1
                                         20,000,001 - 25,000,000..       4          92,358,030         7.1
                                         25,000,001 - 30,000,000..       6         155,429,622        11.9
                                         40,000,001 - 45,000,000..       1          40,413,874         3.1
                                         45,000,001 - 50,000,000..       2          95,749,498         7.3
                                                                       ---      --------------       -----
                                           Total:.............         182      $1,308,278,729       100.0%
                                                                       ===      ==============       =====

                                             RANGE OF MORTGAGE RATES

                                                                                  AGGREGATE      PERCENTAGE OF
                                             RANGE OF                 NUMBER       CUT-OFF       CUT-OFF DATE
                                             MORTGAGE RATES(%)       OF LOANS    DATE BALANCE    POOL BALANCE
                                             -----------------       --------   --------------   -------------
                                     less than 8.000...............     66      $  621,025,405        47.5%
                                             8.000 - 8.249.........     54         455,456,601        34.8
                                             8.250 - 8.499.........     40         145,490,665        11.1
                                             8.500 - 8.749.........     11          33,362,278         2.6
                                             8.750 - 8.999.........      4          22,195,972         1.7
                                             > 8.999...............      7          30,747,808         2.4
                                                                       ---      --------------       -----
                                               Total:..............    182      $1,308,278,729       100.0%
                                                                       ===      ==============       =====

                                              RANGE OF DSC RATIOS(1)

                                                                                  AGGREGATE      PERCENTAGE OF
                                             RANGE OF                 NUMBER       CUT-OFF       CUT-OFF DATE
                                             DSCRS (X)               OF LOANS    DATE BALANCE    POOL BALANCE
                                             ---------               --------   --------------   -------------
                                             1.20 - 1.24...........     40      $  282,833,772        21.6%
                                             1.25 - 1.29...........     54         303,042,279        23.2
                                             1.30 - 1.34...........     27         196,980,800        15.1
                                             1.35 - 1.39...........     12          96,854,813         7.4
                                             1.40 - 1.44...........     11          79,963,502         6.1
                                             1.45 - 1.49...........      9          55,497,315         4.2
                                             1.50 - 1.54...........      1           4,160,000         0.3
                                             1.55 - 1.59...........      2          21,591,011         1.7
                                             1.60 - 1.64...........      5          16,679,910         1.3
                                             1.65 - 1.69...........      3          18,908,934         1.4
                                             1.70 - 1.74...........      3          52,124,481         4.0
                                             > 1.74................     15         179,641,911        13.7
                                                                       ---      --------------       -----
                                               Total:..............    182      $1,308,278,729       100.0%
                                                                       ===      ==============       =====
                                             ------------------
                                             (1) For purposes of determining the debt service coverage ratio for 15 mortgage loans (identified as loan numbers 14, 19, 28,
                                                 31, 32, 34, 57, 64, 66, 69, 83, 97, 155, 165 and 179), the
                                                 amount available under certain letters of credit (or cash
                                                 escrow in the case of loan number 14) was deducted from the applicable principal balance. See "DESCRIPTION OF THE
                                                 MORTGAGE POOL -- Additional Mortgage Loan Information" in
                                                 this prospectus supplement.

                                       RANGE OF CUT-OFF DATE LTV RATIOS(1)

                                                                                  AGGREGATE      PERCENTAGE OF
                                                    RANGE OF          NUMBER       CUT-OFF       CUT-OFF DATE
                                              CUT-OFF DATE LTVS(%)   OF LOANS    DATE BALANCE    POOL BALANCE
                                              --------------------   --------   --------------   -------------
                                          less than 40.01..........      2      $   24,776,603         1.9%
                                                  40.01 - 45.00....      1          12,000,000         0.9
                                                  45.01 - 50.00....      4          58,076,875         4.4
                                                  50.01 - 55.00....      5          29,604,424         2.3
                                                  55.01 - 60.00....     17         126,238,769         9.6
                                                  60.01 - 65.00....     29         258,362,030        19.7
                                                  65.01 - 70.00....     35         203,906,085        15.6
                                                  70.01 - 75.00....     49         318,454,011        24.3
                                                  75.01 - 80.00....     38         247,502,239        18.9
                                                  80.01 - 81.24....      2          29,357,693         2.2
                                                                       ---      --------------       -----
                                                    Total:.........    182      $1,308,278,729       100.0%
                                                                       ===      ==============       =====
                                             ------------------
                                             (1) For purposes of determining the loan-to-value ratios of 15 mortgage loans (identified as loan numbers 14, 19, 28, 31,
                                                 32, 34, 57, 64, 66, 69, 83, 97, 155, 165, and 179), the
                                                 principal balances of the mortgage loans were reduced by the amount of certain letters of credit (or a cash escrow in the case of loan number 14) securing such mortgage loans. See
                                                 "DESCRIPTION OF THE MORTGAGE POOL -- Additional Mortgage Loan
                                                 Information" in this prospectus supplement.

                                   RANGE OF REMAINING TERMS TO MATURITY DATE OR
                                            ANTICIPATED REPAYMENT DATE

                                                    RANGE OF                      AGGREGATE      PERCENTAGE OF
                                                   REMAINING          NUMBER       CUT-OFF       CUT-OFF DATE
                                                  TERMS (MOS.)       OF LOANS    DATE BALANCE    POOL BALANCE
                                                  ------------       --------   --------------   -------------
                       less than or equal to 108...................     20      $  122,406,746         9.4%
                                             109 - 120.............    162       1,185,871,982        90.6
                                                                       ---      --------------      ------
                                               Total:..............    182      $1,308,278,729       100.0%
                                                                       ===      ==============      ======

                                                AMORTIZATION TYPES

                                                                                  AGGREGATE      PERCENTAGE OF
                                                    TYPE OF           NUMBER       CUT-OFF       CUT-OFF DATE
                                                  AMORTIZATION       OF LOANS    DATE BALANCE    POOL BALANCE
                                                  ------------       --------   --------------   -------------
                                             Amortizing Balloon....    149      $  973,377,405        74.4%
                                             Interest-only,
                                               Amortizing
                                                  Balloon..........     11          93,260,000         7.1
                                             Amortizing ARD........      2          86,319,357         6.6
                                             Interest-only.........      9          91,750,000         7.0
                                             Interest-only,
                                               Amortizing, ARD.....     11          63,571,967         4.9
                                                                       ---      --------------       -----
                                               Total:..............    182      $1,308,278,729       100.0%
                                                                       ===      ==============       =====

                                  Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                  Mortgage loans providing for anticipated repayment dates fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                  In addition, because the fixed periodic
                                  payment on the mortgage loans is determined assuming interest is calculated on a "30/360 basis," but interest actually accrues and is applied on the mortgage loans on an "actual/360 basis," there will be less amortization of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan.

                                  See "DESCRIPTION OF THE MORTGAGE POOL--Cer-tain Terms and Conditions of the Mortgage Loans," in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......    As of the cut-off date, all of the mortgage
                                  loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

                                         TYPES OF PREPAYMENT RESTRICTIONS

                                                                                   AGGREGATE      PERCENTAGE OF
                                                    TYPE OF          NUMBER OF      CUT-OFF       CUT-OFF DATE
                                             PREPAYMENT RESTRICTION    LOANS      DATE BALANCE    POOL BALANCE
                                             ----------------------  ---------   --------------   -------------
                                             Prohibit prepayment
                                               for most of the term
                                               of the mortgage
                                               loan; but permit
                                               defeasance after
                                               date specified in
                                               related mortgage
                                               note for most or all
                                               of remaining
                                               term(1)............       169     $1,224,328,990        93.6%

                                             Prohibit prepayment
                                               until date specified
                                               in related mortgage
                                               note and then impose
                                               a yield maintenance
                                               charge for most of
                                               remaining term(1)..        12         74,988,612         5.7

                                             Prohibit prepayment
                                               until date specified
                                               in related mortgage
                                               note, then permit
                                               defeasance until
                                               date specified in
                                               related mortgage
                                               note, and then
                                               impose a yield
                                               maintenance charge
                                               for most of the
                                               remaining term(1)..         1          8,961,127         0.7
                                                                      ------     --------------       -----

                                                  Total...........       182     $1,308,278,729       100.0%
                                                                      ======     ==============       =====
                                             -------------------
                                             (1) For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                  See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Additional Mortgage Loan Information" in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a yield maintenance charge or limiting prepayments of defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

DEFEASANCE....................    One hundred seventy (170) of the mortgage
                                  loans included in the trust fund as of the cut-off date, representing 94.3% of the mortgage pool, permit the borrower, under certain conditions, to substitute United
                                  States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods. Upon such substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property.

                                  See "RISK FACTORS--The Mortgage Loans--Risks
                                  Associated with Commercial Lending May Be
                                  Different Than For Residential Lending" and
                                  "--Future Cash Flow and Property Values Are
                                  Not Predictable" and "DESCRIPTION OF THE
                                  MORTGAGE POOL" in this prospectus supplement.

TEN LARGEST MORTGAGE LOANS....   The following table describes certain
                                 characteristics of the ten largest mortgage loans or groups of cross collateralized mortgage loans, in the trust fund by aggregate principal balance as of the cut-off date:

  TEN LARGEST MORTGAGE LOANS AND MORTGAGE LOAN CONCENTRATIONS BY CUT-OFF DATE
                                    BALANCE

                                                                                        WEIGHTED    WEIGHTED
                                                                                         AVERAGE    AVERAGE
                            NUMBER                      PERCENTAGE OF                    CUT-OFF      LTV                  WEIGHTED
                              OF            CUT-OFF        CUT-OFF                        DATE      RATIO AT   WEIGHTED    AVERAGE
                            LOANS/           DATE         DATE POOL       PROPERTY         LTV      MATURITY    AVERAGE    MORTGAGE
LOAN NAME                 PROPERTIES      BALANCE(1)     BALANCE(1)         TYPE          RATIO      OR ARD    DSC RATIO     RATE
---------              ----------------   -----------   -------------   -------------   ---------   --------   ---------   --------
Cornerstone
  Portfolio..........        8/8          $79,750,000        6.1%       Multifamily         63.9%      63.9%       1.87x       7.35%
RFS Hotel
  Portfolio..........        2/8          $51,877,295        4.0%       Hospitality --      47.7%      39.7%       2.32x       8.00%
                                                                        Various
Crystal Square
  Four...............        1/1          $49,844,016        3.8%       Office              64.4%      57.9%       1.32x       8.07%
Adam Grant...........        1/1          $45,905,483        3.5%       Office              72.9%      65.2%       1.27x       7.92%
HCPI Portfolio.......        6/6          $40,913,154        3.1%       Office --           59.9%      53.9%       1.39x       7.98%
                                                                        Medical
Emerytech............        1/1          $40,413,874        3.1%       Office              71.4%      63.6%       1.36x       7.75%
Sierra III...........        1/1          $27,121,913        2.1%       Office              63.1%      56.9%       1.47x       8.16%
University City
  Hilton.............        1/1          $25,932,760        2.0%       Hospitality --      57.6%      47.5%       1.73x       7.79%
                                                                        Full Service
Homewood Suites......        5/5          $25,690,000        2.0%       Hospitality --      54.9%      46.7%       1.72x       9.00%
                                                                        Extended Stay
Brown & Williamson
  Tower..............        1/1          $25,364,614        1.9%       Office              74.6%      67.4%       1.34x       8.15%

---------------

(1) In the case of a concentration of cross-collateralized and cross-default mortgage loans, the aggregate principal balance.

Cornerstone Portfolio.........    The Cornerstone Portfolio is comprised of 8
                                  mortgage loans which are collectively secured by first lien mortgages or deeds of trusts (as applicable) on 8 multifamily properties located in 2 states. Each Cornerstone
                                  Portfolio loan is cross-collateralized and cross-defaulted with each other Cornerstone
                                  Portfolio loan. Each loan provides for
                                  interest-only payments during the entire term of the related mortgage loan.

                                  As of November 2000, the average occupancy rate for the mortgaged properties securing the loans in the Cornerstone Portfolio was 96%. The following table presents certain information relating to the mortgaged properties securing the mortgage loans which constitute the Cornerstone Portfolio:

                                                                         PROPERTY       CUT-OFF DATE
                                             PROPERTY NAME               LOCATION         BALANCE      NUMBER OF UNITS
                                             -------------            ---------------   ------------   ---------------
                                             Arbor Trace...........   Virginia Beach,   $ 5,000,000       148 units
                                                                         Virginia
                                             Ashley Park
                                               Apartments..........      Richmond,      $ 9,500,000       272 units
                                                                         Virginia
                                             Heatherwood
                                               Apartments..........     Charlotte,      $16,250,000       476 units
                                                                      North Carolina
                                             Mayflower Seaside
                                               Apartments..........   Virginia Beach,   $10,500,000       265 units
                                                                         Virginia
                                             Summer Walk
                                               Apartments..........   Concord, North    $ 6,000,000       160 units
                                                                         Carolina

                                                                         PROPERTY       CUT-OFF DATE
                                             PROPERTY NAME               LOCATION         BALANCE      NUMBER OF UNITS
                                             -------------            ---------------   ------------   ---------------
                                             The Gables
                                               Apartments..........     Glen Allen,     $ 8,000,000       224 units
                                                                         Virginia
                                             Trolley Apartments....      Richmond,      $ 9,500,000       330 units
                                                                         Virginia
                                             Trophy Chase
                                               Apartments..........   Charlottesville,  $15,000,000       425 units
                                                                         Virginia

                                  The sponsor of the borrowers is Cornerstone
                                  Realty Income Trust, Inc., a publicly traded real estate investment trust with ownership interests in approximately 87 properties encompassing approximately 20,500 units in 5 states.

RFS Hotel Portfolio Loans.....    The RFS Hotel Portfolio is comprised of 2
                                  mortgage loans which are collectively secured by first lien mortgages or deeds of trust (as applicable) on 8 individual operating hotel properties located in 7 states. Each RFS Hotel
                                  Portfolio loan is cross-collateralized and cross-defaulted with each other RFS Hotel
                                  Portfolio loan.

                                  Each mortgaged property operates under a franchise agreement with a major hotel franchise, and the mortgaged properties are either full service, extended stay, or limited service hotels. As of September 2000, the average annual occupancy rate for the mortgaged properties securing the RFS Hotel Portfolio loans was 76%. The following table presents certain information relating to the mortgaged properties:

                                                                                                                 NUMBER
                                                                                                                   OF
                                             FRANCHISE NAME            PROPERTY LOCATION            TYPE          ROOMS
                                             --------------         ------------------------   ---------------   -------
                                             Residence Inn........  Torrance, California       Extended Stay        247
                                             Hampton Inn..........  Jacksonville, Florida      Limited Service      118
                                             Residence Inn........  Jacksonville, Florida      Extended Stay        120
                                             Residence Inn........  Atlanta, Georgia           Extended Stay        128
                                             Holiday Inn
                                               Express............  Downer's Grove, Illinois   Limited Service      123
                                             Holiday Inn..........  Flint, Michigan            Full Service         171
                                             Sheraton.............  Clayton, Missouri          Full Service         257
                                             Hampton Inn..........  Houston, Texas             Limited Service      119

                                  The sponsor of the borrower is RFS Hotel
                                  Investors, Inc, a publicly-traded (NYSE) hotel real estate investment trust with ownership interests in approximately 60 hotels encompassing over 8,700 rooms in 24 states.

Crystal Square Four...........    The Crystal Square Four loan is secured by a
                                  first lien mortgage on the 12-story Crystal
                                  Square Four office building located in the Crystal City district of Arlington, Virginia.

                                  The mortgaged property is comprised of
                                  approximately 353,736 square feet of net rentable area and has a 636-space parking garage that it shares with adjacent office properties owned by the sponsor of the borrower. As of October 2000, the occupancy rate for the mortgaged property was approximately 99%.

                                  The sponsor of the borrower is Charles E.
                                  Smith Commercial Realty L.P., a privately held company which through its affiliates has ownership interests in approximately 43 properties in the Washington, D.C. metro area.

Adam Grant....................    The Adam Grant loan is secured by a first lien
                                  mortgage on the 14-story Adam Grant office building located in the financial district of downtown San Francisco, California.

                                  The mortgaged property is comprised of 189,690 square feet of net rentable area. As of October 2000, the occupancy rate for the mortgaged property was 98%.

                                  The sponsor of the borrower is SRM Associates, a privately held company.

HCPI Portfolio................    The HCPI Portfolio is comprised of 6 mortgage
                                  loans which are collectively secured by first lien mortgages or deeds of trusts (as applicable) on 6 medical office properties located in 6 states. Each HCPI Portfolio loan is cross-collateralized and cross-defaulted with each other HCPI Portfolio loan.

                                  As of August 2000, the average occupancy rate for the properties securing the HCPI Portfolio loans was 99%. The following table presents certain information relating to the mortgaged properties securing the mortgage loans in the HCPI Portfolio:

                                                                                                                 NET
                                                                                                              RENTABLE
                                                                                   PROPERTY    CUT-OFF DATE     AREA
                                             LOAN NAME                             LOCATION    LOAN BALANCE     (SF)
                                             ---------                            -----------  ------------   ---------
                                             Bay Meadow Center..................  Glen         $ 3,640,000      58,215
                                                                                  Burnie,
                                                                                  Maryland
                                             Morristown Professional Plaza......  Morristown,  $13,000,000     154,089
                                                                                  New Jersey
                                             Franciscan Health Medical
                                               Building.........................  Harrison,    $ 2,700,000      36,634
                                                                                  Ohio
                                             South Hill Medical Center..........  Southgate,   $ 4,160,000      56,126
                                                                                  Kentucky
                                             Southwest Medical Center...........  Shrewsbury,  $ 3,500,000      44,946
                                                                                  Missouri
                                             Mercy Medical Center...............  Sacramento,  $13,913,154      85,000
                                                                                  California

                                  The sponsor of the borrower is Health Care
                                  Property Investors, Inc., a publicly-traded
                                  (NYSE) corporation with ownership interests in approximately 428 properties in 43 states.

Emerytech.....................    The Emerytech loan is secured by a first lien
                                  mortgage on the 2-story Emerytech building located in Emeryville, California.

                                  The mortgaged property is comprised of 223,720 square feet of net rentable area and a three story, 624 space parking garage. As of November 2000, the occupancy rate for the mortgaged property was 100%.

                                  The sponsor of the borrower is Ellis Partners LLC, a privately held company with ownership interests in approximately 3,000,000 square feet of net rentable area of commercial real estate in California.

Sierra III....................    The Sierra III loan is secured by a first lien
                                  deed of trust on a property consisting of one
                                  3-story, single-tenant office building located in Irving, Texas.

                                  The mortgaged property is comprised of
                                  approximately 247,254 square feet of net rentable area. As of September 2000, the occupancy rate for the mortgaged property was 100%.

                                  The sponsor of the borrower is Lexington
                                  Corporate Properties Trust, a publicly traded real estate investment trust with ownership interests in approximately 69 properties in 29 states.

University City Hilton........    The University City Hilton loan is secured by
                                  a first lien deed of trust on a full service
                                  Hilton hotel located in Charlotte, North
                                  Carolina.

                                  The mortgaged property contains 393 rooms, 19,000 square feet of meeting rooms/banquet facilities and a 109 seat restaurant.

                                  The sponsors of the borrower are Ira Lubert and Ken Kochenour.

Homewood Suites Portfolio.....    The Homewood Suites Portfolio is comprised of
                                  5 mortgage loans which are collectively
                                  secured by first lien mortgages or deeds of trust (as applicable) on 5 hotel properties located in 5 states. Each Homewood Suites
                                  Portfolio loan is cross-collateralized and cross-defaulted with each other Homewood
                                  Suites Portfolio loan.

                                  Each property is improved with an extended stay Homewood Suites by Hilton Hotel. The following table presents certain information relating to the mortgaged properties:

                                                                                                             NUMBER
                                                                                                               OF
                                             FRANCHISE NAME             PROPERTY LOCATION        TYPE        ROOMS
                                             --------------            -------------------   -------------   ------
                                             Homewood Suites.........  Clearwater, Florida   Extended Stay    112
                                             Homewood Suites.........  Norcross, Georgia     Extended Stay     92
                                             Homewood Suites.........  Linthicum, Maryland   Extended Stay    147
                                             Homewood Suites.........  Warren, Michigan      Extended Stay     76
                                             Homewood Suites.........  Glen Allen, Virginia  Extended Stay    123

                                  The sponsor of the borrower is Apple Suites, a publicly held real estate investment trust with ownership interests in approximately 11 properties in 8 states.

Brown & Williamson Tower......    The Brown & Williamson loan is secured by a
                                  first lien mortgage on the 26-story Brown &
                                  Williamson Tower office building located in Louisville, Kentucky.

                                  The mortgaged property is comprised of
                                  approximately 346,318 square feet of net rentable area. As of September 2000, the occupancy rate for the mortgaged property securing the Brown & Williamson Tower loan was 96%.

                                  The sponsor of the borrower is Gerald Nudo, who has ownership and/or management interests in 3,000,000 square feet of office space in the Chicago, Illinois area.

                                  RISK FACTORS

- YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS (AS WELL AS THE RISK FACTORS SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS) BEFORE MAKING YOUR INVESTMENT DECISION. ADDITIONAL RISKS ARE DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT UNDER SEPARATE HEADINGS IN CONNECTION WITH DISCUSSIONS REGARDING PARTICULAR ASPECTS OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND OR THE CERTIFICATES.

- THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

- THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

- IF ANY OF THE FOLLOWING RISKS ARE REALIZED, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

                            THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
  AVAILABLE TO PAY YOU........    If the assets of the trust fund, primarily the
                                  mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "Risk Factors--The Assets of the Trust Fund May Not Be Sufficient to Pay
                                  Your Certificates" in the accompanying
                                  prospectus.

PREPAYMENTS WILL AFFECT YOUR
  YIELD.......................    Prepayments.  The yield to maturity on the
                                  offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

                                  In addition, upon the occurrence of certain limited events, a party may be required to repurchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium would be payable with respect to any such repurchase). We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

                                  See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                  Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

                                  Interest Rate Environment.  Mortgagors
                                  generally are less likely to prepay if
                                  prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower prepayment premiums.

                                  Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties.

                                  Pool Concentrations.  Principal payments
                                  (including prepayments) on the mortgage loans included in the trust fund will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property type changes. See the table entitled "Range of Remaining Term to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-off Date" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund. Because principal on the certificates (other than the Class IO-I, Class IO-II, Class IO-III, Class R-I and Class R-II certificates) is payable in sequential order to the extent described in this prospectus supplement under "DESCRIPTION OF THE
                                  CERTIFICATES--Distributions", classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under "--Special Risks Associated With High Balance Mortgage Loans" above than classes with a higher sequential priority.

BORROWER DEFAULTS MAY
ADVERSELY AFFECT YOUR YIELD       The aggregate amount of distributions on the
                                  offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund.
                                  Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                  If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                  Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

ADDITIONAL COMPENSATION TO THE
  SERVICER WILL AFFECT YOUR
  RIGHT TO RECEIVE
  DISTRIBUTIONS...............    To the extent described in this prospectus
                                  supplement, the master servicer or the
                                  trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.
                                  This will result in shortfalls which will be allocated to the offered certificates.

SUBORDINATION OF SUBORDINATE
  OFFERED CERTIFICATES........    As described in this prospectus supplement,
                                  unless your certificates are Class A-1, Class
                                  A-2, Class IO-I, Class IO-II or Class IO-III certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Distributions--Application of
                                  the Available Distribution

                                  Amount" and "DESCRIPTION OF THE
                                  CERTIFICATES--Subordination; Allocation of
                                  Losses and Certain Expenses" in this
                                  prospectus supplement.

YOUR LACK OF CONTROL OVER
  TRUST FUND CAN CREATE
  RISKS.......................    You and other certificateholders generally do
                                  not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF
                                  THE MORTGAGE LOANS--General" in this
                                  prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may not negatively affect your interests.

                                  Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged property. Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" and "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this prospectus supplement and the accompanying prospectus.

LIQUIDITY FOR CERTIFICATES
  MAY BE LIMITED..............    There is currently no secondary market for the
                                  offered certificates. While each underwriter has informed us that it intends to make a secondary market in the offered certificates, neither is under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, it may not provide you with liquidity of investment or continue for the life of your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

BOOK-ENTRY REGISTRATION.......    Your certificates will be initially
                                  represented by one or more certificates
                                  registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.

POTENTIAL CONFLICTS OF
  INTEREST....................    The master servicer and the special servicer
                                  are affiliates of the depositor and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's and the special servicer's duties to the trust under the pooling and servicing agreement.
                                  However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See "SERVICING OF THE
                                  MORTGAGE LOANS--General" in this prospectus supplement.

                                  The special servicer will also have
                                  considerable latitude in determining whether to liquidate or modify defaulted mortgage loans. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. It is expected that First Union National Bank or one of its affiliates will be the initial holder of the Class IO-III certificates. The special servicer or an affiliate may purchase certain other non-offered certificates (including the Controlling Class). In any case, this could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                  In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

                                    - a substantial number of the mortgaged
                                      properties are managed by property
                                      managers affiliated with the respective
                                      borrowers;

                                    - these property managers also may manage
                                      and/or franchise additional properties,
                                      including properties that may compete with the mortgaged properties; and

                                    - affiliates of the property manager and/or
                                      the borrowers, or the property managers
                                      and/or the borrowers themselves also may own other properties, including competing properties.

                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING.........    Commercial and multifamily lending is
                                  generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single-family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single-family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

                                    - to generate income sufficient to pay debt
                                      service, operating expenses and leasing
                                      commissions and to make necessary repairs, tenant improvements and capital improvements; and

                                    - in the case of loans that do not fully
                                      amortize over their terms, to retain
                                      sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

FUTURE CASH FLOW AND PROPERTY
  VALUES ARE NOT
  PREDICTABLE.................    A number of factors, many beyond the control
                                  of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.
                                  Among these factors are:

                                    - economic conditions generally and in the
                                      area of the project;

                                    - the age, quality, functionality and design
                                      of the project;

                                    - the degree to which the project competes
                                      with other projects in the area;

                                    - changes or continued weakness in specific
                                      industry segments;

                                    - increases in operating costs;

                                    - the willingness and ability of the owner
                                      to provide capable property management and maintenance;

                                    - the degree to which the project's revenue
                                      is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

                                    - an increase in the capital expenditures
                                      needed to maintain the properties or make improvements;

                                    - a decline in the financial condition of a
                                      major tenant;

                                    - the location of a mortgaged property;

                                    - whether a mortgaged property can be easily
                                      converted to alternative uses;

                                    - an increase in vacancy rates;

                                    - perceptions regarding the safety,
                                      convenience and attractiveness of such
                                      properties;

                                    - vulnerability to litigation by tenants and
                                      patrons; and

                                    - environmental contamination.

                                  If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

                                  Other factors are more general in nature, such as:

                                    - national, regional or local economic
                                      conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

                                    - local real estate conditions (such as an
                                      oversupply of retail space, office space or multifamily housing);

                                    - demographic factors;

                                    - consumer confidence;

                                    - consumer tastes and preferences; and

                                    - changes in building codes and other
                                      applicable laws.

                                  The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                    - the length of tenant leases;

                                    - the creditworthiness of tenants;

                                    - in the case of rental properties, the rate
                                      at which new rentals occur; and

                                    - the property's "operating leverage" (i.e.,
                                      the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

                                  A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES.........    Some of the mortgaged properties securing the
                                  mortgage loans included in the trust fund may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

LOANS NOT INSURED OR
  GUARANTEED..................    Generally, the mortgage loans included in the
                                  trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                  We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

                                  However, in certain circumstances the mortgage loan sellers will be obligated to repurchase or substitute a mortgage loan if:

                                    - there is a defect or omission with respect
                                      to certain of the documents relating to
                                      such mortgage loan and such defect or
                                      omission materially and adversely effects the value of a mortgage loan or the interests of the certificateholders; or

                                    - certain of their respective
                                      representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects your interests and is not cured as required.

                                  We cannot provide assurance that the
                                  applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

RISKS RELATING TO CERTAIN
  PROPERTY TYPES..............    Particular types of income properties are
                                  exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
  MULTIFAMILY PROJECTS........    Multifamily projects are part of a market
                                  that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time.
                                  Since multifamily apartment units are
                                  typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                  A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                    - the physical attributes of the apartment
                                      building (for example, its age, appearance and construction quality);

                                    - the location of the property (for example,
                                      a change in the neighborhood over time);

                                    - the ability of management to provide
                                      adequate maintenance and insurance;

                                    - the types of services and amenities that
                                      the property provides;

                                    - the property's reputation;

                                    - the level of mortgage interest rates
                                      (which, if relatively low, may encourage tenants to purchase rather than lease housing);

                                    - the presence of competing properties;

                                    - adverse local or national economic
                                      conditions; and

                                    - state and local regulations.

                                  Multifamily properties secure 59 of the
                                  mortgage loans included in the trust fund as of the cut-off date, representing 30.4% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  OFFICE PROPERTIES...........    Office properties may require their owners to
                                  expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space.
                                  Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

                                  In addition, a large number of factors may adversely affect the value of office properties, including:

                                    - the quality of an office building's
                                      tenants;

                                    - the physical attributes of the building in
                                      relation to competing buildings (e.g. age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                    - the physical attributes of the building
                                      with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

                                    -  the desirability of the area as a
                                       business location;

                                    - the presence of competing properties; and

                                    - the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees).

                                  Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                  Office properties secure 35 of the mortgage loans included in the trust fund as of the cut-off date, representing 29.3% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  SHOPPING CENTERS AND OTHER
  RETAIL PROPERTIES...........    Shopping centers are affected by the health of
                                  the retail industry, which is currently
                                  undergoing a consolidation and
                                  is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via Internet web sites and telemarketing. A particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                  In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant at its store, notwithstanding its continued payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. Significant tenants with respect to 2 mortgage loans (loan numbers 42 and 160), representing 0.9% of the mortgage pool, are currently the subject of bankruptcy proceedings. With respect to each mortgage loan, the related borrower was required to reserve $500,000 and $300,000, respectively, to mitigate the risks associated with such tenants bankruptcy. See "--The Failure of a Tenant Will Have a Negative Impact on Single and Concentration Tenant Properties" in this prospectus supplement.

                                  Retail properties, including shopping centers, secure 66 of the mortgage loans included in the trust fund as of the cut-off date, representing 25.7% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  HOSPITALITY PROPERTIES......    Hospitality properties are affected by various
                                  factors, including:

                                    - location;

                                    - quality;

                                    - management ability;

                                    - amenities;

                                    - franchise affiliation (or lack thereof);

                                    - continuing expenditures for modernizing,
                                      refurbishing and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                    - a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and operator of a hotel;

                                    - changes in travel patterns caused by
                                      changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

                                    - adverse economic conditions, either local,
                                      regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

                                    - construction of competing hotels or
                                      motels, which may also limit the amount
                                      that may be charged for a room and may
                                      result in a reduction in occupancy levels.

                                  Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. All of the mortgage loans secured by hotel properties are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                    - the continued existence and financial
                                      strength of the franchisor or hotel
                                      management company;

                                    - the public perception of the franchise or
                                      hotel chain service mark; and

                                    - the duration of the franchise licensing or
                                      management agreements.

                                  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

                                  The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

                                  Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

                                  Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

                                  Hospitality properties secure 9 of the
                                  mortgage loans included in the trust fund as of the cut-off date, representing 8.6% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  INDUSTRIAL AND MIXED-USE
  FACILITIES..................    Industrial and mixed-use facilities present
                                  risks not associated with other properties.
                                  Significant factors determining the value of industrial properties include:

                                    - the quality of tenants;

                                    - building design and adaptability; and

                                    - the location of the property.

                                  Concerns about the quality of tenants,
                                  particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                  Aspects of building site design and
                                  adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                  Industrial properties may be adversely
                                  affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

                                  Industrial and mixed-use facilities secure 11 of the mortgage loans included in the trust fund as of the cut-off date, representing 5.2% of the mortgage pool.

ENVIRONMENTAL LAWS MAY
  ADVERSELY AFFECT THE VALUE
  OF AND CASH FLOW FROM A
  MORTGAGED PROPERTY..........   If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund will be subject to certain risks including the following:

                                    - a reduction in the value of such mortgaged
                                      property which may make it impractical or imprudent to foreclose against such mortgaged property;

                                    - the potential that the related borrower
                                      may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

                                    - liability for clean-up costs or other
                                      remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

                                    - the inability to sell the related mortgage
                                      loan in the secondary market or to lease such mortgaged property to potential tenants.

                                  Under certain federal and state laws, federal and state agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                  Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The trust fund's potential exposure to liability for cleanup costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement.

                                  A third-party environmental consultant
                                  conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                    - an environmental insurance policy, having
                                      the characteristics described below, was obtained from a third-party insurer; or

                                    - either (i) an operations and maintenance
                                      program, including, in several cases, with respect to asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law has been or is expected to be performed; or

                                    - an escrow or reserve was established to
                                      cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

                                  We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                  With respect to 7 mortgage loans included in the trust fund as of the cut-off date, or approximately 2.3% of the mortgage pool, borrowers were required to obtain a secured creditor impaired property environmental insurance policy in lieu of or in addition to environmental escrows established, provided:

                                    - the policy premium for the term is fully
                                      paid;

                                    - at issuance, the issuer has a claims
                                      paying ability of not less than "AAA" by S&P, "Aaa" by Moody's Investors Service, Inc., "AAA" by Fitch and "A++XV" by A.M. Best Company; and

                                    - the policy is in an amount not less than
                                      the full principal amount of the loan.

                                  We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                  The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans," "RISK FACTORS--Environmental Liability May Affect Lien on

                                  Mortgaged Property and Expose Lender to Costs" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Environmental
                                  Considerations" in the accompanying
                                  prospectus.

SPECIAL RISKS ASSOCIATED WITH
  BALLOON LOANS AND
  ANTICIPATED REPAYMENT DATE
  LOANS.......................    One hundred sixty-nine (169) of the mortgage
                                  loans, representing 88.5% of the mortgage pool, provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for scheduled payments of interest only and, in each case, a balloon payment on their respective maturity dates.
                                  Thirteen (13) of the mortgage loans included in the trust fund as of the cut-off date, representing 11.5% of the mortgage pool, are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

                                    - A borrower's ability to make a balloon
                                      payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

                                    - Whether or not losses are ultimately
                                      sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

                                    - The ability of a borrower to effect a
                                      refinancing or sale will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

                                  We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. For additional description of risks associated with balloon loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in the accompanying prospectus.

                                  In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS-- Modifications, Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

ADVERSE CONSEQUENCES
  ASSOCIATED WITH BORROWER
  CONCENTRATION, BORROWERS
  UNDER COMMON CONTROL AND
  RELATED BORROWERS...........    Certain borrowers under the mortgage loans
                                  included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

                                  Mortgaged properties owned by related
                                  borrowers are likely to:

                                    - have common management, increasing the
                                      risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

                                    - have common general partners or managing
                                      members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

                                    - In addition, as indicated on the following
                                      chart, the Cornerstone Portfolio
                                      concentration (loan numbers 18, 20, 35,
                                      40, 41, 54, 75 and 85) consists of 8
                                      mortgage loans representing 6.1% of the
                                      mortgage pool. The sponsor of each
                                      mortgage loan is Cornerstone Realty Income
                                      Trust, Inc. These mortgage loans are
                                      cross-collateralized and cross-defaulted with each other.

                                    - The Kushner concentration (loan numbers
                                      57, 64, 66, 83, 69, 97, 31, 179, 155, 165
                                      and 34) consists of 11 mortgage loans
                                      representing 4.9% of the mortgage pool.
                                      The sponsor of each mortgage loan is
                                      Charles Kushner. These mortgage loans are not cross-collateralized or cross-defaulted with each other.

                                    - The RFS Hotel Portfolio concentration
                                      (loan numbers 5 and 8) consists of 2
                                      mortgage loans representing 4.0% of the
                                      mortgage pool. The sponsor of each
                                      mortgage loan is RFS Hotel Investors, Inc.
                                      These mortgage loans are
                                      cross-collateralized and cross-defaulted with each other.

                  SIGNIFICANT AFFILIATED SPONSOR CONCENTRATION

                                                                                 PERCENTAGE
                                                                                 OF CUT-OFF    CUT-OFF             WEIGHTED
                                  NUMBER                            CUT-OFF         DATE        DATE               AVERAGE
                                OF LOANS/           LOAN             DATE           POOL         LTV       DSC     MORTGAGE
SPONSOR                         PROPERTIES        NUMBERS           BALANCE       BALANCE       RATIO     RATIO      RATE
-------                         ----------    ----------------    -----------    ----------    -------    -----    --------
Cornerstone Portfolio.........      8/8        18, 75, 85, 40,    $79,750,000        6.1%       63.9%     1.87x      7.35%
                                                35, 54, 41, 20
Kushner.......................    11/11        57, 66, 34, 83,    $63,571,967        4.9%       70.7%     1.26x      8.33%
                                              69, 64, 97, 179,
                                                  155, 31, 165
RFS Hotel Portfolio...........      2/8                   5, 8    $51,877,295        4.0%       47.7%     2.32x      8.00%

THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES
  SUBJECTS THE TRUST FUND TO A
  GREATER EXTENT TO STATE AND
  REGIONAL CONDITIONS.........    Except as indicated in the following table,
                                  less than 5.0% of the mortgage loans, by initial pool balance, are secured by mortgaged properties in any one state.

                                                                                                     PERCENTAGE OF
                                                                      NUMBER OF        CUT-OFF          CUT-OFF
                                                                      MORTGAGED          DATE          DATE POOL
                                             STATE                  PROPERTIES(1)      BALANCE          BALANCE
                                             -----                  -------------   --------------   -------------
                                             CA...................        35        $  298,597,880        22.8%
                                             VA...................        13        $  127,898,818         9.8%
                                             FL...................        20        $  114,627,950         8.8%
                                             NC...................        11        $  110,938,959         8.5%
                                             TX...................         9        $   85,248,953         6.5%
                                             NJ...................        13        $   75,466,251         5.8%
                                             Other................        87        $  495,499,916        37.9%
                                                                         ---        --------------       -----
                                                  Total...........       188        $1,308,278,729       100.0%
                                                                         ===        ==============       =====

                            ----------------------------------------------------
                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                  - economic conditions;

                                  - conditions in the real estate market;

                                  - changes in governmental rules and fiscal
                                    policies;

                                  - acts of God (which may result in uninsured
                                    losses); and

                                  - other factors which are beyond the control
                                    of the mortgagors.

SPECIAL RISKS ASSOCIATED WITH
  HIGH BALANCE MORTGAGE
  LOANS.......................    Several of the mortgage loans included in the
                                  trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance as of the cut-off date.

                                  In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

                                    - The largest single mortgage loan included
                                      in the trust fund as of the cut-off date represents 3.8% of the mortgage pool.

                                    - The largest group of cross-collateralized
                                      mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 6.1% of the mortgage pool.

                                    - The five largest mortgage loans or groups
                                      of cross-collateralized mortgage loans
                                      included in the trust fund as of the
                                      cut-off date represent, in the aggregate, 20.5% of the mortgage pool.

                                    - The ten largest mortgage loans or groups
                                      of cross-collateralized mortgage loans
                                      included in the trust fund as of the
                                      cut-off date represent, in the aggregate, 31.6% of the mortgage pool.

CONCENTRATION OF MORTGAGED
  PROPERTY TYPES SUBJECT THE
  TRUST FUND TO INCREASED RISK
  OF DECLINE IN A PARTICULAR
  INDUSTRY....................    A concentration of mortgaged property types
                                  can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

                                  In that regard:

                                    - mortgage loans included in the trust fund
                                      and secured by multifamily properties
                                      represent as of the cut-off date 30.4% of the mortgage pool;

                                    - mortgage loans included in the trust fund
                                      and secured by office properties represent as of the cut-off date

                                     29.3% of the mortgage pool (based on the primary property type for combined office/retail properties);

                                    - mortgage loans included in the trust fund
                                      and secured by retail properties represent as of the cut-off date 25.7% of the mortgage pool (based on the primary property type for combined office/retail properties);

                                    - mortgage loans included in the trust fund
                                      and secured by hospitality properties
                                      represent as of the cut-off date 8.6% of the mortgage pool; and

                                    - mortgage loans included in the trust fund
                                      and secured by industrial and mixed use
                                      properties represent as of the cut-off
                                      date 5.2% of the mortgage pool.

WE HAVE NOT REUNDERWRITTEN ANY
  OF THE MORTGAGE LOANS.......    We have not reunderwritten the mortgage loans
                                  included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See
                                  "DESCRIPTION OF THE MORTGAGE
                                  POOL--Representations and Warranties;
                                  Repurchases and Substitutions" in this
                                  prospectus supplement.

FORECLOSURE ON MORTGAGED
  PROPERTIES MAY RESULT IN
  ADVERSE TAX CONSEQUENCES....    One or more of the REMICs established under
                                  the pooling and servicing agreement might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund's acquisition of a mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to you. See "MATERIAL FEDERAL INCOME TAX
                                  CONSEQUENCES--Taxation of Owners of REMIC
                                  Regular

                                  Certificates," and "--Taxation of Owners of REMIC Residual Certificates" in the accompanying prospectus.

INSURANCE COVERAGE ON
  MORTGAGED PROPERTIES MAY
  NOT COVER SPECIAL HAZARD
  LOSSES......................    The master servicer and/or special servicer
                                  will generally be required to cause the
                                  borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.

                                  Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from:

                                    - war;

                                    - revolution;

                                    - governmental actions;

                                    - floods, and other water-related causes;

                                    - earth movement (including earthquakes,
                                      landslides and mud flows);

                                    - wet or dry rot;

                                    - vermin;

                                    - domestic animals;

                                    - sink holes or similarly occurring soil
                                      conditions; and

                                    - other kinds of risks not specified in the
                                      preceding paragraph.

                                  Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

                                  In general, the mortgage loans do not require earthquake insurance. We have been informed that 3 of the mortgage loans, representing 1.8% of the mortgage pool are located in the state of Washington, an area in which recent earthquakes occurred. None of these mortgage loans have earthquake insurance. With respect to 2 of the mortgage loans, the applicable mortgage loan seller has informed us that the site of each mortgaged property has suffered damage, but that such damage will not materially affect the operation of the mortgaged property. As of the date of this prospectus supplement, the applicable mortgage loan seller has informed us that they are not aware of any material damage with respect to the other mortgaged property resulting from such earthquake. There can be no assurance, however, that no other damage exists.

SUBORDINATED DEBT ON SOME
  MORTGAGE LOANS MAY DELAY
  FORECLOSURE.................    In general, the borrowers are:

                                    - required to satisfy any existing
                                      indebtedness encumbering the related
                                      mortgaged property as of the closing of
                                      the related mortgage loan; and

                                    - prohibited from encumbering the related
                                      mortgaged property with additional secured debt without the lender's prior approval.

                                  With respect to one mortgage loan included in the trust fund as of the cut-off date (loan number 10), or approximately 1.9% of the mortgage pool, the related mortgaged property remains encumbered by existing subordinate debt, subject to the terms of a subordination and standstill agreement entered into in favor of the lender.

                                  With respect to 2 mortgage loans included in the trust fund as of the cut-off date (loan numbers 14 and 58), or approximately 2.1% of the mortgage pool, the related mortgage loan documents provide that the borrowers, under certain specified circumstances, may encumber the related mortgaged property with a subordinate mortgage in the future.

                                  In addition with respect to 2 mortgage loans included in the trust fund as of the cut-off date (loan numbers 19 and 158) or approximately 1.3% of the mortgage pool have existing unsecured debt.

                                  With respect to 3 mortgage loans included in the trust fund as of the cut-off date (loan numbers 166, 81 and 159), or approximately 0.7% of the mortgage pool, the related mortgage loan documents provide that the borrowers under certain circumstances, may pledge their limited partnership interests or other ownership interests in the borrower as security for mezzanine debt in the future. In addition, 3 of the mortgage loans included in the trust fund as of the cut-off date (loan numbers 38, 158 and 17), or approximately 2.3% of the mortgage pool, the related mortgage loan documents provide that the borrowers under certain circumstances may incur additional unsecured indebtedness.

                                  Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. Many of the mortgage loans included in the trust fund, and the mortgage loan documents and organizational documents of the related borrower, do not prohibit the borrower from incurring additional indebtedness if incurred in the ordinary course of business and not secured by a lien on the related mortgaged properties. Certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower's assets. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

                                    - the risk that the necessary maintenance of
                                      the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

                                    - the risk that the borrower may have a
                                      greater incentive to repay the subordinate or unsecured indebtedness first;

                                    - the risk that it may be more difficult for
                                      the borrower to refinance the mortgage
                                      loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

                                    - the existence of subordinated debt
                                      encumbering any mortgaged property may
                                      increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

                                    - the risk that, in the event that the
                                      holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

                                  See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
                                  LOANS AND LEASES--Subordinate Financing" and
                                  "--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

                                  Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

                                  Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity would not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

                                  See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                  AND LEASES--Due-on-Sale and
                                  Due-on-Encumbrance" in the accompanying
                                  prospectus and "DESCRIPTION OF THE MORTGAGE
                                  POOL--Certain Terms and Conditions of the Mortgage Loans-Other Financing" and "--Due-on-Sale and Due-on-Encumbrance
                                  Provisions" in this prospectus supplement.

THE BORROWER'S FORM OF ENTITY
  MAY CAUSE SPECIAL RISKS.....    The borrowers may be either individuals or
                                  legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.
                                  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                  Many of the borrowers are not
                                  bankruptcy-remote entities, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                    - operating entities with businesses
                                      distinct from the operation of the
                                      property with the associated liabilities and risks of operating an ongoing business; and

                                    - individuals that have personal liabilities
                                      unrelated to the property.

                                  However, any borrower, even a
                                  bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                  Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the accompanying prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISKS...............    Under federal bankruptcy law, the filing of a
                                  petition in bankruptcy by or against a
                                  borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                  Moreover, the filing of a petition in
                                  bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                  Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape and assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                  Additionally, pursuant to subordination
                                  agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

                                  In its recent decision in In re 203 North
                                  LaSalle Street Partnership, 246 B.R. 325
                                  (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                  As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

INSPECTIONS AND APPRAISALS MAY
  NOT ACCURATELY REFLECT VALUE
  OR CONDITION OF MORTGAGED
  PROPERTY....................    In general, appraisals represent only the
                                  analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale.
                                  Information regarding the values of the
                                  mortgaged properties at the date of such report is presented under "DESCRIPTION OF THE
                                  MORTGAGE POOL--Additional Mortgage Loan
                                  Information" in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

THE MORTGAGED PROPERTIES MAY
  NOT BE IN COMPLIANCE WITH
  CURRENT ZONING LAWS.........    The mortgaged properties securing the mortgage
                                  loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws.
                                  Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss.

RESTRICTIONS ON CERTAIN OF THE
  MORTGAGED PROPERTIES MAY
  LIMIT THEIR USE.............    In addition, certain of the mortgaged
                                  properties securing mortgage loans included in the trust fund which are non-conforming may not be "legal non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming" use may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                  In addition, certain of the mortgaged
                                  properties are subject to certain use
                                  restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH APPLICABLE
  LAWS AND REGULATIONS MAY
  RESULT IN LOSSES............    A borrower may be required to incur costs to
                                  comply with various existing and future
                                  federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL
                                  ASPECTS OF MORTGAGE LOANS AND
                                  LEASES--Americans with Disabilities Act" in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
  CLAUSES AND ASSIGNMENTS OF
  LEASES AND RENTS IS
  LIMITED.....................    The mortgages securing the mortgage loans
                                  included in the trust fund generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable.
                                  However, certain of the mortgage loans
                                  included in the trust fund permit one or more transfers of the related mortgaged property to pre-approved borrowers or pursuant to pre-approved conditions without the lender approval. See "CERTAIN LEGAL ASPECTS OF
                                  MORTGAGE LOANS AND LEASES--Due-on-Sale and
                                  Due-on-Encumbrance" in the accompanying
                                  prospectus.

                                  The mortgage loans included in the trust fund may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Leases and Rents" in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS OF
  CROSS-COLLATERALIZED AND
  CROSS-DEFAULTED
  PROPERTIES..................    Four (4) groups of mortgage loans included in
                                  the trust fund as of the cut-off date ((1) loan numbers 85, 40, 18, 35, 75, 20, 54 and
                                  41; (2) loan numbers 5 and 8; (3) loan numbers
                                  105, 123, 23, 24, 96, and 107; and (4) loan
                                  numbers 45, 77, 82, 122 and 129) representing
                                  15.2% of the mortgage pool, are
                                  cross-collateralized and cross-defaulted with one or more related cross-collateralized loans. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

                                    - such borrower was insolvent at the time of
                                      granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

                                    - the borrower did not, when it allowed its
                                      mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged property for the equal benefit of the other related borrowers.

                                  We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and Cross-Collateralization of Certain Mortgage Loans" and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund is cross-collateralized with a mortgage loan not included in the trust fund.

SINGLE TENANTS AND
CONCENTRATION OF TENANTS
  SUBJECT THE TRUST FUND TO
  INCREASED RISK..............    Certain of the mortgaged properties securing
                                  mortgage loans included in the trust fund are leased wholly or in large part to a single tenant or are wholly or in large part owner occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

                                  Mortgaged properties leased to a single
                                  tenant, or a small number of tenants, also are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

                                  Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

THE FAILURE OF A TENANT WILL
  HAVE A NEGATIVE IMPACT ON
  SINGLE AND CONCENTRATION
  TENANT PROPERTIES...........    The bankruptcy or insolvency of a major
                                  tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.
                                  Significant tenants with respect to 2 mortgage loans (loan numbers 42 and 160), representing
                                  0.9% of the mortgage pool, are currently the subject of bankruptcy proceedings. With respect to each mortgage loan, the related borrower was required to reserve $500,000 and $300,000, respectively, to mitigate the risks associated with such tenants bankruptcy.

LITIGATION MAY HAVE ADVERSE
  AFFECT ON BORROWERS.........    From time to time, there may be legal
                                  proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. For example, with respect to 1 mortgage loan (loan number 73) representing 0.5% of the mortgage pool, there is litigation pending relating to the validity of an assignment of the ground lessee's interest in an outparcel and the ability of the alleged assignee to sublease such outparcel. As a condition precedent to closing the loan, the lender required the indemnitor, pursuant to the indemnity and guaranty agreement by and between the lender and the indemnitor, to be liable for any damages or costs that arise out of the aforementioned litigation. Additionally, with respect to one mortgage loan (loan number 62) representing 0.5% of the mortgage pool, there is litigation pending relating to a mechanic's lien filed prior to origination of such mortgage loan. The borrower has obtained an irrevocable surety bond to release the property from such action. It is possible that future litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF THE
  RELATED MORTGAGED
  PROPERTY....................    The successful operation of a real estate
                                  project depends upon the property manager's performance and viability. The property manager is responsible for:

                                    - responding to changes in the local market;

                                    - planning and implementing the rental
                                      structure;

                                    - operating the property and providing
                                      building services;

                                    - managing operating expenses; and

                                    - assuring that maintenance and capital
                                      improvements are carried out in a timely fashion.

                                  Properties deriving revenues primarily from short-term sources, such as short-term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                  We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

THE STATUS OF A GROUND LEASE
  MAY BE UNCERTAIN IN A
  BANKRUPTCY PROCEEDING.......    Two(2) of the mortgaged properties included in
                                  the trust fund as of the cut-off date, or approximately 0.7% of the mortgage pool, are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume
                                  (continue) or reject (terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage.

                                  In addition, certain of the mortgaged
                                  properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
  BE ABLE TO MAKE A REQUIRED
  REPURCHASE OR SUBSTITUTION
  OF A DEFECTIVE MORTGAGE
  LOAN........................    Each mortgage loan seller is the sole
                                  warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.
                                  Neither we nor any of our affiliates (except, in certain circumstances, for First Union
                                  National Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

                                  In addition, one or more of the mortgage loan sellers has acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases.

                                  Such purchases may be challenged as fraudulent conveyances. Such a challenge if successful, may have a negative impact on the distributions on your certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON THE MORTGAGED
  PROPERTY....................    Some states (including California) have laws
                                  that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged properties located in states affected by one action rules. See
                                  "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
                                  LEASES--Foreclosure" in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool is expected to consist of 182 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") as of March 1, 2001 of $1,308,278,729. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payment of principal due on or before such date, whether or not received. The Cut-Off Date Balances of the Mortgage Loans range from $417,631 to $49,844,016 and the Mortgage Loans have an average Cut-Off Date Balance of $7,188,345. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to in this Prospectus Supplement are approximate percentages.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a borrower's fee simple estate (or, with respect to 2 Mortgage Loans, or 0.7% of the Cut-Off Date Pool Balance, on the related borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                             AGGREGATE      PERCENTAGE
                                                             NUMBER           CUT-OFF       OF CUT-OFF
                                                          OF MORTGAGE           DATE        DATE POOL
                    PROPERTY TYPE                       LOANS/PROPERTIES      BALANCE        BALANCE
                    -------------                       ----------------   --------------   ----------
Retail - Anchored.....................................        34/34        $  214,884,049       16.4%
Retail - Unanchored...................................        16/16            46,234,413        3.5
Retail - Shadow Anchored..............................        16/16            74,503,570        5.7
Office................................................        35/35           383,067,449       29.3
Multifamily...........................................        59/59           398,243,906       30.4
Hospitality...........................................         9/15           112,581,589        8.6
Industrial............................................          9/9            61,304,679        4.7
Healthcare............................................          1/1            10,096,291        0.8
Mixed Use.............................................          2/2             6,484,879        0.5
Mobile Home Park......................................          1/1               877,904        0.1
                                                            -------        --------------     ------
  Total...............................................      182/188        $1,308,278,729      100.0%
                                                            =======        ==============     ======

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. First Union National Bank, in its capacity as a Mortgage Loan Seller, originated or acquired 93 of the Mortgage Loans to be included in the Trust Fund representing 52.6% of the Cut-Off Date Pool Balance. Bank of America, N.A. ("Bank of America"), in its capacity as a Mortgage Loan Seller, originated or acquired 89 of the Mortgage Loans to be included in the Trust Fund representing 47.4% of the Cut-Off Date Pool Balance. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "Amortization" below. All of the Mortgage Loans accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. As a result, the full amortization term is longer than would be the case if calculated on the basis of a 360-day year consisting of 12 thirty-day months and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on the basis of a 360-day year consisting of 12 thirty-day months.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage Loans are due monthly.

     Due Dates. Generally, the Mortgage Loans are due on the date (each such date, a "Due Date") occurring on the first day of the month. No mortgage loan has a grace period that extends payment beyond the 10th day of any calendar month, except the grace period for 2 Mortgage Loans, representing 0.4% of the Cut-Off Date Pool Balance, does not extend payment beyond the 15th day of any calendar month.

     Amortization. One hundred sixty-nine (169) of the Mortgage Loans (the "Balloon Loans"), representing 88.5% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity or for Periodic Payments of interest only, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Thirteen (13) of the Mortgage Loans (the "ARD Loans"), representing 11.5% of the Cut-Off Date Pool Balance, provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, all the ARD Loans, generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Q Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid; provided however, that with respect to 11 Mortgage Loans, representing 4.9% of the Cut-Off Date Pool Balance, Additional Interest will be paid concurrently with each monthly payment of principal after the Anticipated Repayment Date. With respect to such Mortgage Loans, no Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary payments for most or all of the term of the related Mortgage Loan, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term (169 Mortgage Loans, or 93.6% of the Cut-Off Date Pool Balance), (ii) prohibit voluntary prepayments of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Yield Maintenance Charge (12 Mortgage Loans, or 5.7% of the Cut-Off Date Pool Balance) or (iii) prohibit prepayment of principal, until a date specified in the related Mortgage Note, then permit Defeasance until a date specified in the related Mortgage Note, and thereafter impose a Yield Maintenance Charge for most of the remaining term (1 Mortgage Loan, or 0.7% of the Cut-Off Date Pool Balance) provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in this Prospectus Supplement. Yield Maintenance Charges, if and to the extent collected, will be distributed to

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the holders of the Class IO-I and Class IO-III Certificates as described in this
Prospectus Supplement under "DESCRIPTION OF THE
CERTIFICATES--Distributions--Allocation of Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. None of the Mortgage Loans require the payment of prepayment premiums or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Yield Maintenance Charge will be enforceable under applicable state law.

     One hundred seventy (170) of the Mortgage Loans, or 94.3% of the Cut-Off Date Pool Balance, provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Yield Maintenance Charge. In general, "Defeasance Collateral" is required to consist of United States government obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower), the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent provided for in the related Mortgage Note, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such United States government obligations may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. With respect to 1 Mortgage Loan (loan number 10), or approximately 1.9% of the Cut-Off Date Pool Balance, the related Mortgaged Property remains encumbered by existing subordinate debt, subject to the terms of a subordination and standstill agreement entered in favor of the lender. With respect to 2 Mortgage Loans (loan numbers 14 and 58), or approximately 2.1% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that the borrower may, under certain specified circumstances, encumber the related Mortgaged Property with a subordinate mortgage in the future. 9 Mortgage Loans (loan numbers 101, 157, 167, 172, 173, 174, 177, 178 and 182), representing 0.9% of the Cut-Off Date
Pool Balance permit additional liens on the relating Mortgaged Property if for
(1) assessments, taxes or other similar charges either not yet due or being contested in good faith or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the

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related borrower's assets. In addition, 3 of the Mortgage Loans, or approximately 2.3% of the Cut-Off Date Pool Balance, expressly permit unsecured indebtedness subject to certain conditions. See "--Due-On-Sale and Due-On-Encumbrance Provisions" below.

     With respect to 3 Mortgage Loans (loan numbers 81, 159 and 166), or approximately 0.7% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that the borrowers may, under certain circumstances, pledge their limited partnership interests or other ownership interests in the borrower as security for mezzanine debt in the future. In addition with respect to 2 Mortgage Loans (loan numbers 19 and 158) or approximately 1.3% of the Cut-Off Date Pool Balance have existing unsecured debt. See "RISK FACTORS--Some Mortgaged Properties May Be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this Prospectus Supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without lender approval. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer, with respect to Specially Serviced Mortgage Loans, and the Master Servicer, with respect to all other Mortgage Loans and with the consent of the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans.  Four
(4) groups of Mortgage Loans, or approximately 15.2% of the Cut-Off Date Pool Balance ((1) loan numbers 85, 40, 18, 35, 75, 20, 54 and 41; (2) loan numbers 5 and 8; (3) loan numbers 105, 123, 23, 24, 96 and 107; and (4) loan numbers 45, 77 82, 122 and 129), are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A-1. As of the Closing Date, no Mortgage Loans will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, all of the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates or for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion of the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of all of the Mortgage Loans, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 5 of the Mortgaged Properties, securing Mortgage Loans which represent approximately 3.1% of the Cut-Off Date Pool Balance, are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. Both Mortgaged Properties described above are covered by earthquake insurance.

     Three (3) of the Mortgage Loans, representing 1.8% of the Cut-Off Date Pool Balance, are located in the state of Washington, an area in which recent Northwestern United States earthquakes occurred. None of these Mortgage Loans have earthquake insurance. With respect to 2 of the Mortgage Loans, the applicable Mortgage Loan Seller has informed the Depositor that the site of the Mortgaged Property has suffered damage, but that such damage will not materially affect the operation of the Mortgaged Property. As of the date of this prospectus supplement, the applicable Mortgage Loan Seller has informed the Depositor that it is not aware of any material damage to the other Mortgaged Property resulting from such earthquake. However, there can be no assurance that no other damage exists.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3 and A-4 to this Prospectus Supplement. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annexes A-1, A-2, A-3 and A-4 to this Prospectus Supplement, cross collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross Collateralized Group" with respect to the other Mortgage Loans with which they are cross collateralized.

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

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3 and A-4:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The "Net Cash Flow" for a Mortgaged Property is the net cash flow of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR, provided herein (i) with respect to 22 Mortgage Loans (loan numbers 25, 26, 57, 66, 83, 69, 64, 97, 31, 179, 155, 165, 34,
     105, 123, 24, 96, 107, 30, 71, 15 and 100), representing 12.0% of the
     Cut-Off Date Pool Balance, where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins, and (ii) with respect to 15 of the Mortgage Loans (loan numbers 14, 19, 28, 31, 32, 34, 57, 64, 66, 69, 83, 97, 155, 165 and 179) (the "LOC Loans"),
     representing 9.3% of the Cut-Off Date Pool Balance, the debt service was calculated after reducing the applicable principal balances of the Mortgage Loans by amounts available for payment of debt service under certain letters of credit pledged (or, in the case of loan number 14, a cash escrow) as additional collateral to secure such Mortgage Loans (provided that such letters of credit (or cash escrows) may be released if certain minimum debt service coverage tests are met). In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month and/or annualized operating statements and/or applicable year-to-date or annualized financial statements, if available, and on the most recent available rent rolls for all Rental Properties prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining vacancy for the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was greater than or equal to 5.0%, the applicable Mortgage Loan Seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed and, with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See
"-- Underwriting Standards -- Escrow Requirements -- Replacement Reserves" in this Prospectus Supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and none of the Mortgage Loan Sellers, the Depositor nor the Underwriters verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided that, with respect to LOC Loans, the Cut-Off Date Balance was reduced by the amounts available under the applicable letter of credit (or, in the case of loan number 14, the cash escrow) serving as additional collateral for such Mortgage Loan.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers prior to the Cut-Off Date.

          (iv) References to "Loan per Sq Ft, Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home community), hospitality property or assisted living facility or other residential healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated recurring annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) .0022%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the duration in years of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the period for which (A) no Yield Maintenance Charge is assessed and (B) defeasance is no longer required. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii) References to "D( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home communities and assisted living facilities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NA" indicate that with respect to a particular category of data, that such data is not applicable.

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          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

          MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS

                                    NUMBER OF     AGGREGATE          % BY         AVERAGE        HIGHEST       WTD. AVG.
PROPERTY                            MORTGAGED    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
TYPE                                  LOANS        BALANCE       POOL BALANCE     BALANCE        BALANCE       LTV RATIO
--------                            ---------   --------------   ------------   ------------   ------------   ------------
Retail - Anchored.................      34      $  214,884,049       16.4%      $ 6,320,119    $25,133,039        70.4%
Retail - Unanchored...............      16          46,234,413        3.5       $ 2,889,651    $ 8,955,254        66.5%
Retail - Shadow
 Anchored.........................      16          74,503,570        5.7       $ 4,656,473    $18,129,889        70.2%
Office............................      35         383,067,449       29.3       $10,944,784    $49,844,016        66.0%
Multifamily.......................      59         398,243,906       30.4       $ 6,749,897    $20,183,996        70.4%
Hospitality.......................       9         112,581,589        8.6       $12,509,065    $26,550,839        52.8%
Industrial........................       9          61,304,679        4.7       $ 6,811,631    $12,629,383        71.5%
Healthcare........................       1          10,096,291        0.8       $10,096,291    $10,096,291        74.0%
Mixed Use.........................       2           6,484,879        0.5       $ 3,242,439    $ 4,987,140        61.8%
Mobile Home Park..................       1             877,904        0.1       $   877,904    $   877,904        79.8%
                                       ---      --------------      -----
TOTAL/WEIGHTED AVERAGE............     182      $1,308,278,729      100.0%      $ 7,188,345    $49,844,016        67.5%
                                       ---      --------------      -----

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO                                        WTD. AVG.   WTD. AVG.
PROPERTY                             RATIO AT     MATURITY    WTD. AVG.    MINIMUM     MAXIMUM    OCCUPANCY   MORTGAGE
TYPE                                MATURITY(1)   (MOS)(1)    DSC RATIO   DSC RATIO   DSC RATIO    RATE(2)      RATE
--------                            -----------   ---------   ---------   ---------   ---------   ---------   ---------
Retail - Anchored.................     63.1%         111       1.34x       1.20x        1.80x        95.8%      7.81%
Retail - Unanchored...............     58.6%         115       1.36x       1.25x        1.63x        97.2%      8.21%
Retail - Shadow
 Anchored.........................     63.4%         113       1.29x       1.25x        1.42x        96.6%      8.24%
Office............................     58.7%         115       1.37x       1.20x        1.76x       98.64%      8.01%
Multifamily.......................     67.4%         115       1.40x       1.20x        2.13x        94.9%      7.90%
Hospitality.......................     44.2%         114       1.97x       1.41x        2.32x        74.9%      8.25%
Industrial........................     63.3%         117       1.38x       1.22x        1.55x        98.3%      7.92%
Healthcare........................     63.5%         104       1.41x       1.41x        1.41x        99.2%      8.89%
Mixed Use.........................     55.7%         116       1.35x       1.34x        1.35x        86.8%      8.25%
Mobile Home Park..................     72.6%         116       1.30x       1.30x        1.30x       100.0%      8.63%
TOTAL/WEIGHTED AVERAGE............     61.3%         114       1.42X       1.20X        2.32X        94.8%      7.99%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement without reference to hospitality properties.

             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                      AGGREGATE          % BY         AVERAGE        HIGHEST       WTD. AVG.
           RANGE OF CUT-OFF             NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
          DATE BALANCES ($)               LOANS        BALANCE       POOL BALANCE     BALANCE        BALANCE       LTV RATIO
          -----------------             ---------   --------------   ------------   ------------   ------------   ------------
        0-2,000,000...................      34      $   46,321,270        3.5%      $ 1,362,390    $ 1,994,367       68.6%
 2,000,001-4,000,000..................      49         136,716,554       10.5       $ 2,790,134    $ 3,920,000       69.3%
 4,000,001-6,000,000..................      25         124,569,360        9.5       $ 4,982,774    $ 6,000,000       69.2%
 6,000,001-8,000,000..................      21         145,620,453       11.1       $ 6,934,307    $ 8,000,000       69.6%
 8,000,001-10,000,000.................      15         133,553,492       10.2       $ 8,903,566    $ 9,770,679       67.8%
10,000,001-15,000,000.................      19         231,536,643       17.7       $12,186,139    $15,000,000       69.1%
15,000,001-20,000,000.................       6         106,009,931        8.1       $17,668,322    $19,239,355       67.5%
20,000,001-25,000,000.................       4          92,358,030        7.1       $23,089,508    $24,550,092       60.7%
25,000,001-30,000,000.................       6         155,429,622       11.9       $25,904,937    $27,121,913       61.8%
40,000,001-45,000,000.................       1          40,413,874        3.1       $40,413,874    $40,413,874       71.4%
45,000,001-50,000,000.................       2          95,749,498        7.3       $47,874,749    $49,844,016       68.5%
                                           ---      --------------      -----
TOTAL/WEIGHTED AVERAGE................     182      $1,308,278,729      100.0%      $ 7,188,345    $49,844,016       67.5%
                                           ===      ==============      =====

                                                      WTD. AVG.
                                                       STATED
                                         WTD. AVG.    REMAINING
                                            LTV        TERM TO    WTD. AVG.   WTD. AVG.
           RANGE OF CUT-OFF              RATIO AT     MATURITY       DSC      MORTGAGE
          DATE BALANCES ($)             MATURITY(1)   (MOS)(1)      RATIO       RATE
          -----------------             -----------   ---------   ---------   ---------
        0-2,000,000...................     61.2%         114        1.32x       8.31%
 2,000,001-4,000,000..................     61.9%         112        1.33x       8.11%
 4,000,001-6,000,000..................     63.1%         115        1.41x       8.18%
 6,000,001-8,000,000..................     64.3%         113        1.35x       7.95%
 8,000,001-10,000,000.................     60.6%         115        1.39x       8.08%
10,000,001-15,000,000.................     65.3%         115        1.40x       7.95%
15,000,001-20,000,000.................     63.0%         116        1.38x       7.87%
20,000,001-25,000,000.................     54.2%         108        1.52x       7.58%
25,000,001-30,000,000.................     53.9%         114        1.74x       8.03%
40,000,001-45,000,000.................     63.6%         117        1.36x       7.75%
45,000,001-50,000,000.................     61.4%         116        1.30x       8.00%
TOTAL/WEIGHTED AVERAGE................     61.3%         114        1.42X       7.99%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for the ARD Loans.

                       MORTGAGED PROPERTIES BY STATE FOR
                               ALL MORTGAGE LOANS

                                                                    % BY                                 WTD. AVG.
                                                                   CUT-OFF     AVERAGE       HIGHEST      CUT-OFF     WTD. AVG.
                                     NUMBER OF      AGGREGATE       DATE       CUT-OFF       CUT-OFF       DATE          LTV
                                     MORTGAGED     CUT-OFF DATE     POOL        DATE          DATE          LTV        RATIO AT
               STATE                 PROPERTIES      BALANCE       BALANCE     BALANCE       BALANCE       RATIO     MATURITY (1)
               -----                 ----------   --------------   -------   -----------   -----------   ---------   ------------
CA.................................      35       $  298,597,880     22.8%   $ 8,531,368   $45,905,482     64.7%         58.0%
VA.................................      13          127,898,818      9.8    $ 9,898,371   $49,844,016     65.7%         61.8%
FL.................................      20          114,627,950      8.8    $ 5,731,398   $23,702,380     68.6%         61.0%
NC.................................      11          110,938,959      8.5    $10,085,360   $25,932,760     68.5%         62.6%
TX.................................       9           85,248,953      6.5    $ 9,472,106   $27,121,813     68.9%         61.8%
NJ.................................      13           75,466,251      5.8    $ 5,805,096   $13,000,000     66.4%         65.9%
NV.................................       7           50,498,218      3.9    $ 7,214,031   $19,239,355     69.0%         65.3%
GA.................................       7           43,047,530      3.3    $ 6,149,647   $12,650,000     72.1%         65.8%
IL.................................       7           42,473,815      3.2    $ 6,067,688   $10,098,290     68.8%         60.4%
AZ.................................       6           37,255,514      2.8    $ 6,209,252   $18,129,889     68.4%         61.6%
PA.................................       3           35,245,556      2.7    $11,748,519   $25,133,032     78.6%         72.7%
MD.................................       5           30,258,382      2.3    $ 6,051,676   $10,101,202     66.7%         59.1%
KY.................................       2           29,524,614      2.3    $14,762,307   $25,364,614     73.2%         66.5%
NY.................................       6           29,303,745      2.2    $ 4,883,958   $ 8,676,408     70.4%         60.6%
MI.................................       6           26,368,303      2.0    $ 4,394,717   $ 7,734,300     66.8%         58.6%
LA.................................       5           25,099,845      1.9    $ 5,019,969   $10,466,521     70.0%         61.2%
WA.................................       3           23,100,869      1.8    $ 7,700,290   $18,404,922     63.4%         53.6%
TN.................................       4           18,445,817      1.4    $ 4,611,454   $12,000,000     52.1%         49.6%
MO.................................       3           17,210,218      1.3    $ 5,736,739   $ 9,485,583     59.0%         51.9%
SC.................................       6           13,732,698      1.0    $ 2,288,783   $ 3,821,132     71.4%         63.4%
DE.................................       1           11,693,322      0.9    $11,693,322   $11,693,322     74.7%         78.7%
OK.................................       2            9,170,936      0.7    $ 4,585,468   $ 4,987,140     66.2%         58.4%
CT.................................       2            8,783,048      0.7    $ 4,391,524   $ 8,365,417     74.7%         67.3%
NH.................................       1            8,473,862      0.6    $ 8,473,862   $ 8,473,882     77.0%         69.4%
HI.................................       1            8,362,990      0.6    $ 8,362,990   $ 8,362,989     53.4%         47.8%
ID.................................       2            5,994,086      0.5    $ 2,997,043   $ 3,196,368     79.3%         71.3%
OH.................................       2            5,617,243      0.4    $ 2,808,622   $ 2,917,243     67.1%         61.3%
IA.................................       2            5,536,321      0.4    $ 2,768,160   $ 3,105,172     66.1%         59.2%
MN.................................       1            4,879,342      0.4    $ 4,879,342   $ 4,879,342     75.1%         62.3%
NM.................................       1            2,919,580      0.2    $ 2,919,580   $ 2,919,580     73.0%         66.6%
AL.................................       1            1,626,157      0.1    $ 1,626,157   $ 1,626,157     60.2%         49.7%
MT.................................       1              877,904      0.1    $   877,904   $   377,904     79.8%         72.6%
                                        ---       --------------    -----
TOTAL/WEIGHTED AVERAGE.............     188       $1,308,278,729    100.0%   $ 6,958,929   $49,844,016     67.5%         61.3%
                                        ===       ==============    =====

                                     WTD. AVG.
                                      STATED
                                     REMAINING     WTD.
                                      TERM TO      AVG.     WTD. AVG.
                                     MATURITY      DSC      MORTGAGE
               STATE                 (MOS)(1)     RATIO       RATE
               -----                 ---------   --------   ---------
CA.................................     115       1.39x       7.97%
VA.................................     117       1.59x       7.77%
FL.................................     112       1.48x       7.84%
NC.................................     117       1.54x       7.74%
TX.................................     110       1.37x       7.95%
NJ.................................     115       1.34x       8.22%
NV.................................     113       1.24x       8.12%
GA.................................     116       1.37x       8.07%
IL.................................     110       1.44x       8.52%
AZ.................................     114       1.31x       8.09%
PA.................................     116       1.24x       8.15%
MD.................................     114       1.39x       8.05%
KY.................................     111       1.36x       8.13%
NY.................................     113       1.34x       8.08%
MI.................................     116       1.62x       8.09%
LA.................................     106       1.31x       7.95%
WA.................................     115       1.40x       8.02%
TN.................................     115       1.85x       7.55%
MO.................................     114       1.87x       8.07%
SC.................................     115       1.31x       8.08%
DE.................................     115       1.25x       8.33%
OK.................................     112       1.30x       8.65%
CT.................................     113       1.26x       8.23%
NH.................................     115       1.20x       8.13%
HI.................................     117       1.28x       7.98%
ID.................................     115       1.21x       8.03%
OH.................................     115       1.35x       8.04%
IA.................................     118       1.30x       8.01%
MN.................................     116       1.22x       8.04%
NM.................................     107       1.25x       8.47%
AL.................................     117       1.60x       7.82%
MT.................................     116       1.30x       8.63%
TOTAL/WEIGHTED AVERAGE.............     114       1.42X       7.99%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                              RANGE OF DSC RATIOS
                             FOR ALL MORTGAGE LOANS

                                                                     % BY                                    WTD. AVG.
                                                                   CUT-OFF        AVERAGE                     CUT-OFF
                                                  AGGREGATE          DATE         CUT-OFF        HIGHEST       DATE
RANGE OF                            NUMBER OF    CUT-OFF DATE        POOL           DATE         CUT-OFF        LTV
DSC RATIO (X)                         LOANS        BALANCE         BALANCE        BALANCE        BALANCE       RATIO
-------------                       ---------   --------------   ------------   ------------   -----------   ---------
1.20-1.24.........................      40      $  282,833,772        21.6%     $ 7,070,844    $25,133,039     75.3%
1.25-1.29.........................      54         303,042,279        23.2      $ 5,611,894    $45,905,483     72.2%
1.30-1.34.........................      27         196,980,800        15.1      $ 7,295,585    $49,844,016     68.9%
1.35-1.39.........................      12          96,854,813         7.4      $ 8,071,234    $40,413,874     68.5%
1.40-1.44.........................      11          79,963,502         6.1      $ 7,269,409    $18,404,922     62.1%
1.45-1.49.........................       9          55,497,315         4.2      $ 6,166,368    $27,121,913     62.0%
1.50-1.54.........................       1           4,160,000         0.3      $ 4,160,000    $ 4,160,000     65.0%
1.55-1.59.........................       2          21,591,011         1.7      $10,795,506    $12,629,383     67.8%
1.60-1.64.........................       5          16,679,910         1.3      $ 3,335,982    $ 8,955,254     59.9%
1.65-1.69.........................       3          18,908,934         1.4      $ 6,302,978    $ 7,253,760     57.9%
1.70-1.74.........................       3          52,124,481         4.0      $17,374,827    $25,932,760     57.5%
1.75-1.79.........................       3          36,209,625         2.8      $12,069,875    $23,921,563     47.4%
1.80-1.84.........................       3          14,828,441         1.1      $ 4,942,814    $ 6,000,000     59.1%
1.85-1.89.........................       2          24,500,000         1.9      $12,250,000    $15,000,000     67.1%
1.90-1.94.........................       3          34,750,000         2.7      $11,583,333    $16,250,000     61.9%
1.95-1.99.........................       1           5,476,551         0.4      $ 5,476,551    $ 5,476,551     57.4%
2.00- 10.00.......................       3          63,877,295         4.9      $21,292,432    $26,550,839     46.5%
                                       ---      --------------      ------
TOTAL/WEIGHTED AVERAGE............     182      $1,308,278,729       100.0%     $ 7,188,345    $49,844,016     67.5%
                                       ===      ==============      ======

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING   WTD.      WTD.
                                        LTV        TERM TO    AVG.      AVG.
RANGE OF                             RATIO AT     MATURITY     DSC    MORTGAGE
DSC RATIO (X)                       MATURITY(1)   (MOS)(1)    RATIO     RATE
-------------                       -----------   ---------   -----   --------
1.20-1.24.........................     69.5%         115      1.22x    8.03%
1.25-1.29.........................     66.4%         114      1.26x    8.16%
1.30-1.34.........................     61.6%         113      1.32x    7.95%
1.35-1.39.........................     61.7%         116      1.36x    7.90%
1.40-1.44.........................     53.7%         112      1.42x    8.17%
1.45-1.49.........................     55.8%         115      1.47x    8.07%
1.50-1.54.........................     60.8%         114      1.51x    7.98%
1.55-1.59.........................     59.5%         117      1.55x    8.27%
1.60-1.64.........................     49.4%         112      1.61x    8.00%
1.65-1.69.........................     51.0%         113      1.68x    8.14%
1.70-1.74.........................     49.2%         109      1.73x    7.61%
1.75-1.79.........................     44.0%         116      1.76x    7.81%
1.80-1.84.........................     57.9%         116      1.83x    7.50%
1.85-1.89.........................     67.1%         118      1.87x    7.35%
1.90-1.94.........................     61.9%         118      1.92x    7.35%
1.95-1.99.........................     48.8%         115      1.98x    9.00%
2.00- 10.00.......................     39.9%         115      2.28x    7.86%
TOTAL/WEIGHTED AVERAGE............     61.3%         114      1.42X    7.99%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for the ARD Loans.

                              RANGE OF LTV RATIOS
                             FOR ALL MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                  % BY                                  WTD. AVG.
                                                                 CUT-OFF     AVERAGE                     CUT-OFF     WTD. AVG.
                                                  AGGREGATE       DATE       CUT-OFF       HIGHEST        DATE          LTV
RANGE OF CUT-OFF                    NUMBER OF    CUT-OFF DATE     POOL        DATE       CUT-OFF DATE      LTV       RATIO AT
LTV RATIOS (%)                        LOANS        BALANCE       BALANCE     BALANCE       BALANCE        RATIO     MATURITY(1)
----------------                    ---------   --------------   -------   -----------   ------------   ---------   -----------
25.01-30.00.......................       1      $      855,040      0.1%   $   855,040   $   855,040      29.7%       14.9%
35.01-40.00.......................       1          23,921,563      1.8    $23,921,563   $23,921,563      39.9%       35.7%
40.01-45.00.......................       1          12,000,000      0.9    $12,000,000   $12,000,000      41.0%       41.0%
45.01-50.00.......................       4          58,076,875      4.4    $14,519,219   $26,550,839      47.6%       39.8%
50.01-55.00.......................       5          29,604,424      2.3    $ 5,920,885   $ 8,961,628      53.0%       45.5%
55.01-60.00.......................      17         126,238,769      9.6    $ 7,425,810   $25,932,760      57.7%       49.9%
60.01-65.00.......................      29         258,362,030     19.7    $ 8,909,036   $49,844,016      63.0%       58.7%
65.01-70.00.......................      35         203,906,085     15.6    $ 5,825,888   $24,550,092      67.6%       63.4%
70.01-75.00.......................      49         318,454,011     24.3    $ 6,499,061   $45,905,483      73.2%       66.3%
75.01-80.00.......................      38         247,502,239     18.9    $ 6,513,217   $20,183,996      78.5%       71.0%
80.01-81.24.......................       2          29,357,693      2.2    $14,678,846   $25,133,039      81.1%       72.9%
                                       ---      --------------    -----
TOTAL/WEIGHTED AVERAGE............     182      $1,308,278,729    100.0%   $ 7,188,345   $49,844,016      67.5%       61.3%
                                       ===      ==============    =====

                                    WTD. AVG.
                                     STATED
                                    REMAINING     WTD.
                                     TERM TO      AVG.     WTD. AVG.
RANGE OF CUT-OFF                    MATURITY      DSC      MORTGAGE
LTV RATIOS (%)                      (MOS)(1)     RATIO       RATE
----------------                    ---------   --------   ---------
25.01-30.00.......................     114       1.63x       8.13%
35.01-40.00.......................     115       1.76x       7.86%
40.01-45.00.......................     117       2.13x       7.25%
45.01-50.00.......................     114       2.24x       8.00%
50.01-55.00.......................     114       1.46x       8.38%
55.01-60.00.......................     112       1.60x       7.90%
60.01-65.00.......................     116       1.48x       7.95%
65.01-70.00.......................     112       1.37x       7.96%
70.01-75.00.......................     114       1.29x       8.06%
75.01-80.00.......................     116       1.25x       7.99%
80.01-81.24.......................     116       1.23x       8.12%
TOTAL/WEIGHTED AVERAGE............     114       1.42X       7.99%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for the ARD Loans.

                              RANGE OF LTV RATIOS
  FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

            RANGE OF
            MATURITY
            DATE OR
          ANTICIPATED
           REPAYMENT
              DATE                               AGGREGATE          % BY         AVERAGE        HIGHEST       WTD. AVG.
              LTV                 NUMBER OF    CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
           RATIOS (%)               LOANS         BALANCE       POOL BALANCE     BALANCE        BALANCE       LTV RATIO
          -----------             ---------   ---------------   ------------   ------------   ------------   ------------
10.01-15.00.....................       1      $       855,040        0.1%      $   855,040    $   855,040       29.7%
35.01-40.00.....................       4           78,169,997        6.0       $19,542,499    $26,550,839       45.3%
40.01-45.00.....................       4           27,424,589        2.1       $ 6,856,147    $12,000,000       46.3%
45.01-50.00.....................      14           95,270,606        7.3       $ 6,805,043    $25,932,760       57.3%
50.01-55.00.....................      15           99,331,884        7.6       $ 6,622,126    $23,702,380       59.9%
55.01-60.00.....................      18          151,274,527       11.6       $ 8,404,140    $49,844,016       64.3%
60.01-65.00.....................      44          301,264,357       23.0       $ 6,846,917    $40,413,874       68.0%
65.01-70.00.....................      44          267,699,683       20.5       $ 6,084,084    $45,905,483       73.5%
70.01-75.00.....................      35          263,468,866       20.1       $ 7,527,682    $25,133,039       77.6%
75.01-80.00.....................       3           23,519,179        1.8       $ 7,839,726    $11,693,322       73.4%
                                     ---      ---------------      -----
TOTAL/WEIGHTED AVERAGE..........     182      $ 1,308,278,729      100.0%      $ 7,188,345    $49,844,016       67.5%
                                     ===      ===============      =====

            RANGE OF
            MATURITY
            DATE OR                             WTD. AVG.
          ANTICIPATED                            STATED
           REPAYMENT               WTD. AVG.    REMAINING
              DATE                    LTV        TERM TO                WTD. AVG.
              LTV                  RATIO AT     MATURITY    WTD. AVG.   MORTGAGE
           RATIOS (%)             MATURITY(1)   (MOS)(1)    DSC RATIO     RATE
          -----------             -----------   ---------   ---------   ---------
10.01-15.00.....................     14.9%         114        1.63x       8.13%
35.01-40.00.....................     38.4%         114        2.12x       7.96%
40.01-45.00.....................     42.3%         114        1.83x       7.98%
45.01-50.00.....................     47.8%         115        1.55x       8.11%
50.01-55.00.....................     52.3%         110        1.54x       7.91%
55.01-60.00.....................     57.7%         114        1.37x       8.08%
60.01-65.00.....................     62.6%         113        1.40x       7.88%
65.01-70.00.....................     67.0%         115        1.33x       7.99%
70.01-75.00.....................     72.1%         116        1.25x       8.04%
75.01-80.00.....................     77.3%         115        1.25x       8.33%
TOTAL/WEIGHTED AVERAGE..........     61.3%         114        1.42X       7.99%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for the ARD Loans.

                            RANGE OF MORTGAGE RATES
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                AVERAGE       HIGHEST
                                                AGGREGATE          % BY         CUT-OFF       CUT-OFF      WTD. AVG.
RANGE OF                          NUMBER OF      CUT-OFF       CUT-OFF DATE      DATE          DATE       CUT-OFF DATE
MORTGAGE RATES (%)                  LOANS      DATE BALANCE    POOL BALANCE     BALANCE       BALANCE      LTV RATIO
------------------                ---------   --------------   ------------   -----------   -----------   ------------
7.250-7.499.....................      13      $  157,834,083       12.1%      $12,141,083   $24,550,092      63.0%
7.500-7.749.....................       9          46,506,986        3.6       $ 5,167,443   $ 9,119,520      70.4%
7.750-7.999.....................      44         416,684,337       31.8       $ 9,470,099   $45,905,483      67.8%
8.000-8.249.....................      54         455,456,601       34.8       $ 8,434,382   $49,844,016      67.8%
8.250-8.499.....................      40         145,490,665       11.1       $ 3,637,267   $11,693,322      71.0%
8.500-8.749.....................      11          33,362,278        2.6       $ 3,032,934   $13,954,274      70.4%
8.750-8.999.....................       4          22,195,972        1.7       $ 5,548,993   $10,096,291      67.8%
9.000-9.249.....................       7          30,747,808        2.4       $ 4,392,544   $ 8,961,628      57.3%
                                     ---      --------------      -----
TOTAL/WEIGHTED AVERAGE..........     182      $1,308,279,729      100.0%      $ 7,188,345   $49,844,016      67.5%
                                     ===      ==============      =====

                                                WTD. AVG.
                                                 STATED
                                   WTD. AVG.    REMAINING
                                      LTV        TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                           RATIO AT     MATURITY       DSC      MORTGAGE
MORTGAGE RATES (%)                MATURITY(1)   (MOS)(1)      RATIO       RATE
------------------                -----------   ---------   ---------   ---------
7.250-7.499.....................     59.7%         112        1.71x       7.32%
7.500-7.749.....................     62.4%         116        1.39x       7.64%
7.750-7.999.....................     60.5%         115        1.38x       7.88%
8.000-8.249.....................     61.1%         115        1.41x       8.09%
8.250-8.499.....................     68.4%         115        1.26x       8.32%
8.500-8.749.....................     63.7%         110        1.26x       8.66%
8.750-8.999.....................     58.6%         105        1.39x       8.87%
9.000-9.249.....................     48.9%         114        1.64x       9.02%
TOTAL/WEIGHTED AVERAGE..........     61.3%         114        1.42X       7.99%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for the ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

     RANGE OF ORIGINAL
     TERMS TO MATURITY
       OR ANTICIPATED                        AGGREGATE          % BY         AVERAGE        HIGHEST       WTD. AVG.
       REPAYMENT DATE         NUMBER OF    CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
          (MONTHS)              LOANS         BALANCE       POOL BALANCE     BALANCE        BALANCE       LTV RATIO
     -----------------        ---------   ---------------   ------------   ------------   ------------   ------------
 73-84......................       1      $     2,874,152        0.2%       $2,874,152    $ 2,874,152       69.6%
109-120.....................     181        1,305,404,576       99.8        $7,212,180    $49,844,016       67.5%
                                 ---      ---------------      -----
TOTAL/WEIGHTED AVERAGE......     182      $ 1,308,278,729      100.0%       $7,188,345    $49,844,016       67.5%
                                 ===      ===============      =====

                                               WTD. AVG.
     RANGE OF ORIGINAL                          STATED
     TERMS TO MATURITY                         REMAINING
       OR ANTICIPATED           WTD. AVG.       TERM TO                   WTD. AVG.
       REPAYMENT DATE           LTV RATIO      MATURITY     WTD. AVG.     MORTGAGE
          (MONTHS)            AT MATURITY(1)   (MOS)(1)     DSC RATIO       RATE
     -----------------        --------------   ---------   ------------   ---------
 73-84......................      66.1%            66         1.21x         8.19%
109-120.....................      61.3%           114         1.42x         7.99%
TOTAL/WEIGHTED AVERAGE......      61.3%           114         1.42X         7.99%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for the ARD Loans.

       RANGE OF REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

            RANGE OF REMAINING                                             % BY                                 WTD. AVG.
             TERMS TO MATURITY                                            CUT-OFF    AVERAGE                     CUT-OFF
              OR ANTICIPATED                               AGGREGATE       DATE      CUT-OFF       HIGHEST        DATE
              REPAYMENT DATE                 NUMBER OF    CUT-OFF DATE     POOL        DATE      CUT-OFF DATE      LTV
                 (MONTHS)                      LOANS        BALANCE       BALANCE    BALANCE       BALANCE        RATIO
            ------------------               ---------   --------------   -------   ----------   ------------   ---------
61-72......................................       1      $    2,874,152      0.2%   $2,874,152   $ 2,874,152      69.6%
85-96......................................       2          11,048,117      0.8    $5,524,058   $ 7,730,410      73.9%
97-108.....................................      17         108,484,477      8.3    $6,381,440   $24,550,092      65.9%
109-120....................................     162       1,185,871,982     90.6    $7,320,197   $49,844,016      67.6%
                                                ---      --------------    -----
TOTAL/WEIGHTED AVERAGE.....................     182      $1,308,278,729    100.0%   $7,188,345   $49,844,016      67.5%
                                                ===      ==============    =====

                                                           WTD. AVG.
            RANGE OF REMAINING                              STATED
             TERMS TO MATURITY                WTD. AVG.    REMAINING
              OR ANTICIPATED                     LTV        TERM TO    WTD. AVG.   WTD. AVG.
              REPAYMENT DATE                  RATIO AT     MATURITY       DSC      MORTGAGE
                 (MONTHS)                    MATURITY(1)   (MOS)(1)      RATIO       RATE
            ------------------               -----------   ---------   ---------   ---------
61-72......................................     66.1%          66        1.21x       8.19%
85-96......................................     61.8%          91        1.22x       7.33%
97-108.....................................     58.2%         103        1.41x       8.00%
109-120....................................     61.6%         116        1.43x       7.99%
TOTAL/WEIGHTED AVERAGE.....................     61.3%         114        1.42X       7.99%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for the ARD Loans.

                     RANGE OF REMAINING AMORTIZATION TERMS
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

          REMAINING                            AGGREGATE           % BY          AVERAGE        HIGHEST       WTD. AVG.
        AMORTIZATION           NUMBER OF     CUT-OFF DATE      CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
      TERMS (MONTHS)(2)          LOANS          BALANCE        POOL BALANCE      BALANCE        BALANCE       LTV RATIO
      -----------------        ---------   -----------------   ------------   -------------   ------------   ------------
  0-60.......................       9      $      91,750,000        7.0%       $10,194,444    $16,250,000       60.9%
169-180......................       1                855,040        0.1        $   855,040    $   855,040       29.7%
229-240......................       1              2,966,099        0.2        $ 2,966,099    $ 2,966,099       65.9%
253-264......................       1              3,317,707        0.3        $ 3,317,707    $ 3,317,707       73.7%
265-276......................       1              7,730,410        0.6        $ 7,730,410    $ 7,730,410       74.0%
277-288......................       6             35,851,193        2.7        $ 5,975,199    $10,096,291       66.1%
289-300......................      41            262,244,692       20.1        $ 6,396,212    $26,550,839       60.6%
325-336......................       1             24,550,092        1.9        $24,550,092    $24,550,092       68.2%
337-348......................      10             50,028,470        3.8        $ 5,002,847    $23,702,380       65.0%
349-360......................     111            828,985,027       63.4        $ 7,468,334    $49,844,016       70.5%
                                  ---      -----------------      -----
TOTAL/WEIGHTED AVERAGE.......     182      $   1,308,278,729      100.0%       $ 7,188,345    $49,844,016       67.5%
                                  ===      =================      =====

                                             WTD. AVG.
                                              STATED
                                WTD. AVG.    REMAINING
          REMAINING                LTV        TERM TO                   WTD. AVG.
        AMORTIZATION            RATIO AT     MATURITY     WTD. AVG.     MORTGAGE
      TERMS (MONTHS)(2)        MATURITY(1)   (MOS)(1)     DSC RATIO       RATE
      -----------------        -----------   ---------   ------------   ---------
  0-60.......................     60.9%         118         1.90x         7.34%
169-180......................     14.9%         114         1.63x         8.13%
229-240......................     47.8%         115         1.30x         8.42%
253-264......................     61.5%          89         1.25x         7.50%
265-276......................     61.9%          92         1.20x         7.25%
277-288......................     56.4%         102         1.38x         8.55%
289-300......................     54.2%         115         1.61x         8.19%
325-336......................     60.7%         100         1.30x         7.38%
337-348......................     58.9%         102         1.48x         7.91%
349-360......................     64.1%         116         1.31x         8.01%
TOTAL/WEIGHTED AVERAGE.......     61.3%         114         1.42X         7.99%

The weighted average remaining amortization term for all Mortgage Loans (excluding Mortgage Loans that are interest-only for their entire term) is 339 months.
------------------

(1) Calculated with respect to the Anticipated Repayment Date for the ARD Loans.
(2) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                  % BY                                  WTD. AVG.
                                                                 CUT-OFF     AVERAGE                     CUT-OFF     WTD. AVG.
                                                  AGGREGATE       DATE       CUT-OFF       HIGHEST        DATE          LTV
                                    NUMBER OF        DATE         POOL        DATE       CUT-OFF DATE      LTV        RATIO AT
        AMORTIZATION TYPES            LOANS        BALANCE       BALANCE     BALANCE       BALANCE        RATIO     MATURITY (1)
        ------------------          ---------   --------------   -------   -----------   ------------   ---------   ------------
Amortizing Balloon................     149      $  973,377,405     74.4%   $ 6,532,734   $49,844,016       67.2%        59.8%
Interest-only, then Amortizing
  Balloon(2)......................      11          93,260,000      7.1    $ 8,478,182   $18,760,000       70.8%        66.1%
Amortizing ARD....................       2          86,319,357      6.6    $43,159,678   $45,905,483       72.2%        64.4%
Interest-only.....................       9          91,750,000      7.0    $10,194,444   $16,250,000       60.9%        60.9%
Interest-only ARD.................      11          63,571,967      4.9    $ 5,779,270   $11,693,322       70.7%        74.4%
                                       ---      --------------    -----
TOTAL/WEIGHTED AVERAGE............     182      $1,308,278,729    100.0%   $ 7,188,345   $49,844,016       67.5%        61.3%
                                       ===      ==============    =====

                                    WTD. AVG.
                                     STATED
                                    REMAINING
                                     TERM TO    WTD. AVG.   WTD. AVG.
                                    MATURITY       DSC      MORTGAGE
        AMORTIZATION TYPES          (MOS)(1)      RATIO       RATE
        ------------------          ---------   ---------   ---------
Amortizing Balloon................     113        1.41x       8.052%
Interest-only, then Amortizing
  Balloon(2)......................     116        1.31x       7.895%
Amortizing ARD....................     117        1.31x       7.840%
Interest-only.....................     118        1.90x       7.337%
Interest-only ARD.................     115        1.26x       8.327%
TOTAL/WEIGHTED AVERAGE............     114        1.42X       7.990%

------------------

(1) Calculated with respect to the Anticipation Repayment Date for ARD Loans.
(2) These Mortgage Loans require payments of interest only for a period of 24 to 60 months from origination prior to the commencement of payments of principal and interest.

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS
               OTHER THAN LOANS SECURED BY HOSPITALITY PROPERTIES

                                                                            % BY
                                                          AGGREGATE       CUT-OFF       AVERAGE       HIGHEST     WTD. AVG.
                                                           CUT-OFF          DATE        CUT-OFF       CUT-OFF      CUT-OFF
                 RANGE OF                   NUMBER OF        DATE           POOL         DATE          DATE       DATE LTV
            OCCUPANCY RATES(%)                LOANS        BALANCE       BALANCE(1)     BALANCE       BALANCE       RATIO
            ------------------              ---------   --------------   ----------   -----------   -----------   ---------
75.00-79.99...............................       1      $    6,458,708       0.5%     $ 6,458,708   $ 6,458,708     74.84%
80.00-84.99...............................       2          11,817,376       1.0      $ 5,908,688   $ 6,830,236     64.63%
85.00-89.99...............................       9          60,746,883       5.1      $ 6,749,654   $13,954,274     67.94%
90.00-94.99...............................      26         264,328,695      22.1      $10,166,488   $25,133,039     69.22%
95.00-99.99...............................      48         418,753,384      35.0      $ 8,724,029   $49,844,016     70.83%
100.00-100.00.............................      87         433,592,095      36.3      $ 4,983,817   $40,413,874     66.92%
                                              ----      --------------     -----
TOTAL/WEIGHTED AVERAGE....................     173      $1,195,697,140     100.0%     $ 6,911,544   $49,844,016     68.87%
                                              ====      ==============     =====

                                                          WTD. AVG.
                                                           STATED
                                             WTD. AVG.    REMAINING
                                                LTV        TERM TO    WTD. AVG.    WTD. AVG.
                 RANGE OF                    RATIO AT     MATURITY       DSC        MORTGAGE
            OCCUPANCY RATES(%)              MATURITY(2)   (MOS)(2)      RATIO         RATE
            ------------------              -----------   ---------   ----------   ----------
75.00-79.99...............................     66.74%        117         1.34x       7.740%
80.00-84.99...............................     56.06%        105         1.30x       8.025%
85.00-89.99...............................     61.70%        113         1.31x       8.199%
90.00-94.99...............................     64.64%        114         1.42x       7.785%
95.00-99.99...............................     65.80%        115         1.34x       8.004%
100.00-100.00.............................     59.49%        114         1.38x       8.009%
TOTAL/WEIGHTED AVERAGE....................     62.95%        114         1.37X       7.966%

------------------

(1) Excludes 9 hospitality Mortgage Loans, or approximately 8.6% of the Cut-Off Date Pool Balance.

(2) Calculated with respect to the Anticipated Repayment Date for the ARD Loans.

(3) Occupancy Rates have been calculated in this table based upon rent rolls made available to the Mortgage Loan Sellers by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.

                         PERCENTAGE OF MORTGAGE POOL BY
                           PREPAYMENT RESTRICTION (1)

                                                 MARCH       MARCH       MARCH       MARCH       MARCH       MARCH       MARCH
PREPAYMENT RESTRICTION                           2001        2002        2003        2004        2005        2006        2007
----------------------                         ---------   ---------   ---------   ---------   ---------   ---------   ---------
Lock-out/Defeasance.........................      100.00%     100.00%     100.00%      99.13%      93.52%      93.53%      93.53%
Yield Maintenance...........................        0.00%       0.00%       0.00%       0.87%       6.48%       6.47%       6.47%
Open........................................        0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total.......................................      100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                               =========   =========   =========   =========   =========   =========   =========
Total Beginning Balance as of the Cut-off
  Date (in millions)........................   $1,308.28   $1,299.02   $1,288.89   $1,277.52   $1,264.41   $1,250.14   $1,231.82
Percent of Initial Balance..................      100.00%      99.29%      98.52%      97.65%      96.65%      95.56%      94.16%

                                                MARCH       MARCH       MARCH     MARCH
PREPAYMENT RESTRICTION                          2008        2009        2010      2011
----------------------                        ---------   ---------   ---------   -----
Lock-out/Defeasance.........................      93.55%      90.79%      87.87%   0.00%
Yield Maintenance...........................       6.45%       6.48%       7.02%   0.00%
Open........................................       0.00%       2.73%       5.11%   0.00%
                                              ---------   ---------   ---------   -----
Total.......................................     100.00%     100.00%     100.00%   0.00%
                                              =========   =========   =========   =====
Total Beginning Balance as of the Cut-off
  Date (in millions)........................  $1,215.17   $1,187.80   $1,073.70   $0.00
Percent of Initial Balance..................      92.88%      90.79%      82.07%   0.00%

     (1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

TEN LARGEST MORTGAGE LOANS

     The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

               TEN LARGEST MORTGAGE LOANS BY CUT-OFF DATE BALANCE

                                                                                        WEIGHTED   WEIGHTED
                                                                                        AVERAGE    AVERAGE
                                                       PERCENTAGE OF                    CUT-OFF      LTV      WEIGHTED   WEIGHTED
                              NUMBER       CUT-OFF        CUT-OFF                         DATE     RATIO AT   AVERAGE    AVERAGE
                            OF LOANS/       DATE         DATE POOL        PROPERTY        LTV      MATURITY     DSC      MORTGAGE
        LOAN NAME           PROPERTIES   BALANCE(1)     BALANCE(1)          TYPE         RATIO      OR ARD     RATIO       RATE
        ---------           ----------   -----------   -------------   ---------------  --------   --------   --------   --------
Cornerstone Portfolio.....     8/8       $79,750,000     6.1   %       Multifamily       63.9 %     63.9 %    1.87x       7.35 %
RFS Hotel Portfolio.......     2/8       $51,877,295     4.0   %       Hospitality--     47.7 %     39.7 %    2.32x       8.00 %
                                                                         Various
Crystal Square Four.......     1/1       $49,844,016     3.8   %       Office            64.4 %     57.9 %    1.32x       8.07 %
Adam Grant................     1/1       $45,905,483     3.5   %       Office            72.9 %     65.2 %    1.27x       7.92 %
HCPI Portfolio............     6/6       $40,913,154     3.1   %       Office--          59.9 %     53.9 %    1.39x       7.98 %
                                                                         Medical
Emerytech.................     1/1       $40,413,874     3.1   %       Office            71.4 %     63.6 %    1.36x       7.75 %
Sierra III................     1/1       $27,121,913     2.1   %       Office            63.1 %     56.9 %    1.47x       8.16 %
University City Hilton....     1/1       $25,932,760     2.0   %       Hospitality--     57.6 %     47.5 %    1.73x       7.79 %
                                                                         Full Service
Homewood Suites...........     5/5       $25,690,000     2.0   %       Hospitality--     54.9 %     46.7 %    1.72x       9.00 %
                                                                         Extended Stay
Brown & Williamson Tower..     1/1       $25,364,614     1.9   %       Office            74.6 %     67.4 %    1.34x       8.15 %

---------------

(1) In the case of a concentration of cross-collateralized and cross-default mortgage loans, the aggregate principal balance.

Cornerstone Portfolio

     The Loans. The Cornerstone Portfolio consists of 8 Mortgage Loans (the "Cornerstone Loans") which are collectively secured by first lien mortgages or deeds of trusts (as applicable) on 8 multifamily properties located in 2 states. Each Cornerstone Loan is cross-collateralized and cross-defaulted with each other Cornerstone Loan. Each Cornerstone Loan provides for interest-only payments during the entire term of the related loan.

     The Properties. As of November 2000, the average occupancy rate for the Mortgaged Properties securing the Cornerstone Loans was 96%. The following table presents certain information relating to the Mortgaged properties securing the Cornerstone Loans:

                                                                                 CUT-OFF
                                                                                  DATE
                                                                                  LOAN
PROPERTY NAME                                          PROPERTY LOCATION         BALANCE     NUMBER OF UNITS
-------------                                      -------------------------   -----------   ---------------
Heatherwood Apartments...........................  Charlotte, North Carolina   $16,250,000      476 units
Summer Walk Apartments...........................  Concord, North Carolina     $ 6,000,000      160 units
Trophy Chase Apartments..........................  Charlottesville, Virginia   $15,000,000      425 units
The Gables Apartments............................  Glen Allen, Virginia        $ 8,000,000      224 units
Ashley Park Apartments...........................  Richmond, Virginia          $ 9,500,000      272 units
Trolley Square Apartments........................  Richmond, Virginia          $ 9,500,000      330 units
Arbor Trace......................................  Virginia Beach, Virginia    $ 5,000,000      148 units
Mayflower Seaside Apartments.....................  Virginia Beach, Virginia    $10,500,000      265 units

     Escrows. Escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Guidelines" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of each Cornerstone Loan, the related borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lockbox account (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x, or (ii) upon the occurrence of an event of default.

     Sponsorship. The sponsor of the borrower is Cornerstone Realty Income Trust, Inc., a publicly traded real estate investment trust with ownership interests in approximately 87 properties encompassing over 20,500 units in 5 states.

RFS Hotel Portfolio

     The Loans. The RFS Hotel Portfolio consists of 2 Mortgage Loans (the "RFS Loan") which are collectively secured by first lien mortgages or deeds of trust (as applicable) on 8 individual operating hotel properties located in 7 states. Each RFS Loan is cross-collateralized and cross-defaulted with each other RFS Loan.

     The Properties. Each Mortgaged Property operates under a franchise agreement with a major hotel franchise, and the Mortgaged Properties are full service, extended stay, or limited service hotels. As of September 2000, the average annual occupancy rate for the Mortgaged Properties securing the RFS Loans was 76%. The following table presents certain information relating to the Mortgaged Properties:

               FRANCHISE NAME                    PROPERTY LOCATION           TYPE        NO. ROOMS
               --------------                 ------------------------  ---------------  ---------
Residence Inn...............................  Torrance, California      Extended Stay       247
Hampton Inn.................................  Jacksonville, Florida     Limited Service     118
Residence Inn...............................  Jacksonville, Florida     Extended Stay       120
Residence Inn...............................  Atlanta, Georgia          Extended Stay       128
Holiday Inn Express.........................  Downer's Grove, Illinois  Limited Service     123
Holiday Inn.................................  Flint, Michigan           Full Service        171
Sheraton....................................  Clayton, Missouri         Full Service        257
Hampton Inn.................................  Houston, Texas            Limited Service     119

     Escrows. Escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Guidelines" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. All revenues payable by the lessees are deposited into a mortgagee designated lockbox monthly.

     Sponsorship. The sponsor of the borrower is RFS Hotel Investors, Inc, a publicly traded (NYSE) hotel real estate investment trust with ownership interests in approximately 60 hotels encompassing over 8,700 rooms in 24 states.

Crystal Square Four

     The Loan. The Crystal Square Four loan (the "Crystal Square Four Loan") is secured by a first lien mortgage on the 12-story Crystal Square Four office building located in the Crystal City district of Arlington, Virginia.

     The Property. The Mortgaged Property is comprised of approximately 353,736 square feet of net rentable area and has a 636-space parking garage that it shares with adjacent office properties owned by the sponsor of the borrower. As of October 2000, the occupancy rate for the Mortgaged Property was 99%. The following table presents certain information relating to the tenants at the Mortgaged Property:

                                                  TENANT NET         % OF NET       DATE OF LEASE
TENANT NAME                                    RENTABLE AREA(SF)   RENTABLE AREA     EXPIRATION
-----------                                    -----------------   -------------   ---------------
U.S. Air Force...............................       41,604              11.8%       December 2006
Patent and Trademark Office..................       28,148               8.0%      Month to Month
Boeing Co....................................       27,878               7.9%       February 2002
POW-MIA Office...............................       27,346               7.7%       October 2004

     Escrows. The originator required tenant improvement allowances and leasing commissions escrow in the amount of $250,236 at closing to mitigate certain potential risks associated with the Patent Trade Office relocating. The escrow was based on a 60% retention probability, and (i) 3 months of the appraiser's $31 per square foot market rent, plus (ii) the appraiser's tenant improvement allowance of $7.50 per square foot for new tenants, plus (iii) the appraiser's leasing commission of 4.5% over a 5-year lease term for new tenants. The escrow is required to be released with the receipt of a satisfactory General Services Administration renewal or a replacement tenant at a rental amount equal to or greater than the underwritten rent. In addition, escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Guidelines" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. The originator required the creation of a cash management account with a lockbox under its control. If, during the term of the Crystal Square Four Loan, the debt service coverage ratio drops below 1.10x or an event of default occurs, the lockbox immediately becomes operational. Funds in the lockbox are distributed to pay debt service, reserves and operating expenses. Additionally, if the lockbox is active due to a low debt service coverage ratio, 3-months of debt service payments are required to be escrowed from the lockbox. The escrow will not be released until the Mortgaged Property exhibits a 1.30x debt service coverage ratio for at least two consecutive calendar quarters.

     Sponsorship. The sponsor of the borrower is Charles E. Smith Commercial Realty L.P., a privately held company which through its affiliates has ownership interests in approximately 43 properties in the Washington, D.C. metro area.

Adam Grant

     The Loan. The Adam Grant loan (the "Adam Grant Loan") is secured by a first lien mortgage on the 14-story Adam Grant office building located in financial district of downtown San Francisco, California.

     The Property. The Mortgaged Property is comprised of 189,690 square feet of net rentable area. As of October 2000, the occupancy rate for the Mortgaged Property securing the Adam Grant Loan was approximately 98%. The following table presents certain information relating to the tenants at the Mortgaged Property:

                                                  TENANT NET          % OF NET       DATE OF LEASE
TENANT NAME                                    RENTABLE AREA(SF)    RENTABLE AREA     EXPIRATION
-----------                                    -----------------    -------------    -------------
Yipes, Inc...................................       54,313              28.6%         April 2010
Personify, Inc...............................       46,929              24.7%          June 2005
Chase Securities.............................       44,319              23.4%        December 2005
Walgreen's...................................       13,366               7.0%        January 2031

     Escrows. The originator required the borrower to deposit approximately $644,750 for tenant improvements and a free rent period into an escrow account. As additional security for the Adam Grant Loan, the originator received a collateral assignment of the borrower's interest in the security deposits of Yipes, Inc. and Personify, Inc. in the approximate amount of $3,865,000. In addition, escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Guidelines" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. At any time during the term of the Adam Grant Loan, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lockbox account (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.10x for three consecutive months, or (ii) upon the occurrence of an event of default.

     Sponsorship. The sponsor of the borrower is SRM Associates, a privately held company.

HCPI Portfolio

     The Loan. The HCPI Portfolio is comprised of 6 Mortgage Loans (the "HCPI Loans") which are collectively secured by first lien mortgages or deeds of trusts (as applicable) on 6 medical office properties located in 6 states. Each HCPI Loan is cross-collateralized and cross-defaulted with each other HCPI Loan.

     The Properties. As of August 2000, the average occupancy rate for the Mortgaged Properties securing the HCPI Loans was approximately 99%. All 6 of the medical office buildings are located in close proximity to major hospitals in their respective submarkets. Four of the 6 buildings are single tenant buildings, while the remaining 2 buildings (Morristown Professional Plaza, Morristown, New Jersey and South Hill Medical Center, Southgate, Kentucky) are occupied by multiple tenants. The single tenant for the (1) Glen Burnie, Maryland property is Johns Hopkins Health Systems Corporation/Johns Hopkins University, (2) Harrison, Ohio property is Franciscan Health System of Ohio Valley, Inc., an affiliate of Mercy Health Partners a member of the Catholic Healthcare Partners, (3) Shrewsbury, Missouri property is Tenet Health System, and (4) Sacramento, California property is Mercy Medical Foundation of Sacramento.

     The following table presents certain information relating to the Mortgaged Properties securing the HCPI Loans:

                                                                CUT-OFF DATE      NET RENTABLE AREA
LOAN NAME                             PROPERTY LOCATION         LOAN BALANCE            (SF)
---------                           ----------------------    ----------------    -----------------
Mercy Medical Center..............  Sacramento, California    $     13,913,154          85,000
Southhill Medical Center..........  Southgate, Kentucky       $      4,160,000          56,126
Bay Meadow Center.................  Glen Burnie, Maryland     $      3,640,000          58,215
Southwest Medical Center..........  Shrewsbury, Missouri      $      3,500,000          44,946
Morristown Professional Plaza.....  Morristown, New Jersey    $     13,000,000         154,089
Franciscan Health Medical
  Building........................  Harrison, Ohio            $      2,700,000          36,634

     Escrows. Escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Guidelines" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account.  The originator did not require a lockbox account.

     Sponsorship. The sponsor of the borrower is Health Care Property Investors, Inc., a publicly-traded (NYSE) corporation with ownership interests in approximately 428 properties in 43 states.

Emerytech

     The Loan. The Emerytech loan (the "Emerytech Loan") is secured by a first lien mortgage on the 2-story Emerytech building located in Emeryville, California.

     The Property. The Mortgaged Property is comprised of 223,720 square feet of net rentable area and a three story, 624 space parking garage. As of November 2000, the occupancy rate for the Mortgaged

Property was 100%. The following table presents certain information relating to the tenants at the Mortgaged Property:

                                                    TENANT NET
                                                  RENTABLE AREA        % OF NET       DATE OF LEASE
TENANT NAME                                            (SF)          RENTABLE AREA     EXPIRATION
-----------                                      ----------------    -------------    -------------
Andronico's....................................       73,000             32.6%          May 2013
Evolve Software................................       72,351             32.3%          July 2007
State Farm Insurance...........................       44,351             19.8%         April 2009
InServ E-customer Solutions....................       19,361              8.7%        October 2007
Colo.com.......................................       14,657              6.6%        November 2009

     Escrows. To mitigate certain potential risks associated with Evolve Software assuming additional space within the premises, the originator required the borrower to deposit approximately $107,559 into escrow, which is the equivalent of three months rent for the additional space. In addition, escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE
POOL -- Underwriting Guidelines" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. At any time during the term of the Emerytech Loan, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a lender designated lockbox account upon (i) the occurrence of an event of default or (ii) the occurrence of the Anticipated Repayment Date.

     Sponsorship. The sponsor of the borrower is Ellis Partners LLC, a privately held company with ownership interests in approximately 3,000,000 square feet of commercial real estate in California.

Sierra III

     The Loan. The Sierra III loan (the "Sierra III Loan") is secured by a first lien deed of trust on a 3-story, single-tenant office building located in Irving, Texas.

     The Property. The Mortgaged Property is comprised of approximately 247,254 square feet of net rentable area. As of November 2000, the occupancy rate for the Mortgaged Property securing the Sierra III Loan was 100%.

     Escrows. The originator provided an escrow account to satisfy tenant improvements and leasing commissions associated with releasing of the True North Communications space if the lessee vacates at maturity. In addition, escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE
POOL -- Underwriting Guidelines" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. The originator established a springing lockbox at loan closing to mitigate risks associated with the single tenant. The lockbox will take effect upon the earlier of (i) the tenant's notice to vacate or (ii) not less than 12 months prior to lease maturity.

     Sponsorship. The sponsor of the borrower is Lexington Corporate Properties Trust, a publicly traded real estate investment trust with ownership interests in approximately 69 properties in 29 states.

University City Hilton

     The Loan. The University City Hilton loan (the "University City Hilton Loan") is secured by a first lien deed of trust on a full service Hilton hotel located in Charlotte, North Carolina.

     The Property. The Mortgaged Property contains 393 rooms, 19,000 square feet of meeting rooms/banquet facilities and a 109 seat restaurant. The Mortgaged Property is adjacent and accessible by common sidewalks to University Place Shoppes, a shopping village. In addition to the proximity to University Place Shoppes, the Mortgaged Property serves the University of North Carolina at Charlotte and the various businesses located at University Research Park, a business park which includes 8,000,000 square feet of office, light manufacturing and warehouse space. University Research Park is home to companies such as IBM, AT&T, Michelin Tire, BellSouth, and First Union National Bank.

     Escrows. Escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Guidelines" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account.  The originator did not require a lockbox account.

     Sponsorship.  The sponsors of the borrower are Ira Lubert and Ken
Kochenour.

Homewood Suites Portfolio

     The Loan. The Homewood Suites Portfolio is comprised of 5 Mortgage Loans (the "Homewood Suites Loans") which are collectively secured by first lien mortgages or deeds of trust (as applicable) on 5 hotel properties located in 5 states. Each Homewood Suites Portfolio loan is cross-collateralized and cross-defaulted with each other Homewood Suites Loan.

     The Properties. Each Mortgaged Property is improved with an extended stay Homewood Suites by Hilton Hotel. The following table presents certain information relating to the Mortgaged Properties:

                                                                         CUT-OFF
                                                                           DATE
                                                                           LOAN       NUMBER OF
FRANCHISE NAME                                    PROPERTY LOCATION      BALANCE        ROOMS
--------------                                   -------------------    ----------    ---------
Homewood Suites................................  Clearwater, Florida    $5,974,419       112
Homewood Suites................................  Norcross, Georgia      $2,788,062        92
Homewood Suites................................  Linthicum, Maryland    $8,961,628       147
Homewood Suites................................  Warren, Michigan       $2,489,341        76
Homewood Suites................................  Glen Allen,            $5,476,551       123
                                                 Virginia

     Escrows. Escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Guidelines" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account.  The originator did not require a lockbox account.

     Sponsorship. The sponsor of the borrower is Apple Suites, a publicly traded real estate investment trust with ownership interests in approximately 11 properties in 8 states.

Brown & Williamson Tower

     The Loan. The Brown & Williamson Tower loan (the "Brown & Williamson Loan") is secured by a first lien mortgage on the 26-story Brown & Williamson Tower office building located in Louisville, Kentucky.

     The Property. The property is comprised of 346,318 square feet of net rentable area. Constructed in 1982 by Oxford Properties as part of a mixed-use development, the property contains 26 floors and a basement, and is part of the Louisville Galleria project which includes the Kaufman Straus Building and 275,000 square feet of retail space. A Hyatt Regency Hotel is connected to the second floor of the subject building via an overstreet walkway. As of September 2000, the occupancy rate for the property securing the Brown & Williamson Tower loan was 96%. The following table presents certain information relating to the tenants at the Mortgaged Property:

                                                   TENANT NET         % OF NET       DATE OF LEASE
TENANT NAME                                     RENTABLE AREA SF    RENTABLE AREA     EXPIRATION
-----------                                     ----------------    -------------    -------------
Brown & Williamson..........................        227,891             65.8%            July 2015
Fifth Third Bank............................         75,630             21.8%             May 2015
Middleton & Ruetlinger......................         28,682              8.3%        November 2007
Oxford Properties...........................         13,980              4.0%        November 2017

     Escrows. The originator required both monthly and upfront escrows for tenant improvements each in the amount of $6,667. In addition, escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Guidelines" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account.  The originator did not require a lockbox account.

     Sponsorship. The sponsor of the Borrower is Gerald Nudo who has ownership and/or management interests in approximately 3 million square feet of office space in the Chicago, Illinois area.

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan History."

     Ninety three (93) of the Mortgage Loans (the "First Union Mortgage Loans"), or approximately 52.6% of the Cut-Off Date Balance, were originated or acquired by First Union National Bank. Eighty nine (89) of the Mortgage Loans (the "Bank of America Mortgage Loans"), or approximately 47.4% of the Cut-Off Date Pool Balance, were originated or acquired by Bank of America, N.A. First Union National Bank has no obligation to repurchase or substitute any of the Bank of America Mortgage Loans and Bank of America, N.A. has no obligation to repurchase or substitute any of the First Union Mortgage Loans.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is a vertically integrated entity, staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Each Mortgage Loan Seller requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Mortgage Loan Sellers staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines. See Annex A-1 to this Prospectus Supplement.

     Escrow Requirements. Each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     - Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments.

     - Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums.

     - Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     - Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the applicable Mortgage Loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     - Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Mortgage Loan Sellers (the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorders office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorders office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage

Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction;
(xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and (xiii) the original or copy of any ground lease or guaranty relating to a Mortgage Loan.

     As described in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of this Code, the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period and provided further, that no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the Certificateholders or the value of the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate servicing obligation. No substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan will be permitted under the Pooling and Servicing Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which were previously substituted for deleted Mortgage Loans exceed 10% of the aggregate Cut-off Date Balance of all the Mortgage Loans. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligation s will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; provided that such approval of the Controlling Class Representative may not be unreasonably withheld; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1) is true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

          (v) each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan are the legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, to the actual knowledge of the applicable Mortgage Loan Seller there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

          (vii) the assignment of the related Mortgage and assignment of leases in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage and leases to the Trustee (subject to customary limitations);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) set forth in the related title insurance policy or appearing of record, (d) other matters to which like properties are commonly subject, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments that prior to the Cut-Off Date became due and owing in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date, and to the applicable Mortgage Loan Seller's actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by the Mortgage Loan Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

          (xi) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and was in full force and effect with respect to each related Mortgaged Property;

          (xii) as of the Cut-Off Date, the Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xiii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in either Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-

Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this Prospectus Supplement); (v) the ownership, servicing or management for others of any other mortgage loans or real property; and (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller.

     The Master Servicer will appoint Bank of America, one of the Mortgage Loan Sellers, as sub-servicer with respect to the mortgage loans sold by Bank of America to the Depositor; provided that the Master Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Bank of America Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative, and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this Prospectus Supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     First Union National Bank, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties) and, in its capacity as Special Servicer under the Pooling and Servicing Agreement (in such capacity, the "Special Servicer"), will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. Although the Master Servicer and the Special Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which each will be responsible, each of the Master Servicer and the Special Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. First Union National Bank is a wholly-owned subsidiary of First Union Corporation, and as such is our affiliate, the Special Servicer and one of the Mortgage Loan Sellers. First Union National Bank's principal servicing offices are located at NC 1075, 8739 Research Drive--URP4, Charlotte, North Carolina 28262-1075.

     As of December 31, 2000, First Union National Bank and its affiliates were responsible for master or primary servicing approximately 5,985 commercial and multifamily loans, totaling approximately $38.8 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this Prospectus Supplement concerning First Union National Bank has been provided by First Union National Bank, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information. First Union National Bank (apart from its obligations as a Mortgage Loan Seller and except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise and direct the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this Prospectus Supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Certificate Balance of which is (i) greater than 25% of its original Certificate Balance and (ii) equal to or greater than 1.0% of the sum of the original Certificate Balances of all the Sequential Pay Certificates; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Residual Certificates or the Class IO Certificates) bearing the latest alphabetical Class designation. The Class A-1 and Class A-2 Certificates will be treated as one class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this Prospectus Supplement and the accompanying Prospectus.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan as to which (a) any Periodic Payment shall be delinquent 60 or more days (or, in the case of a Balloon Payment, if the related borrower continues to make the Periodic Payment and the Master Servicer receives written evidence that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined in its good faith reasonable judgment based on communications with the related mortgagor that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer reasonably expects the related borrower to continue to make the Periodic Payment and the Master Servicer receives written evidence, among other things, that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer shall have determined, in its good faith and reasonable judgment, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero);
(d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

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     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from .050% to .228%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be .081% per annum.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any prepayment premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any prepayment premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Except as described below, Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, (x) with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that does not allow prepayment on a day other than the Due Date, an amount equal to the lesser of (i) the aggregate of Prepayment Interest Shortfalls experienced during the related Collection Period with respect to such Mortgage, and (ii) the sum of (A) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.025% per annum) received by the Master Servicer during such Collection Period, other than on any Mortgage Loan covered under (y) below (B) investment income earned by the Master Servicer on the related Principal Prepayments during the most recently ended Collection Period, and (C) Prepayment Interest Excesses received during the most recently ended Collection Period, and (y) with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) that allows principal prepayment to be made on a date other than a Due Date, that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (A) the Master Servicing Fee (up to a Master Servicing Fee Rate of .025% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Principal Recovery Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset, which Principal Recovery Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Principal Recovery Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the Prospectus) resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan Seller (as described in this Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions causing the Mortgage Loan to be a Specially Serviced Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all assumption and modification fees, assumption application fees, late payment charges and penalty interest (to the extent not used to offset interest on Advances and the cost of property inspections as provided in the Pooling and Servicing Agreement) and, except to the extent needed to offset Prepayment Interest Shortfalls, Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the

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investment of funds held in those accounts maintained by it that relate to the
Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and penalty interest on all Mortgage Loans received during the Collection Period in which such reimbursement is made and then in certain circumstances from general collections on the Mortgage Loans then on deposit in the Certificate Account.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $20,000,000, permit the transfer of equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (v) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/ or any Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan and the related borrower has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies of any material modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" in this Prospectus Supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgaged Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements and (iv) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraph, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver (or consent to a modification or waiver by the Master Servicer) of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver (or consent to a waiver by the Master Servicer) of a "due-on-sale" or "due-on-encumbrance" clause (subject to certain exceptions set forth in the Pooling and Servicing Agreement); and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any REMIC provisions, provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgement of the Special Servicer, is not in the best interests of the Certificateholders.

     Limitation on Liability of Controlling Class Representative. The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES; SALE OF MORTGAGE LOANS

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of such holders, is required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer is generally required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special

Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund is obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) maintains its status as "foreclosure property" under the REMIC Provisions and
(ii) would, to the extent commercially feasible and consistent with the foregoing clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, the Trust Fund will not be taxed on income received with respect to the Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include any rental income under a lease based in whole or part on the net income or profits of any tenant or sub-tenant. "Rents from real property" include charges (or an allocable portion of rental income where no separate charge is stated) for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of the applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the Trust Fund would not constitute "rents from real property," and could taint all of the rental income paid under the relevant lease unless the non-customary services are performed by an independent contractor and separately charged for. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property (such as a hospitality or residential health care property) owned by the Trust Fund (other than qualifying rent) will not constitute "rents from real property." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     Each of the Majority Subordinate Certificateholder (as defined in this Prospectus Supplement), the Special Servicer and the Master Servicer, in that order, has been granted a right of first refusal to purchase any defaulted Mortgage Loan at a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, all accrued but unpaid interest, and related fees and expenses. If such interested parties refuse to exercise such right, the Special Servicer may offer to sell any defaulted Mortgage Loan if the Special Servicer determines, consistent with the Servicing Standard, that such sale would be in the best economic interest of the Trust Fund. In connection with such a sale, the Special Servicer is not obligated to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of the highest bid would be in the best interest of the Certificateholders.

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INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.0x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, with respect to each Mortgage Loan with a principal balance at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Specially Serviced Mortgage Loan) is required at its expense to inspect or cause to be inspected the related Mortgaged Property every calendar year and with respect to each Mortgage Loan with a principal balance at the time of such inspection of less than $2,000,000 once every other year. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required upon request, to be delivered to the Controlling Class Representative electronically as soon as available (and such Controlling Class Representative will be required to keep such information confidential) and to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2001, among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund;
(iii) such funds or assets as from time to time are deposited in the Certificate Account, the REO Accounts, the Additional Interest Account and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1 and Class A-2 Certificates (together, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates (collectively, the "Subordinate Certificates" and, together with the Class A

Certificates, the "Sequential Pay Certificates"); (iii) the Class IO-I, Class IO-II and Class IO-III Certificates (together, the "Class IO Certificates" and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Offered Certificates") are offered hereby. The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, the Class IO-I, Class IO-II and Class IO-III Certificates (collectively, the "Non-Offered Certificates") and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or Euroclear (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on such business day. Cash received in Clearstream, Luxembourg or

Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Clearstream, Luxembourg and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Luxembourg, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream, Luxembourg is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     The information in this Prospectus Supplement concerning DTC, Clearstream, Luxembourg or Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but none of the Depositor or the Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                             CLOSING DATE   PERCENTAGE OF
                                                             CERTIFICATE    CUT-OFF DATE
                  CLASS OF CERTIFICATE                         BALANCE      POOL BALANCE
                  --------------------                       ------------   -------------
Class A-1 Certificates...................................    $167,224,000       12.78%
Class A-2 Certificates...................................    $853,233,000       65.22%
Class B Certificates.....................................    $ 52,331,000        4.00%
Class C Certificates.....................................    $ 26,166,000        2.00%
Class D Certificates.....................................    $ 26,165,000        2.00%
Class E Certificates.....................................    $ 16,354,000        1.25%
Class F Certificates.....................................    $ 13,082,000        1.00%
Non-Offered Certificates.................................    $153,723,728       11.75%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates do not have Certificate Balances, but represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related Class of Class IO Certificates. The Notional Amount of the Class IO-I Certificates will be equal to the aggregate of the Component Balances of the Group 1 Components outstanding from time to time. The Notional Amount of the Class IO-II Certificates will be equal to the aggregate of the Component Balances of the Class 1A-2B, Class 1B, Class 1C and Class 1D Components outstanding from time to time. The Notional Amount of the Class IO-III Certificates will be equal to the aggregate of the Component Balances of the Group 2 Components outstanding from time to time. Accordingly, the Notional Amount of the Class IO-I Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Additional Trust Fund Expenses actually allocated to, that portion of the aggregate Certificate Balances of the Sequential Pay Certificates that corresponds to the Group 1 Components. The Notional Amount of the Class IO-II Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Additional Trust Fund Expenses actually allocated to, that portion of the aggregate Certificate Balances of the Class A-2, Class B, Class C and Class D Certificates that correspond to the Class 1A-2B, Class 1B, Class 1C, and Class 1D Components, respectively. The Notional Amount of the Class IO-III Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Additional Trust Fund Expenses actually allocated to, that portion of the aggregate Certificate Balances of the Sequential Pay Certificates that corresponds to the Group 2 Components. Any such reductions based upon principal distributions (except as described below with respect to the Class 1A-2 Components) or allocations of Realized Losses or Additional Trust Fund Expenses shall be allocated among the Components of a particular Class of Certificates pro rata (based upon Component Balance).

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest.

     The REMIC Residual Certificates do not have Certificate Balances or notional amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement.

     The Pass-Through Rate applicable to the Class IO-I Certificates for the
initial Distribution Date will equal approximately      % per annum. The
Pass-Through Rate applicable to the Class IO-I Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class IO-I Strip Rates for the respective Classes of Group 1 Components (or, in the case of the Class 1A-2 Component, the Class 1A-2A and Class 1A-2B Components thereof) for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Class IO-I Strip Rate" in respect of any Class of Group 1 Components (or, in the case of the Class 1A-2 Component, the Class 1A-2A and Class 1A-2B Components thereof) for any Distribution Date will, in general, equal (i) in the case of the Class 1-A1, Class 1A-2A, Class 1E, Class 1F, Class 1G, Class 1H, Class 1J, Class 1K, Class 1L, Class 1M, Class 1N, Class 1O, Class 1P and Class 1Q Components, (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for such Class of Components and (ii) in the case of the Class 1A-2B, Class 1B, Class 1C and Class 1D Components (x) for any Distribution Date
occurring on or before                200  , 0% per annum, and (y) for any
Distribution Date occurring after                200  , (I) the Weighted Average
Net Mortgage Rate for such Distribution Date, minus (II) the Pass-Through Rate for such Class of Components (but in no event will any Class IO-I Strip Rate be equal to zero).

     The Pass-Through Rate applicable to the Class IO-II Certificates for the
initial Distribution Date will equal approximately   % per annum. The
Pass-Through Rate applicable to the Class IO-II Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class IO-II Strip Rates for the Class 1A-2B, Class 1B, Class 1C and Class 1D Components for such Distribution Date (weighted on the basis of the respective Component Balances of such Class of Components outstanding immediately prior to such Distribution Date). The "Class IO-II Strip Rate" in respect of the Class 1A-2B, Class 1B, Class 1C and Class 1D Components for any Distribution Date will, in general, equal (i) for any Distribution Date
occurring on or before                     200  , (x) the Weighted Average Net
Mortgage Rate for such Distribution Date minus (y) the Pass-Through Rate for such Class of Components for such Distribution Date (but in no event will any Class IO-II Strip Rate be less than zero), and (ii) for any Distribution Date
occurring after                     200  , 0% per annum.

     The Pass-Through Rate applicable to the Class IO-III Certificates for the
initial Distribution Date will equal approximately      % per annum. The
Pass-Through Rate applicable to the Class IO-III Certificates for each Distribution Date will, in general, equal the weighted average of the Class IO-III Strip Rates for the Group 2 Components for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Class IO-III Strip Rate" in respect of any Class of Group 2 Components, for any Distribution Date, will equal (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for such Class of Components (but in no event will any Class IO-III Strip Rate be less than zero).

     Solely for the purposes of calculating the Pass-Through Rate applicable to the Class IO-I, Class IO-II and Class IO-III Certificates for each Distribution Date and the Notional Amounts of the Class IO-I, Class IO-II and Class IO-III Certificates, the aggregate Certificate Balance of each Class of Sequential Pay Certificates will be deemed to consist of two (or three, in the case of the Class A-2 Certificates) components (each a "Component"), each having the same Pass-Through Rate as the related Class of Certificates. Each Component will have a balance (a "Component Balance") that will be reduced on a pro rata basis by any distributions of principal (except as described below with respect to the Class 1A-2 Components) made on the related Class of Certificates or any allocations of Realized Losses or Additional Trust Fund Expenses to such Class.

     The "Group 1 Components" will consist of the following Components with the
specified initial Component Balances: Class 1A-1 ($       ), Class 1A-2
($       ), Class 1B ($       ), Class 1C ($       ), Class 1D ($       ), Class
1E ($       ), Class 1F ($       ), Class 1G ($       ), Class 1H ($       ),
Class 1J ($       ), Class 1K ($       ), Class 1L ($       ), Class 1M
($       ), Class 1N ($       ), Class 1O ($       ), Class 1P ($       ) and
Class 1Q ($       ). The "Group 2 Components" will consist of the following
Components with the specified initial Component Balances: Class 2A-1 ($       ),
Class 2A-2 ($       ), Class 2B ($       ), Class 2C ($       ), Class 2D
($       ), Class 2E ($       ), Class 2F ($       ), Class 2G ($       ), Class
2H ($       ), Class 2J ($       ), Class 2K ($       ), Class 2L ($       ),
Class 2M ($       ), Class 2N ($       ), Class 2O ($       ), Class 2P
($       ) and Class 2Q ($       ).

     In addition, the Class 1A-2 Component will be deemed to consist of two Components. The "Class 1A-2A Component" will have a Component Balance initially
equal to $       , which amount will be deemed to be reduced by the amount of all distributions of principal made to the Class 1A-2 Components until such Component Balance is reduced to zero. The other Class 1A-2 Component (the "Class
1A-2B Component") will have a Component Balance equal to $       which,
following the reduction of the Component Balance of the Class 1A-2A Component to zero, will be deemed reduced by the amount of all subsequent distributions of principal in reduction of the aggregate Component Balance of the Class 1A-2 Component until the Component Balance of the Class 1A-2B Component (and the aggregate Component Balance of the Class 1A-2 Component) has been reduced to zero.

     Interest will accrue for each Class of Certificates (other than the REMIC Residual Certificates) during the calendar month prior to the related Distribution Date (each such period, an "Interest Accrual Period") and will be calculated assuming that each month has 30 days and a 360-day year.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 11th day of each month (or, if not a business day, the immediately succeeding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in April 2001.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

             (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

             (ii) any Yield Maintenance Charges;

             (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans;

             (iv) any amounts deposited in the Certificate Account in error;

             (v) any Additional Interest on the ARD Loans; and

             (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See
"--Distributions--Allocation of Yield Maintenance Charges."

     Additional Interest Account. The Trustee will establish and maintain a segregated account (the "Additional Interest Account") in the name of the Trustee for the benefit of the holders of the Class Q Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Additional Interest Account an amount equal to the Additional Interest received during the related Collection Period.

     Interest Reserve Account. The Master Servicer will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the "Interest Reserve Loans") an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2, Class IO-I, Class IO-II and Class IO-III Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) to distributions to the holders of the Class A-1 and Class A-2 Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (5) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (6) after the Class A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A Certificates on such Distribution Date;

          (7) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (9) after the Class A and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A and/or Class B Certificates on such Distribution Date;

          (10) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (11) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (12) after the Class A, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such

     Distribution Date, less any portion thereof distributed in respect of the Class A, Class B and/or Class C Certificates on such Distribution Date;

          (13) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (14) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (15) after the Class A, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C and/or Class D Certificates;

          (16) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (17) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (18) after the Class A, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D and/or Class E Certificates;

          (19) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (20) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (21) after the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E and/or Class F Certificates;

          (22) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (23) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (24) after the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (25) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (26) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (27) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

          (28) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (29) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (30) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

          (31) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (32) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (33) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and/or Class K Certificates;

          (34) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (35) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (36) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and/or Class L Certificates;

          (37) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (38) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (39) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and/or Class M Certificates;

          (40) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (41) to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (42) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and/or Class N Certificates;

          (43) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (44) to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (45) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and/or Class O Certificates;

          (46) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (47) to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (48) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A,

     Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and/or Class P Certificates;

          (49) to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (50) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (49) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero (prior to retirement of the Class A Certificates) as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement), the payments of principal to be made as contemplated by clauses (2) and (3) above with respect to the Class A Certificates will be so made to the holders of the respective Classes of such Certificates up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of any Class of the Class IO Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the applicable Notional Amount of such Class IO Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class IO Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class IO Certificates) for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge, the amount of such payments actually collected will be distributed in respect of the Offered Certificates and the Class G and Class H Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment.

     Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Yield Maintenance Charges equal to the product of (a) the amount of such Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which a Yield Maintenance Charge is distributable, the aggregate amount of such Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Yield Maintenance Charges remaining after any such payments to the holders of the Offered Certificates and the Class G and Class H Certificates will be distributed to the holders of the Class IO-I and Class IO-III Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the Class G and Class H Certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the "Discount Rate" will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge. See "DESCRIPTION OF

THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage
Loans--Prepayment Provisions" in this Prospectus Supplement.

     Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed among the holders of the Class Q Certificates, on a pro rata basis in accordance with the respective initial Certificate Balances of such Class. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Class A and Class IO Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class A and Class IO Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D, the Class E and the Class F Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates (other than the Class IO Certificates), (b) to the holders of the Class E Certificates by means of the subordination of the Class F and the Non-Offered Certificates (other than the Class IO Certificates), (c) to the holders of the Class D Certificates by means of the subordination of the Class E, the Class F and the Non-Offered Certificates (other than the Class IO Certificates), (d) to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E, the Class F and the Non-Offered Certificates (other than the Class IO Certificates), (e) to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E, the Class F and the Non-Offered Certificates (other than the Class IO Certificates), and (f) to the holders of the Class A and Class IO Certificates by means of the subordination of the Non-Offered Certificates (other than the Class IO Certificates), will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2 and Class IO Certificates will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1 and Class A-2 Certificates (unless the aggregate Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1 and Class A-2 Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1 and Class A-2 Certificates will be decreased (with a

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corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1 and Class A-2 Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans, that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution
Date: first, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero and, last, to the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the Notional Amount of the Class IO Certificates that is related to such Class of Sequential Pay Certificates.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Principal Recovery Fees, or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise

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offset by penalty interest and late payment charges) and amounts payable to the
Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--REO Properties; Sale of Mortgage Loans" in this Prospectus Supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees, in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate applicable to the Class of Certificates to which such Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance for Balloon Payments, default interest, Yield Maintenance Charges or Additional Interest.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with

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respect to collections of interest and net of related Principal Recovery Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described in this Prospectus Supplement, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid out of penalty interest and late payment charges that have been collected on the related Mortgage Loan during the Collection Period in which such reimbursement is made and, in certain circumstances, out of any other amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement; provided however, that no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is not received until after any applicable grace period has expired. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $1 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and

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each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and
(v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows and reserves held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "--P&I Advances" above.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex C to this Prospectus Supplement, setting forth, among other things, for each Distribution Date:

             (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

             (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

             (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Yield Maintenance Charges;

             (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

             (v) the Available Distribution Amount for such Distribution Date;

             (vi)(A) the aggregate amount of P&I Advances made in respect of such Distribution Date and (B) the aggregate amount of servicing advances as of the close of business on the related Determination Date;
        (C) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

             (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

             (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

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             (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

             (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced;

             (xi) as to each Mortgage Loan referred to in the preceding clause
        (x) above; (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) a brief description of any loan modification;

             (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such liquidation event;

             (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period,
        (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

             (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

             (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

             (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

             (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

             (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

             (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class on such Distribution Date;

             (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the Notional Amount of the Class IO Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

             (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

             (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection Period;

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             (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

             (xxiv) the aggregate amount of servicing fees and Trustee fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

             (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

             (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

             (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates;

             (xxviii) the aggregate amount of Yield Maintenance Charges collected during the related Collection Period; and

             (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates and Class R-II Certificates on such Distribution Date.

          2. A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          3. A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following nine reports providing the required information (unless otherwise specified below) as of the Determination Date immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex D attached to this Prospectus Supplement, prepared by the Master Servicer (combining reports prepared by the Master Servicer and the Special Servicer) setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property and status of resolution.

          (b) A "Historical Loan Modification Report" containing substantially the content set forth in Annex E attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

          (c) A "Historical Liquidation Report" containing substantially the content set forth in Annex F attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex G attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and
     (iii) the value of the REO Property based on the most recent appraisal or

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     other valuation thereof available to the Special Servicer as of such
     Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex H attached to this Prospectus Supplement, prepared by the Master Servicer identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x, other than Mortgage Loans whose operating results for the first year of operations represent less than seven months of operating history, (ii) that has a stated maturity date occurring in the next ninety days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any Advance has been outstanding for 30 days or more, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the rentable area of the related Mortgaged Property has expired, been terminated, is in default, has gone dark or will expire within the next three months (without being replaced by one or more tenants or leases), (viii) that is late in making its Periodic Payment three or more times in the preceding 12 months,
     (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent; provided that a Mortgage Loan will not be identified on the Watch List solely because the related borrower has failed to deliver operating statements, rent rolls or other financial statements required to be delivered under the Mortgage Loan documents.

          (f) An "Operating Statement Analysis" containing substantially the content set forth in Annex I attached to this Prospectus Supplement, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer or the Special Servicer is required consistent with the servicing standards described in this Prospectus Supplement to endeavor to obtain such operating statements and rent rolls.

          (g) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J attached to this Prospectus Supplement, for such property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

          (h) A "Comparative Financial Status Report" containing substantially the content set forth in Annex K attached to this Prospectus Supplement, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Master Servicer's or Special Servicer's possession, as applicable): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

          (i) An "Interim Delinquent Loan Status Report" identifying each Mortgage Loan that was delinquent as of the end of the calendar month immediately preceding the preparation of such report.

          (j) An "Updated Collection Report" identifying each mortgage loan with respect to which the Master Servicer received a Periodic Payment after the Determination Date and before the P&I Advance Date for the related month.

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of

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record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's internet website and its fax-on-demand service. In addition, the Trustee will make available each month the Unrestricted Servicer Reports on the Trustee's internet website. The Trustee's internet website will initially be located at "www.ctslink.com/cmbs". The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above mentioned services, investors may call (301) 815-6600. In addition, the Trustee will also make Mortgage Loan information as presented in the CMSA loan setup file, CMSA Collateral Summary File, CMSA Bond File and CMSA Loan Periodic Update File format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, or any other interested party via the Trustee's internet website. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available as a convenience for interested parties the Pooling and Servicing Agreement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefore. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, the Restricted Servicer Reports and the CMSA Property File, to any Privileged Person (defined below) via the Trustee's internet website with the use of a password (or other comparable restricted access mechanism) provided by the Trustee to such Privileged Person.

     The Trustee will make certain information relating to the Mortgage Loans or the Mortgaged Properties available by receiving inquiries by e-mail through the Trustee's internet website. Within the time period specified in the Pooling and Servicing Agreement, the Trustee will forward each such inquiry to the Master Servicer or the Special Servicer, as applicable. Unless the Master Servicer or the Special Servicer, as applicable, determines in its sole discretion that answering such inquiry (i) would not be in the best interests of the Trust Fund and/or the Certificateholders (ii) would be a violation of applicable law or the applicable Mortgage Loan Documents, or (iii) is otherwise, for any reason, not advisable to answer it will forward to the Trustee a response to such inquiry within the time period specified in the Pooling and Servicing Agreement (or indicate the time period within which a response will be provided).

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The Trustee will post responses to inquiries in the "Investor Q&A Forum" section of its website which will be password protected and available only to Privileged Persons.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.firstunion.com", (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports, the CMSA Property File and CMSA financial file. For assistance with the Master Servicer's internet website, investors may call
(800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, either Mortgage Loan Seller, either Underwriter or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

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

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement, which Distribution Date shall in each case be as follows:

                                                         ASSUMED FINAL
CLASS DESIGNATION                                      DISTRIBUTION DATE
-----------------                                     --------------------
Class A-1...........................................      October 15, 2009
Class A-2...........................................     December 15, 2010
Class B.............................................     December 15, 2010
Class C.............................................     December 15, 2010
Class D.............................................      January 15, 2011
Class E.............................................      January 15, 2011
Class F.............................................      January 15, 2011

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BE DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and in the accompanying Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in March 2033, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this Prospectus Supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class IO Certificates and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and

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

the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class. The Class R-I and Class R-II Certificates will not be entitled to any Voting Rights of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or the Mortgage Loan Sellers) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described in this Prospectus Supplement under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a

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

national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Wells Fargo offices in Minneapolis. Wells Fargo otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Certificateholders and other interested parties should direct their inquires to Wells Fargo CMBS Customer Service office. The telephone number is (301) 815-6600. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

     The Trustee also has certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the Prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and then the Non-Offered Certificates (other than the Class IO-I, Class IO-II and Class IO-III Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans documents.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the holders of the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and the Class IO Certificates with respect to shortfalls of interest). As more fully described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class IO Certificates) on a pro rata basis.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 14 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement.

PRICE/YIELD TABLES

     The tables beginning on page "B-1" of this Prospectus Supplement (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration, weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e., 100-04 means 100 4/32%) as a percentage of the initial Certificate Balance of each Class of Offered Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including March 1, 2001 to but excluding March 30, 2001, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this Prospectus Supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Offered Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the Yield Tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged (otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay

Certificates are as described in this Prospectus Supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus Supplement, (xii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in April 2001, and (xiii) the Closing Date for the sale of the Offered Certificates is March 30, 2001.

     The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Yield Maintenance Charge (each such period, an "Open Period") with respect to all the Mortgage Loans, have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date as applicable.

     The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) despite prepayment restrictions, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class B, Class C, Class D, Class E or Class F Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates and the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of the Table Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, and/or Class F, Certificates may mature earlier or later than indicated by the tables. In particular, voluntary prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the Table Assumptions and indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR (but without application of any Yield Maintenance Charges). For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

              PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE
                         OF THE CLASS A-1 CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
03/15/02...........................................     94       94       94       94       94
03/15/03...........................................     88       88       88       88       88
03/15/04...........................................     82       82       81       81       81
03/15/05...........................................     74       73       72       71       70
03/15/06...........................................     65       63       60       58       56
03/15/07...........................................     54       51       47       44       41
03/15/08...........................................     44       39       35       31       27
03/15/09...........................................     28       22       16       11        7
03/15/10...........................................      0        0        0        0        0
03/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   5.75     5.57     5.41     5.27     5.13

              PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE
                         OF THE CLASS A-2 CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
03/15/02...........................................    100      100      100      100      100
03/15/03...........................................    100      100      100      100      100
03/15/04...........................................    100      100      100      100      100
03/15/05...........................................    100      100      100      100      100
03/15/06...........................................    100      100      100      100      100
03/15/07...........................................    100      100      100      100      100
03/15/08...........................................    100      100      100      100      100
03/15/09...........................................    100      100      100      100      100
03/15/10...........................................     92       91       89       88       88
03/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   9.46     9.44     9.43     9.41     9.40

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
03/15/02...........................................    100      100      100      100      100
03/15/03...........................................    100      100      100      100      100
03/15/04...........................................    100      100      100      100      100
03/15/05...........................................    100      100      100      100      100
03/15/06...........................................    100      100      100      100      100
03/15/07...........................................    100      100      100      100      100
03/15/08...........................................    100      100      100      100      100
03/15/09...........................................    100      100      100      100      100
03/15/10...........................................    100      100      100      100      100
03/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   9.71     9.71     9.71     9.71     9.71

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
03/15/02...........................................    100      100      100      100      100
03/15/03...........................................    100      100      100      100      100
03/15/04...........................................    100      100      100      100      100
03/15/05...........................................    100      100      100      100      100
03/15/06...........................................    100      100      100      100      100
03/15/07...........................................    100      100      100      100      100
03/15/08...........................................    100      100      100      100      100
03/15/09...........................................    100      100      100      100      100
03/15/10...........................................    100      100      100      100      100
03/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   9.71     9.71     9.71     9.71     9.71

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
03/15/02...........................................    100      100      100      100      100
03/15/03...........................................    100      100      100      100      100
03/15/04...........................................    100      100      100      100      100
03/15/05...........................................    100      100      100      100      100
03/15/06...........................................    100      100      100      100      100
03/15/07...........................................    100      100      100      100      100
03/15/08...........................................    100      100      100      100      100
03/15/09...........................................    100      100      100      100      100
03/15/10...........................................    100      100      100      100      100
03/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   9.76     9.75     9.75     9.74     9.74

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
03/15/02...........................................    100      100      100      100      100
03/15/03...........................................    100      100      100      100      100
03/15/04...........................................    100      100      100      100      100
03/15/05...........................................    100      100      100      100      100
03/15/06...........................................    100      100      100      100      100
03/15/07...........................................    100      100      100      100      100
03/15/08...........................................    100      100      100      100      100
03/15/09...........................................    100      100      100      100      100
03/15/10...........................................    100      100      100      100      100
03/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   9.79     9.79     9.79     9.79     9.79

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
03/15/02...........................................    100      100      100      100      100
03/15/03...........................................    100      100      100      100      100
03/15/04...........................................    100      100      100      100      100
03/15/05...........................................    100      100      100      100      100
03/15/06...........................................    100      100      100      100      100
03/15/07...........................................    100      100      100      100      100
03/15/08...........................................    100      100      100      100      100
03/15/09...........................................    100      100      100      100      100
03/15/10...........................................    100      100      100      100      100
03/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   9.79     9.79     9.79     9.79     9.79

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, two separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus. The portion of the trust fund representing the Class Q Certificateholders' entitlement to any Additional Interest will be treated as a grantor trust for federal income tax purposes.

     Based on expected issue prices, certain of the classes of Offered Certificates, depending on their issue price, may be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the accompanying Prospectus results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to such period would be zero and such Certificateholder generally will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. However, although the matter is not free from doubt, a Certificateholder that realizes any negative amortization of original issue discount with respect to its Certificate may be permitted to deduct a loss to the extent that its respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the

Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

     Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. It is not entirely clear whether Yield Maintenance Charges give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of and Yield Maintenance Charges in general.

     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Governmental plans (as defined in Section 3(32) of ERISA), while not subject to ERISA and the Code, may be subject to materially similar provisions of applicable federal, state or local law.

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to First Union Securities, Inc., PTE 93-31 (May 14, 1993) to Banc of America Securities LLC and PTE 89-89 (October 17, 1989) to Salomon Smith Barney Inc., each as amended by PTE 97-34 and PTE 2000-58) (each, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Banc of America Securities LLC, (b) First Union Securities, Inc., (c) Salomon Smith Barney Inc., (d) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Banc of America Securities LLC, First Union Securities, Inc. or Salomon Smith Barney Inc. and (e) any member of the underwriting syndicate or selling group of which Banc of America Securities LLC, First Union Securities, Inc. or Salomon Smith Barney Inc. or a person described in (d) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed plans as described in
Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title 1 of ERISA, such as certain Keogh plans and certain individual retirement accounts.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates.

     If the general conditions of the Exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan,
(ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the Offered Certificates (or such obligor's affiliate) only if, among other requirements

(i) such obligor (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the assets contained in the Trust and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in the Offered Certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (iv) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under applicable Federal, state or local law). Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless such Certificates are rated in one of the top four rating categories by at least one NRSRO at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

                                LEGAL INVESTMENT

     Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" in the Prospectus.

     The Depositor makes no representation as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Banc of America Securities LLC ("Banc of America Securities"), First Union Securities, Inc. ("First Union Securities") and Salomon Smith Barney Inc. ("Salomon Smith Barney" and together with Banc of America Securities and First Union Securities, the "Underwriters"), the Depositor has agreed to sell to each of Banc of America Securities, First Union Securities, and Salomon Smith Barney and each of Banc of America Securities, First Union Securities and Salomon Smith Barney has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%;

        CLASS          BANC OF AMERICA SECURITIES LLC   FIRST UNION SECURITIES, INC.    SALOMON SMITH BARNEY INC.
        -----          ------------------------------   -----------------------------   -------------------------
Class A-1............
Class A-2............
Class B..............
Class C..............
Class D..............
Class E..............
Class F..............

     Banc of America Securities LLC and First Union Securities, Inc. are acting as co-lead managers and co-bookrunners of the offering. Salomon Smith Barney Inc. is acting as a co-manager for the offering.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$               , which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Banc of America Securities, First Union Securities and Salomon Smith Barney may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this Prospectus Supplement and "RISK FACTORS--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, First Union Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Banc of America Securities, one of the Underwriters, is an affiliate of Bank of America, N.A., one of the Mortgage Loan Sellers. First Union Securities, one of the Underwriters, is an affiliate of the Depositor and First Union National Bank, which is one of the Mortgage Loan Sellers, the Master Servicer and the Special Servicer.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft, Charlotte, North Carolina.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from Moody's and Fitch (the "Rating Agencies"):

                                                                EXPECTED
                                                              RATINGS FROM
                           CLASS                              MOODY'S/FITCH
                           -----                              -------------
Class A-1...................................................    Aaa/AAA
Class A-2...................................................    Aaa/AAA
Class B.....................................................     Aa2/AA
Class C.....................................................     A1/A+
Class D.....................................................      A2/A
Class E.....................................................     A3/A-
Class F.....................................................   Baa1/BBB+

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying Prospectus.

                             INDEX OF DEFINED TERMS

                                                                  PAGE
                                                              ------------
Accrued Certificate Interest................................         S-123
Actual/360 Basis............................................          S-69
Adam Grant Loan.............................................          S-92
Additional Interest.........................................          S-69
Additional Interest Account.................................         S-118
Additional Trust Fund Expenses..............................         S-127
Administrative Cost Rate....................................          S-75
Anticipated Repayment Date..................................          S-69
Appraisal Reduction Amount..................................         S-129
ARD Loans...................................................          S-69
Assumed Final Distribution Date.............................         S-136
Assumed Scheduled Payment...................................         S-124
Available Distribution Amount...............................         S-118
Balloon Loans...............................................          S-69
Balloon Payment.............................................          S-69
Banc of America Securities..................................         S-150
Bank of America.............................................          S-68
Bank of America Mortgage Loans..............................          S-96
Bed.........................................................          S-74
Brown & Williamson Loan.....................................          S-95
Capital Imp. Reserve........................................          S-76
CBE.........................................................         S-141
Certificate Balance.........................................         S-114
Certificate Deferred Interest...............................         S-115
Certificateholders..........................................         S-117
Certificates................................................         S-111
Class.......................................................         S-111
Class A Certificates........................................         S-111
Class IO Certificates.......................................         S-112
Class 1A-2A Component.......................................         S-116
Class 1A-2B Component.......................................         S-116
Class IO-I Strip Rate.......................................   S-12, S-115
Class IO-II Strip Rate......................................   S-12, S-115
Class IO-III Strip Rate.....................................   S-12, S-116
Clearstream, Luxembourg.....................................         S-112
Clearstream, Luxembourg Participants........................         S-113
CMSA Bond File..............................................         S-132
CMSA Collateral Summary File................................         S-132
CMSA Financial File.........................................         S-135
CMSA Loan Periodic Update File..............................         S-132
CMSA Property File..........................................         S-132
Collection Period...........................................         S-117
Comparative Financial Status Report.........................         S-133
Compensating Interest Payment...............................         S-105
Component...................................................         S-116
Component Balance...........................................         S-116
Constant Prepayment Rate....................................         S-141
Controlling Class...........................................         S-103
Controlling Class Representative............................         S-103
Cornerstone Loans...........................................          S-90
Corrected Mortgage Loan.....................................         S-105

                                                                  PAGE
                                                              ------------
CPR.........................................................         S-141
Crystal Square Four Loan....................................          S-91
Custodian...................................................          S-97
Cut-Off Date................................................           S-8
Cut-Off Date Balance........................................          S-68
Cut-Off Date LTV............................................          S-74
Cut-Off Date LTV Ratio......................................          S-74
Cut-Off Date Pool Balance...................................          S-68
Defeasance..................................................          S-75
Defeasance Collateral.......................................          S-70
Delinquent Loan Status Report...............................         S-132
Depositaries................................................         S-112
Determination Date..........................................         S-117
Discount Rate...............................................   S-16, S-125
Distributable Certificate Interest..........................         S-123
Distribution Date...........................................         S-117
Distribution Date Statement.................................         S-130
DSC Ratio...................................................          S-73
DSCR........................................................          S-73
DTC.........................................................         S-112
Due Date....................................................          S-69
Emerytech Loan..............................................          S-93
ERISA.......................................................         S-147
Euroclear Participants......................................         S-113
Excess Cash Flow............................................          S-69
Exemption...................................................         S-147
Exemptions..................................................         S-147
Final Recovery Determination................................         S-131
First Principal Payment Date................................         S-141
First Union Mortgage Loans..................................          S-96
First Union Securities......................................         S-150
Fitch.......................................................         S-148
Form 8-K....................................................         S-102
Group 1 Components..........................................         S-116
Group 2 Components..........................................         S-116
HCPI Loans..................................................          S-93
Historical Liquidation Report...............................         S-132
Historical Loan Modification Report.........................         S-132
Homewood Suites Loan........................................          S-95
Indirect Participants.......................................         S-112
Interest Accrual Period.....................................         S-116
Interest Reserve Account....................................         S-118
Interest Reserve Amount.....................................         S-118
Interest Reserve Loans......................................         S-118
Interim Delinquent Loan Status Report.......................         S-133
Investor Q&A Forum..........................................         S-135
IRS.........................................................         S-146
Last Principal Payment Date.................................         S-141
Loan per Sq Ft..............................................          S-74
LOC Loans...................................................          S-73
Lockout.....................................................          S-75
Lockout Period..............................................          S-75

                                                                  PAGE
                                                              ------------
LTV at ARD or Maturity......................................          S-74
Majority Subordinate Certificateholder......................         S-137
Master Servicer.............................................         S-103
Master Servicing Fee........................................         S-105
Master Servicing Fee Rate...................................         S-105
Maturity Date LTV Ratio.....................................          S-74
Moody's.....................................................         S-148
Mortgage....................................................          S-68
Mortgage Deferred Interest..................................         S-115
Mortgage File...............................................          S-97
Mortgage Loan Purchase Agreement............................          S-96
Mortgage Loans..............................................          S-68
Mortgage Note...............................................          S-68
Mortgage Rate...............................................          S-69
Mortgaged Property..........................................          S-68
NA..........................................................          S-75
NAV.........................................................          S-76
Net Aggregate Prepayment Interest Shortfall.................         S-123
Net Cash Flow...............................................          S-73
net cash flow...............................................          S-73
Net Mortgage Rate...........................................         S-116
New Regulations.............................................         S-147
NOI Adjustment Worksheet....................................         S-133
Non-Offered Certificates....................................         S-112
Nonrecoverable P&I Advance..................................         S-129
Non-SMMEA Certificates......................................         S-149
Notional Amount.............................................         S-114
NRSRO.......................................................         S-148
Occupancy Percentage........................................          S-75
Offered Certificates........................................         S-112
OID Regulations.............................................         S-146
Open Period.................................................    S-5, S-142
Operating Statement Analysis................................         S-133
Original Term to Maturity...................................          S-75
P&I Advance.................................................         S-128
Pad.........................................................          S-74
Periodic Payments...........................................          S-69
Plan........................................................         S-147
Pooling and Servicing Agreement.............................         S-111
Prepayment Interest Excess..................................         S-105
Prepayment Interest Shortfall...............................         S-105
Principal Distribution Amount...............................         S-123
Principal Recovery Fee......................................         S-106
Privileged Person...........................................         S-135
PTE.........................................................         S-147
Purchase Price..............................................          S-98
Qualified Appraiser.........................................         S-129
Qualified Substitute Mortgage Loan..........................          S-99
Rated Final Distribution Date...............................         S-136
Rating Agencies.............................................         S-151
Realized Losses.............................................         S-127
Reimbursement Rate..........................................         S-129

                                                                  PAGE
                                                              ------------
Related Proceeds............................................         S-129
Remaining Amortization Term.................................          S-75
Remaining term..............................................          S-69
Remaining Term to Maturity..................................          S-75
REMIC.......................................................          S-18
REMIC Administrator.........................................         S-138
REMIC Regular Certificates..................................         S-112
REMIC Regulations...........................................         S-145
REMIC Residual Certificates.................................         S-112
Rental Property.............................................          S-73
REO Extension...............................................         S-109
REO Mortgage Loan...........................................         S-125
REO Property................................................         S-104
REO Status Report...........................................         S-132
REO Tax.....................................................         S-109
Replacement Reserve.........................................          S-76
Required Appraisal Date.....................................         S-129
Required Appraisal Loan.....................................         S-129
Required Defeasance Period..................................         S-140
Restricted Servicer Reports.................................         S-135
RFS Loan....................................................          S-91
Room........................................................          S-74
Rules.......................................................         S-113
S&P.........................................................         S-148
Salomon Smith Barney........................................         S-150
Scenario....................................................         S-141
Scheduled Payment...........................................         S-124
Sequential Pay Certificates.................................         S-112
Servicing Fees..............................................         S-106
Servicing Transfer Event....................................         S-104
Sierra III Loan.............................................          S-94
SMMEA.......................................................         S-149
Special Servicer............................................         S-103
Special Servicing Fee.......................................         S-106
Special Servicing Fee Rate..................................         S-106
Specially Serviced Mortgage Loans...........................         S-104
Specially Serviced Trust Fund Assets........................         S-104
Stated Principal Balance....................................         S-117
Subordinate Certificates....................................         S-111
Substitution Shortfall Amount...............................          S-98
Table Assumptions...........................................         S-141
Terms and Conditions........................................         S-113
TI/LC Reserve...............................................          S-76
Trust Fund..................................................         S-111
Trustee Fee.................................................         S-138
Underwriters................................................         S-150
Underwriting Agreement......................................         S-150
Underwritten Replacement Reserves...........................          S-75
Unit........................................................          S-74
University City Hilton Loan.................................          S-94
Unrestricted Servicer Reports...............................         S-135
Updated Collection Report...................................         S-133

                                                                  PAGE
                                                              ------------
Voting Rights...............................................         S-136
Watch List Report...........................................         S-133
Weighted Average Net Mortgage Rate..........................         S-116
Weighted Averages...........................................          S-75
Wells Fargo.................................................         S-137
Workout Fee.................................................         S-106
Year Built..................................................          S-75
Yield Maintenance Charges...................................         S-125
Yield Tables................................................         S-141

                      [This Page Intentionally Left Blank]

FIRST UNION NATIONAL BANK-BANK OF AMERICA, N.A. COMMERCIAL MORTGAGE TRUST SERIES 2001-C1

  ANNEX A-1   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
              PROPERTIES


   LOAN                                                                                                                       ZIP
  NUMBER      PROPERTY NAME                        ADDRESS                                         CITY              STATE   CODE
-----------------------------------------------------------------------------------------------------------------------------------
   169     116th & Halsted                      116th & Halsted                                  Chicago               IL    60628
   163     1212 5th Street                      1212 5th Street                                  Santa Monica          CA    90401
   173     130-144 East Post Road               130-144 East Post Road                           White Plains          NY    10601
   167     1325 Eastern Parkway                 1325 Eastern Parkway                             Brooklyn              NY    11233
    98     1545 26th Street Office Building     1545 26th Street                                 Santa Monica          CA    90404
    55     164 Indusco Court                    164 Indusco Court                                Troy                  MI    48083
    47     321 Broad Avenue                     321 Broad Avenue                                 Ridgefield            NJ    07657
    53     40 Main Street                       40 Main Street                                   Hempstead             NY    11550
    2      Adam Grant Building                  114 Sansome Street                               San Francisco         CA    94104
    94     Alameda Shopping Center              2160 S. Sheridan Road                            Tulsa                 OK    74129
   100     Arbor Creek Apartments               1076 South Main Street                           Conyers               GA    30012
    25     Arbor Mill Apartments                1850 Graves Road                                 Norcross              GA    30093
    85     Arbor Trace Apartments               624 Suhtai Court                                 Virginia Beach        VA    23451
    9      Ashbridge Square                     845-965 East Lancaster Avenue                    East Caln Township    PA    19335
   152     Ashbrier Apartments                  5020 E. Ashlan Avenue                            Fresno                CA    93727
    40     Ashley Park Apartments               6901 Marlowe Road                                Richmond              VA    23225
    39     Augusta Corporate Center             2743 Perimeter Parkway                           Augusta               GA    30909
   140     Augusta Plaza                        208 Laurel Hill Road                             Verona                VA    24482
    56     Balentine Plaza Shopping Center      5750-5890 Mowry School Road                      Newark                CA    94560
    87     Bank of America Call Center          7201 N. Palm Avenue                              Fresno                CA    93711
   127     Basswood Crossing Shopping Center    7431 and 7451 N. Beach Street                    Ft Worth              TX    76137
   105     BayMeadow                            6704 Curtis Court                                Glen Burnie           MD    21060
   102     BB&T Building                        8910 Two Notch Road                              Columbia              SC    29223
    12     Belz Factory Outlet World            500 Belz Outlet Blvd.                            St. Augustine         FL    32095
   182     Bloomfield-AutoZone                  997 Blue Hills Avenue                            Bloomfield            CT    06002
   181     Boca Heights Apartments              335 NW 19th St.                                  Boca Raton            FL    33432
    48     Boerum Place Apartments              129 Boerum Place                                 Brooklyn              NY    11201
   136     Boiling Springs Centre               4000 Boiling Springs Road                        Boiling Springs       SC    29316
    74     Boulevard Plaza Office Building      1055 Parsippany Boulevard                        Parsippany            NJ    07054
   150     BPL Office Building                  2770 S. Maryland Parkway                         Las Vegas             NV    89109
    30     Bridgeview Tech Park                 24500 Clawiter Rd & 24600 Industrial Blvd.       Hayward               CA    94545
   154     Bromley Shopping Center              6200 N. Military Highway                         Norfolk               VA    23513
    7      Brown & Williamson Tower             401 South Fourth St.                             Louisville            KY    40202
   108     Builder's First Source               16 Industrial Drive                              North East            MD    21901
    88     Burnsville Bluffs I and III          11300 and 11401-11461 Rupp Drive                 Burnsville            MN    55337
   142     Cambridge Apartments                 3703 Southborough Road                           Florence              SC    29501
    60     Captree Village Shopping Center      470 Union Blvd                                   West Islip            NY    11795
    14     Cayman Bay Apartments                2701 North Rainbow Boulevard                     Las Vegas             NV    89108
    72     Centre Stage Shopping Center         6050 Peachtree Parkway                           Norcross              GA    30092
   171     Chandler Auto Plaza                  6605 W. Chandler Boulevard                       Chandler              AZ    85226
    95     Chapline Place Retail Center         700 North Prince Frederick                       Prince Frederick      MD    20678
    86     Chase Plaza                          3705 West Memorial Road                          Oklahoma City         OK    73134
    57     Chateau Ridge                        828 Blackwood-Clementon Rd.                      Pine Hill             NJ    08021
    71     Cherry Chase Shopping Center         601-629 S. Bernardo Avenue                       Sunnyvale             CA    94087
   172     Chicago Apartments                   12901, 13242 and 13701 West Chicago St           Detroit               MI    48228
    67     Clearwater Bank Tower                600 Cleveland St.                                Clearwater            FL    33755
   168     Clovis and Kings Retail Center       5626-5630 & 5642-5650 E. Kings Canyon Rd.        Fresno                CA    93727
   124     Commerce Crossings                   475 Haggerty Road                                Commerce Township     MI    48390
    50     Common Fund Building                 450 Post Road East                               Westport              CT    06880
    99     Cooper Square                        707 West Ray Road                                Gilbert               AZ    85233
   175     Corona Apartments                    901 Corona Drive                                 Orangeburg            SC    29115
    46     Coronado Business Park               3100 - 3190 Coronado Ave.                        Santa Clara           CA    94054
    11     Coronado/Stender Business Park       2900-3032 Coronado Dr. and 2902-2972 Stender Way Santa Clara           CA    95054
    37     Coventry Plaza                       6420 Coventry Way                                Clinton               MD    20735
    61     Craig Valley Plaza                   4116-4280 W. Craig Road                          Las Vegas             NV    89030
   109     Creekside Plaza                      705 East Dixon Boulevard                         Shelby                NC    28152
    66     Crescent Gardens                     1622 Independence Rd.                            Camden                NJ    08104
    19     Cross Pointe Centre                  1250 Western Boulevard                           Jacksonville          NC    28546
    1      Crystal Square Four Office Building  1745 Jefferson Davis Highway                     Arlington             VA    22202
   151     CVS - Little River, SC               1308 Highway 17                                  Little River          SC    29566
   130     CVS - Myrtle Beach, SC               512 South Kings Highway                          Myrtle Beach          SC    29577
   114     Cypress Run Apartments               6101 Tullis Drive                                New Orleans           LA    70131
   157     Danube Plaza Shopping Center         675-749 South Semoran Blvd.                      Orlando               FL    32807
    17     Deer Valley Towne Center             SEC Beardsley Rd & 27th Ave                      Phoenix               AZ    85027
    63     Desert Professional Plaza            1100 North Palm Canyon Drive                     Palm Springs          CA    92262
   148     Eckerd - Medford                     409 Stokes Road                                  Medford Township      NJ    08055
   159     El Adobe Apartments                  4821 South Durfee Avenue                         Pico Rivera           CA    90660
   101     El Gato Village Shopping Center      15710 Los Gatos Boulevard                        Los Gatos             CA    95032
   133     Elm Terrace Apartments               1100 Elm Avenue                                  Long Beach            CA    90813
    3      Emery Tech                           1400 66th Street                                 Emeryville            CA    94608
    62     ETC Carpet Mills Building            14731 East Industry Circle                       La Mirada             CA    90638
   118     Fiesta Del Norte Shopping Center     6001 San Mateo Boulevard NE                      Albuquerque           NM    87109
    22     Fountain Valley Plaza                18020-18122 Brookhurst St.                       Fountain Valley       CA    92708
   164     Fowler Shopping Center               1510-1526 East Fowler Avenue                     Tampa                 FL    33612
    26     Foxfire Apartments                   1400 Wyldewood Road                              Durham                NC    27704
    59     Foxhill Townhomes                    1501 - 1709 Devon Lane                           Harrisonburg          VA    22801
   123     Franciscan Health Medical Building   10450 New Haven Road                             Harrison              OH    45030
   139     Franklin Centre Shopping Center      913-925 US Highway 321 North                     Lenoir City           TN    37771
   144     Genesis Square                       101 North Main Street                            Crossville            TN    38555
   110     Gordon River Apartments              1400th Fifth Avenue North                        Naples                FL    34102
    80     Hamilton Market Showroom             101 N. Hamilton Street                           High Point            NC    27260
   104     Hampton Plaza Shopping Center        4706 William Flynn Hwy (Route 8)                 Allison Park          PA    15101
    18     Heatherwood Apartments               5931 Providence Road                             Charlotte             NC    28226
   126     Higgins Gate Apartments              2646 Westbend Parkway                            New Orleans           LA    70114
    44     Holiday Inn Elmhurst                 624 N. York Road                                 Elmhurst              IL    60126
   174     Hollywood Video                      8195 El Camino Real                              Atascadero            CA    93422
    45     Homewood Suites-Baltimore            1181 Winterson Road                              Linthicum             MD    21090
    77     Homewood Suites-Clearwater           2233 Ulmerton Road                               Clearwater            FL    33762
   129     Homewood Suites-Detroit              30180 North Civic Center Boulevard               Warren                MI    48093
   122     Homewood Suites-Norcross             450 Technology Parkway                           Norcross              GA    30092
    82     Homewood Suites-Richmond             4100 Innslake Drive                              Glen Allen            VA    23060
   178     Hospitality Inn of Sarasota          1425 S. Tamiami Trail                            Sarasota              FL    34239
   111     Independence Commons Shopping Center 3905 Independence Boulevard                      Wilmington            NC    28412
    49     Independence Place                   15 Constitution Drive                            Bedford               NH    03110
   166     Ironwood Villas Apartments           23145-23167 Ironwood Avenue                      Moreno Valley         CA    92557
    29     Jefferson at Cool Springs Apartments 101 Gillespie Drive                              Franklin              TN    37067
   128     Jetport Commerce Ctr I, II and III   13880 Treeline Ave S & 13891 Jetport Loop Road   Ft. Myers             FL    33913
   103     Johns Creek Professional Buildings   3855, 3875, 3895 Johns Creek Parkway             Suwanee               GA    30024
   141     Juliet Office Building               8375 West Flamingo Road                          Las Vegas             NV    89147
   147     Karns Corner                         7220 Oakridge Highway                            Knoxville             TN    37931
    84     Kensington Apartments                401 Harvey Road                                  College Station       TX    77840


     CROSS
 COLLATERALIZED
   AND CROSS
   DEFAULTED        LOAN         GENERAL
   LOAN FLAG     ORIGINATOR   PROPERTY TYPE
---------------------------------------------
                    FUNB         Retail
                    FUNB        Mixed Use
                     BOA         Retail
                     BOA       Multifamily
                     BOA         Office
                     BOA       Industrial
                     BOA         Retail
                     BOA         Office
                    FUNB         Office
                     BOA         Retail
                    FUNB       Multifamily
                    FUNB       Multifamily
   Cornerstone      FUNB       Multifamily
                    FUNB         Retail
                     BOA       Multifamily
   Cornerstone      FUNB       Multifamily
                     BOA         Office
                    FUNB         Retail
                     BOA         Retail
                     BOA         Office
                     BOA         Retail
      HCPI          FUNB         Office
                     BOA         Office
                     BOA         Retail
                     BOA         Retail
                    FUNB       Multifamily
                    FUNB       Multifamily
                     BOA         Retail
                     BOA         Office
                    FUNB         Office
                    FUNB       Industrial
                     BOA         Retail
                     BOA         Office
                    FUNB       Industrial
                     BOA       Industrial
                     BOA       Multifamily
                     BOA         Retail
                    FUNB       Multifamily
                     BOA         Retail
                    FUNB         Retail
                     BOA         Retail
                    FUNB        Mixed Use
                    FUNB       Multifamily
                    FUNB         Retail
                     BOA       Multifamily
                     BOA         Office
                    FUNB         Retail
                    FUNB         Retail
                     BOA         Office
                     BOA         Retail
                    FUNB       Multifamily
                     BOA         Office
                     BOA         Office
                    FUNB         Retail
                    FUNB         Retail
                     BOA         Retail
                    FUNB       Multifamily
                    FUNB         Retail
                     BOA         Office
                     BOA         Retail
                     BOA         Retail
                     BOA       Multifamily
                     BOA         Retail
                     BOA         Retail
                     BOA         Office
                     BOA         Retail
                    FUNB       Multifamily
                     BOA         Retail
                    FUNB       Multifamily
                    FUNB         Office
                     BOA       Industrial
                     BOA         Retail
                     BOA         Retail
                    FUNB         Retail
                    FUNB       Multifamily
                    FUNB       Multifamily
      HCPI          FUNB         Office
                     BOA         Retail
                     BOA         Retail
                     BOA       Multifamily
                     BOA         Office
                    FUNB         Retail
   Cornerstone      FUNB       Multifamily
                     BOA       Multifamily
                     BOA       Hospitality
                     BOA         Retail
    Homewood        FUNB       Hospitality
    Homewood        FUNB       Hospitality
    Homewood        FUNB       Hospitality
    Homewood        FUNB       Hospitality
    Homewood        FUNB       Hospitality
                     BOA         Retail
                     BOA         Retail
                     BOA         Office
                    FUNB       Multifamily
                    FUNB       Multifamily
                    FUNB       Industrial
                     BOA         Office
                     BOA         Office
                     BOA         Retail
                    FUNB       Multifamily




                                                 CUT-OFF       CUT-OFF
             SPECIFIC          ORIGINAL LOAN    DATE LOAN       DATE     ORIGINATION      FIRST PAY        MATURITY         MORTGAGE
           PROPERTY TYPE        BALANCE ($)    BALANCE ($)     BALANCE       DATE            DATE         DATE OR ARD        RATE(%)
------------------------------------------------------------------------------------------------------------------------------------
           Unanchored           1,242,000       1,238,952      0.09%      10/31/2000       12/1/2000       11/1/2010         8.480%
    Retail/Office/Multifamily   1,500,000       1,497,739      0.11%      12/11/2000        2/1/2001        1/1/2011         8.250%
           Unanchored             937,250         930,276      0.07%       6/20/2000        8/1/2000        7/1/2010         8.330%
          Conventional          1,372,285       1,365,772      0.10%       5/30/2000        7/1/2000        6/1/2010         8.600%
                                4,100,000       4,087,277      0.31%       9/29/2000       11/1/2000       10/1/2010         8.090%
               R&D              7,750,000       7,734,300      0.59%       11/2/2000        1/1/2001       12/1/2010         7.990%
           Unanchored           9,000,000       8,955,254      0.68%        9/8/2000       11/1/2000       10/1/2010         8.140%
                                8,160,000       8,111,429      0.62%       8/31/2000       10/1/2000        9/1/2010         8.220%
                               46,000,000      45,905,483      3.51%      11/29/2000        1/1/2001       12/1/2010         7.920%
            Anchored            4,229,537       4,183,796      0.32%       1/31/2000        3/1/2000        2/1/2010         9.130%
          Conventional          3,920,000       3,920,000      0.30%       10/6/2000       12/1/2000       11/1/2010         7.900%
          Conventional         12,650,000      12,650,000      0.97%      11/17/2000        1/1/2001       12/1/2010         7.860%
          Conventional          5,000,000       5,000,000      0.38%      12/12/2000        2/1/2001        1/1/2011         7.350%
            Anchored           25,200,000      25,133,039      1.92%      10/17/2000       12/1/2000       11/1/2010         8.090%
          Conventional          1,950,000       1,942,538      0.15%       8/24/2000       10/1/2000        9/1/2010         8.040%
          Conventional          9,500,000       9,500,000      0.73%      12/12/2000        2/1/2001        1/1/2011         7.350%
                                9,800,000       9,770,679      0.75%        9/7/2000       11/1/2000       10/1/2010         8.250%
            Anchored            2,240,000       2,234,147      0.17%      10/20/2000       12/1/2000       11/1/2010         8.173%
            Anchored            8,000,000       7,730,410      0.59%       10/8/1998       12/1/1998       11/1/2008         7.250%
                                5,000,000       4,974,214      0.38%        9/7/2000       11/1/2000       10/1/2010         7.930%
         Shadow Anchored        2,600,000       2,593,063      0.20%       10/5/2000       12/1/2000       11/1/2010         8.070%
         Medical Office         3,640,000       3,640,000      0.28%       8/31/2000       10/1/2000        9/1/2010         7.980%
                                3,833,000       3,821,133      0.29%       9/29/2000       11/1/2000       10/1/2010         8.100%
            Anchored           24,000,000      23,702,380      1.81%       9/24/1999       11/1/1999       10/1/2009         7.260%
            Anchored              420,000         417,631      0.03%       8/28/2000       10/1/2000        9/1/2010         8.530%
          Conventional            592,000         590,516      0.05%       10/6/2000       12/1/2000       11/1/2010         8.375%
          Conventional          8,700,000       8,676,409      0.66%      10/18/2000       12/1/2000       11/1/2010         7.990%
         Shadow Anchored        2,340,000       2,329,694      0.18%       6/29/2000        8/1/2000        7/1/2010         8.340%
                                6,050,000       6,027,052      0.46%        8/2/2000       10/1/2000        9/1/2010         8.080%
                                1,990,000       1,986,977      0.15%      12/29/2000        2/1/2001        1/1/2011         8.200%
              Flex             12,000,000      12,000,000      0.92%       12/5/2000        2/1/2001        1/1/2011         8.070%
            Anchored            1,896,518       1,878,128      0.14%       3/20/2000        5/1/2000        4/1/2010         8.690%
                               25,500,000      25,364,614      1.94%        5/1/2000        7/1/2000        6/1/2010         8.150%
     Warehouse/Distribution     3,400,000       3,394,459      0.26%      12/21/2000        2/1/2001        1/1/2011         7.750%
               R&D              4,900,000       4,879,342      0.37%       10/6/2000       12/1/2000       11/1/2010         8.040%
          Conventional          2,226,000       2,218,639      0.17%       11/3/2000        1/1/2001       12/1/2010         7.740%
            Anchored            7,300,000       7,253,760      0.55%       4/11/2000        6/1/2000        5/1/2010         7.770%
          Conventional         19,277,000      19,239,355      1.47%      11/10/2000        1/1/2001       12/1/2010         8.170%
            Anchored            6,300,000       6,287,212      0.48%      11/16/2000        1/1/2001       12/1/2010         7.980%
           Unanchored           1,100,000       1,097,267      0.08%      10/10/2000       12/1/2000       11/1/2010         8.420%
            Anchored            4,200,000       4,161,093      0.32%      10/29/1999       12/1/1999       11/1/2009         8.260%
          Office/Retail         5,000,000       4,987,140      0.38%       10/4/2000       12/1/2000       11/1/2010         8.250%
          Conventional          7,722,410       7,722,410      0.59%        9/8/2000       11/1/2000       10/1/2010         8.327%
            Anchored            6,300,000       6,300,000      0.48%      11/16/2000        1/1/2001       12/1/2010         7.560%
          Conventional          1,044,684       1,037,950      0.08%       7/10/2000        9/1/2000        8/1/2010         8.490%
                                6,472,500       6,458,708      0.49%       11/1/2000        1/1/2001       12/1/2010         7.740%
         Shadow Anchored        1,300,000       1,294,729      0.10%       10/5/2000       12/1/2000       11/1/2010         8.280%
         Shadow Anchored        2,700,000       2,695,756      0.21%       12/6/2000        2/1/2001        1/1/2011         7.980%
                                8,400,000       8,365,417      0.64%       7/28/2000        9/1/2000        8/1/2010         8.210%
         Shadow Anchored        4,050,000       4,031,702      0.31%       6/13/2000        8/1/2000        7/1/2010         8.240%
          Conventional            928,000         924,444      0.07%       11/1/2000       12/1/2000       11/1/2010         8.625%
                                9,000,000       8,961,127      0.68%      10/26/2000       12/1/2000       11/1/2010         7.890%
                               24,000,000      23,921,563      1.83%       9/27/2000       11/1/2000       10/1/2010         7.860%
            Anchored           10,125,000      10,101,202      0.77%      11/15/2000        1/1/2001       12/1/2010         7.250%
           Unanchored           7,250,000       7,238,971      0.55%      12/14/2000        2/1/2001        1/1/2011         8.190%
         Shadow Anchored        3,350,000       3,335,246      0.25%       6/29/2000        8/1/2000        7/1/2010         8.340%
          Conventional          6,494,437       6,494,437      0.50%        9/8/2000       11/1/2000       10/1/2010         8.327%
            Anchored           15,250,000      15,225,764      1.16%      12/18/2000        2/1/2001        1/1/2011         7.910%
                               50,000,000      49,844,016      3.81%       9/11/2000       11/1/2000       10/1/2010         8.067%
            Anchored            1,977,000       1,971,485      0.15%      10/27/2000       12/1/2000       11/1/2010         7.850%
            Anchored            2,475,000       2,467,302      0.19%       9/12/2000       11/1/2000       10/1/2010         8.080%
          Conventional          3,100,000       3,024,819      0.23%       3/30/1999        5/1/1999        4/1/2009         7.860%
            Anchored            1,835,000       1,822,254      0.14%       6/29/2000        8/1/2000        7/1/2010         8.690%
         Shadow Anchored       18,200,000      18,129,889      1.39%        9/1/2000       10/1/2000        9/1/2010         8.010%
             Medical            7,149,800       7,108,087      0.54%       4/19/2000        6/1/2000        5/1/2010         8.100%
            Anchored            2,024,000       2,007,384      0.15%      12/15/1999        2/1/2000        1/1/2010         8.210%
          Conventional          1,688,000       1,684,673      0.13%      11/15/2000        1/1/2001       12/1/2010         8.125%
            Anchored            3,850,000       3,828,441      0.29%       5/15/2000        7/1/2000        6/1/2010         7.930%
          Conventional          2,400,000       2,400,000      0.18%        2/8/2001        4/1/2001        3/1/2011         7.750%
                               40,500,000      40,413,874      3.09%      11/30/2000        1/1/2001       12/1/2010         7.750%
     Warehouse/Distribution     7,200,000       7,155,945      0.55%        8/3/2000       10/1/2000        9/1/2010         8.060%
           Unanchored           2,941,000       2,919,580      0.22%        1/7/2000        3/1/2000        2/1/2010         8.470%
         Shadow Anchored       14,025,000      13,954,274      1.07%       4/11/2000        6/1/2000        5/1/2010         8.660%
           Unanchored           1,488,000       1,485,631      0.11%       12/7/2000        2/1/2001        1/1/2011         7.900%
          Conventional         12,630,000      12,630,000      0.97%      11/14/2000        1/1/2001       12/1/2010         7.930%
          Conventional          7,450,000       7,437,858      0.57%       12/6/2000        2/1/2001        1/1/2011         7.750%
         Medical Office         2,700,000       2,700,000      0.21%       8/31/2000       10/1/2000        9/1/2010         7.980%
         Shadow Anchored        2,250,000       2,240,847      0.17%        7/5/2000        9/1/2000        8/1/2010         8.260%
            Anchored            2,175,000       2,164,564      0.17%       6/16/2000        8/1/2000        7/1/2010         8.000%
          Conventional          3,450,000       3,317,707      0.25%       7/21/1998        9/1/1998        8/1/2008         7.500%
                                5,700,000       5,680,755      0.43%       9/21/2000       11/1/2000       10/1/2010         7.714%
            Anchored            3,720,000       3,710,432      0.28%      10/12/2000       12/1/2000       11/1/2010         8.250%
          Conventional         16,250,000      16,250,000      1.24%      12/12/2000        2/1/2001        1/1/2011         7.350%
          Conventional          2,700,000       2,634,520      0.20%       3/30/1999        5/1/1999        4/1/2009         7.860%
          Full Service          9,200,000       9,081,532      0.69%       11/9/1999        1/1/2000       12/1/2009         8.850%
           Unanchored             933,000         928,875      0.07%       9/14/2000       11/1/2000        2/1/2010         8.800%
          Extended Stay         9,000,000       8,961,628      0.68%        9/8/2000       11/1/2000       10/1/2010         9.000%
          Extended Stay         6,000,000       5,974,419      0.46%        9/8/2000       11/1/2000       10/1/2010         9.000%
          Extended Stay         2,500,000       2,489,341      0.19%        9/8/2000       11/1/2000       10/1/2010         9.000%
          Extended Stay         2,800,000       2,788,062      0.21%        9/8/2000       11/1/2000       10/1/2010         9.000%
          Extended Stay         5,500,000       5,476,551      0.42%        9/8/2000       11/1/2000       10/1/2010         9.000%
           Unanchored             870,000         855,040      0.07%       8/24/2000       10/1/2000        9/1/2010         8.130%
            Anchored            3,240,000       3,231,214      0.25%      10/11/2000       12/1/2000       11/1/2010         7.990%
                                8,500,000       8,473,862      0.65%       9/29/2000       11/1/2000       10/1/2010         8.130%
          Conventional          1,380,000       1,377,841      0.11%       12/7/2000        2/1/2001        1/1/2011         8.010%
          Conventional         12,000,000      12,000,000      0.92%      11/30/2000        1/1/2001       12/1/2010         7.250%
              Flex              2,500,000       2,493,811      0.19%      10/20/2000       12/1/2000       11/1/2010         8.437%
                                3,750,000       3,742,496      0.29%      11/10/2000        1/1/2001       12/1/2010         8.050%
                                2,227,504       2,221,543      0.17%      10/18/2000       12/1/2000       11/1/2010         8.055%
            Anchored            2,050,000       2,040,406      0.16%       6/16/2000        8/1/2000        7/1/2010         8.100%
          Conventional          5,175,000       5,165,179      0.39%       11/2/2000        1/1/2001       12/1/2010         8.310%


                                            ORIGINAL        REMAINING
             LOAN                            TERM TO         TERM TO      REMAINING
        ADMINISTRATIVE      INTEREST        MATURITY        MATURITY         IO                                 REMAINING
          COST RATE          ACCRUAL         OR ARD          OR ARD        PERIOD          ORIGINAL AMORT      AMORT TERM
             (%)             METHOD          (MOS.)          (MOS.)        (MOS.)            TERM (MOS.)         (MOS.)
-----------------------------------------------------------------------------------------------------------------------------
          0.0522%          Actual/360          120             116                             360                356
          0.0522%          Actual/360          120             118                             360                358
          0.2300%          Actual/360          120             112                             300                292
          0.2300%          Actual/360          120             111                             360                351
          0.1286%          Actual/360          120             115                             360                355
          0.1286%          Actual/360          120             117                             360                357
          0.1286%          Actual/360          120             115                             300                295
          0.1286%          Actual/360          120             114                             300                294
          0.0522%          Actual/360          120             117                             360                357
          0.1286%          Actual/360          120             107                             300                287
          0.0522%          Actual/360          120             116              20             360                360
          0.0522%          Actual/360          120             117              57             360                360
          0.0522%          Actual/360          120             118             118              NA                NA
          0.0522%          Actual/360          120             116                             360                356
          0.1286%          Actual/360          120             114                             360                354
          0.0522%          Actual/360          120             118             118              NA                NA
          0.1286%          Actual/360          120             115                             360                355
          0.0522%          Actual/360          120             116                             360                356
          0.1286%          Actual/360          120             92                              300                272
          0.1286%          Actual/360          120             115                             300                295
          0.1286%          Actual/360          120             116                             360                356
          0.0522%          Actual/360          120             114              30             360                360
          0.1286%          Actual/360          120             115                             360                355
          0.1286%          Actual/360          120             103                             360                343
          0.2300%          Actual/360          120             114                             300                294
          0.0522%          Actual/360          120             116                             360                356
          0.0522%          Actual/360          120             116                             360                356
          0.1286%          Actual/360          120             112                             360                352
          0.1286%          Actual/360          120             114                             360                354
          0.0522%          Actual/360          120             118                             360                358
          0.0522%          Actual/360          120             118              22             360                360
          0.1286%          Actual/360          120             109                             300                289
          0.1286%          Actual/360          120             111                             360                351
          0.0522%          Actual/360          120             118                             360                358
          0.1286%          Actual/360          120             116                             300                296
          0.1286%          Actual/360          120             117                             300                297
          0.1286%          Actual/360          120             110                             360                350
          0.0522%          Actual/360          120             117                             360                357
          0.1286%          Actual/360          120             117                             360                357
          0.0872%          Actual/360          120             116                             360                356
          0.1286%          Actual/360          120             104                             360                344
          0.0522%          Actual/360          120             116                             360                356
          0.0522%          Actual/360          120             115              31             295                295
          0.0522%          Actual/360          120             117              21             360                360
          0.2300%          Actual/360          120             113                             300                293
          0.1286%          Actual/360          120             117                             360                357
          0.0522%          Actual/360          120             116                             300                296
          0.0522%          Actual/360          120             118                             360                358
          0.1286%          Actual/360          120             113                             360                353
          0.1286%          Actual/360          120             112                             360                352
          0.0522%          Actual/360          120             116                             300                296
          0.1286%          Actual/360          120             116                             300                296
          0.1286%          Actual/360          120             115                             360                355
          0.0522%          Actual/360          120             117                             360                357
          0.0522%          Actual/360          120             118                             360                358
          0.1286%          Actual/360          120             112                             360                352
          0.0522%          Actual/360          120             115              31             295                295
          0.0522%          Actual/360          120             118                             360                358
          0.0779%          Actual/360          120             115                             360                355
          0.1286%          Actual/360          120             116                             360                356
          0.1286%          Actual/360          120             115                             360                355
          0.1286%          Actual/360          120             97                              300                277
          0.2300%          Actual/360          120             112                             300                292
          0.1286%          Actual/360          120             114                             360                354
          0.1286%          Actual/360          120             110                             360                350
          0.1286%          Actual/360          120             106                             360                346
          0.0522%          Actual/360          120             117                             360                357
          0.1286%          Actual/360          120             111                             360                351
          0.0522%          Actual/360          120             120                             360                360
          0.0522%          Actual/360          120             117                             360                357
          0.1286%          Actual/360          120             114                             300                294
          0.1286%          Actual/360          120             107                             360                347
          0.1286%          Actual/360          120             110                             360                350
          0.0522%          Actual/360          120             118                             360                358
          0.0522%          Actual/360          120             117              57             360                360
          0.0522%          Actual/360          120             118                             360                358
          0.0522%          Actual/360          120             114              30             360                360
          0.1286%          Actual/360          120             113                             360                353
          0.1286%          Actual/360          120             112                             360                352
          0.1286%          Actual/360          120             89                              292                261
          0.1286%          Actual/360          120             115                             360                355
          0.0522%          Actual/360          120             116                             360                356
          0.0522%          Actual/360          120             118             118              NA                NA
          0.1286%          Actual/360          120             97                              300                277
          0.1286%          Actual/360          120             105                             300                285
          0.2300%          Actual/360          112             107                             300                295
          0.0522%          Actual/360          120             115                             300                295
          0.0522%          Actual/360          120             115                             300                295
          0.0522%          Actual/360          120             115                             300                295
          0.0522%          Actual/360          120             115                             300                295
          0.0522%          Actual/360          120             115                             300                295
          0.2300%          Actual/360          120             114                             180                174
          0.1286%          Actual/360          120             116                             360                356
          0.1286%          Actual/360          120             115                             360                355
          0.0522%          Actual/360          120             118                             360                358
          0.0522%          Actual/360          120             117             117              NA                NA
          0.0522%          Actual/360          120             116                             360                356
          0.1286%          Actual/360          120             117                             360                357
          0.1286%          Actual/360          120             116                             360                356
          0.1286%          Actual/360          120             112                             360                352
          0.0522%          Actual/360          120             117                             360                357

           MATURITY
 MONTHLY    DATE
   P&I     OR ARD
PAYMENTS   BALLOON        ARD      PREPAYMENT PROVISIONS              PREPAYMENT OPEN  APPRAISED      APPRAISAL
   ($)    BALANCE ($)    LOANS                                          PERIOD DATE    VALUE ($)        DATE            DSCR (X)
--------------------------------------------------------------------------------------------------------------------------------
  9,532    1,122,721       N       L(4),D(5.75),O(.25)                    8/1/2010      2,000,000     9/12/2000          1.30
 11,269    1,348,766       N       L(4),D(5.75),O(.25)                   10/1/2010      2,500,000     9/18/2000          1.34
  7,440      781,868       N       L(2.67),D(7.25),O(.08)                 6/1/2010      1,300,000     4/11/2000          1.28
 10,649    1,245,668       N       L(2.75),D(7.17),O(.08)                 5/1/2010      1,810,000      3/2/2000          1.20
 30,342    3,679,327       N       L(2.42),D(7.42),O(.17)                 8/1/2010      5,500,000     8/11/2000          1.25
 56,813    6,938,209       N       L(2.25),D(7.67),O(.08)                11/1/2010      9,950,000      4/5/2000          1.32
 70,300    7,466,049       N       L(2.42),D(7.5),O(.08)                  9/1/2010     14,000,000     7/20/2000          1.60
 64,174    6,781,723       N       L(2.5),D(7.42),O(.08)                  8/1/2010     10,200,000     8/10/2000          1.21
334,970   41,049,864       Y       L(2.25),D(7.50),O(.25)                 9/1/2010     63,000,000    10/10/2000          1.27
 35,871    3,603,085       N       L(3.08),D(6.83),O(.08)                 1/1/2010      5,900,000      9/9/1999          1.25
 28,491    3,610,473       N       L(4),D(5.75),O(.25)                    8/1/2010      4,900,000     8/22/2000          1.23
 91,590   12,096,456       N       L(4),D(5.75),O(.25)                    9/1/2010     16,360,000    10/25/2000          1.23
 30,625    5,000,000       N       L(2.17),D(7.58),O(.25)                10/1/2010      7,800,000     11/8/2000          1.83
186,492   22,575,966       N       L(4),D(5.75),O(.25)                    8/1/2010     31,000,000     7/21/2000          1.23
 14,363    1,747,238       N       L(2.5),D(7.42),O(.08)                  8/1/2010      2,600,000     5/19/2000          1.27
 58,188    9,500,000       N       L(2.17),D(7.58),O(.25)                10/1/2010     14,900,000     11/3/2000          1.75
 73,624    8,827,107       N       L(2.42),D(7.5),O(.08)                  9/1/2010     13,750,000     7/26/2000          1.25
 16,707    2,010,659       N       L(4),D(5.75),O(.25)                    8/1/2010      2,800,000     8/14/2000          1.20
 57,825    6,466,212       N       L(4.33),D(5.42),O(.25)                 8/1/2008     10,450,000     8/11/1998          1.20
 38,359    4,123,158       N       L(2.42),D(7.5),O(.08)                  9/1/2010      8,250,000      7/6/2000          1.42
 19,205    2,331,174       N       L(2.33),D(7.5),O(.17)                  9/1/2010      3,975,000      8/1/2000          1.42
 26,658    3,403,950       N       L(2.50),D(7.25),O(.25)                 6/1/2010      5,600,000     7/10/2000          1.45
 28,393    3,440,524       N       L(2.42),D(7.5),O(.08)                  9/1/2010      5,200,000     8/16/2000          1.25
163,885   21,114,471       N       L(3.42),D(6.33),O(.25)                 7/1/2009     41,000,000     8/18/1999          1.74
  3,390      352,053       N       L(2.5),D(7.42),O(.08)                  8/1/2010        560,000     5/25/2000          1.30
  4,500      533,871       N       L(3),D(6.75),O(.25)                    8/1/2010        795,000     8/31/2000          1.24
 63,777    7,775,666       N       L(4),D(5.75),O(.25)                    8/1/2010     11,600,000     7/21/2000          1.22
 17,728    2,112,569       N       L(2.67),D(7.25),O(.08)                 6/1/2010      3,125,000     4/21/2000          1.26
 44,731    5,425,983       N       L(2.5),D(7.42),O(.08)                  8/1/2010      9,700,000     5/11/2000          1.41
 14,880    1,787,291       N       L(4),D(5.75),O(.25)                   10/1/2010      2,825,000     9/15/2000          1.33
 88,638   11,085,880       N       L(4),D(5.75),O(.25)                   10/1/2010     18,300,000    10/31/2000          1.35
 15,515    1,597,181       N       L(2.92),D(7),O(.08)                    3/1/2010      3,000,000     1/27/2000          1.30
189,783   22,912,536       N       L(2.75),D(7.17),O(.08)                 5/1/2010     34,000,000      5/1/2000          1.34
 24,358    3,021,115       N       L(4),D(5.75),O(.25)                   10/1/2010      4,500,000     11/2/2000          1.35
 37,949    4,051,598       N       L(2.33),D(7.58),O(.08)                10/1/2010      6,500,000      7/1/2000          1.22
 16,799    1,825,509       N       L(2.25),D(7.67),O(.08)                11/1/2010      3,985,000     7/24/2000          1.64
 52,399    6,503,122       N       L(2.83),D(7.08),O(.08)                 4/1/2010     13,000,000     1/12/2000          1.67
143,739   17,304,720       N       L(4),D(5.75),O(.25)                    9/1/2010     27,600,000     9/26/2000          1.20
 46,139    5,638,763       N       L(2.25),D(7.67),O(.08)                11/1/2010      8,000,000     8/25/2000          1.24
  8,396      993,008       N       L(4),D(5.75),O(.25)                    8/1/2010      1,600,000     8/24/2000          1.30
 31,583    3,784,183       N       L(3.33),D(6.58),O(.08)                10/1/2009      5,350,000     8/19/1999          1.20
 37,563    4,496,113       N       L(4),D(5.75),O(.25)                    8/1/2010      8,000,000      8/8/2000          1.35
 61,597    6,899,312       Y       L(3.92),YM1%(6),O(.08)                 9/1/2010      9,800,000     7/13/2000          1.25
 44,310    5,766,720       N       L(2.25),D(7.50),O(.25)                 9/1/2010      9,600,000     9/25/2000          1.45
  8,405      874,935       N       L(2.58),D(7.33),O(.08)                 7/1/2010      1,350,000     4/24/2000          1.25
 46,325    5,760,024       N       L(2.25),D(7.67),O(.08)                11/1/2010      8,630,000      6/7/2000          1.34
 10,276    1,079,606       N       L(4),D(5.75),O(.25)                    8/1/2010      1,900,000     8/24/2000          1.32
 19,774    2,412,451       N       L(4),D(5.75),O(.25)                   10/1/2010      3,650,000     3/28/2000          1.30
 62,870    7,557,790       N       L(2.58),D(7.33),O(.08)                 7/1/2010     11,200,000      6/1/2000          1.26
 30,398    3,648,003       N       L(2.67),D(7.25),O(.08)                 6/1/2010      5,450,000    12/31/2000          1.25
  7,551      778,070       N       L(4),D(5.75),O(.25)                    8/1/2010      1,400,000     9/13/2000          1.20
 68,809    7,410,010       N       L(2.33),D(1.75),YM1%(5.5),O(.42)       6/1/2010     15,250,000     7/13/2000          1.43
173,767   21,420,833       N       L(2.42),D(7.5),O(.08)                  9/1/2010     60,000,000     8/14/2000          1.76
 69,070    8,886,127       N       L(4),D(5.75),O(.25)                    9/1/2010     13,800,000     9/14/2000          1.30
 54,161    6,509,969       N       L(4),D(5.75),O(.25)                   10/1/2010     10,428,000     2/16/2001          1.34
 25,380    3,024,405       N       L(2.67),D(7.25),O(.08)                 6/1/2010      4,420,000     4/20/2000          1.26
 51,802    5,802,223       Y       L(3.92),YM1%(6),O(.08)                 9/1/2010      8,000,000     7/13/2000          1.23
110,944   13,603,115       N       L(4),D(5.75),O(.25)                   10/1/2010     19,000,000    11/16/2000          1.24
369,203   44,845,216       N       L(2.42),D(7.5),O(.08)                  9/1/2010     77,400,000      8/3/2000          1.32
 14,300    1,763,416       N       L(2.33),D(7.58),O(.08)                10/1/2010      2,472,000     10/3/2000          1.25
 18,299    2,220,539       N       L(2.42),D(7.5),O(.08)                  9/1/2010      3,300,000      6/5/2000          1.25
 23,640    2,552,249       N       L(3.92),D(5.83),O(.25)                 1/1/2009      5,100,000     5/21/1998          1.61
 15,012    1,545,957       N       L(2.67),D(7.25),O(.08)                 6/1/2010      2,470,000      5/5/2000          1.25
133,672   16,296,094       N       L(2.5),D(7.42),O(.08)                  8/1/2010     27,700,000     7/25/2000          1.35
 52,962    6,419,520       N       L(2.83),D(7.08),O(.08)                 4/1/2010     10,200,000      3/1/2000          1.25
 15,149    1,821,444       N       L(3.17),D(6.75),O(.08)                12/1/2009      2,700,000      8/9/1999          1.20
 12,533    1,513,700       N       L(3),D(6.5),O(.5)                      6/1/2010      2,350,000     8/30/2000          1.20
 28,062    3,441,540       N       L(2.75),D(7.17),O(.08)                 5/1/2010      8,100,000     3/26/2000          1.80
 17,194    2,133,797       N       L(4),D(5.75),O(.25)                   12/1/2010      3,500,000    10/17/2000          1.38
290,147   35,993,263       Y       L(2.25),D(7.5),O(.25)                  9/1/2010     56,600,000    10/19/2000          1.36
 55,857    5,957,053       N       L(2.5),D(7.42),O(.08)                  8/1/2010     13,100,000     4/17/2000          1.47
 22,551    2,661,803       N       L(3.08),D(6.83),O(.08)                 1/1/2010      4,000,000     11/2/1999          1.25
109,434   12,753,643       N       L(2.83),D(7.08),O(.08)                 4/1/2010     19,800,000     1/25/2000          1.25
 10,815    1,326,990       N       L(4),D(5.75),O(.25)                   10/1/2010      2,050,000     8/13/2000          1.30
 92,059   12,086,109       N       L(4),D(5.75),O(.25)                    9/1/2010     16,600,000     10/9/2000          1.23
 53,373    6,619,797       N       L(4),D(5.75),O(.25)                   10/1/2010      9,475,000     9/13/2000          1.27
 19,774    2,524,908       N       L(2.50),D(7.25),O(.25)                 6/1/2010      4,600,000      7/5/2000          1.45
 16,919    2,026,734       N       L(2.58),D(7.33),O(.08)                 7/1/2010      3,220,000     3/30/2000          1.29
 15,959    1,948,178       N       L(2.67),D(7.25),O(.08)                 6/1/2010      2,900,000     4/20/2000          1.38
 25,742    2,766,407       N       L(4.58),D(5.17),O(.25)                 5/1/2008      4,500,000     5/22/1998          1.25
 40,694    5,069,581       N       L(2.42),D(7.5),O(.08)                  9/1/2010      9,200,000      6/1/2000          1.69
 27,947    3,345,107       N       L(4),D(5.75),O(.25)                    8/1/2010      5,150,000      8/7/2000          1.27
 99,531   16,250,000       N       L(2.17),D(7.58),O(.25)                10/1/2010     26,700,000     11/2/2000          1.91
 20,589    2,222,926       N       L(3.92),D(6.08)                           NA         5,225,000     5/21/1998          1.42
 76,263    7,785,879       N       L(3.25),D(6.58),O(.17)                10/1/2009     14,700,000     8/27/1999          1.41
  7,702      802,447       N       L(2.42),D(6.83),O(.08)                 1/1/2010      1,600,000     3/27/2000          1.29
 75,528    7,624,559       N       L(2.42),D(7.33),O(.25)                 7/1/2010     17,350,000      7/7/2000          1.56
 50,352    5,083,039       N       L(2.42),D(7.33),O(.25)                 7/1/2010     10,500,000      7/7/2000          1.69
 20,980    2,117,933       N       L(2.42),D(7.33),O(.25)                 7/1/2010      4,600,000      7/8/2000          1.72
 23,498    2,372,084       N       L(2.42),D(7.33),O(.25)                 7/1/2010      4,900,000     7/20/2000          1.76
 46,156    4,659,452       N       L(2.42),D(7.33),O(.25)                 7/1/2010      9,550,000      7/6/2000          1.98
  8,380      429,944       N       L(2.5),D(7.42),O(.08)                  8/1/2010      2,880,000      6/8/2000          1.63
 23,751    2,899,567       N       L(2.33),D(7.58),O(.08)                10/1/2010      4,050,000     8/29/2000          1.23
 63,142    7,634,981       N       L(2.42),D(7.5),O(.08)                  9/1/2010     11,000,000     6/30/2000          1.20
 10,136    1,233,910       N       L(4),D(5.75),O(.25)                   10/1/2010      1,820,000     6/29/2000          1.32
 73,507   12,000,000       N       L(3.5),D(6.25),O(.25)                  9/1/2010     29,250,000     9/12/2000          2.13
 19,111    2,257,707       N       L(4),D(5.75),O(.25)                    8/1/2010      3,850,000      8/3/2000          1.29
 27,647    3,361,935       N       L(2.25),D(7.67),O(.08)                11/1/2010      5,000,000     8/24/2000          1.23
 16,430    1,996,494       N       L(2.33),D(7.58),O(.08)                10/1/2010      3,000,000     8/16/2000          1.25
 15,185    1,840,532       N       L(2.67),D(7.25),O(.08)                 6/1/2010      2,750,000     4/19/2000          1.35
 39,097    4,660,644       N       L(4),D(5.75),O(.25)                    9/1/2010      6,900,000      8/5/2000          1.27

        CUT-OFF
         DATE
          LTV            LTV RATIO AT         YEAR            YEAR               NUMBER OF     UNIT OF
         RATIO         MATURITY OR ARD        BUILT         RENOVATED             (UNITS)      MEASURE
------------------------------------------------------------------------------------------------------------
        61.95%            56.14%              1988              NA                 19,032      Sq. Ft.
        59.91%            53.95%              1994              NA                  5,968      Sq. Ft.
        71.56%            60.14%              1939             1957                 9,598      Sq. Ft.
        75.46%            68.82%              1924              NA                     43       Units
        74.31%            66.90%              1982              NA                 14,573      Sq. Ft.
        77.73%            69.73%              1967             1987               136,794      Sq. Ft.
        63.97%            53.33%              1958             1999               132,400      Sq. Ft.
        79.52%            66.49%              1890             2000                67,115      Sq. Ft.
        72.87%            65.16%              1908             2000               189,690      Sq. Ft.
        70.91%            61.07%              1965              NA                179,738      Sq. Ft.
        80.00%            73.68%              1968             1999                   116       Units
        77.32%            73.94%              1988              NA                    274       Units
        64.10%            64.10%              1985              NA                    148       Units
        81.07%            72.83%              2000              NA                229,276      Sq. Ft.
        74.71%            67.20%              1980              NA                     92       Units
        63.76%            63.76%              1988             1998                   272       Units
        71.06%            64.20%              1988              NA                131,005      Sq. Ft.
        79.79%            71.81%              1985             2000                47,200      Sq. Ft.
        73.98%            61.88%              1986              NA                129,091      Sq. Ft.
        60.29%            49.98%              2000              NA                 54,600      Sq. Ft.
        65.23%            58.65%              1999              NA                 26,327      Sq. Ft.
        65.00%            60.78%              1979             1999                58,215      Sq. Ft.
        73.48%            66.16%              1999              NA                 32,901      Sq. Ft.
        57.81%            51.50%              1999              NA                251,432      Sq. Ft.
        74.58%            62.87%              2000              NA                  5,026      Sq. Ft.
        74.28%            67.15%              1986              NA                     13       Units
        74.80%            67.03%              1999              NA                     46       Units
        74.55%            67.60%              1999              NA                 29,960      Sq. Ft.
        62.13%            55.94%              1985             1998                85,900      Sq. Ft.
        70.34%            63.27%              1975              NA                 34,589      Sq. Ft.
        65.57%            60.58%              1970             1999               202,673      Sq. Ft.
        62.60%            53.24%              1967             1996                64,350      Sq. Ft.
        74.60%            67.39%              1982              NA                346,318      Sq. Ft.
        75.43%            67.14%              1989             1998               103,640      Sq. Ft.
        75.07%            62.33%              1986              NA                135,075      Sq. Ft.
        55.67%            45.81%              1988              NA                    112       Units
        55.80%            50.02%              1972             1996               108,487      Sq. Ft.
        60.98%            62.70%              1990             2000                   480       Units
        78.59%            70.48%              1986              NA                 95,357      Sq. Ft.
        68.58%            62.06%              1995              NA                 14,400      Sq. Ft.
        77.78%            70.73%              1999              NA                 48,900      Sq. Ft.
        62.34%            56.20%              1984              NA                160,655      Sq. Ft.
        66.98%            70.40%              1972              NA                    255       Units
        65.63%            60.07%           1958-1968           1990                70,140      Sq. Ft.
        76.89%            64.81%              1966              NA                     70       Units
        74.84%            66.74%              1975              NA                134,070      Sq. Ft.
        68.14%            56.82%              1977             2000                16,562      Sq. Ft.
        73.86%            66.09%              2000              NA                 28,638      Sq. Ft.
        74.69%            67.48%              1982             1992                33,791      Sq. Ft.
        73.98%            66.94%              1999             2000                26,475      Sq. Ft.
        66.03%            55.58%              1971              NA                     76       Units
        58.76%            48.59%              1974             2000                51,323      Sq. Ft.
        39.87%            35.70%              1974             2000               227,606      Sq. Ft.
        73.20%            64.39%              1980             1999               108,784      Sq. Ft.
        69.42%            62.43%              2000              NA                 60,287      Sq. Ft.
        75.46%            68.43%              1999              NA                 42,940      Sq. Ft.
        69.00%            72.53%              1942              NA                    240       Units
        75.93%            71.60%              1997             2000               196,280      Sq. Ft.
        64.40%            57.94%              1977              NA                353,736      Sq. Ft.
        79.75%            71.34%              2000              NA                 10,125      Sq. Ft.
        74.77%            67.29%              2000              NA                 10,125      Sq. Ft.
        59.31%            50.04%              1984              NA                    220       Units
        73.78%            62.59%              1979              NA                 81,553      Sq. Ft.
        65.45%            58.83%              1998              NA                196,871      Sq. Ft.
        69.69%            62.94%              1988              NA                 44,304      Sq. Ft.
        74.35%            67.46%              1999              NA                 10,909      Sq. Ft.
        71.69%            64.41%              1964             2000                    67       Units
        47.26%            42.49%              1960              NA                 59,063      Sq. Ft.
        68.57%            60.97%              1990             2000                    80       Units
        71.40%            63.59%              1950             1999               223,720      Sq. Ft.
        54.63%            45.47%              1965             1999               292,411      Sq. Ft.
        72.99%            66.55%              1986             1988                52,188      Sq. Ft.
        70.48%            64.41%              1975             1999               111,114      Sq. Ft.
        72.47%            64.73%              1979              NA                 26,966      Sq. Ft.
        76.08%            72.81%              1972              NA                    354       Units
        78.50%            69.87%              1999              NA                     86       Units
        58.70%            54.89%              1996              NA                 36,634      Sq. Ft.
        69.59%            62.94%              1998              NA                 31,400      Sq. Ft.
        74.64%            67.18%              1990             1996                32,480      Sq. Ft.
        73.73%            61.48%              1968              NA                     96       Units
        61.75%            55.10%              1990             2000                86,105      Sq. Ft.
        72.05%            64.95%              1969             1998                79,054      Sq. Ft.
        60.86%            60.86%              1971             1999                   476       Units
        50.42%            42.54%              1974              NA                    276       Units
        61.78%            52.97%              1970             1999                   237       Rooms
        58.05%            50.15%              2000              NA                  7,500      Sq. Ft.
        51.65%            43.95%              1998              NA                    147       Rooms
        56.90%            48.41%              1998              NA                    112       Rooms
        54.12%            46.04%              1990              NA                     76       Rooms
        56.90%            48.41%              1990              NA                     92       Rooms
        57.35%            48.79%              1998              NA                    123       Rooms
        29.69%            14.93%              1949             1989                13,685      Sq. Ft.
        79.78%            71.59%              1998              NA                 41,400      Sq. Ft.
        77.04%            69.41%              1988              NA                100,236      Sq. Ft.
        75.71%            67.80%              1979              NA                     47       Units
        41.03%            41.03%              1996              NA                    386       Units
        64.77%            58.64%              1993              NA                 66,976      Sq. Ft.
        74.85%            67.24%              1998              NA                 27,000      Sq. Ft.
        74.05%            66.55%              1999              NA                 15,690      Sq. Ft.
        74.20%            66.93%              1987             1996                35,000      Sq. Ft.
        74.86%            67.55%              1969              NA                    191       Units

     CUT-OFF
    DATE LOAN
    AMOUNT PER      OCCUPANCY       OCCUPANCY          NET CASH FLOW
    (UNIT) ($)       RATE (%)       AS OF DATE              ($)        LARGEST TENANT
----------------------------------------------------------------------------------------------------------------------
         65          100.00%          8/1/2000             148,223    Trak Auto
        251          100.00%         10/3/2000             180,631    City of Santa Monica
         97          100.00%         5/31/2000             114,128    Bengal Tiger Restaurant
     31,762          100.00%         4/27/2000             153,628
        280          100.00%        12/15/2000             455,677    Reelplay.com
         57          100.00%         10/1/2000             900,543    US Postal Service
         68          100.00%         9/30/2000           1,349,811    Han Ah Rheum Super Market
        121          100.00%         9/30/2000             935,238    Nassau County Government
        242           97.83%        10/26/2000           5,096,054    Yipes, Inc.
         23           97.61%          9/1/2000             538,071    Casa Bonita
     33,793           96.55%         8/31/2000             419,174
     46,168           91.97%        10/24/2000           1,347,622
     33,784           93.24%        11/20/2000             673,447
        110           94.91%        10/16/2000           2,757,821    AWI - Croppers Market
     21,115           96.00%         9/28/2000             219,237
     34,926           96.32%        11/20/2000           1,222,844
         75           97.30%        10/17/2000           1,105,107    United Healthcare
         47           96.82%         7/21/2000             240,452    Food Lion
         60          100.00%        11/22/2000             832,701    Food 4 Less
         91          100.00%                               654,445    Bank of America, NA
         98          100.00%         9/30/2000             327,809    Holly's Hallmark Shop
         63          100.00%          6/1/2000             463,992    John Hopkins University
        116          100.00%        11/20/2000             425,943    Ben Stern
         94           90.29%         9/30/2000           3,417,377    Nike
         83          100.00%         6/20/2000              52,848    AutoZone, Inc.
     45,424          100.00%          8/4/2000              67,040
    188,618          100.00%         10/5/2000             935,951
         78           94.66%         9/30/2000             267,598    Dollar Tree
         70           86.00%         11/9/2000             754,812    Hoffman & Baron
         57           92.32%          1/1/2001             237,635    Burns Int'l Security
         59          100.00%         11/1/2000           1,438,483    Cell Genesys
         29           98.10%        10/10/2000             241,925    Food Lion
         73           96.00%         9/30/2000           3,048,301    Brown & Williamson
         33          100.00%          01/00/00             394,135    Builders First Source
         36           97.80%         9/30/2000             555,613    Jostens, Inc.
     19,809           94.00%         9/30/2000             330,817
         67          100.00%        10/31/2000           1,049,208    King Kullen
     40,082           91.25%         9/30/2000           1,811,071
         66           98.32%        10/31/2000             685,350    The Kroger Company
         76          100.00%         9/26/2000             130,948    General Parts, Inc.
         85          100.00%        11/22/2000             455,826    Food Lion
         31           82.87%         11/1/2000             607,033    Teleservices Resources
     30,284           93.73%         10/6/2000             784,743
         90          100.00%        10/18/2000             770,754    Safeway
     14,828          100.00%         6/30/2000             126,076
         48           79.55%         10/1/2000             744,121    Bank of America
         78           93.22%         9/11/2000             163,146    Me-N-Eds Pizza
         94          100.00%         12/6/2000             307,702    Michaels
        248          100.00%         9/30/2000             954,160    Centrport LLC
        152          100.00%        10/31/2000             456,888    State Farm Insurance
     12,164          100.00%         10/3/2000             108,765
        175          100.00%         10/1/2000           1,177,295    CMOS-Soft, Inc.
        105          100.00%          9/1/2000           3,667,216    Integrated Device Technology, Inc.
         93           91.04%        11/10/2000           1,077,374    Shopper's  Food Warehouse
        120           93.91%        12/11/2000             868,303    Gold's Gym
         78          100.00%         9/30/2000             384,837    Hibbett Sporting Goods
     27,060           96.25%         10/6/2000             650,165
         78           92.67%         11/9/2000           1,559,455    Marshall's
        141           99.40%        10/31/2000           5,853,448    United States Air Force
        195          100.00%        10/25/2000             215,192    Revco - CVS Corp.
        244          100.00%         9/22/2000             273,849    Revco - CVS Corp.
     13,749           89.00%         10/1/2000             457,774
         22           96.78%         6/27/2000             225,192    Winn Dixie Stores, Inc.
         92           99.24%        11/17/2000           2,166,590    Ross Stores, Inc.
        160           96.97%         9/21/2000             794,436    Skaret/Gatto
        184          100.00%         9/30/2000             218,230    Eckerd Drug
     25,144           98.55%          9/1/2000             181,077
         65          100.00%         9/10/2000             607,591    Nob Hill Foods
     30,000           97.50%         1/29/2001             283,808
        181          100.00%         11/1/2000           4,727,207    Andronico's
         24           87.00%        10/31/2000             982,774    ETC Carpert Mills
         56           85.33%         10/5/2000             338,311    Pier One Imports
        126           88.79%        11/13/2000           1,641,298    Office Depot
         55          100.00%        10/31/2000             168,678    Dry Cleaning To Your Door
     35,678           88.42%        10/25/2000           1,358,263
     86,487           98.00%         9/11/2000             813,436
         74          100.00%          6/1/2000             343,570    Franciscan Health System of the Ohio Valley, Inc
         71          100.00%         9/30/2000             262,526    Goodys
         67          100.00%        11/10/2000             264,786    Food Lion
     34,559           96.90%         9/30/2000             385,241
         66          100.00%         9/30/2000             825,948    AL.GI.s.r.l
         47          100.00%         9/18/2000             426,178    Sears, Roebuck and Co. (SEARS - HARDWARE)
     34,139           94.12%        11/20/2000           2,286,901
      9,545           90.00%         10/1/2000             351,578
     38,319           73.90%         9/30/2000           1,291,049
        124          100.00%         12/1/2000             119,358    Hollywood Video
     60,963           86.60%                             1,413,767
     53,343           80.90%                             1,021,590
     32,754           72.16%                               431,891
     30,305           78.64%                               495,256
     44,525           76.03%                             1,097,502
         62          100.00%         12/1/2000             163,669    Surgery Center
         78           96.62%        10/10/2000             349,504    Food Lion
         85          100.00%          9/1/2000             909,912    Travelers Insurance
     29,316           97.87%         12/5/2000             160,384
     31,088           92.75%        11/10/2000           1,876,327
         37          100.00%         1/11/2001             295,439    Terminix International Company
        139          100.00%         9/15/2000             409,583    Children's Medical
        142          100.00%         10/1/2000             246,800    Juliet Land Company
         58          100.00%        11/10/2000             245,354    Food Lion
     27,043           97.38%         11/2/2000             595,958


                                                                                                          2ND             2ND
               LARGEST         LARGEST            LARGEST                                                LARGEST         LARGEST
               TENANT          TENANT             TENANT                                                 TENANT          TENANT
               SQ. FT         % OF NRA           EXP. DATE      2ND LARGEST TENANT                       SQ. FT         % OF NRA
----------------------------------------------------------------------------------------------------------------------------------
               5,769           30.3%            1/31/2003      Human Resources Development                 4,250          22.3%
               4,140           69.4%            1/31/2005      Signal Electronics                          1,828          30.6%
               3,432           35.8%            2/28/2009      Weldon Carpet                               1,440          15.0%

               8,971           61.6%            4/27/2005      MGM, Inc.                                   5,602          38.4%
              96,634           70.6%            2/28/2005      Electronic Data Systems                    30,840          22.5%
              60,844           46.0%            6/25/2018      Stanford Delta Dept. Store                 54,361          41.1%
              67,115          100.0%            7/31/2025
              54,313           28.6%            4/30/2010      Personify, Inc.                            46,929          24.7%
              26,065           14.5%            9/30/2005      Salvation Army                             25,515          14.2%



              46,726           20.4%            5/31/2015      Homelife Furniture                         40,000          17.4%


              36,256           27.7%            8/31/2005      Caresouth Home                             20,875          15.9%
              37,000           78.4%            3/31/2020      Virginia ABC Board                          2,000           4.2%
              51,315           39.8%            1/21/2006      Newark Expo Center Inc.                    22,960          17.8%
              54,600          100.0%            5/31/2010
               4,543           17.3%            2/28/2003      Blockbuster # 48524                         3,713          14.1%
              58,215          100.0%            5/31/2009
               7,072           21.5%           12/31/2006      Your Office USA                             7,072          21.5%
              15,000            6.0%            7/31/2004      Liz Claiborne                              12,000           4.8%
               5,026          100.0%             6/1/2018


               5,000           16.7%           10/31/2004      Cato                                        4,160          13.9%
               8,600           10.0%            2/28/2007      On-Track Consulting                         6,790           7.9%
               3,600           10.4%            6/30/2002      State of Nevada                             3,622          10.5%
              41,472           20.5%           10/31/2010      WHITE PJ.COM                               37,343          18.4%
              33,000           51.3%            11/1/2007      Eckerd Drug                                 8,450          13.1%
             227,891           65.8%             7/1/2015      Fifth Third Bank                           75,630          21.8%
             103,640          100.0%            11/1/2015
              47,185           34.9%            6/30/2003      Majestic Management                        25,743          19.1%

              36,913           34.0%            8/14/2013      Good Samaritan Hospital                    29,710          27.4%

              58,890           61.8%            3/31/2011      China Master                                4,125           4.3%
               3,600           25.0%           12/31/2001      Western Transmission                        3,600          25.0%
              33,000           67.5%           10/31/2019      Crystal Palace Restaurant                   4,700           9.6%
              24,929           15.5%            1/31/2004      Golf USA                                   15,164           9.4%

              43,396           61.9%           10/31/2015      Le Pain D'Or                                6,200           8.8%

              30,158           22.5%           11/30/2001      Pinellas County                            14,297          10.7%
               3,831           23.1%            3/31/2010      Laundry                                     1,749          10.6%
              23,838           83.2%            2/28/2010      Gags 'N' Gifts                              4,800          16.8%
              16,895           50.0%             5/1/2010      Tauck, Inc.                                16,896          50.0%
               4,974           18.8%            4/30/2005      Bank of America                             2,700          10.2%

              17,718           34.5%            8/31/2002      Platys Communication, Inc.                  8,505          16.6%
             148,800           65.4%            6/30/2007      DuPont Photomasks, Inc.                    42,536          18.7%
              63,965           58.8%           11/30/2019      Chi-Chi's (PAD)                             8,350           7.7%
              28,119           46.6%            5/31/2010      Denny's                                     5,000           8.3%
               6,000           14.0%            7/31/2002      Dollar Tree                                 5,000          11.6%

              30,000           15.3%            4/30/2010      Goody's                                    27,000          13.8%
              41,604           11.8%           12/31/2006      Patent and Trademark Office                28,148           8.0%
              10,125          100.0%            1/31/2021
              10,125          100.0%            1/31/2021

              36,245           44.4%           10/24/2004      Family Dollar                               9,825          12.0%
              30,087           15.3%            1/31/2009      PetsMart, Inc.                             29,486          15.0%
               3,598            8.1%            3/31/2009      Desert Eye Surgical                         3,250           7.3%
              10,909          100.0%            4/29/2019

              24,907           42.2%            9/30/2001      Longs Drugs                                 6,464          10.9%

              73,000           32.6%            5/31/2013      Evolve Software                            72,351          32.3%
             178,387           61.0%            5/31/2013      MPIO, Inc.                                 76,224          26.1%
               9,556           18.3%            8/31/2001      Fred Astaire Studio                         3,254           6.2%
              25,368           22.8%             8/7/2013      Claim Jumper                               12,000          10.8%
               6,027           22.4%            3/31/2003      Trang Viet. Cuisine                         3,000          11.1%


              36,634          100.0%           11/30/2012
              17,400           55.4%            4/30/2013      Dollar Tree                                 4,640          14.8%
              29,000           89.3%           11/14/2016      Dominos Pizza                               1,200           3.7%

              11,457           13.3%            5/31/2003      Ardley Hall                                 7,561           8.8%
              22,500           28.5%            9/30/2006      BETT 1223, Inc.  (Hampton Beer Outlet)     17,300          21.9%



               4,500           60.0%            2/21/2010      Cell Asylum                                 1,500          20.0%





               6,735           49.2%            1/31/2009      Blockbuster                                 4,000          29.2%
              33,000           79.7%             9/1/2018      Carolina Cleaners                           1,400           3.4%
              14,769           14.7%            6/30/2005      CEO, Inc.                                  14,304          14.3%


              12,336           18.4%            3/30/2005      Heritage Carpet & Tile, Inc.               10,680          15.9%
               7,147           26.5%            9/14/2005      Brown & Williamson                          5,850          21.7%
               7,720           49.2%            9/30/2012      Juliet Property Company                     4,342          27.7%
              29,000           82.9%           12/31/2016      Digital Color, Inc.                         3,600          10.3%


        2ND                                                            3RD            3RD             3RD
      LARGEST                                                        LARGEST        LARGEST         LARGEST
       TENANT                                                        TENANT         TENANT           TENANT
     EXP. DATE       3RD LARGEST TENANT                              SQ. FT        % OF NRA        EXP. DATE
--------------------------------------------------------------------------------------------------------------
      2/28/2002      Rent A Center                                    3,120          16.4%         6/30/2001
       1/1/2005
      8/31/2001      Latin American Cafe                              1,160          12.1%         1/31/2004

      5/31/2003
      6/30/2003      Engineering Tech Ltd                            10,000           7.3%         2/28/2006
     12/21/2008      Portofino Pizza                                  3,503           2.6%         5/31/2015

      5/31/2005      Hambrecht & Quist (Chase Securities)            44,319          23.4%         5/31/2005
      9/30/2004      Consolidated/Big Lots                           25,002          13.9%         1/31/2006



     10/31/2015      Staples                                         24,000          10.5%         8/31/2015


      4/30/2002      Tucker Federal bank                             12,434           9.5%        12/31/2001
     11/30/2004      Augusta Laundromat                               2,000           4.2%         5/31/2005
      5/31/2019      Northwestern Polytech                            8,400           6.5%         6/30/2004

      7/31/2006      Summerfield Amimal Clinic                        2,450           9.3%         7/31/2006

      2/28/2004      Bowers, Orr & Dougall                            7,072          21.5%         9/30/2006
      8/31/2009      Polo (Ralph Lauren)                              8,500           3.4%         7/31/2001



      1/31/2005      Chinatown                                        3,500          11.7%         2/28/2005
     10/31/2004      Montville Agency                                 6,331           7.4%         6/30/2005
      5/31/2005      Rissman & Rissman Architects                     2,127           6.1%         3/31/2001
       6/8/2005      Bank of America                                 27,969          13.8%        12/30/2004
     11/30/2002      Rent-A-Center                                    3,600           5.6%          8/1/2004
      5/31/2015      Middleton & Reut                                28,682           8.3%        11/30/2007

      8/31/2004      Braemar, Inc.                                   14,709          10.9%         8/31/2004

     11/14/2013      Genovese Drug                                   12,880          11.9%         5/31/2014

     12/31/2003      CiCi Pizza                                       4,000           4.2%         5/14/2006
      12/2/2002      Chandler West Auto Repair                        3,600          25.0%         4/30/2003
      8/31/2002      Mattress Kingdom                                 3,200           6.5%         5/31/2002
     12/31/2005      Vater's Office Interiors                        13,050           8.1%         6/30/2002

      2/28/2005      Casa Lupe Restaurante                            3,200           4.6%         9/30/2010

      5/19/2004      GSA                                             14,054          10.5%         7/14/2007
      2/28/2003      Wells Fargo                                      1,656          10.0%         7/31/2005
      10/9/2005
     10/15/2010
     10/31/2005      Chopstixx Asian Eatery                           2,600           9.8%         1/31/2010

      7/31/2005      Bacchus Vascular                                 7,350          14.3%         6/30/2005
      8/31/2001      Set Engineering, Inc.                           23,000          10.1%         4/30/2007
      7/30/2006      Super Video, Inc. (dba Video Warehouse)          3,650           3.4%         1/31/2006
     11/14/2020      Moneytree Inc.                                   3,240           5.4%         6/30/2005
      8/31/2004      China Town Restaurant                            5,000          11.6%        10/31/2004

      3/12/2007      Old Navy                                        25,000          12.7%         1/31/2006
        MTM          Boeing Co.                                      27,878           7.9%         2/28/2002



      5/31/2004      Moore Business Service                           5,100           6.3%         4/30/2005
      3/31/2014      Michaels Stores                                 23,500          11.9%         5/31/2009
      3/31/2001      Schmitt                                          3,195           7.2%         3/31/2002


      2/28/2002      Iron Skillet                                     3,082           5.2%        12/31/2004

      7/20/2007      State Farm Insurance                            44,351          19.8%         4/30/2009
      5/31/2005
     11/17/2001      Vicky Truong                                     2,556           4.9%         2/28/2010
      2/28/2009      Cline's Hallmark                                 9,608           8.6%         8/31/2004
      1/31/2004      Frames n Things                                  2,640           9.8%        10/31/2001



      9/30/2003      Ace TV                                           3,200          10.2%        12/31/2003
      6/30/2001      LW Legge Agency                                  1,200           3.7%          1/1/2004

      9/30/2003      Craftique                                        6,994           8.1%        10/31/2004
      6/30/2008      AutoZone, Inc.                                   8,250          10.4%         1/31/2006



      5/31/2005      Papa Murphy's Pizza                              1,500          20.0%         5/31/2010





      6/22/2010      Eye Consultants, PA                              2,950          21.6%          8/1/2015
      7/16/2005      Pak Mail                                         1,400           3.4%        12/31/2003
      8/31/2001      Marketing Initiatives                           11,854          11.8%        10/30/2005


     10/31/2001      Watermark Communities, Inc.                      6,000           9.0%         7/31/2003
      6/30/2004      Dentistry for Children                           3,279          12.1%         8/14/2005
      9/30/2007      American Media                                   1,854          11.8%         2/28/2005
      9/30/2001      RC Barnes Video Store                            1,200           3.4%         9/30/2001

                                  LARGEST
                                AFFILIATED
                               SPONSOR FLAG
                               (> THAN 4.0%             LOAN
          LOCKBOX                OF POOL)              NUMBER
        ------------------------------------------------------
           None                                         169
           None                                         163
           None                                         173
           None                                         167
         Springing                                       98
           None                                          55
           None                                          47
           None                                          53
         Springing                                        2
           None                                          94
           None                                         100
           None                                          25
         Springing              Cornerstone              85
           None                                           9
           None                                         152
         Springing              Cornerstone              40
           None                                          39
           None                                         140
           None                                          56
           None                                          87
           None                                         127
           None                                         105
           None                                         102
           None                                          12
           None                                         182
           None                                         181
           None                                          48
           None                                         136
           None                                          74
           None                                         150
           None                                          30
         Springing                                      154
           None                                           7
           None                                         108
           None                                          88
           None                                         142
           None                                          60
           None                                          14
         Springing                                       72
           None                                         171
           None                                          95
           None                                          86
         Springing                Kushner                57
           None                                          71
           None                                         172
           None                                          67
           None                                         168
           None                                         124
           None                                          50
           None                                          99
           None                                         175
           None                                          46
           Hard                                          11
           None                                          37
           None                                          61
           None                                         109
         Springing                Kushner                66
           None                                          19
         Springing                                        1
           None                                         151
           None                                         130
           None                                         114
           None                                         157
           None                                          17
           None                                          63
           None                                         148
         Springing                                      159
           None                                         101
           None                                         133
         Modified                                         3
           None                                          62
           None                                         118
           None                                          22
           None                                         164
           None                                          26
           None                                          59
           None                                         123
           None                                         139
           None                                         144
           None                                         110
           None                                          80
           Hard                                         104
         Springing              Cornerstone              18
           None                                         126
           None                                          44
           None                                         174
           None                                          45
           None                                          77
           None                                         129
           None                                         122
           None                                          82
           None                                         178
           None                                         111
           None                                          49
           Hard                                         166
           None                                          29
           None                                         128
           None                                         103
           None                                         141
           None                                         147
           None                                          84

FIRST UNION NATIONAL BANK-BANK OF AMERICA, N.A. COMMERCIAL MORTGAGE TRUST SERIES 2001-C1

       ANNEX A-1        CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
                        MORTGAGED PROPERTIES

     LOAN
    NUMBER     PROPERTY NAME                                                     ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------


      28       La Jolla Canyon Apartments                                        9515 Genesee Avenue
     146       Lakeview Square Shopping Center                                   6501 Dalrock Road
      83       Lakeview Terrace                                                  29 Lakeview Terr.
      69       Lincoln Park Apartments and Townhomes                             1342B West Wyomissing Boulevard
      65       Maple Leaf Apartments                                             4254 Maple Leaf Drive
      35       Mayflower Seaside Apartments                                      205 34th Street
     176       Meadow Village MHP                                                3220 Dusty Maiden Road
      16       Mercer Yale Office Building                                       1260 Mercer Street
      23       Mercy Medical Center                                              3160 Folsom Boulevard
      10       Midway Mall                                                       4800 North Texoma Parkway
     106       Mizner Square Retail                                              20 East Royal Palm Road
      24       Morristown Professional Plaza                                     95 Madison Avenue
     134       Mt. View Medical Office Building                                  205 & 285 South Drive
     117       MV Apartments                                                     1350 W. 6th Ave.
     131       Newmarket Shopping Center                                         1339 East Memorial Drive (US Highway 13)
      64       Nieuw Amsterdam                                                   37 N. Maple Ave.
      33       Northern Oaks Apts                                                15530 Ella Blvd.
      81       Northpointe Apartments                                            5829 Montgomery Street
     145       Northwood Lake Apartments                                         4302 North Market Street
     138       Old Dominion Marketplace                                          3124 Lee Highway
      91       Orange Town & Country II                                          655-691 South Main Street
      32       Pacific Bay Club Apartments                                       4070 Huerfano Avenue
     135       Pacific Center-Everett                                            11820 Evergreen Way
     137       Pacific Center-Tumwater                                           1635 Mottman Road and 1022 Crosby Boulevard
      21       Palisades Apartments                                              6300 W. Lake Mead Blvd
      76       Paradise Trails Apartments                                        4502 East Paradise Village Parkway South
      90       Parkcrest Apartments                                              148-210 N.E. 38th St.
      42       Pine Tree Plaza - Bradley                                         1515-1595 N. Illinois Route 50
     132       Pine Tree Plaza - Clinton                                         South 25th St. & Manufacturing Drive
     113       Pine Tree Plaza - Spencer                                         700 Eleventh Street Southwest
     160       Plaza 44 Shopping Center                                          4494 W. Peoria Ave.
      97       Post & Coach Apartments                                           177 South Street
      31       Prides Court Apartments                                           6 Sussex Drive
      92       Promenade of Coral Springs                                        1933 - 1999 University Drive
      13       Providence Place Apartments                                       1801 Princeton Lakes Drive
      36       Quail Creek Apartments                                            1017 Quail Creek Road
      73       Raley's Center                                                    3612-3714 Lone Tree Way
      15       Registry at Windsor Parke                                         13401 Sutton Park Drive
       5       RFS Hotel Portfolio-Note A                                        Summary Page
     5.1       RFS Hotel Portfolio-Residence Inn-Torrance, CA                    3701 Torrance Blvd
     5.2       RFS Hotel Portfolio-Hampton Inn-Houston, TX                       8620 Airport Blvd.
     5.3       RFS Hotel Portfolio-Residence Inn-Jacksonville, FL                10551 Deerwood Park Blvd.
     5.4       RFS Hotel Portfolio-Hampton Inn-Jacksonville, FL                  1331 Prudential Drive
       8       RFS Hotel Portfolio-Note B                                        Summary Page
     8.1       RFS Hotel Portfolio-Residence Inn-Atlanta, GA                     6096 Barfield Road
     8.2       RFS Hotel Portfolio-Holiday Inn-Flint, MI                         5353 Gateway Centre
     8.3       RFS Hotel Portfolio-Sheraton-Clayton, MO                          7730 Bonhomme Ave.
     8.4       RFS Hotel Portfolio-Holiday Inn Express-Downers Grove, IL         3031 Finley Road
     120       Rite Aid - Store #6260                                            8611 Spring Mountain Road
      38       Rosewood Care Center - Swansea                                    100 Rosewood Village Dr
      43       Seventh Street San Jose Industrial                                1695 South Seventh Street
       4       Sierra III Office Building                                        6555 Sierra Drive
     149       Silver State Plaza                                                7180 Cascade Valley Court
     162       Simi Valley Retail Center                                         1452-1488 Los Angeles Avenue
      96       South Hill Medical Center                                         525 Alexandria Pike
     107       Southwest Medical Center                                          7345 Watson Road
      78       St. Charles Corporate Center                                      3805 and 3815 Main Street
     161       Staples - Decatur, AL                                             817 Beltline Road SW
     119       Staples Center                                                    9260 Mentor Avenue
      75       Summer Walk Apartments                                            500 Summerlake Drive
     180       Tammy Brook Apartments                                            3301 NW 101st Avenue
     179       Tanglewood                                                        14 Lincoln Ave.
      54       The Gables Apartments                                             4008 Gaelic Lane
      52       The Lumberyard Shopping Center                                    725-1031 Highway 101
      68       The Verandahs at White Rock                                       7130 Gaston Ave
     115       Travis House Apartments                                           505 Harvey Road
      27       Tripp Industrial                                                  104, 410 & 610 Staton Road and 405 Industrial Blvd.
      41       Trolley Square Apartments                                         104-311 West Franklin Street
      20       Trophy Chase Apartments                                           2407 Peyton Drive
      6        University City Hilton                                            8629 J. M.Keynes Dr.
      70       Val Vista Marketplace                                             1551 East Elliot Road
     153       Vanguard Industrial Building                                      5214-5234 Vanguard Street
     177       Vermont Center                                                    900 North Vermont Avenue
      51       Waimalu Plaza Shopping Center                                     98-1227 Kaahumanu Street
     121       Walgreen's - Boise, ID                                            10555 West Overland Road
     112       Walgreen's - Nampa, ID                                            700 12th Avenue South
     143       Walgreens - White Eagle                                           Rte 59 & 87th St
      79       Walmart Rancho Cordova                                            10645 Folsom Boulevard
     155       Warwick Terrace                                                   413 N. Warwick Rd.
      58       Watauga Village Shopping Center                                   1812 Blowing Rock Road
     125       Welland Garden Apartments                                         5610 - 5620 Welland Ave and 5633 Santa Anita Ave
     156       Wellington Corporate Center                                       1500 Corporate Center Way
     158       West Green Street Office                                          135-145 West Green Street
     170       Westport Village Apartments                                       811 & 821 Port Republic Road
      89       Westview Apartments                                               2702 Lakeshore Drive
     165       Westwood Gardens                                                  10 DiPilla Drive
      93       Woodlands Apartments                                              10032 Sheffingdel Court
      34       Woodlane Crossing Apartments                                      4835A US Route 130
     116       Yonkers Board of Education Building                               28 Wells Ave

                                                                    CROSS
                                                               COLLATERALIZED
                                                                  AND CROSS
                                                ZIP              DEFAULTED               LOAN               GENERAL
   CITY                            STATE        CODE              LOAN FLAG           ORIGINATOR         PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------

  San Diego                         CA          92121                                    FUNB             Multifamily
  Rowlett                           TX          75089                                    BOA                Retail
  Eatontown                         NJ          07724                                    FUNB             Multifamily
  West Lawn                         PA          19609                                    BOA              Multifamily
  New Orleans                       LA          70131                                    BOA              Multifamily
  Virginia Beach                    VA          23451            Cornerstone             FUNB             Multifamily
  Helena                            MT          59602                                    FUNB          Mobile Home Park
  Seattle                           WA          98109                                    BOA                Office
  Sacramento                        CA          95816               HCPI                 FUNB               Office
  Sherman                           TX          75090                                    BOA                Retail
  Boca Raton                        FL          33432                                    FUNB               Retail
  Morristown                        NJ          07960               HCPI                 FUNB               Office
  Mountain View                     CA          94040                                    FUNB               Office
  Hialeah                           FL          33010                                    FUNB             Multifamily
  Ahoskie                           NC          27910                                    BOA                Retail
  Marlton                           NJ          08053                                    FUNB             Multifamily
  Houston                           TX          77090                                    FUNB             Multifamily
  Riverside                         CA          92503                                    FUNB             Multifamily
  Shreveport                        LA          71107                                    FUNB             Multifamily
  Bristol                           VA          24201                                    FUNB               Retail
  Orange                            CA          92868                                    FUNB               Retail
  San Diego                         CA          92117                                    FUNB             Multifamily
  Everett                           WA          98204                                    BOA                Retail
  Tumwater                          WA          98512                                    BOA                Retail
  Las Vegas                         NV          89108                                    BOA              Multifamily
  Phoenix                           AZ          85032                                    FUNB             Multifamily
  Oakland Park                      FL          33334                                    BOA              Multifamily
  Bradley                           IL          60915                                    FUNB               Retail
  Clinton                           IA          52732                                    FUNB               Retail
  Spencer                           IA          51301                                    FUNB               Retail
  Glendale                          AZ          85302                                    FUNB               Retail
  Freehold                          NJ          07728                                    BOA              Multifamily
  Newark                            DE          19713                                    BOA              Multifamily
  Coral Springs                     FL          33071                                    BOA                Office
  Brandon                           FL          33551                                    FUNB             Multifamily
  Shreveport                        LA          71105                                    FUNB             Multifamily
  Antioch                           CA          94509                                    FUNB               Retail
  Jacksonville                      FL          32224                                    FUNB             Multifamily
  Multiple                                     Multiple              RFS                 BOA              Hospitality
  Torrance                          CA          90503                RFS                 BOA              Hospitality
  Houston                           TX          77061                RFS                 BOA              Hospitality
  Jacksonville                      FL          32256                RFS                 BOA              Hospitality
  Jacksonville                      FL          32207                RFS                 BOA              Hospitality
  Multiple                                     Multiple              RFS                 BOA              Hospitality
  Atlanta                           GA          30328                RFS                 BOA              Hospitality
  Flint                             MI          48507                RFS                 BOA              Hospitality
  Clayton                           MO          63105                RFS                 BOA              Hospitality
  Downers Grove                     IL          60515                RFS                 BOA              Hospitality
  Las Vegas                         NV          89117                                    BOA                Retail
  Swansea                           IL          62226                                    BOA              Health Care
  San Jose                          CA          95112                                    FUNB             Industrial
  Irving                            TX          75039                                    BOA                Office
  Las Vegas                         NV          89128                                    BOA                Office
  Simi Valley                       CA          93065                                    FUNB               Retail
  Southgate                         KY          41071               HCPI                 FUNB               Office
  Shrewsbury                        MO          63119               HCPI                 FUNB               Office
  St. Charles                       IL          60174                                    BOA                Office
  Decatur                           AL          35601                                    BOA                Retail
  Mentor                            OH          44060                                    FUNB               Retail
  Concord                           NC          28025            Cornerstone             FUNB             Multifamily
  Coral Springs                     FL          33465                                    FUNB             Multifamily
  Clementon                         NJ          08021                                    FUNB             Multifamily
  Glen Allen                        VA          23060            Cornerstone             FUNB             Multifamily
  Encinitas                         CA          92424                                    FUNB               Retail
  Dallas                            TX          75214                                    BOA              Multifamily
  College Station                   TX          77840                                    FUNB             Multifamily
  Greenville                        NC          27834                                    FUNB             Industrial
  Richmond                          VA          23220            Cornerstone             FUNB             Multifamily
  Charlottesville                   VA          22901            Cornerstone             FUNB             Multifamily
  Charlotte                         NC          28262                                    FUNB             Hospitality
  Gilbert                           AZ          85234                                    BOA                Retail
  Orlando                           FL          32819                                    BOA              Industrial
  Los Angeles                       CA          90029                                    BOA                Retail
  Aiea                              HI          96701                                    FUNB               Retail
  Boise                             ID          83709                                    BOA                Retail
  Nampa                             ID          83651                                    BOA                Retail
  Naperville                        IL          60564                                    FUNB               Retail
  Rancho Cordova                    CA          95670                                    FUNB               Retail
  Somerdale                         NJ          08083                                    FUNB             Multifamily
  Boone                             NC          28607                                    FUNB               Retail
  Temple City                       CA          91780                                    BOA              Multifamily
  Wellington                        FL          33414                                    BOA                Office
  Pasadena                          CA          91105                                    BOA                Office
  Harrisonburg                      VA          22801                                    FUNB             Multifamily
  St. Joseph                        MI          49085                                    FUNB             Multifamily
  Thorofare                         NJ          08086                                    FUNB             Multifamily
  St. Louis                         MO          63136                                    BOA              Multifamily
  Edgewater Park                    NJ          08016                                    BOA              Multifamily
  Yonkers                           NY          10701                                    BOA                Office

(1)      For loan numbers 19, 28, 31, 32, 34, 57, 64, 66, 69, 83, 97, 155, 165,
         and 179 amounts available under certain Letters of Credit (or in the case of loan number 14, a cash holdback) were taken into consideration when calculating the DSCR and the Cut-Off Date LTV Ratio as described in the Prospectus Supplement.


                                                         % OF
                                                       AGGREGATE                                                           LOAN
                                         CUT-OFF DATE   CUT-OFF                                                       ADMINISTRATIVE
  SPECIFIC               ORIGINAL LOAN   LOAN BALANCE    DATE     ORIGINATION     FIRST PAY      MATURITY    MORTGAGE    COST RATE
PROPERTY TYPE              BALANCE ($)       $          BALANCE       DATE           DATE       DATE OR ARD   RATE (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
     Conventional          12,100,000    12,081,128      0.92%     12/15/2000       2/1/2001        1/1/2011   8.030%    0.0522%
   Shadow Anchored          2,103,000     2,089,274      0.16%      1/12/2000       3/1/2000        2/1/2010   8.910%    0.1286%
     Conventional           5,423,772     5,423,772      0.41%       9/8/2000      11/1/2000       10/1/2010   8.327%    0.0522%
     Conventional           6,402,085     6,402,085      0.49%       9/8/2000      11/1/2000       10/1/2010   8.327%    0.1286%
     Conventional           7,000,000     6,830,236      0.52%      3/31/1999       5/1/1999        4/1/2009   7.860%    0.1286%
     Conventional          10,500,000    10,500,000      0.80%     12/12/2000       2/1/2001        1/1/2011   7.350%    0.0522%
                              880,000       877,904      0.07%     10/26/2000      12/1/2000       11/1/2010   8.625%    0.0522%
                           18,500,000    18,404,922      1.41%      9/28/2000      11/1/2000       10/1/2010   7.950%    0.1286%
    Medical Office         14,000,000    13,913,154      1.06%      8/31/2000      10/1/2000        9/1/2010   7.980%    0.0522%
       Anchored            24,872,034    24,550,092      1.88%     10/12/1999      11/1/1999        7/1/2009   7.375%    0.1286%
      Unanchored            3,530,000     3,524,219      0.27%     12/27/2000       2/1/2001        1/1/2011   7.720%    0.0522%
    Medical Office         13,000,000    13,000,000      0.99%      8/31/2000      10/1/2000        9/1/2010   7.980%    0.0522%
    Medical Office          2,381,000     2,371,139      0.18%      11/1/2000      12/1/2000       11/1/2010   8.150%    0.0872%
     Conventional           2,928,000     2,920,140      0.22%      11/1/2000      12/1/2000       11/1/2010   8.040%    0.0522%
       Anchored             2,440,000     2,432,616      0.19%      9/20/2000      11/1/2000       10/1/2010   8.200%    0.1286%
     Conventional           6,929,355     6,929,355      0.53%       9/8/2000      11/1/2000       10/1/2010   8.327%    0.0522%
     Conventional          11,447,000    11,416,645      0.87%     10/17/2000      12/1/2000       11/1/2010   8.100%    0.0522%
     Conventional           5,522,000     5,511,117      0.42%     11/15/2000       1/1/2001       12/1/2010   8.125%    0.0522%
     Conventional           2,150,000     2,143,750      0.16%      9/27/2000      11/1/2000       10/1/2010   8.375%    0.0522%
   Shadow Anchored          2,300,000     2,296,216      0.18%     12/29/2000       2/1/2001        1/1/2011   7.690%    0.0522%
   Shadow Anchored          4,725,000     4,713,117      0.36%      10/5/2000      12/1/2000       11/1/2010   8.360%    0.0522%
     Conventional          11,700,000    11,681,752      0.89%     12/15/2000       2/1/2001        1/1/2011   8.030%    0.0522%
      Unanchored            2,377,000     2,369,921      0.18%       9/7/2000      11/1/2000       10/1/2010   8.270%    0.1286%
      Unanchored            2,332,000     2,326,026      0.18%      10/4/2000      12/1/2000       11/1/2010   8.270%    0.1286%
     Conventional          15,000,000    14,942,852      1.14%      8/16/2000      10/1/2000        9/1/2010   8.060%    0.1286%
     Conventional           6,000,000     5,983,498      0.46%      10/2/2000      12/1/2000       11/1/2010   7.920%    0.0522%
     Conventional           4,760,000     4,745,027      0.36%      9/29/2000      11/1/2000       10/1/2010   8.030%    0.1286%
       Anchored             9,500,000     9,485,345      0.73%     12/13/2000       2/1/2001        1/1/2011   8.100%    0.0522%
   Shadow Anchored          2,435,000     2,431,148      0.19%     12/29/2000       2/1/2001        1/1/2011   7.940%    0.0522%
   Shadow Anchored          3,110,000     3,105,172      0.24%     12/15/2000       2/1/2001        1/1/2011   8.060%    0.0522%
      Unanchored            1,670,000     1,666,959      0.13%      11/8/2000       1/1/2001       12/1/2010   8.510%    0.0872%
     Conventional           4,146,849     4,146,849      0.32%       9/8/2000      11/1/2000       10/1/2010   8.327%    0.1286%
     Conventional          11,693,322    11,693,322      0.89%       9/8/2000      11/1/2000       10/1/2010   8.327%    0.1286%
                            4,450,000     4,440,969      0.34%     11/13/2000       1/1/2001       12/1/2010   7.980%    0.1286%
     Conventional          20,240,000    20,183,996      1.54%     10/12/2000      12/1/2000       11/1/2010   7.890%    0.0522%
     Conventional          10,500,000    10,466,521      0.80%      9/29/2000      11/1/2000       10/1/2010   7.970%    0.0522%
       Anchored             6,150,000     6,134,470      0.47%     10/10/2000      12/1/2000       11/1/2010   8.340%    0.0522%
     Conventional          18,760,000    18,760,000      1.43%      12/1/2000       1/1/2001       12/1/2010   7.770%    0.0522%
       Various             26,716,000    26,550,839      2.03%       8/9/2000      10/1/2000        9/1/2010   8.000%    0.0576%
    Extended Stay
   Limited Service
    Extended Stay
   Limited Service
       Various             25,484,000    25,326,456      1.94%       8/9/2000      10/1/2000        9/1/2010   8.000%    0.0576%
    Extended Stay
     Full Service
     Full Service
   Limited Service
       Anchored             2,905,000     2,874,152      0.22%      8/27/1999      10/1/1999        9/1/2006   8.190%    0.1286%
   Skilled Nursing         10,237,500    10,096,291      0.77%     10/26/1999      12/1/1999       11/1/2009   8.890%    0.1286%
Warehouse/Distribution      9,130,000     9,119,520      0.70%       1/3/2001       3/1/2001        2/1/2011   7.620%    0.0522%
                           27,205,000    27,121,913      2.07%       9/6/2000      11/1/2000       10/1/2010   8.160%    0.0779%
       Medical              2,000,000     1,994,367      0.15%     10/13/2000      12/1/2000       11/1/2010   7.802%    0.1286%
      Unanchored            1,600,000     1,595,129      0.12%      12/1/2000       1/1/2001       12/1/2010   8.250%    0.0522%
    Medical Office          4,160,000     4,160,000      0.32%      8/31/2000      10/1/2000        9/1/2010   7.980%    0.0522%
    Medical Office          3,500,000     3,500,000      0.27%      8/31/2000      10/1/2000        9/1/2010   7.980%    0.0522%
                            6,000,000     5,964,493      0.46%       3/1/2000       4/1/2000        3/1/2010   8.740%    0.1286%
       Anchored             1,631,483     1,626,157      0.12%     11/29/2000       1/1/2001       12/1/2010   7.820%    0.1286%
   Shadow Anchored          2,925,000     2,917,243      0.22%     10/26/2000      12/1/2000       11/1/2010   8.100%    0.0522%
     Conventional           6,000,000     6,000,000      0.46%     12/12/2000       2/1/2001        1/1/2011   7.350%    0.0522%
     Conventional             600,000       598,496      0.05%     10/17/2000      12/1/2000       11/1/2010   8.375%    0.0522%
     Conventional             712,965       712,965      0.05%       9/8/2000      11/1/2000       10/1/2010   8.327%    0.0522%
     Conventional           8,000,000     8,000,000      0.61%     12/12/2000       2/1/2001        1/1/2011   7.350%    0.0522%
      Unanchored            8,250,000     8,228,300      0.63%     10/31/2000      12/1/2000       11/1/2010   8.140%    0.0522%
     Conventional           6,480,000     6,437,738      0.49%      3/24/2000       5/1/2000        4/1/2010   8.110%    0.1286%
     Conventional           3,000,000     2,994,307      0.23%      11/3/2000       1/1/2001       12/1/2010   8.310%    0.0522%
Warehouse/Distribution     12,650,000    12,629,383      0.97%     12/19/2000       2/1/2001        1/1/2011   7.750%    0.0522%
     Conventional           9,500,000     9,500,000      0.73%     12/12/2000       2/1/2001        1/1/2011   7.350%    0.0522%
     Conventional          15,000,000    15,000,000      1.15%     12/12/2000       2/1/2001        1/1/2011   7.350%    0.0522%
     Full Service          26,100,000    25,932,760      1.98%       8/4/2000      10/1/2000        9/1/2010   7.790%    0.0522%
   Shadow Anchored          6,375,000     6,346,198      0.49%      6/13/2000       8/1/2000        7/1/2010   8.240%    0.1286%
Warehouse/Distribution      1,911,000     1,897,918      0.15%      7/12/2000       9/1/2000        8/1/2010   8.160%    0.1286%
      Unanchored              880,337       874,010      0.07%      5/25/2000       7/1/2000        6/1/2010   9.210%    0.2300%
       Anchored             8,380,000     8,362,990      0.64%     11/20/2000       1/1/2001       12/1/2010   7.980%    0.0522%
       Anchored             2,806,506     2,797,718      0.21%      9/26/2000      11/1/2000       10/1/2010   8.050%    0.1286%
       Anchored             3,206,500     3,196,368      0.24%      9/29/2000      11/1/2000       10/1/2010   8.010%    0.1286%
       Anchored             2,200,000     2,196,414      0.17%     12/22/2000       2/1/2001        1/1/2011   7.750%    0.0522%
       Anchored             5,800,000     5,784,463      0.44%      10/6/2000      12/1/2000       11/1/2010   8.050%    0.0522%
     Conventional           1,869,114     1,869,114      0.14%       9/8/2000      11/1/2000       10/1/2010   8.327%    0.0522%
       Anchored             7,600,000     7,591,221      0.58%       1/9/2001       3/1/2001        2/1/2011   7.540%    0.0522%
     Conventional           2,683,000     2,660,025      0.20%     10/18/1999      12/1/1999       11/1/2009   8.570%    0.1286%
       Medical              1,843,204     1,830,394      0.14%      1/25/2000       3/1/2000        2/1/2010   8.660%    0.1286%
                            1,835,000     1,819,694      0.14%      11/4/1999       1/1/2000       12/1/2009   8.360%    0.1286%
     Conventional           1,235,000     1,231,904      0.09%      10/4/2000      12/1/2000       11/1/2010   8.375%    0.0522%
     Conventional           4,880,000     4,869,932      0.37%     11/28/2000       1/1/2001       12/1/2010   7.900%    0.0522%
     Conventional           1,397,539     1,397,539      0.11%       9/8/2000      11/1/2000       10/1/2010   8.327%    0.0522%
     Conventional           4,240,000     4,224,654      0.32%      8/22/2000      10/1/2000        9/1/2010   8.290%    0.1286%
     Conventional          10,780,119    10,780,119      0.82%       9/8/2000      11/1/2000       10/1/2010   8.327%    0.1286%
                            2,989,785     2,966,099      0.23%      9/22/2000      11/1/2000       10/1/2010   8.420%    0.1286%


                 ORIGINAL       REMAINING
                  TERM TO        TERM TO        REMAINING
 INTEREST        MATURITY        MATURITY          IO                             REMAINING
  ACCRUAL         OR ARD          OR ARD         PERIOD      ORIGINAL AMORT      AMORT TERM
  METHOD          (MOS.)          (MOS.)         (MOS.)        TERM (MOS.)          (MOS.)
-------------------------------------------------------------------------------------------
Actual/360          120            118                             360               358
Actual/360          120            107                             360               347
Actual/360          120            115             31              295               295
Actual/360          120            115             31              295               295
Actual/360          120             97                             300               277
Actual/360          120            118             118             NA                NA
Actual/360          120            116                             360               356
Actual/360          120            115                             300               295
Actual/360          120            114                             300               294
Actual/360          117            100                             351               334
Actual/360          120            118                             360               358
Actual/360          120            114             30              360               360
Actual/360          120            116                             300               296
Actual/360          120            116                             360               356
Actual/360          120            115                             360               355
Actual/360          120            115             31              295               295
Actual/360          120            116                             360               356
Actual/360          120            117                             360               357
Actual/360          120            115                             360               355
Actual/360          120            118                             360               358
Actual/360          120            116                             360               356
Actual/360          120            118                             360               358
Actual/360          120            115                             360               355
Actual/360          120            116                             360               356
Actual/360          120            114                             360               354
Actual/360          120            116                             360               356
Actual/360          120            115                             360               355
Actual/360          120            118                             360               358
Actual/360          120            118                             360               358
Actual/360          120            118                             360               358
Actual/360          120            117                             360               357
Actual/360          120            115             31              295               295
Actual/360          120            115             31              295               295
Actual/360          120            117                             360               357
Actual/360          120            116                             360               356
Actual/360          120            115                             360               355
Actual/360          120            116                             360               356
Actual/360          120            117             21              360               360
Actual/360          120            114                             300               294




Actual/360          120            114                             300               294




Actual/360          84              66                             360               342
Actual/360          120            104                             300               284
Actual/360          120            119                             360               359
Actual/360          120            115                             360               355
Actual/360          120            116                             360               356
Actual/360          120            117                             300               297
Actual/360          120            114             30              360               360
Actual/360          120            114             30              360               360
Actual/360          120            108                             360               348
Actual/360          120            117                             300               297
Actual/360          120            116                             360               356
Actual/360          120            118             118             NA                NA
Actual/360          120            116                             360               356
Actual/360          120            115             31              295               295
Actual/360          120            118             118             NA                NA
Actual/360          120            116                             360               356
Actual/360          120            109                             360               349
Actual/360          120            117                             360               357
Actual/360          120            118                             360               358
Actual/360          120            118             118             NA                NA
Actual/360          120            118             118             NA                NA
Actual/360          120            114                             300               294
Actual/360          120            112                             360               352
Actual/360          120            113                             300               293
Actual/360          120            111                             300               291
Actual/360          120            117                             360               357
Actual/360          120            115                             360               355
Actual/360          120            115                             360               355
Actual/360          120            118                             360               358
Actual/360          120            116                             360               356
Actual/360          120            115             31              295               295
Actual/360          120            119                             360               359
Actual/360          120            104                             360               344
Actual/360          120            107                             360               347
Actual/360          120            105                             360               345
Actual/360          120            116                             360               356
Actual/360          120            117                             360               357
Actual/360          120            115             31              295               295
Actual/360          120            114                             360               354
Actual/360          120            115             31              295               295
Actual/360          120            115                             240               235

          MATURITY
MONTHLY     DATE                                                                                             CUT-OFF
  P&I     OR ARD                                                                                               DATE
PAYMENTS  BALLOON       ARD                            PREPAYMENT OPEN    APPRAISED    APPRAISAL               LTV    LTV RATIO AT
  ($)     BALANCE ($)  LOANS  PREPAYMENT PROVISIONS      PERIOD DATE      VALUE ($)      DATE       DSCR (X)  RATIO  MATURITY OR ARD
-----------------------------------------------------------------------------------------------------------------------------------
 89,039    10,824,189     N   L(2.17),D(7.58),O(.25)       10/1/2010     16,250,000     8/17/2000     1.20     63.27%     66.61%
 16,785     1,921,753     N   L(3.08),D(6.83),O(.08)        1/1/2010      3,050,000     8/16/1999     1.25     68.50%     63.01%
 43,262     4,845,675     Y   L(3.92),YM1%(6),O(.08)        9/1/2010      6,450,000     7/13/2000     1.25     71.48%     75.13%
 51,065     5,731,011     Y   L(3.92),YM1%(6),O(.08)        9/1/2010      7,500,000     7/18/2000     1.25     72.56%     76.41%
 53,380     5,763,140     N   L(3.92),D(5.83),O(.25)        1/1/2009     10,300,000     5/21/1998     1.27     66.31%     55.95%
 64,313    10,500,000     N   L(2.17),D(7.58),O(.25)       10/1/2010     16,500,000     11/8/2000     1.93     63.64%     63.64%
  6,845       798,076     N   L(4),D(5.75),(O.25)           8/1/2010      1,100,000     9/18/2000     1.30     79.81%     72.55%
142,174    15,264,411     N   L(2.42),D(7.5),O(.08)         9/1/2010     29,500,000     6/29/2000     1.44     62.39%     51.74%
107,869    11,528,466     N   L(2.50),D(7.25),O(.25)        6/1/2010     24,100,000     6/14/2000     1.31     57.73%     47.84%
172,999    21,840,455     N   L(3.42),D(6.08),O(.25)        4/1/2009     36,000,000      9/1/2002     1.30     68.19%     60.67%
 25,216     3,134,331     N   L(4),D(5.75),O(.25)          10/1/2010      5,100,000     9/25/2000     1.36     69.10%     61.46%
 95,208    12,156,964     N   L(2.50),D(7.25),O(.25)        6/1/2010     22,300,000     5/23/2000     1.41     58.30%     54.52%
 18,614     1,970,101     N   L(3),D(6.75),O(.25)           8/1/2010      5,100,000     8/30/2000     1.25     46.49%     38.63%
 21,566     2,620,019     N   L(4),D(5.75),O(.25)           8/1/2010      3,780,000     7/19/2000     1.31     77.25%     69.31%
 18,245     2,195,243     N   L(2.42),D(7.5),O(.08)         9/1/2010      3,050,000     7/31/2000     1.22     79.76%     71.98%
 55,271     6,190,785     Y   L(3.92),YM1%(6),O(.08)        9/1/2010      8,500,000     7/13/2000     1.30     69.29%     72.83%
 84,793    10,257,454     N   L(3),YM1%(6.75),O(.25)        8/1/2010     14,400,000     9/19/2000     1.21     79.28%     71.23%
 41,001     4,951,808     N   L(3),D(6.5),O(.5)             6/1/2010      6,950,000     8/30/2000     1.26     79.30%     71.25%
 16,342     1,939,298     N   L(4),D(5.75),O(.25)           7/1/2010      2,800,000      8/1/2000     1.22     76.56%     69.26%
 16,382     2,040,698     N   L(4),D(5.75),O(.25)          10/1/2010      3,100,000    12/13/2000     1.27     74.07%     65.83%
 35,863     4,259,590     N   L(4),D(5.75),O(.25)           8/1/2010      6,300,000     8/18/2000     1.33     74.81%     67.61%
 86,095    10,466,365     N   L(2.17),D(7.58),O(.25)       10/1/2010     16,150,000     8/15/2000     1.20     64.90%     64.81%
 17,891     2,142,005     N   L(2.42),D(7.5),O(.08)         9/1/2010      3,600,000      6/6/2000     1.25     65.83%     59.50%
 17,552     2,100,549     N   L(2.33),D(7.58),O(.08)       10/1/2010      3,370,000     6/28/2000     1.25     69.02%     62.33%
110,693    13,446,575     N   L(2.5),D(7.42),O(.08)         8/1/2010     18,750,000     7/11/2000     1.22     79.70%     71.72%
 43,692     5,353,575     N   L(2.33),D(7.42),O(.25)        8/1/2010      9,100,000     8/16/2000     1.33     65.75%     58.83%
 35,027     4,265,614     N   L(2.42),D(7.33),O(.25)        7/1/2010      5,950,000     8/16/2000     1.21     79.75%     71.69%
 70,371     8,512,371     N   L(4),D(5.75),O(.25)          10/1/2010     11,900,000     8/30/2000     1.21     79.71%     71.53%
 17,765     2,173,599     N   L(4),D(5.75),O(.25)          10/1/2010      4,400,000 10/1/00&12/1/00   1.36     55.25%     49.40%
 22,950     2,784,059     N   L(4),D(5.75),O(.25)          10/1/2010      4,160,000     10/1/2000     1.25     74.64%     66.92%
 12,853     1,510,886     N   L(4),D(5.75),O(.25)           9/1/2010      2,275,000     9/11/2000     1.26     73.27%     66.41%
 33,077     3,712,171     Y   L(3.92),YM1%(6),O(.08)        9/1/2010      5,050,000     7/13/2000     1.25     69.80%     73.51%
 93,270    10,467,615     Y   L(3.92),YM1%(6),O(.08)        9/1/2010     13,300,000     7/17/2000     1.25     74.73%     78.70%
 32,591     3,982,936     N   L(2.25),D(7.67),O(.08)       11/1/2010      7,500,000     9/13/2000     1.49     59.21%     53.11%
146,965    18,046,395     N   L(2.33),D(7.42),O(.25)        8/1/2010     25,300,000      9/6/2000     1.25     79.78%     71.33%
 76,826     9,381,732     N   L(4),D(5.75),O(.25)           7/1/2010     13,250,000     8/17/2000     1.24     78.99%     70.81%
 46,593     5,541,691     N   L(3),D(6.75),O(.25)           8/1/2010      9,100,000     6/30/2000     1.22     67.41%     60.90%
134,658    17,239,406     N   L(4),D(5.75),O(.25)           9/1/2010     23,450,000     9/16/2000     1.21     80.00%     73.52%
206,198    22,066,442     N   L(2.58),D(7.25),O(.17)        7/1/2010     55,300,000      Various      2.32     48.01%     39.90%
                                                                         30,500,000     5/31/2000
                                                                          6,000,000      7/1/2000
                                                                         10,700,000      7/1/2000
                                                                          8,100,000      7/1/2000
196,690   21,048,854      N   L(2.58),D(7.25),O(.17)        7/1/2010     53,400,000      7/1/2000     2.32     47.43%     39.42%
                                                                          8,200,000      7/1/2000
                                                                         15,900,000      7/1/2000
                                                                         20,000,000      7/1/2000
                                                                          9,300,000      7/1/2000
 21,702    2,727,691      N   L(3.5),D(3.33),O(.17)         7/1/2006      4,130,000      3/8/1999     1.21     69.59%     66.05%
 85,143    8,669,248      N   L(3.33),D(6.58),O(.08)       10/1/2009     13,650,000      8/1/1999     1.41     73.97%     63.51%
 64,590    8,085,317      N   L(4),D(5.67),O(.33)          10/1/2010     12,200,000    10/26/2000     1.30     74.75%     66.27%
202,663   24,453,444      N   L(2.42),D(7.5),O(.08)         9/1/2010     43,000,000      8/2/2000     1.47     63.07%     56.87%
 14,400    1,781,884      N   L(2.33),D(7.58),O(.08)       10/1/2010      3,450,000     8/22/2000     1.43     57.81%     51.65%
 12,615    1,327,858      N   L(4),D(5.75),O(.25)           9/1/2010      2,550,000     9/15/2000     1.46     62.55%     52.07%
 30,467    3,890,228      N   L(2.50),D(7.25),O(.25)        6/1/2010      6,400,000     6/12/2000     1.51     65.00%     60.78%
 25,633    3,273,029      N   L(2.50),D(7.25),O(.25)        6/1/2010      5,500,000     7/10/2000     1.39     63.64%     59.51%
 47,159    5,468,608      N   L(3),D(6.92),O(.08)           2/1/2010      8,190,000    11/10/1999     1.25     72.83%     66.77%
 12,398    1,341,058      N   L(2.25),D(7.67),O(.08)       11/1/2010      2,700,000    11/10/2000     1.60     60.23%     49.67%
 21,667    2,621,041      N   L(4),D(5.75),O(.25)           8/1/2010      3,900,000     8/24/2000     1.25     74.80%     67.21%
 36,750    6,000,000      N   L(2.17),D(7.58),O(.25)       10/1/2010      9,600,000    11/21/2000     1.84     62.50%     62.50%
  4,560      541,086      N   L(4),D(5.75),O(.25)           8/1/2010        900,000     8/31/2000     1.20     66.50%     60.12%
  5,687      636,973      Y   L(3.92),YM1%(6),O(.08)        9/1/2010        850,000     7/13/2000     1.47     71.30%     74.94%
 49,000    8,000,000      N   L(2.17),D(7.58),O(.25)       10/1/2010     13,000,000     11/6/2000     1.91     61.54%     61.54%
 61,343    7,399,618      N   L(3),D(6.75),O(.25)           8/1/2010     12,400,000     9/26/2000     1.26     66.36%     59.67%
 48,046    5,817,324      N   L(2.92),D(7),O(.08)           3/1/2010      8,100,000      2/1/2000     1.26     79.48%     71.82%
 22,665    2,701,822      N   L(4),D(5.75),O(.25)           9/1/2010      3,800,000      8/5/2000     1.21     78.80%     71.10%
 90,626   11,240,326      N   L(2.17),D(7.58),O(.25)       10/1/2010     15,950,000    11/30/2000     1.55     79.18%     70.47%
 58,188    9,500,000      N   L(2.17),D(7.58),O(.25)       10/1/2010     14,300,000     11/3/2000     1.88     66.43%     66.43%
 91,875   15,000,000      N   L(2.17),D(7.58),O(.25)       10/1/2010     22,200,000    11/13/2000     1.86     67.57%     67.57%
197,827   21,374,325      N   L(3),D(6.5),O(0.5)            3/1/2010     45,000,000     5/29/2000     1.73     57.63%     47.50%
 47,848    5,742,227      N   L(2.67),D(7.25),O(.08)        6/1/2010      8,500,000     3/31/2000     1.25     74.66%     67.56%
 14,953    1,585,911      N   L(2.58),D(7.33),O(.08)        7/1/2010      2,600,000      6/6/2000     1.30     73.00%     61.00%
  7,515      751,592      N   L(2.75),D(7.17),O(.08)        5/1/2010      1,400,000      4/6/2000     1.25     62.43%     53.69%
 61,373    7,488,956      N   L(4),D(5.75),O(.25)           9/1/2010     15,660,000     9/20/2000     1.28     53.40%     47.82%
 20,691    2,516,196      N   L(2.42),D(7.5),O(.08)         9/1/2010      3,510,000     9/12/2000     1.21     79.71%     71.69%
 23,551    2,872,114      N   L(2.42),D(7.5),O(.08)         9/1/2010      4,050,000      9/8/2000     1.21     78.92%     70.92%
 15,761    1,954,839      N   L(2.17),D(7.58),O(.25)       10/1/2010      3,525,000      9/7/2000     1.44     62.31%     55.46%
 42,761    5,191,157      N   L(4),D(5.75),O(.25)           8/1/2010      8,400,000      8/4/2000     1.25     68.86%     61.80%
 14,909    1,669,893      Y   L(3.92),YM1%(6),O(.08)        9/1/2010      2,300,000     7/13/2000     1.35     69.08%     72.60%
 53,349    6,717,052      N   L(4),D(5.75),O(.25)          11/1/2010     10,200,000    11/15/2000     1.28     74.42%     65.85%
 20,763    2,434,342      N   L(3.33),D(6.58),O(.08)       10/1/2009      4,050,000      7/2/1999     1.25     65.68%     60.11%
 14,382    1,675,259      N   L(3.08),D(6.83),O(.08)        1/1/2010      2,850,000    10/19/1999     1.45     64.22%     58.78%
 13,928    1,657,752      N   L(3.25),D(6.67),O(.08)       11/1/2009      2,600,000     8/30/1999     1.22     69.99%     63.76%
  9,387    1,113,735      N   L(4),D(5.75),O(.25)           8/1/2010      1,625,000     9/13/2000     1.25     75.81%     68.54%
 35,468    4,352,764      N   L(4),D(5.75),O(.25)           9/1/2010      6,100,000     10/6/2000     1.24     79.83%     71.36%
 11,147    1,248,581      Y   L(3.92),YM1%(6),O(.08)        9/1/2010      1,700,000     7/13/2000     1.31     69.88%     73.45%
 31,973    3,821,113      N   L(2.5),D(7.42),O(.08)         8/1/2010      5,200,000     7/13/2000     1.26     81.24%     73.48%
 85,986    9,650,134      Y   L(3.92),YM1%(6),O(.08)        9/1/2010     13,100,000     7/13/2000     1.25     69.95%     73.67%
 25,795    2,149,171      N   L(2.42),D(7.5),O(.08)         9/1/2010      4,500,000     5/23/2000     1.30     65.91%     47.76%

    YEAR          YEAR     NUMBER OF    UNIT OF
   BUILT        RENOVATED   (UNITS)     MEASURE
------------------------------------------------
    1976             NA         157       Units
    1997             NA      20,472      Sq. Ft.
    1963             NA         108       Units
    1978             NA         154       Units
    1972             NA         442       Units
    1949            1993        265       Units
    1999             NA          68       Pads
    2000             NA      96,204      Sq. Ft.
    1987             NA      85,000      Sq. Ft.
    1986             NA     471,444      Sq. Ft.
    1999             NA      20,042      Sq. Ft.
    1980            1995    154,089      Sq. Ft.
    1969             NA      16,358      Sq. Ft.
    1968            1998        109       Units
    1975            1995    105,357      Sq. Ft.
    1967             NA         171       Units
    1985             NA         448       Units
    1973            2000        140       Units
    1974            1998        140       Units
    1996             NA      31,075      Sq. Ft.
    1999             NA      18,864      Sq. Ft.
    1973            1999        159       Units
    1999             NA       5,629      Sq. Ft.
    2000             NA       5,881      Sq. Ft.
    1996             NA         280       Units
    1985             NA         174       Units
    1970             NA         129       Units
 1995 & 1998         NA     136,699      Sq. Ft.
    1998             NA      39,465      Sq. Ft.
    1999             NA      42,499      Sq. Ft.
    1987             NA      36,295      Sq. Ft.
    1965             NA         104       Units
    1965             NA         297       Units
    1988             NA      55,408      Sq. Ft.
    1990             NA         444       Units
    1973            1999        403       Units
    1977            1993    123,735      Sq. Ft.
    1999             NA         260       Units
     N/A             NA         604       Rooms
    1984             NA         247       Rooms
    1996             NA         119       Rooms
    1997             NA         120       Rooms
    1997             NA         118       Rooms
     N/A             NA         679       Rooms
    1987             NA         128       Rooms
    1990             NA         171       Rooms
    1960            1999        257       Rooms
    1985             NA         123       Rooms
    1998             NA      16,708      Sq. Ft.
    1987             NA         120       Beds
    1965            1997    159,098      Sq. Ft.
    2000             NA     247,254      Sq. Ft.
    1998             NA      15,423      Sq. Ft.
    1959            1999     27,862      Sq. Ft.
    1989             NA      56,126      Sq. Ft.
    1990             NA      44,946      Sq. Ft.
    1998             NA      55,408      Sq. Ft.
    2000             NA      23,942      Sq. Ft.
    1997             NA      39,854      Sq. Ft.
    1983            1996        160       Units
    1984             NA          16       Units
    1974             NA          31       Units
    1986            1998        224       Units
    1983            2000     79,550      Sq. Ft.
    1962            1999         97       Units
    1970             NA         118       Units
1975 to 1997         NA     836,264      Sq. Ft.
    1965            1997        330       Units
    1970            1998        425       Units
    1988            1999        393       Rooms
    1999             NA      41,906      Sq. Ft.
    1974            1979     88,000      Sq. Ft.
    1935             NA      10,921      Sq. Ft.
    1975            1997    160,210      Sq. Ft.
    2000             NA      15,120      Sq. Ft.
    2000             NA      15,120      Sq. Ft.
    1999             NA      15,120      Sq. Ft.
    2000             NA     120,000      Sq. Ft.
    1962             NA          70       Units
    1999             NA      83,660      Sq. Ft.
    1964             NA          81       Units
    1991             NA      13,555      Sq. Ft.
    1991             NA      18,306      Sq. Ft.
    2000             NA          12       Units
    1964            1999        136       Units
    1977             NA          40       Units
    1971             NA         230       Units
    1964            1998        276       Units
    1923            2000     50,400      Sq. Ft.

 CUT-OFF
DATE LOAN
AMOUNT PER     OCCUPANCY       OCCUPANCY                NET CASH FLOW
(UNIT) ($)      RATE (%)       AS OF DATE                    ($)         LARGEST TENANT
----------------------------------------------------------------------------------------------------------------------------------
 76,950          96.76%          1/4/2001                   1,095,942
    102         100.00%         9/29/2000                     251,784    Blockbuster Video
 50,220          99.07%         10/6/2000                     549,463
 41,572          97.80%         6/30/2000                     650,405
 15,453          83.71%         10/1/2000                     811,946
 39,623          94.72%        11/20/2000                   1,492,896
 12,910         100.00%        10/26/2000                     106,383
    191         100.00%        10/31/2000                   2,451,708    Onvia.com, Inc.
    164         100.00%         8/31/2000                   1,693,206    Mercy Medical Foundation of Sacramento
     52          92.21%         9/30/2000                   2,689,080    JC Penny
    176         100.00%        12/27/2000                     411,387    City Mattress of Florida,Inc.
     84         100.00%          8/1/2000                   1,609,979    Morristown Memorial Hospital
    145         100.00%         11/1/2000                     278,870    El Camino Urology
 26,790         100.00%          9/1/2000                     338,766
     23         100.00%         6/30/2000                     266,074    Piggly Wiggly
 40,523          95.91%         10/6/2000                     731,410
 25,484          91.30%         9/21/2000                   1,235,117
 39,365          95.00%          9/1/2000                     622,137
 15,312         100.00%         8/17/2000                     239,874
     74          96.14%        12/27/2000                     249,657    Advance Stores Company, Inc.
    250         100.00%         10/5/2000                     572,347    Mattress Discounters
 73,470          96.86%          1/4/2001                   1,116,754
    421         100.00%         8/24/2000                     268,430    7-Eleven, Inc.
    396         100.00%         9/26/2000                     263,305    7-Eleven, Inc.
 53,367          94.00%         9/30/2000                   1,625,975
 34,388          88.51%        12/14/2000                     694,785
 36,783          94.50%         7/31/2000                     506,925
     69          98.76%        12/13/2000                   1,020,177    Marshalls
     62         100.00%     9/21/00 & 9/26/00                 289,527    Fashion Bug
     73          94.11%         8/31/2000                     344,076    Staples
     46          97.20%         2/16/2001                     194,946    HealthSouth ICM
 39,874         100.00%          7/1/2000                     421,290
 39,371          98.30%         7/26/2000                   1,187,958
     80         100.00%        10/31/2000                     584,132    Watermark
 45,459          95.50%        12/14/2000                   2,201,300
 25,972          94.54%         9/12/2000                   1,141,847
     50          89.48%         8/17/2000                     682,891    Raley's
 72,154          95.77%        11/29/2000                   1,948,567
 43,958          79.90%         9/30/2000                   5,730,257
                 88.60%         9/30/2000                   3,043,905
                 72.70%         9/30/2000                     650,683
                 75.70%         9/30/2000                   1,158,974
                 73.10%         9/30/2000                     876,695
 37,300          71.20%         9/30/2000                   5,474,127
                 77.40%         9/30/2000                     898,571
                 77.10%         9/30/2000                   2,152,566
                 65.80%         9/30/2000                   1,363,762
                 67.80%         9/30/2000                   1,059,228
    172         100.00%         9/30/2000                     315,658    Rite-Aid
 84,136          99.20%         9/30/2000                   1,439,110
     57         100.00%         10/1/2000                   1,008,236    Consolidated Office Distributers, Inc.
    110         100.00%         9/30/2000                   3,566,617    True North Communications
    129         100.00%         10/2/2000                     246,400    Silver State Credit Union
     57         100.00%          8/1/2000                     220,793    The Salvation Army
     74          97.65%         7/31/2000                     553,219    Patient First
     78         100.00%          6/1/2000                     426,229    Tenet Health System, D.I.
    108         100.00%        11/22/2000                     709,198    Alcoa, Inc.
     68         100.00%        11/15/2000                     237,774    Staples
     73          88.77%         7/31/2000                     323,845    Staples
 37,500          98.13%        11/20/2000                     812,995
 37,406         100.00%        10/17/2000                      65,631
 22,999          96.77%          7/1/2000                      85,484
 35,714          96.88%        11/19/2000                   1,120,896
    103          95.17%         8/30/2000                     928,973    Rokenbok Toy Company
 66,368          96.00%         9/30/2000                     724,394
 25,375          97.44%          9/1/2000                     329,930
     15         100.00%          1/1/2001                   1,682,810    Regional Storage and Transit
 28,788          98.78%        11/20/2000                   1,311,688
 35,294          96.70%        11/20/2000                   2,050,519
 65,987          67.87%                                     4,118,285
    151         100.00%        10/31/2000                     720,393    Hi-Health
     22         100.00%         9/30/2000                     233,263    Walt Disney World Co.
     80         100.00%         4/30/2000                     113,050    El Pollo Loco
     52          96.61%        10/25/2000                     939,897    City Mill
    185         100.00%         9/18/2000                     299,496    Walgreen's Corporation
    211         100.00%         9/18/2000                     342,226    Walgreen's Corporation
    145         100.00%          9/1/2000                     273,236    Walgreens
     48         100.00%          01/00/00                     641,966    Walmart
 26,702          95.71%         10/6/2000                     206,051
     91         100.00%         9/27/2000                     817,843    Food Lion
 32,840         100.00%         9/30/2000                     311,517
    135         100.00%        10/23/2000                     250,249    BE Aerospace, Inc.
     99         100.00%        10/31/2000                     203,949    CHCG Architects
102,659         100.00%         10/4/2000                     140,950
 35,808          90.44%        10/12/2000                     526,744
 34,938          97.50%         10/6/2000                     149,198
 18,368          90.87%         9/30/2000                     483,221
 39,058          93.70%         6/30/2000                   1,095,181
     59         100.00%         8/10/2000                     402,400    Yonkers Board of Education
                                                                                                         2ND           2ND
 LARGEST          LARGEST           LARGEST                                                            LARGEST        LARGEST
  TENANT          TENANT            TENANT                                                              TENANT        TENANT
  SQ. FT        % OF NRA           EXP. DATE       2ND LARGEST TENANT                                   SQ. FT.      % OF NRA
----------------------------------------------------------------------------------------------------------------------------------

    5,005           24.4%            8/31/2005     Hallmark Cards                                         3,816         18.6%





   96,204          100.0%            2/28/2010
   85,000          100.0%           12/31/2007
   85,329           18.1%           11/30/2007     Sears                                                 73,878         15.7%
   13,179           65.8%            1/31/2015     Third Federal Savings & Loan                           4,405         22.0%
   56,140           36.4%            2/28/2001     Corvas                                                 9,981          6.5%
    4,455           27.2%           12/31/2002     Mr. Glen Shew Valley Radiologist                       4,000         24.5%

   25,900           24.6%           12/31/2008     Maxway                                                18,698         17.7%




    8,075           26.0%           12/31/2005     Sagebrush of  Virginia                                 6,400         20.6%
    2,500           13.3%            2/28/2005     Air Touch Cellular                                     2,362         12.5%

    2,993           53.2%           12/31/2019     Jack in the Box, Inc.                                  2,636         46.8%
    3,259           55.4%           11/30/2019     Jack in the Box, Inc.                                  2,622         44.6%



   27,000           19.8%           10/31/2008     Barnes & Noble                                        25,076         18.3%
    7,700           19.5%            5/31/2005     Maurice's                                              5,225         13.2%
   24,049           56.6%            10/1/2014     Dollar Tree                                            4,800         11.3%
    9,928           27.4%             8/6/2004     Big D's Sports Bar                                     7,753         21.4%


    8,776           15.8%           11/30/2001     Golden Corral                                          7,700         13.9%


   50,000           40.4%           5/31/2004      CCARC                                                 14,203         11.5%











   16,708          100.0%           10/1/2018

   61,803           38.8%           4/30/2009      R. E. Cuddie Company                                  24,915         15.7%
  247,254          100.0%           1/31/2010
    4,500           29.2%            1/1/2008      Dwle Brooks, DMD                                       3,781         24.5%
    7,900           28.4%          10/29/2002      Pro Golf Discount                                      4,000         14.4%
   20,612           36.7%        Multiple Spaces   Greater Cincinnati Orthopaedics Center                15,782         28.1%
   44,946          100.0%           6/30/2007
   18,057           32.6%           6/30/2004      Andersen Consulting                                   17,463         31.5%
   23,942          100.0%           8/31/2015
   24,000           60.2%          10/31/2011      Gymboree                                               2,940          7.4%




   12,460           15.7%          12/31/2005      Coastal Interiors                                      7,380          9.3%


  603,764           72.2%           7/31/2011      Nike                                                  232,500        27.8%



    6,319           15.1%           9/30/2004      Lutheran Health Care                                   5,000         11.9%
   40,000           45.5%            2/6/2002      Lockheed Martin                                       24,000         27.3%
    3,114           28.5%          12/31/2001      Dental Pros                                            1,500         13.7%
   45,886           28.6%           6/30/2005      Safeway                                               28,953         18.1%
   15,120          100.0%           4/30/2020
   15,120          100.0%           5/31/2020
   15,120          100.0%          12/31/2019
  120,000          100.0%           6/25/2025

   38,600           46.1%           4/13/2019      Goody's                                               15,000         17.9%

    3,216           23.7%           1/31/2002      St. Marys Hospital, Inc.                               2,643         19.5%
    8,500           46.4%           1/30/2004      F M Financial                                          2,900         15.8%




   50,400          100.0%           2/28/2005

                                                                                                   LARGEST
                                               3RD         3RD        3RD                         AFFILIATED
2ND                                           LARGEST     LARGEST    LARGEST                     SPONSOR FLAG
LARGEST                                        TENANT      TENANT     TENANT                    ( > THAN 4.0%               LOAN
TENANT         3RD LARGEST TENANT             SQ. FT.    % OF NRA   EXP. DATE      LOCKBOX         OF POOL)               NUMBER
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      None                                    28
   6/30/2004    Art & Frame Warehouse          2,450      12.0%     11/30/2003        None                                   146
                                                                                    Springing         Kushner                 83
                                                                                      None            Kushner                 69
                                                                                      None                                    65
                                                                                    Springing       Cornerstone               35
                                                                                      None                                   176
                                                                                      None                                    16
                                                                                      None                                    23
   10/9/2001    Bealls                        30,462       6.5%     1/31/2002         None                                    10
    7/1/2007    Shared Visions Gallery         2,458      12.3%      9/1/2005         None                                   106
   3/31/2001    Mid-Atlantic Surgical          8,097       5.3%     12/31/2001        None                                    24
   9/30/2005    Norell Prosthetics             3,275      20.0%     12/31/2002        None                                   134
                                                                                      None                                   117
   2/28/2005    Wright dba Sears              11,783      11.2%     6/30/2003         None                                   131
                                                                                    Springing         Kushner                 64
                                                                                      None                                    33
                                                                                    Springing                                 81
                                                                                      None                                   145
   10/1/2008    The CATO Corporation           4,800      15.4%     1/31/2006         None                                   138
   12/31/2004   Fairchild Cleaners             2,245      11.9%     6/30/2005         None                                    91
                                                                                      None                                    32
   12/24/2019                                                                         None                                   135
   3/15/2020                                                                          None                                   137
                                                                                      None                                    21
                                                                                      None                                    76
                                                                                      None                                    90
   3/31/2006    Staples                       20,000      14.6%     12/31/2005        None                                    42
   1/31/2008    On Cue                         4,800      12.2%     5/25/2005         None                                   132
    8/1/2005    Movie Gallery                  4,300      10.1%     11/30/2006        None                                   113
   5/31/2006    Factory Carpet Outlet          4,800      13.2%     9/30/2002         None                                   160
                                                                                      None            Kushner                 97
                                                                                      None            Kushner                 31
   7/31/2014    Apex Radiology                 6,552      11.8%     8/31/2003         None                                    92
                                                                                      None                                    13
                                                                                      None                                    36
   9/30/2007    Hollywood Video               10,794       8.7%     7/31/2003         None                                    73
                                                                                      None                                    15
                                                                                      Hard              RFS                    5
                                                                                      Hard              RFS                  5.1
                                                                                      Hard              RFS                  5.2
                                                                                      Hard              RFS                  5.3
                                                                                      Hard              RFS                  5.4
                                                                                      Hard              RFS                    8
                                                                                      Hard              RFS                  8.1
                                                                                      Hard              RFS                  8.2
                                                                                      Hard              RFS                  8.3
                                                                                      Hard              RFS                  8.4
                                                                                      None                                   120
                                                                                      Hard                                    38
   6/30/2008    BenchMark Exhibits            16,920      10.6%     8/31/2008         None                                    43
                                                                                    Springing                                  4
   6/26/2009    Kent Lysgaard, DDS             2,633      17.1%     1/20/2008         None                                   149
   8/31/2005    La Gloria Oxnard Market        3,220      11.6%     4/30/2010         None                                   162
Multiple Spaces Perk, Inc.                     7,997      14.2%     12/31/2003        None                                    96
                                                                                      None                                   107
   6/18/2004    Paddock Publications           7,682      13.9%     7/15/2008         None                                    78
                                                                                      None                                   161
    1/1/2005    Ladies Fitness                 2,560       6.4%     12/31/2002        None                                   119
                                                                                    Springing       Cornerstone               75
                                                                                      None                                   180
                                                                                    Springing         Kushner                179
                                                                                    Springing       Cornerstone               54
Multiple Spaces Direct Access International    6,583       8.3%     12/31/2000        None                                    52
                                                                                      None                                    68
                                                                                      None                                   115
   5/14/2002                                                                          None                                    27
                                                                                    Springing       Cornerstone               41
                                                                                    Springing       Cornerstone               20
                                                                                      None                                     6
   2/28/2005    Century 21                     5,000      11.9%     1/31/2015         None                                    70
   11/30/2002   Aaron Rents                   16,000      18.2%     7/31/2001         None                                   153
   6/28/2009    Amigo Mini Mart                1,362      12.5%     9/30/2003         None                                   177
   1/31/2004    Office Depot                  28,712      17.9%     4/30/2005         None                                    51
                                                                                      None                                   121
                                                                                      None                                   112
                                                                                      None                                   143
                                                                                      None                                    79
                                                                                    Springing         Kushner                155
   3/24/2014    Hibbett Sporting Goods         5,000       6.0%     4/30/2004         None                                    58
                                                                                      None                                   125
   1/14/2003    Harold Bafitis, DO, PA         2,597      19.2%     2/28/2002         None                                   156
   8/31/2003    The Arroyo Group               2,846      15.5%     8/14/2001         None                                   158
                                                                                      None                                   170
                                                                                      None                                    89
                                                                                    Springing         Kushner                165
                                                                                      None                                    93
                                                                                      None            Kushner                 34
                                                                                      None                                   116

                      [This Page Intentionally Left Blank]

FIRST UNION NATIONAL BANK-BANK OF AMERICA, NA COMMERCIAL MORTGAGE TRUST SERIES 2001-C1

       ANNEX A-2                         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

                                                                                                                              ELEVA-
                                                                                                       GENERAL    SPECIFIC    TOR
LOAN                                                                                ZIP                PROPERTY   PROPERTY    BUILD-
NUMBER PROPERTY NAME              ADDRESS                          CITY      STATE CODE   COUNTY       TYPE       TYPE        INGS
------------------------------------------------------------------------------------------------------------------------------------
  167  1325 Eastern Parkway       1325 Eastern Parkway           Brooklyn      NY  11233  Kings       Multifamily Conventional  N
  100  Arbor Creek Apartments     1076 South Main Street         Conyers       GA  30012  Rockdale    Multifamily Conventional  N
   25  Arbor Mill Apartments      1850 Graves Road               Norcross      GA  30093  Gwinnett    Multifamily Conventional  N
   85  Arbor Trace Apartments     624 Suhtai Court            Virginia Beach   VA  23451  James City  Multifamily Conventional  N
  152  Ashbrier Apartments        5020 E. Ashlan Avenue           Fresno       CA  93727  Fresno      Multifamily Conventional  N
   40  Ashley Park Apartments     6901 Marlowe Road              Richmond      VA  23225  Henrico     Multifamily Conventional  N
  181  Boca Heights Apartments    335 NW 19th St.               Boca Raton     FL  33432  Palm Beach  Multifamily Conventional  N
   48  Boerum Place Apartments    129 Boerum Place               Brooklyn      NY  11201  Kings       Multifamily Conventional  Y
  142  Cambridge Apartments       3703 Southborough Road         Florence      SC  29501  Florence    Multifamily Conventional  N
   14  Cayman Bay Apartments      2701 North Rainbow Boulevard  Las Vegas      NV  89108  Clark       Multifamily Conventional  N
   57  Chateau Ridge              828 Blackwood-Clementon Rd.   Pine Hill      NJ  08021  Camden      Multifamily Conventional  N
  172  Chicago Apartments         12901, 13242 and 13701 W.
                                    Chicago St                   Detroit       MI  48228  Wayne       Multifamily Conventional  N
  175  Corona Apartments          901 Corona Drive              Orangeburg     SC  29115  Orangeburg  Multifamily Conventional  N
   66  Crescent Gardens           1622 Independence Rd.           Camden       NJ  08104  Camden      Multifamily Conventional  N
  114  Cypress Run Apartments     6101 Tullis Drive            New Orleans     LA  70131  Parish of
                                                                                          Orleans     Multifamily Conventional  N
  159  El Adobe Apartments        4821 South Durfee Avenue     Pico Rivera     CA  90660  Los Angeles Multifamily Conventional  N
  133  Elm Terrace Apartments     1100 Elm Avenue               Long Beach     CA  90813  Los Angeles Multifamily Conventional  Y
   26  Foxfire Apartments         1400 Wyldewood Road             Durham       NC  27704  Durham      Multifamily Conventional  N
   59  Foxhill Townhomes          1501 - 1709 Devon Lane       Harrisonburg    VA  22801  Rockingham  Multifamily Conventional  N
  110  Gordon River Apartments    1400th Fifth Avenue North       Naples       FL  34102  Collier     Multifamily Conventional  N
   18  Heatherwood Apartments     5931 Providence Road          Charlotte      NC  28226  Mecklenburg Multifamily Conventional  N
  126  Higgins Gate Apartments    2646 Westbend Parkway        New Orleans     LA  70114  Parish of
                                                                                          Orleans     Multifamily Conventional  N
  166  Ironwood Villas Apartments 23145-23167 Ironwood Avenue Moreno Valley    CA  92557  Riverside   Multifamily Conventional  N
   29  Jefferson at Cool Springs
         Apartments               101 Gillespie Drive            Franklin      TN  37067  Williamson  Multifamily Conventional  N
   84  Kensington Apartments      401 Harvey Road             College Station  TX  77840  Brazos      Multifamily Conventional  N
   28  La Jolla Canyon Apartments 9515 Genesee Avenue           San Diego      CA  92121  San Diego   Multifamily Conventional  N
   83  Lakeview Terrace           29 Lakeview Terr.             Eatontown      NJ  07724  Monmouth    Multifamily Conventional  N
   69  Lincoln Park Apartments
         and Townhomes            1342B West Wyomissing Blvd.   West Lawn      PA  19609  Berks       Multifamily Conventional  N
   65  Maple Leaf Apartments      4254 Maple Leaf Drive        New Orleans     LA  70131  Parish of
                                                                                          Orleans     Multifamily Conventional  N
   35  Mayflower Seaside
         Apartments               205 34th Street             Virginia Beach   VA  23451  James City  Multifamily Conventional  Y
  117  MV Apartments              1350 W. 6th Ave.               Hialeah       FL  33010  Dade        Multifamily Conventional  N
   64  Nieuw Amsterdam            37 N. Maple Ave.               Marlton       NJ  08053  Burlington  Multifamily Conventional  N
   33  Northern Oaks Apts         15530 Ella Blvd.               Houston       TX  77090  Harris      Multifamily Conventional  N
   81  Northpointe Apartments     5829 Montgomery Street        Riverside      CA  92503  Riverside   Multifamily Conventional  N
  145  Northwood Lake Apartments  4302 North Market Street      Shreveport     LA  71107  Caddo       Multifamily Conventional  N
   32  Pacific Bay Club
         Apartments               4070 Huerfano Avenue          San Diego      CA  92117  San Diego   Multifamily Conventional  Y
   21  Palisades Apartments       6300 W. Lake Mead Blvd        Las Vegas      NV  89108  Clark       Multifamily Conventional  N
   76  Paradise Trails Apartments 4502 East Paradise Village PS  Phoenix       AZ  85032  Maricopa    Multifamily Conventional  N
   90  Parkcrest Apartments       148-210 N.E. 38th St.        Oakland Park    FL  33334  Broward     Multifamily Conventional  N
   97  Post & Coach Apartments    177 South Street               Freehold      NJ  07728  Monmouth    Multifamily Conventional  N
   31  Prides Court Apartments    6 Sussex Drive                  Newark       DE  19713  New Castle  Multifamily Conventional  N
   13  Providence Place
         Apartments               1801 Princeton Lakes Drive     Brandon       FL  33551  Hills-
                                                                                          borough     Multifamily Conventional  N
   36  Quail Creek Apartments     1017 Quail Creek Road         Shreveport     LA  71105  Caddo
                                                                                          Parish      Multifamily Conventional  N
   15  Registry at Windsor Parke  13401 Sutton Park Drive      Jacksonville    FL  32224  Duval       Multifamily Conventional  N
   75  Summer Walk Apartments     500 Summerlake Drive           Concord       NC  28025  Cabarrus    Multifamily Conventional  N
  180  Tammy Brook Apartments     3301 NW 101st Avenue        Coral Springs    FL  33465  Broward     Multifamily Conventional  N
  179  Tanglewood                 14 Lincoln Ave.               Clementon      NJ  08021  Camden      Multifamily Conventional  N
   54  The Gables Apartments      4008 Gaelic Lane              Glen Allen     VA  23060  Henrico     Multifamily Conventional  N
   68  The Verandahs at
         White Rock               7130 Gaston Ave                 Dallas       TX  75214  Dallas      Multifamily Conventional  N
  115  Travis House Apartments    505 Harvey Road             College Station  TX  77840  Brazos      Multifamily Conventional  N
   41  Trolley Square Apartments  104-311 West Franklin Street   Richmond      VA  23220  Henrico     Multifamily Conventional  Y
   20  Trophy Chase Apartments    2407 Peyton Drive           Charlottesville  VA  22901  Albemarle   Multifamily Conventional  N
  155  Warwick Terrace            413 N. Warwick Rd.            Somerdale      NJ  08083  Camden      Multifamily Conventional  N
  125  Welland Garden Apartments  5610 - 5620 Welland Ave      Temple City     CA  91780  Los Angeles Multifamily Conventional  N
  170  Westport Village
         Apartments               811 & 821 Port Republic Road Harrisonburg    VA  22801  Rockingham  Multifamily Conventional  N
   89  Westview Apartments        2702 Lakeshore Drive          St. Joseph     MI  49085  Berrien     Multifamily Conventional  Y
  165  Westwood Gardens           10 DiPilla Drive              Thorofare      NJ  08086  Glouchester Multifamily Conventional  N
   93  Woodlands Apartments       10032 Sheffingdel Court       St. Louis      MO  63136  St. Louis   Multifamily Conventional  N
   34  Woodlane Crossing
         Apartments               4835A US Route 130          Edgewater Park   NJ  08016  Burlington  Multifamily Conventional  N

                                              AVERAGE
          NUMBER NUMBER NUMBER NUMBER NUMBER  RENT          AVERAGE         AVERAGE         AVERAGE        AVERAGE
UTILITIES   OF     OF    OF     OF    OF      RANGES -     RENT; RENT      RENT; RENT      RENT; RENT     RENT; RENT
TENANT    STUDIO  1 BR   2 BR  3 BR   4 BR+   STUDIO       RANGES - 1      RANGES - 2      RANGES - 3     RANGES - 4+   LOAN
PAYS       UNITS  UNITS UNITS  UNITS  UNITS   UNITS         BR UNITS        BR UNITS        BR UNITS       BR UNITS    NUMBER
-----------------------------------------------------------------------------------------------------------------------------
   E,G       NA     30    12     1     NA        NA            563            631             800             NA          167
 W,E,P,C     NA     24    60    32     NA        NA        505; 505-505    600; 595-605    679; 660-685       NA          100
  E,P,C      NA     186   88    NA     NA        NA        711; 655-775    866; 820-915        NA             NA           25
E, W/S, P, C NA     NA    148   NA     NA        NA            NA          735; 735-735        NA             NA           85
   E,G       16     42    34    NA     NA        361           410            464              NA             NA          152
  E,P,C      NA     176   96    NA     NA        NA        619; 575-680    805; 775-820        NA             NA           40
 E, P, C     NA     NA    12     1     NA        NA            NA          850; 850-850   1000; 1000-1000     NA          181
 W,E,P,C     NA     14    31     1     NA        NA       1850; 1500-2200  450; 2000-2900 2400; 2400-2400     NA           48
    E        NA     NA    112   NA     NA        NA            NA             472              NA             NA          142
  E,P,C      NA     104   208   168    NA        NA        608; 560-650    735; 735-735    835; 835-835       NA           14
  E,P,C      NA     191   64    NA     NA        NA        550; 550-550    700; 700-700        NA             NA           57
    E         4     66    NA    NA     NA        285           365             NA              NA             NA          172
  E,P,C      NA     NA    16    44     16        NA            NA          320;320-320     340; 340-340   360; 360-360    175
  E,P,C      NA     168   72    NA     NA        NA        515; 515-515    620; 620-620        NA             NA           66
   E,C       NA     116   104   NA     NA        NA            369            481              NA             NA          114
    NA       66     NA     1    NA     NA     485;485-485      NA          695; 695-695        NA             NA          159
 E,G,P,C     NA     80    NA    NA     NA        NA        556; 435-662        NA              NA             NA          133
  E,P,C      NA     116   230    8     NA        NA        618; 618-618    713; 713-713    823; 823-823       NA           26
    NA       NA     NA    NA    NA     86        NA            NA             NA               NA        1140; 1140-1140   59
    NA       NA     NA    48    48     NA        NA            NA             650             725             NA          110
E,G,P,C,W    NA     219   168   72     17        NA        615; 615-615    723;665-725     925; 900-935  1115; 1115-1115   18
   E,C       NA     144   132   NA     NA        NA            365            450              NA             NA          126
E, G, P, C   NA     NA    28    19     NA        NA            NA          650; 650-650    720; 720-720       NA          166
 W,E,P,C     NA     140   196   50     NA        NA        755; 711-865    904;886-1005   1173; 1106-1210     NA           29
 E,G,P,C     NA     62    98    31     NA        NA        541; 538-573    656; 614-715    877; 850-953       NA           84
    NA       NA     112   45    NA     NA        NA        950; 950-950   1165; 1165-1165      NA             NA           28
  E,P,C      NA     76    32    NA     NA        NA        765; 740-795    956; 940-990        NA             NA           83
   E,C       NA     39    115   NA     NA        NA            573            646              NA             NA           69
   E,C       NA     122   220   100    NA        NA        392.7099915     439.730011      623.7000122        NA           65
   P,C       91     94    72     8     NA    NAV; 585-745  823; 780-885    943; 895-995   1671; 1290-2500     NA           35
  E,P,C       4     73    32    NA     NA     425;425-425  525; 525-525    625; 625-625        NA             NA          117
  E,P,C      NA     139   32    NA     NA        NA        660; 650-680    776; 770-780        NA             NA           64
    NA       NA     312   136   NA     NA        NA        436; 385-495    635; 605-650        NA             NA           33
  E,P,C      NA     10    80    30     20        NA        550; 495-575    595; 582-735    725; 667-885   825; 665-860     81
 E,G,P,C     NA     40    84    16     NA        NA        303; 275-305    372; 325-375    466; 425-500       NA          145
  E,P,C      65     44    50    NA     NA     835;835-835  955; 955-955   1245; 1245-1245      NA             NA           32
 E,G,C,W     NA     64    192   24     NA        NA            665            775             915             NA           21
  E,P,C      NA     120   54    NA     NA        NA        647; 610-690    783; 780-790        NA             NA           76
  E,W,C      NA     27    102   NA     NA        NA            600            688              NA             NA           90
  E,G,C      NA     84    20    NA     NA        NA            690            835              NA             NA           97
   W,C       NA     176   121   NA     NA        NA            580            665              NA             NA           31
E,G,W/S,P,C  NA     190   206   48     NA        NA        607; 535-625    735; 720-740    890; 890 - 890     NA           13
 E,G,P,C     24     194   168   17     NA    390; 390-390  463; 405-605    614; 585-675    730; 730 - 730     NA           36
 W,E,P,C     NA     84    144   32     NA        NA        730; 730-730    918; 895-925   1175; 1175-1175     NA           15
W/S,E,G,P,C  NA     40    100   20     NA        NA        NAV; 560-600    NAV; 680-720    NAV; 820-850       NA           75
  E,P,C      NA     NA    10     6     NA        NA            NA          775; 775-775    925; 925-925       NA          180
  E,P,C      NA     24     7    NA     NA        NA        550; 550-550    620; 620-620        NA             NA          179
    NA       NA     122   102   NA     NA        NA        699; 640-760    826; 775-860        NA             NA           54
  E,G,C      NA     21    76    NA     NA        NA            789           1182              NA             NA           68
 E,G,P,C     NA     31    86     1     NA        NA        445; 375-490    523; 470-560    790; 790-790       NA          115
   P,C       209    114    7    NA     NA    591;540-1050  728; 620-775   1250; 1150-1850      NA             NA           41
E,W/S,P,C    NA     124   243   58     NA        NA        655; 640-660    720; 665-760    820; 770-865       NA           20
  E,P,C       4     58     8    NA     NA    480; 480-480  535; 535-535    645; 645-645        NA             NA          155
  E,G,C       2     42    35     2     NA        478           545            669             823             NA          125
 E,G,P,C     NA     NA    NA    NA     12        NA            NA              NA              NA        1450; 1450-1451   70
  E,P,C      NA     36    80    20     NA        NA        540; 480-600    603; 530-700    745; 695-800       NA           89
  E,P,C      NA     32     8    NA     NA        NA        600; 600-600    730; 730-730        NA             NA          165
   E,C       NA     120   110   NA     NA        NA            380            480              NA             NA           93
   E,C       NA     206   70    NA     NA        NA            577            721              NA             NA           34

FIRST UNION NATIONAL BANK-BANK OF AMERICA, NA COMMERCIAL MORTGAGE TRUST SERIES 2001-C1

        ANNEX A-3                    RESERVE ACCOUNT INFORMATION
                                                                                      ANNUAL
                                                                                      DEPOSIT    INITIAL
                                                                                        TO       DEPOSIT
                                        GENERAL        SPECIFIC     MONTHLY  MONTHLY  REPLACE-     TO       INITIAL  ONGOING
LOAN                                   PROPERTY        PROPERTY       TAX   INSURANCE  MENT      CAPITAL     TI/LC    TI/LC
NUMBER  PROPERTY NAME                    TYPE            TYPE       ESCROW   ESCROW   RESERVE  IMPROVEMENT   ESCROW  FOOTNOTE
-----------------------------------------------------------------------------------------------------------------------------
  169   116th & Halsted                  Retail        Unanchored       Y      Y        3,235      5,875                (1)
  163   1212 5th Street                 Mixed Use    Retail/Office/
                                                       Multifamily      Y      Y        1,433
  173   130-144 East Post Road           Retail        Unanchored       Y      Y        2,400
  167   1325 Eastern Parkway           Multifamily    Conventional      Y      Y       12,900      4,730
  98    1545 26th Street Office Building Office                         Y      Y        2,696      1,500
  55    164 Indusco Court              Industrial         R&D           N      N                  22,750
  47    321 Broad Avenue                 Retail        Unanchored       Y      N        7,000                  7,188
  53    40 Main Street                   Office                         N      N       10,067
   2    Adam Grant Building              Office                         Y      Y       47,423    147,625                (1)
  94    Alameda Shopping Center          Retail         Anchored        Y      Y       43,600     46,783
  100   Arbor Creek Apartments         Multifamily    Conventional      Y      N       31,436      1,125
  25    Arbor Mill Apartments          Multifamily    Conventional      Y      Y       79,186   1,229,860
  85    Arbor Trace Apartments         Multifamily    Conventional      Y      Y      29,600
   9    Ashbridge Square                 Retail         Anchored        Y      N      22,928
  152   Ashbrier Apartments            Multifamily    Conventional      Y      Y       4,800      27,125
  40    Ashley Park Apartments         Multifamily    Conventional      Y      Y      54,400
  39    Augusta Corporate Center         Office                         Y      Y      26,201       5,000     150,000
  140   Augusta Plaza                    Retail         Anchored        Y      Y       5,271
  56    Balentine Plaza Shopping Center  Retail         Anchored        Y      Y      19,364                 105,500
  87    Bank of America Call Center      Office                         N      N       7,098
  127   Basswood Crossing Shopping
          Center                         Retail      Shadow Anchored    Y      Y       3,960
  105   BayMeadow                        Office      Medical Office     N      N
  102   BB&T Building                    Office                         Y      Y       4,935
  12    Belz Factory Outlet World        Retail         Anchored        Y      Y      17,509      96,250    1,925,487
  182   Bloomfield-AutoZone              Retail         Anchored        N      N
  181   Boca Heights Apartments        Multifamily    Conventional      Y      Y       3,537       1,574
  48    Boerum Place Apartments        Multifamily    Conventional      Y      Y      11,500
  136   Boiling Springs Centre           Retail      Shadow Anchored    Y      Y       2,996                  45,000
  74    Boulevard Plaza Office Building  Office                         Y      Y      25,770
  150   BPL Office Building              Office                         Y      Y       5,563      10,249
  30    Bridgeview Tech Park           Industrial         Flex          Y      Y      38,508      29,375     414,720    (1)
  154   Bromley Shopping Center          Retail         Anchored        Y      Y      41,184       4,375
   7    Brown & Williamson Tower         Office                         Y      N      69,240                   6,667    (1)
  108   Builder's First Source         Industrial     Warehouse/
                                                      Distribution      N      N      18,655       2,563
  88    Burnsville Bluffs I and III    Industrial         R&D           Y      Y      22,963
  142   Cambridge Apartments           Multifamily    Conventional      Y      Y
  60    Captree Village Shopping Center  Retail         Anchored        Y      Y      27,126
  14    Cayman Bay Apartments          Multifamily    Conventional      Y      Y     120,960       7,125
  72    Centre Stage Shopping Center     Retail         Anchored        Y      Y      39,096       4,375
  171   Chandler Auto Plaza              Retail        Unanchored       Y      Y       2,448                  42,000    (1)
  95    Chapline Place Retail Center     Retail         Anchored        Y      Y       8,465
  86    Chase Plaza                     Mixed Use    Office/Retail      Y      Y      32,131       2,875
  57    Chateau Ridge                  Multifamily    Conventional      Y      N      63,801      43,000
  71    Cherry Chase Shopping Center     Retail         Anchored        Y      Y       7,014      93,750
  172   Chicago Apartments             Multifamily    Conventional      Y      Y      17,500      11,938
  67    Clearwater Bank Tower            Office                         Y      Y      33,528       9,825     300,000
  168   Clovis and Kings Retail Center   Retail      Shadow Anchored    Y      N       1,920
  124   Commerce Crossings               Retail      Shadow Anchored    Y      Y       2,864
  50    Common Fund Building             Office                         Y      Y       7,096
  99    Cooper Square                    Retail      Shadow Anchored    Y      Y       3,971
  175   Corona Apartments              Multifamily    Conventional      Y      Y      19,000      25,858
  46    Coronado Business Park           Office                         Y      Y      14,109
  11    Coronado/Stender Business Park   Office                         Y      Y      56,902
  37    Coventry Plaza                   Retail         Anchored        Y      Y      10,928
  61    Craig Valley Plaza               Retail        Unanchored       Y      Y       4,998                  50,000    (1)
  109   Creekside Plaza                  Retail      Shadow Anchored    Y      Y       4,294
  66    Crescent Gardens               Multifamily    Conventional      Y      N      60,048      32,250
  19    Cross Pointe Centre              Retail         Anchored        Y      Y       5,265
   1    Crystal Square Four Office
          Building                       Office                         Y      Y      33,327     462,500     250,236
  151   CVS - Little River, SC           Retail         Anchored        N      N
  130   CVS - Myrtle Beach, SC           Retail         Anchored        N      N
  114   Cypress Run Apartments         Multifamily    Conventional      Y      Y      60,000
  157   Danube Plaza Shopping Center     Retail         Anchored        Y      Y      12,233     206,854      16,305
  17    Deer Valley Towne Center         Retail      Shadow Anchored    Y      N      29,531
  63    Desert Professional Plaza        Office         Medical         Y      Y      12,848       4,169
  148   Eckerd - Medford                 Retail         Anchored        N      N       1,091
  159   El Adobe Apartments            Multifamily    Conventional      Y      Y      20,569      20,250
  101   El Gato Village Shopping Center  Retail         Anchored        N      N
  133   Elm Terrace Apartments         Multifamily    Conventional      Y      Y      20,000       4,750
   3    EmeryTech                        Office                         Y      Y      22,372
  62    ETC Carpet Mills Building      Industrial     Warehouse/
                                                      Distribution      Y      Y      29,841
  118   Fiesta Del Norte Shopping Center Retail        Unanchored       Y      Y      18,788       4,030
  22    Fountain Valley Plaza            Retail      Shadow Anchored    Y      Y      11,111
  164   Fowler Shopping Center           Retail        Unanchored       Y      Y       3,396      39,250
  26    Foxfire Apartments             Multifamily    Conventional      Y      Y      98,058    2,257,077
  59    Foxhill Townhomes              Multifamily    Conventional      Y      Y      21,500
  123   Franciscan Health Medical
          Building                       Office      Medical Office     N      N
  139   Franklin Centre Shopping Center  Retail      Shadow Anchored    Y      Y       4,710
  144   Genesis Square                   Retail         Anchored        Y      Y       6,496
  110   Gordon River Apartments        Multifamily    Conventional      Y      Y      24,000
  80    Hamilton Market Showroom         Office                         Y      N      19,204
  104   Hampton Plaza Shopping Center    Retail         Anchored        Y      Y      11,068      10,238
  18    Heatherwood Apartments         Multifamily    Conventional      Y      Y      95,200      12,500
  126   Higgins Gate Apartments        Multifamily    Conventional      Y      Y                  50,875
  44    Holiday Inn Elmhurst           Hospitality    Full Service      Y      Y     239,964
  174   Hollywood Video                  Retail        Unanchored       Y      Y         825
  45    Homewood Suites-Baltimore      Hospitality   Extended Stay      N      Y
  77    Homewood Suites-Clearwater     Hospitality   Extended Stay      N      Y
  129   Homewood Suites-Detroit        Hospitality   Extended Stay      N      Y
  122   Homewood Suites-Norcross       Hospitality   Extended Stay      N      Y
  82    Homewood Suites-Richmond       Hospitality   Extended Stay      N      Y
  178   Hospitality Inn of Sarasota      Retail        Unanchored       Y      Y       3,421                  87,134
  111   Independence Commons Shopping
          Center                         Retail         Anchored        Y      Y       6,210
  49    Independence Place               Office                         Y      Y      19,045         625
  166   Ironwood Villas Apartments     Multifamily    Conventional      Y      Y      18,189      69,613
  29    Jefferson at Cool Springs
          Apartments                   Multifamily    Conventional      N      N                 302,100
  128   Jetport Commerce Ctr I, II
          and III                      Industrial         Flex          Y      Y       6,698                  85,000    (1)

FIRST UNION NATIONAL BANK-BANK OF AMERICA, NA COMMERCIAL MORTGAGE TRUST SERIES 2001-C1

        ANNEX A-3                    RESERVE ACCOUNT INFORMATION

                                                                                      ANNUAL
                                                                                      DEPOSIT    INITIAL
                                                                                        TO       DEPOSIT
                                        GENERAL        SPECIFIC     MONTHLY  MONTHLY  REPLACE-     TO       INITIAL  ONGOING
LOAN                                   PROPERTY        PROPERTY       TAX   INSURANCE  MENT      CAPITAL     TI/LC    TI/LC
NUMBER  PROPERTY NAME                    TYPE            TYPE       ESCROW   ESCROW   RESERVE  IMPROVEMENT   ESCROW  FOOTNOTE
-----------------------------------------------------------------------------------------------------------------------------
  103   Johns Creek Professional
          Building                       Office                        Y        Y      2,970
  141   Juliet Office Building           Office                        Y        Y      2,354
  147   Karns Corner                     Retail         Anchored       Y        Y      7,000
  84    Kensington Apartments          Multifamily    Conventional     Y        Y     57,300      42,156
  28    La Jolla Canyon Apartments     Multifamily    Conventional     Y        N     44,745      16,125
  146   Lakeview Square Shopping Center  Retail      Shadow Anchored   Y        Y      3,070
  83    Lakeview Terrace               Multifamily    Conventional     Y        N     27,022      96,575
  69    Lincoln Park Apartments and
          Townhomes                    Multifamily    Conventional     Y        N     38,496       7,375
  65    Maple Leaf Apartments          Multifamily    Conventional     Y        Y                238,838
  35    Mayflower Seaside Apartments   Multifamily    Conventional     Y        Y     53,000       2,250
  176   Meadow Village MHP            Mobile Home Park                 Y        Y      3,400
  16    Mercer Yale Office Building      Office                        Y        Y      5,772                            (1)
  23    Mercy Medical Center             Office      Medical Office    N        N                 50,135
  10    Midway Mall                      Retail         Anchored       Y        Y
  106   Mizner Square Retail             Retail        Unanchored      Y        Y      2,004                 100,000    (1)
  24    Morristown Professional Plaza    Office      Medical Office    N        N                264,896
  134   Mt. View Medical Office Building Office      Medical Office    Y        Y      3,272      10,219                (1)
  117   MV Apartments                  Multifamily    Conventional     Y        Y     30,956     130,600
  131   Newmarket Shopping Center        Retail         Anchored       Y        Y     20,056
  64    Nieuw Amsterdam                Multifamily    Conventional     Y        N     42,784      26,148
  33    Northern Oaks Apts             Multifamily    Conventional     Y        Y    112,000     338,000
  81    Northpointe Apartments         Multifamily    Conventional     Y        Y     43,820     125,469
  145   Northwood Lake Apartments      Multifamily    Conventional     Y        Y     37,100      48,686
  138   Old Dominion Marketplace         Retail      Shadow Anchored   Y        Y      4,350       1,313                (1)
  91    Orange Town & Country II         Retail      Shadow Anchored   Y        Y      1,886
  32    Pacific Bay Club Apartments    Multifamily    Conventional     Y        N     39,750      31,250
  135   Pacific Center-Everett           Retail        Unanchored      N        N        644
  137   Pacific Center-Tumwater          Retail        Unanchored      N        N        672
  21    Palisades Apartments           Multifamily    Conventional     Y        Y     70,356
  76    Paradise Trails Apartments     Multifamily    Conventional     Y        N                  5,250
  90    Parkcrest Apartments           Multifamily    Conventional     Y        Y     32,250
  42    Pine Tree Plaza - Bradley        Retail         Anchored       Y        Y     13,670                            (1)
  132   Pine Tree Plaza - Clinton        Retail      Shadow Anchored   Y        Y      3,947                            (1)
  113   Pine Tree Plaza - Spencer        Retail      Shadow Anchored   Y        Y      4,250
  160   Plaza 44 Shopping Center         Retail        Unanchored      Y        Y     10,835       1,250
  97    Post & Coach Apartments        Multifamily    Conventional     Y        N     26,004     166,100
  31    Prides Court Apartments        Multifamily    Conventional     Y        N     63,855      87,500
  92    Promenade of Coral Springs       Office                        Y        Y     12,744      20,000
  13    Providence Place Apartments    Multifamily    Conventional     Y        Y                143,013
  36    Quail Creek Apartments         Multifamily    Conventional     Y        Y    112,437      94,438
  73    Raley's Center                   Retail         Anchored       Y        Y     14,848       9,594
  15    Registry at Windsor Parke      Multifamily    Conventional     Y        Y     65,000
   5    RFS Hotel Portfolio-Note A     Hospitality      Various        Y        Y    738,415      24,938
  5.1   RFS Hotel Portfolio-Residence
          Inn - Torrance, CA           Hospitality     Extended Stay
  5.2   RFS Hotel Portfolio-Hampton
          Inn - Houston, TX            Hospitality    Limited Service
  5.3   RFS Hotel Portfolio-Residence
          Inn - Jacksonville, FL       Hospitality     Extended Stay
  5.4   RFS Hotel Portfolio-Hampton
          Inn - Jacksonville, FL       Hospitality    Limited Service
   8    RFS Hotel Portfolio-Note B     Hospitality      Various        Y        Y    1,078,691   268,250
  8.1   RFS Hotel Portfolio-Residence
          Inn - Atlanta, GA            Hospitality    Extended Stay
  8.2   RFS Hotel Portfolio-Holiday
          Inn - Flint, MI              Hospitality    Full Service
  8.3   RFS Hotel Portfolio-Sheraton-
          Clayton, MO                  Hospitality    Full Service
  8.4   RFS Hotel Portfolio-Holiday
          Inn Express-Downers Gro      Hospitality   Limited Service
  120   Rite Aid - Store #6260           Retail         Anchored       N        N
  38    Rosewood Care Center - Swansea Health Care   Skilled Nursing   N        N
  43    Seventh Street San Jose
          Industrial                   Industrial     Warehouse/
                                                      Distribution     Y        Y     27,047                 104,000    (1)
   4    Sierra III Office Building       Office                        N        N
  149   Silver State Plaza               Office         Medical        N        N
  162   Simi Valley Retail Center        Retail        Unanchored      Y        Y                 20,000
  96    South Hill Medical Center        Office      Medical Office    N        N                 29,336
  107   Southwest Medical Center         Office      Medical Office    N        N
  78    St. Charles Corporate Center     Office                        Y        Y      4,992
  161   Staples - Decatur, AL            Retail         Anchored       N        N
  119   Staples Center                   Retail      Shadow Anchored   Y        Y      3,985
  75    Summer Walk Apartments         Multifamily    Conventional     Y        Y     32,000
  180   Tammy Brook Apartments         Multifamily    Conventional     Y        Y      4,723       4,960
  179   Tanglewood                     Multifamily    Conventional     Y        N      7,750      63,525
  54    The Gables Apartments          Multifamily    Conventional     Y        Y     44,800       2,100
  52    The Lumberyard Shopping Center   Retail        Unanchored      Y        Y     19,092      16,450                (1)
  68    The Verandahs at White Rock    Multifamily    Conventional     Y        Y     24,929      31,250
  115   Travis House Apartments        Multifamily    Conventional     Y        Y     35,400      27,563
  27    Tripp Industrial               Industrial     Warehouse/
                                                      Distribution     N        N     86,336                 200,000    (1)
  41    Trolley Square Apartments      Multifamily    Conventional     Y        Y     66,000       5,600
  20    Trophy Chase Apartments        Multifamily    Conventional     Y        Y     85,000      47,620
   6    University City Hilton         Hospitality    Full Service     Y        Y    677,808
  70    Val Vista Marketplace            Retail      Shadow Anchored   Y        Y      6,495
  153   Vanguard Industrial Building   Industrial     Warehouse/
                                                      Distribution     y        Y     12,320      37,500    157,000
  177   Vermont Center                   Retail        Unanchored      Y        Y      2,839         475
  51    Waimalu Plaza Shopping Center    Retail         Anchored       Y        Y     16,021                  1,000     (1)
  121   Walgreen's - Boise, ID           Retail         Anchored       N        N
  112   Walgreen's - Nampa, ID           Retail         Anchored       N        N
  143   Walgreens - White Eagle          Retail         Anchored       N        N
  79    Walmart Rancho Cordova           Retail         Anchored       N        N
  155   Warwick Terrace                Multifamily    Conventional     Y        N     17,496      10,157
  58    Watauga Village Shopping Center  Retail         Anchored       Y        Y                  6,438
  125   Welland Garden Apartments      Multifamily    Conventional     Y        Y     19,497       9,000
  156   Wellington Corporate Center      Office         Medical        Y        Y      4,202       1,688
  158   West Green Street Office         Office                        Y        Y      8,396       1,625
  170   Westport Village Apartments    Multifamily    Conventional     Y        Y      3,600         250
  89    Westview Apartments            Multifamily    Conventional     Y        Y     35,360      12,438
  165   Westwood Gardens               Multifamily    Conventional     Y        N     10,008      45,037
  93    Woodlands Apartments           Multifamily    Conventional     Y        Y     73,600      42,438
  34    Woodlane Crossing Apartments   Multifamily    Conventional     Y        N     66,240      46,550
  116   Yonkers Board of Education
          Building                       Office                        Y        Y      8,568       12,500               (1)

EXPLANATION TENANT IMPROVEMENT / LEASING  COMMISSION (TI/LC) FOOTNOTES:

(1) IN ADDITION TO ANY SUCH ESCROWS FUNDED AT LOAN CLOSING FOR POTENTIAL TI/LC, THESE LOANS REQUIRE FUNDS TO BE ESCROWED DURING SOME OR ALL OF THE LOAN TERM FOR TI/LC EXPENSES, WHICH MAY BE INCURRED DURING THE LOAN TERM. IN CERTAIN INSTANCES, ESCROWED FUNDS MAY BE RELEASED TO BORROWER UPON SATISFACTION OF CERTAIN LEASING CONDITIONS.

FIRST UNION NATIONAL BANK-BANK OF AMERICA, NA COMMERCIAL MORTGAGE TRUST SERIES 2001-C1

ANNEX A-4                         COMMERCIAL TENANT SCHEDULE


                                                                                                                 LARGEST
                                    GENERAL      SPECIFIC      CUT-OFF   NUMBER                                   TENANT
LOAN                               PROPERTY      PROPERTY     DATE LOAN    OF    UNIT OF                           % OF
NUMBER  PROPERTY NAME                TYPE          TYPE       BALANCE($) (UNITS) MEASURE  LARGEST TENANT            NRA
--------------------------------------------------------------------------------------------------------------------------
  169   116th & Halsted             Retail      Unanchored     1,238,952  19,032 Sq. Ft.  Trak Auto                30.3%
  163   1212 5th Street            Mixed Use  Retail/Office/
                                                Multifamily    1,497,739   5,968 Sq. Ft.  City of Santa Monica     69.4%
  173   130-144 East Post Road      Retail      Unanchored       930,276   9,598 Sq. Ft.  Bengal Tiger Restaurant  35.8%
  98    1545 26th Street Office
          Building                  Office                     4,087,277  14,573 Sq. Ft.  Reelplay.com             61.6%
  55    164 Indusco Court         Industrial       R&D         7,734,300 136,794 Sq. Ft.  US Postal Service        70.6%
  47    321 Broad Avenue            Retail      Unanchored     8,955,254 132,400 Sq. Ft.  Han Ah Rheum SuperMkt    46.0%
  53    40 Main Street              Office                     8,111,429  67,115 Sq. Ft.  Nassau County
                                                                                            Government            100.0%
   2    Adam Grant Building         Office                    45,905,483 189,690 Sq. Ft.  Yipes, Inc.              28.6%
  94    Alameda Shopping Center     Retail       Anchored      4,183,796 179,738 Sq. Ft.  Casa Bonita              14.5%
   9    Ashbridge Square            Retail       Anchored     25,133,039 229,276 Sq. Ft.  AWI - Croppers Market    20.4%
  39    Augusta Corporate Center    Office                     9,770,679 131,005 Sq. Ft.  United Healthcare        27.7%
  140   Augusta Plaza               Retail       Anchored      2,234,147  47,200 Sq. Ft.  Food Lion                78.4%
  56    Balentine Plaza Shopping
          Center                    Retail       Anchored      7,730,410 129,091 Sq. Ft.  Food 4 Less              39.8%
  87    Bank of America Call Center Office                     4,974,214  54,600 Sq. Ft.  Bank of America, NA     100.0%
  127   Basswood Crossing Shopping
          Center                    Retail    Shadow Anchored  2,593,063  26,327 Sq. Ft.  Holly's Hallmark Shop    17.3%
  105   BayMeadow                   Office    Medical Office   3,640,000  58,215 Sq. Ft.  John Hopkins University 100.0%
  102   BB&T Building               Office                     3,821,133  32,901 Sq. Ft.  Ben Stern                21.5%
  12    Belz Factory Outlet World   Retail       Anchored     23,702,380 251,432 Sq. Ft.  Nike                      6.0%
  182   Bloomfield-AutoZone         Retail       Anchored        417,631   5,026 Sq. Ft.  AutoZone, Inc.          100.0%
  136   Boiling Springs Centre      Retail    Shadow Anchored  2,329,694  29,960 Sq. Ft.  Dollar Tree              16.7%
  74    Boulevard Plaza Office
          Building                  Office                     6,027,052  85,900 Sq. Ft.  Hoffman & Baron          10.0%
  150   BPL Office Building         Office                     1,986,977  34,589 Sq. Ft.  Burns Int'l Security     10.4%
  30    Bridgeview Tech Park      Industrial       Flex       12,000,000 202,673 Sq. Ft.  CELL GENESYS             20.5%
  154   Bromley Shopping Center     Retail       Anchored      1,878,128  64,350 Sq. Ft.  Food Lion                51.3%
   7    Brown & Williamson Tower    Office                    25,364,614 346,318 Sq. Ft.  Brown & Williamson       65.8%
  108   Builder's First Source    Industrial    Warehouse/
                                                Distribution   3,394,459 103,640 Sq. Ft.  Builders First Source   100.0%
  88    Burnsville Bluffs I and
          III                     Industrial       R&D         4,879,342 135,075 Sq. Ft.  Jostens, Inc.            34.9%
  60    Captree Village Shopping
          Center                    Retail       Anchored      7,253,760 108,487 Sq. Ft.  King Kullen              34.0%
  72    Centre Stage Shopping
          Center                    Retail       Anchored      6,287,212  95,357 Sq. Ft.  The Kroger Company       61.8%
  171   Chandler Auto Plaza         Retail      Unanchored     1,097,267  14,400 Sq. Ft.  General Parts, Inc.      25.0%
  95    Chapline Place Retail
          Center                    Retail       Anchored      4,161,093  48,900 Sq. Ft.  Food Lion                67.5%
  86    Chase Plaza                Mixed Use  Office/Retail    4,987,140 160,655 Sq. Ft.  Teleservices Resources   15.5%
  71    Cherry Chase Shopping
          Center                    Retail       Anchored      6,300,000  70,140 Sq. Ft.  Safeway                  61.9%
  67    Clearwater Bank Tower       Office                     6,458,708 134,070 Sq. Ft.  Bank of America          22.5%
  168   Clovis and Kings Retail
          Center                    Retail    Shadow Anchored  1,294,729  16,562 Sq. Ft.  Me-N-Eds Pizza           23.1%
  124   Commerce Crossings          Retail    Shadow Anchored  2,695,756  28,638 Sq. Ft.  Michaels                 83.2%
  50    Common Fund Building        Office                     8,365,417  33,791 Sq. Ft.  Centrport LLC            50.0%
  99    Cooper Square               Retail    Shadow Anchored  4,031,702  26,475 Sq. Ft.  State Farm Insurance     18.8%
  46    Coronado Business Park      Office                     8,961,127  51,323 Sq. Ft.  CMOS-Soft, Inc.          34.5%
  11    Coronado/Stender Business
          Park                      Office                    23,921,563 227,606 Sq. Ft.  Integrated Device
                                                                                            Technology, Inc.       65.4%
  37    Coventry Plaza              Retail       Anchored     10,101,202 108,784 Sq. Ft.  Shopper's Food
                                                                                            Warehouse              58.8%
  61    Craig Valley Plaza          Retail      Unanchored     7,238,971  60,287 Sq. Ft.  Gold's Gym               46.6%
  109   Creekside Plaza             Retail    Shadow Anchored  3,335,246  42,940 Sq. Ft.  Hibbett Sporting Goods   14.0%
  19    Cross Pointe Centre         Retail       Anchored     15,225,764 196,280 Sq. Ft.  Marshall's               15.3%
   1    Crystal Square Four
          Office Building           Office                    49,844,016 353,736 Sq. Ft.  United States Air Force  11.8%
  151   CVS - Little River, SC      Retail       Anchored      1,971,485  10,125 Sq. Ft.  Revco - CVS Corp.       100.0%
  130   CVS - Myrtle Beach, SC      Retail       Anchored      2,467,302  10,125 Sq. Ft.  Revco - CVS Corp.       100.0%
  157   Danube Plaza Shopping
          Center                    Retail       Anchored      1,822,254  81,553 Sq. Ft.  Winn Dixie Stores, Inc.  44.4%
  17    Deer Valley Towne Center    Retail    Shadow Anchored 18,129,889 196,871 Sq. Ft.  Ross Stores, Inc.        15.3%
  63    Desert Professional Plaza   Office       Medical       7,108,087  44,304 Sq. Ft.  Skaret/Gatto              8.1%
  148   Eckerd - Medford            Retail       Anchored      2,007,384  10,909 Sq. Ft.  Eckerd Drug             100.0%
  101   El Gato Village Shopping
          Center                    Retail       Anchored      3,828,441  59,063 Sq. Ft.  Nob Hill Foods           42.2%
   3    EmeryTech                   Office                    40,413,874 223,720 Sq. Ft.  Andronico's              32.6%
  62    ETC Carpet Mills Building Industrial    Warehouse/
                                                Distribution   7,155,945 292,411 Sq. Ft.  ETC Carpert Mills        61.0%
  118   Fiesta Del Norte Shopping
          Center                    Retail      Unanchored     2,919,580  52,188 Sq. Ft.  Pier One Imports         18.3%
  22    Fountain Valley Plaza       Retail    Shadow Anchored 13,954,274 111,114 Sq. Ft.  Office Depot             22.8%
  164   Fowler Shopping Center      Retail      Unanchored     1,485,631  26,966 Sq. Ft.  Dry Cleaning To Your
                                                                                            Door                   22.4%
  123   Franciscan Health Medical
          Building                  Office    Medical Office   2,700,000  36,634 Sq. Ft.  Franciscan Health
                                                                                            System                100.0%
  139   Franklin Centre Shopping
          Center                    Retail    Shadow Anchored  2,240,847  31,400 Sq. Ft.  Goodys                   55.4%
  144   Genesis Square              Retail       Anchored      2,164,564  32,480 Sq. Ft.  Food Lion                89.3%
  80    Hamilton Market Showroom    Office                     5,680,755  86,105 Sq. Ft.  AL.GI.s.r.l              13.3%
  104   Hampton Plaza Shopping
          Center                    Retail       Anchored      3,710,432  79,054 Sq. Ft.  Sears, Roebuck and Co.   28.5%
  174   Hollywood Video             Retail      Unanchored       928,875   7,500 Sq. Ft.  Hollywood Video          60.0%
  178   Hospitality Inn of Sarasota Retail      Unanchored       855,040  13,685 Sq. Ft.  Surgery Center           49.2%
  111   Independence Commons
          Shopping Center           Retail       Anchored      3,231,214  41,400 Sq. Ft.  Food Lion                79.7%
  49    Independence Place          Office                     8,473,862 100,236 Sq. Ft.  Travelers Insurance      14.7%
  128   Jetport Commerce Ctr I,
          II and III              Industrial       Flex        2,493,811  66,976 Sq. Ft.  Terminix International
                                                                                            Company                18.4%
  103   Johns Creek Professional
          Building                  Office                     3,742,496  27,000 Sq. Ft.  Children's Medical       26.5%
  141   Juliet Office Building      Office                     2,221,543  15,690 Sq. Ft.  Juliet Land Company      49.2%
  147   Karns Corner                Retail       Anchored      2,040,406  35,000 Sq. Ft.  Food Lion                82.9%
  146   Lakeview Square Shopping
          Center                    Retail    Shadow Anchored  2,089,274  20,472 Sq. Ft.  Blockbuster Video        24.4%
  16    Mercer Yale Office Building Office                    18,404,922  96,204 Sq. Ft.  Onvia.com, Inc.         100.0%
  23    Mercy Medical Center        Office    Medical Office  13,913,154  85,000 Sq. Ft.  Mercy Medical
                                                                                            Foundation of
                                                                                            Sacramento            100.0%
  10    Midway Mall                 Retail       Anchored     24,550,092 471,444 Sq. Ft.  JC Penny                 18.1%
  106   Mizner Square Retail        Retail      Unanchored     3,524,219  20,042 Sq. Ft.  City Mattress of
                                                                                            Florida, Inc.          65.8%
  24    Morristown Professional
          Plaza                     Office    Medical Office  13,000,000 154,089 Sq. Ft.  Morristown Memorial
                                                                                            Hospital               36.4%
  134   Mt. View Medical Office
          Building                  Office    Medical Office   2,371,139  16,358 Sq. Ft.  El Camino Urology        27.2%
  131   Newmarket Shopping Center   Retail       Anchored      2,432,616 105,357 Sq. Ft.  Piggly Wiggly            24.6%
  138   Old Dominion Marketplace    Retail    Shadow Anchored  2,296,216  31,075 Sq. Ft.  Advance Stores
                                                                                            Company, Inc.          26.0%
  91    Orange Town & Country II    Retail    Shadow Anchored  4,713,117  18,864 Sq. Ft.  Mattress Discounters     13.3%
  135   Pacific Center-Everett      Retail      Unanchored     2,369,921   5,629 Sq. Ft.  7-Eleven, Inc.           53.2%
  137   Pacific Center-Tumwater     Retail      Unanchored     2,326,026   5,881 Sq. Ft.  7-Eleven, Inc.           55.4%
  42    Pine Tree Plaza - Bradley   Retail       Anchored      9,485,345 136,699 Sq. Ft.  Marshalls                19.8%
  132   Pine Tree Plaza - Clinton   Retail    Shadow Anchored  2,431,148  39,465 Sq. Ft.  Fashion Bug              19.5%
  113   Pine Tree Plaza - Spencer   Retail    Shadow Anchored  3,105,172  42,499 Sq. Ft.  Staples                  56.6%
  160   Plaza 44 Shopping Center    Retail      Unanchored     1,666,959  36,295 Sq. Ft.  HealthSouth ICM          27.4%
  92    Promenade of Coral Springs  Office                     4,440,969  55,408 Sq. Ft.  Watermark                15.8%
  73    Raley's Center              Retail       Anchored      6,134,470 123,735 Sq. Ft.  Raley's                  40.4%
  120   Rite Aid - Store #6260      Retail       Anchored      2,874,152  16,708 Sq. Ft.  Rite-Aid                100.0%
  43    Seventh Street San Jose
          Industrial              Industrial    Warehouse/
                                               Distribution    9,119,520 159,098 Sq. Ft.  Consolidated Office
                                                                                            Distributers, Inc.     38.8%
   4    Sierra III Office Building  Office                    27,121,913 247,254 Sq. Ft.  True North
                                                                                            Communications        100.0%
  149   Silver State Plaza          Office       Medical       1,994,367  15,423 Sq. Ft.  Silver State Credit
                                                                                            Union                  29.2%
  162   Simi Valley Retail Center   Retail      Unanchored     1,595,129  27,862 Sq. Ft.  The Salvation Army       28.4%
  96    South Hill Medical Center   Office    Medical Office   4,160,000  56,126 Sq. Ft.  Patient First            36.7%
  107   Southwest Medical Center    Office    Medical Office   3,500,000  44,946 Sq. Ft.  Tenet Health System,
                                                                                            D.I                   100.0%
  78    St. Charles Corporate
          Center                    Office                     5,964,493  55,408 Sq. Ft.  Alcoa, Inc.              32.6%
  161   Staples - Decatur, AL       Retail       Anchored      1,626,157  23,942 Sq. Ft.  Staples                 100.0%
  119   Staples Center              Retail    Shadow Anchored  2,917,243  39,854 Sq. Ft.  Staples                  60.2%
  52    The Lumberyard Shopping
          Center                    Retail      Unanchored     8,228,300  79,550 Sq. Ft.  Rokenbok Toy Company     15.7%
  27    Tripp Industrial          Industrial    Warehouse/
                                               Distribution   12,629,383 836,264 Sq. Ft.  Regional Storage and
                                                                                            Transit                72.2%
  70    Val Vista Marketplace       Retail    Shadow Anchored  6,346,198  41,906 Sq. Ft.  Hi-Health                15.1%
  153   Vanguard Industrial
          Building                Industrial    Warehouse/
                                               Distribution    1,897,918  88,000 Sq. Ft.  Walt Disney World Co.    45.5%
  177   Vermont Center              Retail      Unanchored       874,010  10,921 Sq. Ft.  El Pollo Loco            28.5%
  51    Waimalu Plaza Shopping
          Center                    Retail       Anchored      8,362,990 160,210 Sq. Ft.  City Mill                28.6%
  121   Walgreen's - Boise, ID      Retail       Anchored      2,797,718  15,120 Sq. Ft.  Walgreen's Corporation  100.0%
  112   Walgreen's - Nampa, ID      Retail       Anchored      3,196,368  15,120 Sq. Ft.  Walgreen's Corporation  100.0%
  143   Walgreens - White Eagle     Retail       Anchored      2,196,414  15,120 Sq. Ft.  Walgreens               100.0%
  79    Walmart Rancho Cordova      Retail       Anchored      5,784,463 120,000 Sq. Ft.  Walmart                 100.0%
  58    Watauga Village Shopping
          Center                    Retail       Anchored      7,591,221  83,660 Sq. Ft.  Food Lion                46.1%
  156   Wellington Corporate Center Office       Medical       1,830,394  13,555 Sq. Ft.  BE Aerospace, Inc.       23.7%
  158   West Green Street Office    Office                     1,819,694  18,306 Sq. Ft.  CHCG Architects          46.4%
  116   Yonkers Board of Education
          Building                  Office                     2,966,099  50,400 Sq. Ft.  Yonkers Board of
                                                                                            Education             100.0%

                                          2ND                                                3RD
                                        LARGEST      2ND                                   LARGEST   3RD
LARGEST                                 TENANT     LARGEST                                 TENANT   LARGEST
TENANT                                     %       TENANT                                    %       TENANT     LOAN
EXP. DATE    2ND LARGEST TENANT          OF NRA   EXP. DATE    3RD LARGEST TENANT          OF NRA  EXP. DATE   NUMBER
----------------------------------------------------------------------------------------------------------------------
 January-03  Human Resources Development 22.3%    February-02  Rent A Center                16.4%    June-01    169
 January-05  Signal Electronics          30.6%    January-05                                                    163
February-09  Weldon Carpet               15.0%     August-01   Latin American Cafe          12.1%   January-04  173
  April-05   MGM, Inc.                   38.4%      May-03                                                       98
February-05  Electronic Data Systems     22.5%      June-03    Engineering Tech Ltd          7.3%   February-06  55
  June-18    Stanford Delta Dept. Store  41.1%    December-08  Portofino Pizza               2.6%     May-15     47
  July-25                                                                                                        53
  April-10   Personify, Inc.             24.7%      May-05     Hambrecht & Quist (Chase
                                                                 Securities)                23.4%     May-05      2
September-05 Salvation Army              14.2%    September-04 Consolidated/Big Lots        13.9%   January-06   94
   May-15    Homelife Furniture          17.4%    October-15   Staples                      10.5%    August-15    9
 August-05   Caresouth Home              15.9%     April-02    Tucker Federal bank           9.5%   December-01  39
  March-20   Virginia ABC Board           4.2%    November-04  Augusta Laundromat            4.2%     May-05    140
 January-06  Newark Expo Center Inc.     17.8%      May-19     Northwestern Polytech         6.5%    June-04     56
   May-10                                                                                                        87
February-03  Blockbuster # 48524         14.1%      July-06    Summerfield Amimal Clinic     9.3%    July-06    127
   May-09                                                                                                       105
December-06  Your Office USA             21.5%    February-04  Bowers, Orr & Dougall        21.5%  September-06 102
  July-04    Liz Claiborne                4.8%     August-09   Polo (Ralph Lauren)           3.4%    July-01     12
  June-18                                                                                                       182
 October-04  Cato                        13.9%    January-05   Chinatown                    11.7%  February-05  136
February-07  On-Track Consulting          7.9%    October-04   Montville Agency              7.4%    June-05     74
  June-02    State of Nevada             10.5%      May-05     Rissman & Rissman Architects  6.1%    March-01   150
 October-10  WHITE PJ.COM                18.4%      June-05    Bank of America              13.8%   December-04  30
November-07  Eckerd Drug                 13.1%    November-02  Rent-A-Center                 5.6%   August-04   154
  July-15    Fifth Third Bank            21.8%      May-15     Middleton & Reut              8.3%   November-07   7
November-15                                                                                                     108
  June-03    Majestic Management         19.1%     August-04   Braemar, Inc.                10.9%   August-04    88
 August-13   Good Samaritan Hospital     27.4%    November-13  Genovese Drug                11.9%     May-14     60
  March-11   China Master                 4.3%    December-03  CiCi Pizza                    4.2%     May-06     72
December-01  Western Transmission        25.0%    December-02  Chandler West Auto Repair    25.0%    April-03   171
 October-19  Crystal Palace Restaurant    9.6%     August-02   Mattress Kingdom              6.5%      May-02    95
 January-04  Golf USA                     9.4%    December-05  Vater's Office Interiors      8.1%     June-02    86
 October-15  Le Pain D'Or                 8.8%    February-05  Casa Lupe Retaurante          4.6%   September-10 71
November-01  Pinellas County             10.7%      May-04     GSA                          10.5%    July-07     67
  March-10   Laundry                     10.6%    February-03  Wells Fargo                  10.0%    July-05    168
February-10  Gags 'N' Gifts              16.8%    October-05                                                    124
   May-10    Tauck, Inc.                 50.0%    October-10                                                     50
  April-05   Bank of America             10.2%    October-05   Chopstixx Asian Eatery        9.8%   January-10   99
 August-02   Platys Communication, Inc.  16.6%      July-05    Bacchus Vascular             14.3%    June-05     46
  June-07    DuPont Photomasks, Inc.     18.7%     August-01   Set Engineering, Inc.        10.1%    April-07    11
November-19  Chi-Chi's (PAD)              7.7%      July-06    Super Video, Inc. (dba
                                                                 Video Warehouse)            3.4%   January-06   37
   May-10    Denny's                      8.3%    November-20  Moneytree Inc.                5.4%    June-05     61
  July-02    Dollar Tree                 11.6%     August-04   China Town Restaurant        11.6%   October-04  109
  April-10   Goody's                     13.8%     March-07    Old Navy                     12.7%   January-06   19
December-06  Patent and Trademark Office  8.0%        MTM      Boeing Co.                    7.9%   February-02   1
 January-21                                                                                                     151
 January-21                                                                                                     130
 October-04  Family Dollar               12.0%      May-04     Moore Business Service        6.3%    April-05   157
 January-09  PetsMart, Inc.              15.0%     March-14    Michaels Stores              11.9%      May-09    17
  March-09   Desert Eye Surgical          7.3%     March-01    Schmitt                       7.2%    March-02    63
  April-19                                                                                                      148
September-01 Longs Drugs                 10.9%    February-02  Iron Skillet                  5.2%   December-04 101
   May-13    Evolve Software             32.3%      July-07    State Farm Insurance         19.8%    April-09     3
   May-13    MPIO, Inc.                  26.1%      May-05                                                       62
 August-01   Fred Astaire Studio          6.2%    November-01  Vicky Truong                  4.9%   February-10 118
 August-13   Claim Jumper                10.8%    February-09  Cline's Hallmark              8.6%   August-04    22
  March-03   Trang Viet. Cuisine         11.1%    January-04   Frames n Things               9.8%   October-01  164
November-12                                                                                                     123
  April-13   Dollar Tree                 14.8%    September-03 Ace TV                       10.2%  December-03  139
November-16  Dominos Pizza                3.7%      June-01    LW Legge Agency               3.7%   January-04  144
   May-03    Ardley Hall                  8.8%    September-03 Craftique                     8.1%   October-04   80
September-06 BETT 1223, Inc. (Hampton
               Beer Outlet)              21.9%      June-08    AutoZone, Inc.               10.4%  January-06   104
February-10  Cell Asylum                 20.0%      May-05     Papa Murphy's Pizza          20.0%    May-10     174
 January-09  Blockbuster                 29.2%      June-10    Eye Consultants, PA          21.6%   August-15   178
September-18 Carolina Cleaners            3.4%      July-05    Pak Mail                      3.4%   December-03 111
  June-05    CEO, Inc.                   14.3%     August-01   Marketing Initiatives        11.8%   October-05   49
  March-05   Heritage Carpet & Tile,
               Inc.                      15.9%    October-01   Watermark Communities, Inc.   9.0%    July-03    128
September-05 Brown & Williamson          21.7%      June-04    Dentistry for Children       12.1%   August-05   103
September-12 Juliet Property Company     27.7%    September-07 American Media               11.8%   February-05 141
December-16  Digital Color, Inc.         10.3%    September-01 RC Barnes Video Store         3.4%  September-01 147
 August-05   Hallmark Cards              18.6%      June-04    Art & Frame Warehouse        12.0%  November-03  146
February-10                                                                                                      16
December-07                                                                                                      23
November-07  Sears                       15.7%    October-01   Bealls                        6.5%   January-02   10
 January-15  Third Federal Savings &
               Loan                      22.0%      July-07    Shared Visions Gallery       12.3%  September-05 106
February-01  Corvas                       6.5%     March-01    Mid-Atlantic Surgical         5.3%   December-01  24
December-02  Mr. Glen Shew Valley
               Radiologist               24.5%    September-05 Norell Prosthetics           20.0%  December-02  134
December-08  Maxway                      17.7%    February-05  Wright dba Sears             11.2%   June-03     131
December-05  Sagebrush of  Virginia      20.6%    October-08   The CATO Corporation         15.4%  January-06   138
February-05  Air Touch Cellular          12.5%    December-04  Fairchild Cleaners           11.9%   June-05      91
December-19  Jack in the Box, Inc.       46.8%    December-19                                                   135
November-19  Jack in the Box, Inc.       44.6%     March-20                                                     137
 October-08  Barnes & Noble              18.3%     March-06    Staples                      14.6%  December-05   42
   May-05    Maurice's                   13.2%    January-08   On Cue                       12.2%    May-05     132
 October-14  Dollar Tree                 11.3%     August-05   Movie Gallery                10.1%  November-06  113
 August-04   Big D's Sports Bar          21.4%      May-06     Factory Carpet Outlet        13.2%  September-02 160
November-01  Golden Corral               13.9%      July-14    Apex Radiology               11.8%  August-03     92
   May-04    CCARC                       11.5%    September-07 Hollywood Video               8.7%    July-03     73
 October-18                                                                                                     120
  April-09   R. E. Cuddie Company        15.7%      June-08    BenchMark Exhibits (Steve &
                                                                 Meredith Hawkins)          10.6%   August-08    43
 January-10                                                                                                       4
 January-08  Dwle Brooks, DMD            24.5%      June-09    Kent Lysgaard, DDS           17.1%  January-08   149
 October-02  Pro Golf Discount           14.4%     August-05   La Gloria Oxnard Market      11.6%   April-10    162
 Multiple
  Spaces     Greater Cincinnati
               Orthopaedics Center       28.1%      Multiple
                                                     Spaces    Perk, Inc.                   14.2%  December-03   96
  June-07                                                                                                       107
  June-04    Andersen Consulting         31.5%      June-04    Paddock Publications         13.9%   July-08      78
 August-15                                                                                                      161
 October-11  Gymboree                     7.4%    January-05   Ladies Fitness                6.4%   December-02 119
December-05  Coastal Interiors (Vincent
               & Nina Sgueglia)           9.3%     Multiple
                                                    Spaces     Direct Access International   8.3%   December-00  52
  July-11    Nike                        27.8%      May-02                                                       27
September-04 Lutheran Health Care        11.9%    February-05  Century 21                   11.9%  January-15    70
February-02  Lockheed Martin             27.3%    November-02  Aaron Rents                  18.2%   July-01     153
December-01  Dental Pros                 13.7%      June-09    Amigo Mini Mart              12.5%  September-03 177
  June-05    Safeway                     18.1%    January-04   Office Depot                 17.9%   April-05     51
  April-20                                                                                                      121
   May-20                                                                                                       112
December-19                                                                                                     143
  June-25                                                                                                        79
  April-19   Goody's                     17.9%     March-14    Hibbett Sporting Goods        6.0%    April-04    58
 January-02  St. Marys Hospital, Inc.    19.5%    January-03   Harold Bafitis, DO, PA       19.2%  February-02  156
 January-04  F M Financial               15.8%     August-03   The Arroyo Group             15.5%  August-01    158
February-05                                                                                                     116

                      [This Page Intentionally Left Blank]

                                                                         ANNEX B

                               PRICE/YIELD TABLES

                      [This Page Intentionally Left Blank]

                                                                         ANNEX C

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS

                  STATEMENT SECTIONS                                                   PAGE(S)
                  ------------------                                                   -------
                  Certificate Distribution Detail                                            2
                  Certificate Factor Detail                                                  3
                  Reconciliation Detail                                                      4
                  Other Required Information                                                 5
                  Ratings Detail                                                             6
                  Current Mortgage Loan and Property Stratification Tables               7 - 9
                  Mortgage Loan Detail                                                      10
                  Principal Prepayment Detail                                               11
                  Historical Detail                                                         12
                  Delinquency Loan Detail                                                   13
                  Specially Serviced Loan Detail                                       14 - 15
                  Modified Loan Loan                                                        16
                  Liquidated Loan Detail                                                    17

UNDERWRITER                                  MASTER SERVICER                              SPECIAL SERVICER
First Union Capital Markets                  First Union National Bank                    First Union National Bank
One First Union Center                       Charlotte Plaza, Floor 23 NC-1075            Charlotte Plaza, Floor 23 NC-1075
301 South College Street                     201 South College Street                     201 South College Street
Charlotte, NC 28288                          Charlotte, NC 28288                          Charlotte, NC 28288

Contact:      William J. Cohane              Contact:      Timothy S. Ryan                Contact:      Timothy S. Ryan
Phone Number: (704) 383-4984                 Phone Number: (704) 593-7878                 Phone Number: (704) 593-7878

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                                                  CERTIFICATE DISTRIBUTION DETAIL

  Class\                Pass-Through     Original     Beginning       Principal        Interest       Prepayment
Component     CUSIP         Rate         Balance       Balance      Distribution     Distribution       Premium
   A-1                    0.000000%        0.00          0.00           0.00             0.00            0.00
   A-2                    0.000000%        0.00          0.00           0.00             0.00            0.00
     B                    0.000000%        0.00          0.00           0.00             0.00            0.00
     C                    0.000000%        0.00          0.00           0.00             0.00            0.00
     D                    0.000000%        0.00          0.00           0.00             0.00            0.00
     E                    0.000000%        0.00          0.00           0.00             0.00            0.00
     F                    0.000000%        0.00          0.00           0.00             0.00            0.00
     G                    0.000000%        0.00          0.00           0.00             0.00            0.00
     H                    0.000000%        0.00          0.00           0.00             0.00            0.00
     J                    0.000000%        0.00          0.00           0.00             0.00            0.00
     K                    0.000000%        0.00          0.00           0.00             0.00            0.00
     L                    0.000000%        0.00          0.00           0.00             0.00            0.00
     M                    0.000000%        0.00          0.00           0.00             0.00            0.00
     N                    0.000000%        0.00          0.00           0.00             0.00            0.00
     O                    0.000000%        0.00          0.00           0.00             0.00            0.00
     P                    0.000000%        0.00          0.00           0.00             0.00            0.00
     Q                    0.000000%        0.00          0.00           0.00             0.00            0.00
   R-I                    0.000000%        0.00          0.00           0.00             0.00            0.00
  R-II                    0.000000%        0.00          0.00           0.00             0.00            0.00

 Totals

 Realized Loss/                                     Current
Additional Trust        Total         Ending     Subordination
 Fund Expenses       Distribution     Balance        Level
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%
      0.00               0.00          0.00          0.00%

                                     Original     Beginning                                                      Ending
                    Pass-Through     Notional     Notional        Interest       Prepayment        Total        Notional
Class     CUSIP         Rate          Amount       Amount       Distribution      Premium       Distribution     Amount
 IO                  0.000000%         0.00          0.00           0.00            0.00            0.00         0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                                       CERTIFICATE FACTOR DETAIL

  Class                     Beginning              Principal              Interest           Prepayment
Component     CUSIP          Balance             Distribution           Distribution           Premium
   A-1                      0.00000000           0.00000000             0.00000000            0.00000000
   A-2                      0.00000000           0.00000000             0.00000000            0.00000000
     B                      0.00000000           0.00000000             0.00000000            0.00000000
     C                      0.00000000           0.00000000             0.00000000            0.00000000
     D                      0.00000000           0.00000000             0.00000000            0.00000000
     E                      0.00000000           0.00000000             0.00000000            0.00000000
     F                      0.00000000           0.00000000             0.00000000            0.00000000
     G                      0.00000000           0.00000000             0.00000000            0.00000000
     H                      0.00000000           0.00000000             0.00000000            0.00000000
     J                      0.00000000           0.00000000             0.00000000            0.00000000
     K                      0.00000000           0.00000000             0.00000000            0.00000000
     L                      0.00000000           0.00000000             0.00000000            0.00000000
     M                      0.00000000           0.00000000             0.00000000            0.00000000
     N                      0.00000000           0.00000000             0.00000000            0.00000000
     O                      0.00000000           0.00000000             0.00000000            0.00000000
     P                      0.00000000           0.00000000             0.00000000            0.00000000
     Q                      0.00000000           0.00000000             0.00000000            0.00000000
   R-I                      0.00000000           0.00000000             0.00000000            0.00000000
  R-II                      0.00000000           0.00000000             0.00000000            0.00000000

 Totals

    Realized Loss/
   Additional Trust           Ending
    Fund Expenses            Balance
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000
      0.00000000            0.00000000

                            Beginning                                        Ending
                            Notional         Interest       Prepayment      Notional
Class     CUSIP              Amount        Distribution      Premium         Amount
 IO                         0.00000000       0.00000000      0.00000000     0.00000000

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                                                       RECONCILIATION DETAIL
               ADVANCE SUMMARY                                                                SERVICING FEE SUMMARY

P & I Advances Outstanding                           0.00        Current Period Accrued Servicing Fees                         0.00

Servicing Advances Outstanding                       0.00        Less Delinquent Servicing Fees                                0.00

                                                                 Less Reductions to Servicing Fees                             0.00
Reimbursement for Interest on P & I                  0.00
Advances paid from general collections                           Plus Servicing Fees for Delinquent Payments Received          0.00

                                                                 Plus Adjustments for Prior Servicing Calculation              0.00
Reimbursement for Interest on Servicing              0.00
Advances paid from general collections                           Total Servicing Fees Collected                                0.00

Aggregate Amount of Nonrecoverable Advances          0.00


        CERTIFICATE INTEREST RECONCILIATION
        Class     Accrued     Net Aggregate    Distributable     Distributable        Additional     Interest     Remaining Unpaid
                Certificate     Prepayment      Certificate   Certificate Interest    Trust Fund   Distribution    Distributable
                 Interest   Interest Shortfall   Interest          Adjustment         Expenses                  Certificate Interest


        A-1
        A-2
        IO
         B
         C
         D
         E
         F
         G
         H
         J
         K
         L
         M
         N
         O
         P
         Q

       Total



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                                               OTHER REQUIRED INFORMATION

                                                                       Appraisal Reduction Amount
Available Distribution Amount                         0.00
                                                                                   Appraisal        Cumulative       Most Recent
                                                                        Loan       Reduction           ASER           App. Red.
                                                                       Number       Amount            Amount            Date

Aggregate Number of Outstanding Loans                    0

Aggregate Unpaid Principal Balance of Loans           0.00

Aggregate Stated Principal Balance of Loans           0.00

Aggregate Amount of Servicing Fee                     0.00

Aggregate Amount of Special Servicing Fee             0.00

Aggregate Amount of Trustee Fee                       0.00

Aggregate Trust Fund Expenses                         0.00

Interest Reserve Deposit                              0.00

Interest Reserve Withdrawal                           0.00

Specially Serviced Loans not Delinquent

  Number of Outstanding Loans                            0
                                                                       Total
  Aggregate Unpaid Principal Balance                  0.00

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                                      RATINGS DETAIL

----------------------------------------------------------------------------------------------
                                        ORIGINAL RATINGS         CURRENT RATINGS(1)
     CLASS          CUSIP    -----------------------------------------------------------------
                                FITCH     MOODY'S     S & P     FITCH     MOODY'S     S & P
----------------------------------------------------------------------------------------------
      A-1
      A-2
      IO
      B
      C
      D
      E
      F
      G
      H
      J
      K
      L
      M
      N
      O
      P
      Q

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                        Moody's Investors Service          Standard & Poor's Rating Services
One State Street Plaza             99 Church Street                   55 Water Street
New York, New York 10004           New York, New York 10007           New York, New York 10041
(212) 908-0500                     (212) 553-0300                     (212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                        SCHEDULED BALANCE                                                     STATE(3)
                                 % of                                                             % of
Scheduled    # of    Scheduled   Agg.   WAM            Weighted                # of    Scheduled    Agg.    WAM           Weighted
 Balance     Loans    Balance    Bal.   (2)    WAC    Avg DSCR(1)     State    Props    Balance     Bal.    (2)   WAC    Avg DSCR(1)




   Totals                                                                Totals

See footnotes on last page of this section.



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                DEBT SERVICE COVERAGE RATIO (1)                                            PROPERTY TYPE (3)

                                     % of                                                            % of
 Debt Service    # of    Scheduled   Agg.   WAM        Weighted      Property    % of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio   Loans    Balance    Bal.   (2)  WAC  Avg DSCR(1)      Type      Props    Balance    Bal.   (2)    WAC   Avg DSCR(1)





    Totals                                                            Totals


                             NOTE RATE                                                             SEASONING

                                     % of                                                            % of
     Note        # of    Scheduled   Agg.   WAM        Weighted                  % of    Scheduled   Agg.   WAM           Weighted
     Rate        Loans    Balance    Bal.   (2)  WAC  Avg DSCR(1)    Seasoning   Loans    Balance    Bal.   (2)    WAC   Avg DSCR(1)





    Totals                                                            Totals

See footnotes on last page of this section.




Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


          ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                     REMAINING STATED TERM (FULLY AMORTIZED LOANS)

                                           % of                            Remaining                    % of
Anticipated Remaining    # of  Scheduled   Agg.   WAM          Weighted     Stated    % of   Scheduled  Agg.   WAM        Weighted
       Term(2)          Loans   Balance    Bal.   (2)   WAC   Avg DSCR(1)    Term     Loans   Balance   Bal.   (2)  WAC  Avg DSCR(1)





    Totals                                                                   Totals


          REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI

                                          % of                                                        % of
Remaining Amortization   # of  Scheduled  Agg.  WAM        Weighted    Age of Most  % of   Scheduled  Agg.  WAM        Weighted
       Term             Loans   Balance   Bal.  (2)  WAC  Avg DSCR(1)  Recent NOI   Loans   Balance   Bal.  (2)  WAC  Avg DSCR(1)





    Totals                                                                Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer,information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001


                              MORTGAGE LOAN DETAIL


                                                                                     ANTICIPATED                 NEG.      BEGINNING
 LOAN             PROPERTY                         INTEREST    PRINCIPAL    GROSS     REPAYMENT     MATURITY     AMORT     SCHEDULED
NUMBER    ODCR     TYPE(1)     CITY      STATE      PAYMENT     PAYMENT    COUPON        DATE         DATE       (Y/N)      BALANCE






Totals

 ENDING         PAID       APPRAISAL       APPRAISAL        RES.       MOD.
SCHEDULED       THRU       REDUCTION       REDUCTION       STRAT.     CODE
 BALANCE        DATE         DATE           AMOUNT          (2)        (3)





Totals

      (1) Property Type Code                            (2) Resolution Strategy Code                       (3) Modification Code
------------------------------------  ------------------------------------------------------------------ ---------------------------
MF - Multi-Family  OF - Office        1 - Modification  6 - DPO                 10 - Deed in Lieu Of     1 - Maturity Date Extension
RT - Retail        MU - Mixed Use     2 - Foreclosure   7 - REO                        Foreclosure       2 - Amortization Change
HC - Health Care   LO - Lodging       3 - Bankruptcy    8 - Resolved            11 - Full Payoff         3 - Principal Write-Off
IN - Industrial    SS - Self Storage  4 - Extension     9 - Pending Return      12 - Reps and Warranties 4 - Combination
WH - Warehouse     OT - Other         5 - Note Sale         to Master Servicer  13 - Other or TBD
MH - Mobile Home Park


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                          PRINCIPAL PREPAYMENT DETAIL

                                               Principal Prepayment Amount                      Prepayment Penalties
                   Offering Document     --------------------------------------      -----------------------------------------------
Loan Number        Cross-Reference       Payoff Amount       Curtailment Amount      Prepayment Premium    Yield Maintenance Premium
-----------        -----------------     -------------       ------------------      ------------------    -------------------------







   Totals


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

------------------------------------------------------------------------------------------------------------------------------------
|                                                   HISTORICAL DETAIL                                                              |
|----------------------------------------------------------------------------------------------------------------------------------|
|                                                     DELINQUENCIES                                                                |
|----------------------------------------------------------------------------------------------------------------------------------|
| Distribution |    30-59 Days     |    60-89 Days    |  90 Days or More  |    Foreclosure    |      REO         |   Modifications |
|     Date     | $         Balance | $        Balance | $         Balance | $         Balance | $        Balance | $        Balance|
| -------------|-------------------|------------------|-------------------|-------------------|------------------|-----------------|
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
|              |                   |                  |                   |                   |                  |                 |
------------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------|
   Prepayments                Rate and Maturities              |
---------------------------------------------------------------|
   Curtailments  |     Payoff     | Item Weighted Avg. |       |
  $       Amount | $       Amount |  Coupon    Remit   |  WAM  |
-----------------|----------------|--------------------|-------|
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
                 |                |                    |       |
-----------------|----------------|--------------------|-------|

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 12 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                            DELINQUENCY LOAN DETAIL

                 Offering         # of                      Current      Outstanding       Status of     Resolution
                 Document        Months     Paid Through      P&I            P&I           Mortgage       Strategy       Servicing
Loan Number   Cross-Reference    Delinq.       Date         Advances      Advances         Loan (1)       Code (2)     Transfer Date
-----------   ---------------    -------    ------------    --------     -----------       ---------     ----------    -------------






   Totals

                    Actual         Outstanding
Foreclosure        Principal        Servicing        Bankruptcy       REO
    Date            Balance         Advances            Date         Date
-----------        ---------       -----------       ----------      ----






   Totals

                          (1) Status of Mortgage Loan                                    (2) Resolution Strategy Code
                          ---------------------------                                    ----------------------------
A - Payment Not Received     0 - Current               4 - Assumed Scheduled   1 - Modification 6 - DPO             10 - Deed in
    But Still in Grace       1 - One Month Delinquent      Payment             2 - Foreclosure  7 - REO                  Lieu Of
    Period                   2 - Two Months Delinquent     (Performing Matured 3 - Bankruptcy   8 - Resolved             Foreclosure
B - Late Payment But Less    3 - Three or More Months      Balloon)            4 - Extension    9 - Pending Return  11 - Full Payoff
    Than 1 Month Delinquent      Delinquent            7 - Foreclosure         5 - Note Sale        to Master       12 - Reps and
                                                       9 - REO                                      Servicer             Warranties
                                                                                                                    13 - Other or
                                                                                                                         TBD

** Outstanding P & I Advances include the current period advance.



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

            Offering         Servicing     Resolution                                                                   Net
 Loan       Document         Transfer       Strategy    Scheduled     Property               Interest     Actual     Operating
Number   Cross-Reference       Date         Code (1)     Balance      Type (2)     State       Rate       Balance     Income

                                          Remaining
DSCR              Note     Maturity     Amortization
Date     DSCR     Date       Date           Team


                         (1) Resolution Strategy Code                                         (2) Property Type Code
                         ----------------------------                                         ----------------------
1 - Modification      6 - DPO                       10 - Deed in Lieu Of           MF - Multi Family              OF - Office
2 - Foreclosure       7 - REO                              Foreclosure             RT - Retail                    MU - Mixed Use
3 - Bankruptcy        8 - Resolved                  11 - Full Payoff               HC - Health Care               LO - Lodging
4 - Extension         9 - Pending Return            12 - Reps and Warranties       IN - Industrial                SS- Self Storage
5 - Note Sale               to Master Servicer      13 - Other or TBD              WH - Warehouse                 OT - Other
                                                                                   MH - Mobile Home Park


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

             Offering        Resolution        Site
  Loan       Document         Strategy      Inspection                   Appraisal   Appraisal      Other REO
 Number   Cross-Reference     Code (1)         Date      Phase 1 Date      Date        Value     Property Revenue    Comment
 ------   ---------------    ----------     ----------   ------------    ---------   ---------   -------- -------    -------


       (1) Resolution Strategy Code
----------------------------------------------
1 - Modification         6 - DPO                    10 - Deed in Lieu of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                              MODIFIED LOAN DETAIL

                  Offering
 Loan             Document          Pre-Modification
Number         Cross-Reference           Balance            Modification Date                 Modification Description



Totals

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 17

      [WELLS FARGO LOGO]                                                                  For Additional Information, please contact
                                                                                                   CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.          FIRST UNION COMMERCIAL MORTGAGE TRUST                         (301) 815-6600
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
11000 BROKEN LAND PARKWAY                            SERIES 2001-C01                                @www.ctslink.com/cmbs
COLUMBIA, MD 21044
                                                                                                   PAYMENT DATE: 04/17/2001
                                                                                                   RECORD DATE:  03/30/2001

                             LIQUIDATED LOAN DETAIL

                 Final Recovery          Offering                                                                  Gross Proceeds
 Loan            Determination           Document         Appraisal     Appraisal      Actual       Gross            as a % of
Number                Date            Cross-Reference       Date          Value        Balance     Proceeds        Actual Balance


Current Total

Cumulative Total

 Aggregate               Net               Net Proceeds                             Repurchased
Liquidation          Liquidation            as a % of             Realized           by Seller
 Expenses*            Proceeds            Actual Balance            Loss               (Y/N)



Current Total

Cumulative Total

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 17

                      [This Page Intentionally Left Blank]

                                                                         ANNEX D

                        CMSA INVESTOR REPORTING PACKAGE
                         DELINQUENT LOAN STATUS REPORT
                              as of _____________
                              (Loan Level Report)

Operating Information Reflected As NOI ______ or NCF _______



    S4        S55     S61     S57    S58   S62 or S63    L8         L7         L37         L39          L38                    L25
---------- -------- --------  ----  -----  ----------   ----   ----------  -----------  ----------- -----------              -------
                                                               (a)         (b)          (c)         (d)         (e)=a+b+c+d
                                                               ----------  -----------  ----------- ----------- -----------  -------
                                                                  ENDING                   OTHER
   LOAN                                                 PAID    SCHEDULED   TOTAL P&I     EXPENSE   TOTAL T&I                CURRENT
PROSPECTUS PROPERTY PROPERTY                SQ FT OR    THRU      LOAN       ADVANCES     ADVANCE     ADVANCES      TOTAL    MONTHLY
   ID        NAME     TYPE    CITY  STATE    UNITS      DATE     BALANCE   OUTSTANDING  OUTSTANDING OUTSTANDING    EXPOSURE    P&I
---------- -------- --------  ----  -----  ----------   ----   ----------  -----------  ----------- -----------  ----------  -------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 TO 89 DAYS DELINQUENT


30 TO 59 DAYS DELINQUENT


CURRENT AND AT SPECIAL SERVICER

                             L54 OR     L56 OR
                     L58     L68/L92   L70/L93
  L10      L11      OR L73   OR L96     OR L97      L74        L75                   L35       L77       L79         L76
--------  -------- --------  -------  ---------  ---------  ---------              --------- -------- ----------- ---------
                                                               (F)     (.90*F) - e
                                                            ---------  -----------
                                                                          LOSS                        DATE ASSET
                                                            APPRAISAL    USING       TOTAL            EXPECTED TO
 CURRENT              LTM                 LTM                 BPO OR      90%      APPRAISAL          BE RESOLVED
INTEREST  MATURITY  NOI/NCF    LTM       DSCR    VALUATION   INTERNAL   APPR. OR   REDUCTION TRANSFER     OR       WORKOUT
  RATE     DATE       DATE   NOI/NCF  (NOI/NCF)    DATE      VALUE**     BPO(F)    REALIZED    DATE   FORECLOSED  STRATEGY* COMMENTS
--------  -------- --------  -------  ---------  ---------  ---------  ----------- --------- -------- ----------- --------- --------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 TO 89 DAYS DELINQUENT


30 TO 59 DAYS DELINQUENT


CURRENT AND AT SPECIAL SERVICER

FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
**BPO - Broker opinion

                      [This Page Intentionally Left Blank]

                                                                         ANNEX E

                        CMSA INVESTOR REPORTING PACKAGE
                      HISTORICAL LOAN MODIFICATION REPORT
                              as of _____________
                              (Loan Level Report)

    S4      S57    S58     L49                     L48         L7*           L7*          L50*            L50*    L25*   L25*

                                                             BALANCE
                                    EXTENSION                  WHEN
                           MOD/     PER DOCS    EFFECTIVE    SENT TO    BALANCE AT THE           # MTHS
PROSPECTUS               EXTENSION     OR        DATE OF     SPECIAL   EFFECTIVE DATE OF  OLD   FOR RATE  NEW            NEW
    ID      CITY  STATE    FLAG     SERVICER   MODIFICATION  SERVICER    MODIFICATION     RATE   CHANGE   RATE  OLD P&I  P&I
----------  ----  -----  ---------  ---------  ------------  --------  -----------------  ----  --------  ----  -------  ---

                                         (2) EST.
                                          FUTURE
                                         INTEREST
                    TOTAL #     (1)      LOSS TO
                    MTHS FOR  REALIZED   TRUST $
  OLD       NEW      CHANGE   LOSS TO     (RATE
MATURITY  MATURITY   OF MOD   TRUST $   REDUCTION)  COMMENT
--------  --------  --------  --------  ----------  -------


THIS REPORT IS HISTORICAL

Information is as of modification. Each line should not change in the future. Only new modifications should be added.

TOTAL FOR ALL LOANS:


 * The information in these columns is from a particular point in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                      [This Page Intentionally Left Blank]

                                                                         ANNEX F


                        CMSA INVESTOR REPORTING PACKAGE
                         HISTORICAL LIQUIDATION REPORT
                   (REO-SOLD, DISCOUNTED PAYOFF OR NOTE SALE)
                         AS OF ________________________
                              (LOAN LEVEL REPORT)

   S4            S55          S61        S57      S58                        L75            L29                     L45
                                                             (c) = b/a       (a)                        (b)         (d)
                                                                            LATEST
                                                                 %         APPRAISAL
                                                              RECEIVED        OR         EFFECTIVE                 NET AMT
PROSPECTUS     PROPERTY     PROPERTY                            FROM        BROKERS       DATE OF       SALES     RECEIVED
 LOAN ID         NAME         TYPE      CITY      STATE      LIQUIDATION    OPINION     LIQUIDATION     PRICE     FROM SALE
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:

   L7          L37          L39+L38                                  L47
  (e)          (f)            (g)          (h)     (i)=d - (f+g+h)   (k)                  (m)                 (n)=k+m      (o)=n/e
                          TOTAL T & I                                                              DATE OF
                           AND OTHER                                             DATE              MINOR
 ENDING      TOTAL P&I      EXPENSE     SERVICING                                LOSS    MINOR      ADJ     TOTAL LOSS    LOSS % OF
SCHEDULED     ADVANCE       ADVANCE       FEES                      REALIZED    PASSED   ADJ TO    PASSED      WITH       SCHEDULED
 BALANCE    OUTSTANDING   OUTSTANDING    EXPENSE    NET PROCEEDS      LOSS       THRU    TRUST      THRU    ADJUSTMENT     BALANCE
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:

(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.

                      [This Page Intentionally Left Blank]

                                                                         ANNEX G

                        CMSA INVESTOR REPORTING PACKAGE
                               REO STATUS REPORT
                         AS OF ________________________
                            (PROPERTY LEVEL REPORT)

                                                  P16
                                                  OR
  P4         P7        P13         P9     P10     P17      L8       P21          L37           L39            L38
                                                                  (a)         (b)           (c)           (d)            (e)=a+b+c+d
                                                                  ALLOCATED
                                                                    ENDING                     OTHER
                                                  SQ FT    PAID   SCHEDULED    TOTAL P&I      EXPENSE     TOTAL T & I
PROPERTY   PROPERTY   PROPERTY                     OR      THRU     LOAN       ADVANCE        ADVANCE       ADVANCE        TOTAL
   ID        NAME       TYPE      CITY    STATE   UNITS    DATE    AMOUNT     OUTSTANDING   OUTSTANDING   OUTSTANDING     EXPOSURE


                   P53      P58 OR
                   OR       P72/P79
 L25      L11      P74      OR P83      P24                  P25                      L35       L77         P28         P26
                            (f)                            (g)       (h)=(.90*g)-e
                                                 APPRAISAL                                                             DATE
                                                   BPO OR  APPRAISAL                  TOTAL                            ASSET
CURRENT              LTM                         INTERNAL   BPO OR    LOSS USING    APPRAISAL                REO      EXPECTED
MONTHLY  MATURITY  NOI/NCF  LTM DSCR  VALUATION   VALUE    INTERNAL  90% APPR. OR   REDUCTION  TRANSFER  ACQUISITION   TO BE   COM-
  P&I      DATE     DATE    (NOI/NCF)   DATE     SOURCE(1)  VALUE       BPO(F)      REALIZED     DATE       DATE      RESOLVED MENTS

REO's data reflected at the property level for relationships with more than one
(1) property should use the Allocated Ending Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

                      [This Page Intentionally Left Blank]

                                                                         ANNEX H

                        CMSA INVESTOR REPORTING PACKAGE
                              SERVICER WATCH LIST
                              AS OF _____________
                              (LOAN LEVEL REPORT)

      Operating Information Reflected As NOI __________ or NCF __________

   S4             S55          S61       S57    S58         L7       L8      L11       L56/L93    L70/L97

                                                          ENDING                      PRECEDING    MOST
                                                        SCHEDULED   PAID              FISCAL YR   RECENT
PROSPECTUS                   PROPERTY                      LOAN     THRU   MATURITY     DSCR       DSCR      COMMENT/ACTION
 LOAN ID     PROPERTY NAME     TYPE     CITY   STATE     BALANCE    DATE     DATE      NOI/NCF    NOI/NCF      TO BE TAKEN

List all loans on watch list in descending balance order.
Comment section should include reason and other pertinent information.
Should not include loans that are specially serviced.

WATCH LIST SELECTION CRITERIA SHOULD BE FOOTNOTED ON THE REPORT. THE CRITERIA
MAY BE DICTATED AS PER THE PSA OR THE SERVICER'S INTERNAL POLICY.





TOTAL:                                                  $

                      [This Page Intentionally Left Blank]

                                                                         ANNEX I

      COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)

                                                     AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount%
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /XX  VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Bass Rent(3)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Leasing Commissions
  Tenant Improvements
  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

  MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (includes Mobile Home Parks)

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sq ft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Bass Rent(3)
  Laundry/Vending Income
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Private Pay(3)
  Medicare/Medicaid
  Nursing/Medical Income
  Meals Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                  LODGING OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

OPERATING EXPENSES:
DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses
DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses =
  Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept.
  Exp. + General Exp.))

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                                                                         ANNEX J

         COMMERCIAL NOI ADJUSTMENT WORKSHEET (Includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)

                                            AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
    Current Scheduled Loan Balance/Paid to Date                                                Current Allocated Loan Amount 1%
    Property Name
    Property Type
    Property Address, City, State
    Net Rentable SF/Units/Pads, Beds                                            Use second box to specify sqft., units....
    Year Built/Year Renovated
    Cap Ex Reserve (annually)/per Unit. etc.(1)                                 Specify annual/per unit
    Year of Operations
    Occupancy Rate (physical)
    Occupancy Date
    Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                             YYYY                                     Notes
  Statement Classification        Borrower      Adjustment     Normalized
  Gross Potential Rent(2)          Actual
    Less: Vacancy Loss
                       OR
  Base Rent(2)
  Expense Reimbursement
  Percentage Rate
  Parking Income
  Other Income

EFFECTIVE GROSS INCOME
                                (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits Expense
  Professional Fees
  General and Administrative
  Other Expenses                                                                For self-storage include franchise fees
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Leasing Commissions(3)
  Tenant Improvements(3)
  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS
                                  (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data
Net Cash Flow

DEBT SERVICE (PER SERVICER)
 NET CASH FLOW AFTER DEBT
  SERVICE

 DSCR: (NOI/DEBT SERVICE)

 DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                           MULTIFAMILY NOI ADJUSTMENT WORKSHEET (Includes Mobile Home Parks)

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                  Current Allocated Loan Amount 1%
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                              Use second box to specify sqft., units....
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. etc.(1)                                   specify annual/per unit....
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     NOTES
                                  BORROWER      ADJUSTMENT     NORMALIZED
  Statement Classification         ACTUAL
  Gross Potential Rent(2)                                                                      Include Pad/RV rent
    Less: Vacancy Loss
                       OR
  Base Rent(2)
  Laundry/Vending Income
  Parking Income
  Other Income                                                                              Include forfeited security/late fees/pet

EFFECTIVE GROSS INCOME
                                (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie., operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization", numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                              HEALTHCARE NOI ADJUSTMENT WORKSHEET

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                  Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                              Use second box to specify sqft., units....
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. etc.(1)                                   specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     NOTES
                                  BORROWER      ADJUSTMENT     NORMALIZED
  Statement Classification         ACTUAL
  Gross Potential Rent(2)
    Less: Vacancy Loss
                       OR
  Private Pay(2)
  Medicare/Medicaid
  Nursing/Medical Income
  Meals Income
  Other Income



EFFECTIVE GROSS INCOME
                                  (2) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare/Medicaid use negative for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie., operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                              LODGING NOI ADJUSTMENT WORKSHEET

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
   Current Scheduled Loan Balance/Paid to Date                                                 Current Allocated Loan Amount %
   Property Name
   Property Type
   Property Address, City, State
   Net Rentable SF/Units/Pads, Beds                                             Use second box to specify sqft., units....
   Year Built/Year Renovated
   Cap Ex Reserve (annually)/per Unit. etc.(1)                                  specify annual/per unit
   Year of Operations
   Occupancy Rate (physical)
   Occupancy Date
   Average Daily Rate
   Rev per Av. Room

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     Notes
                                  Borrower      Adjustment     Normalized
  Statement Classification         Actual
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income
DEPARTMENTAL REVENUE:(2)
                                  (2) Report Departmental Revenue as EGI for CMSA Loan Periodic and Property files

OPERATING EXPENSES:
DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses

DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL OPERATING/UNALLOCATED
(For CMSA files, Total Expenses = Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
  NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                                                         ANNEX K

                        CMSA INVESTOR REPORTING PACKAGE
                      COMPARATIVE FINANCIAL STATUS REPORT
                             AS OF _______________
                            (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI____ or NCF____

   P4        P9      P10         P52          P21         L8        P57           S72       S69      S70      S83     S84
                                                                                          ORIGINAL UNDERWRITING
                                                                                               INFORMATION
                                                                              BASE YEAR
                                Last        Current              Allocated
                              Property     Allocated     Paid      Annual     Financial                        $
Property                     Inspection       Loan       Thru       Debt      Info as of     %      Total     NOI/     (1)
   ID       City    State       Date         Amount      Date     Service        Date       Occ    Revenue    NCF     DSCR
                              yyyymmdd                                         yyyymmdd
List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.

Total                                      $                     $                    **    WA     $          $       WA

    P60       P66      P61      P63 or P80    P65 or P81          P53       P59      P54      P65 or P78    P58 or P79
             2ND PRECEDING ANNUAL OPERATING                                  PRECEDING ANNUAL OPERATING
                      INFORMATION                                                   INFORMATION
AS OF____                       NORMALIZED                    AS OF____                       NORMALIZED
Financial                                                     Financial
Info as of     %      Total          $            (1)         Info as of     %      Total          $            (1)
   Date       Occ    Revenue      NOI/NCF        DSCR            Date       Occ    Revenue      NOI/NCF        DSCR
yyyymmdd                                                        yyyymmdd

              WA     $          $             WA                            WA     $          $             WA

    P73       P74         P30       P29      P68     P70 OR P82    P72 OR P83      (2)
                       MOST RECENT FINANCIAL                                             NET CHANGE
                            INFORMATION
                       *NORMALIZED OR ACTUAL                                          PRECEDING & BASIS
                                                                                             %
FS Start     FS End    Occ As of     %      Total         $            (1)          %      Total      (1)
  Date        Date        Date      Occ    Revenue     NOI/NCF        DSCR         Occ    Revenue    DSCR
yyyymmdd    yyyymmdd    yyyymmdd

             WA                            $         $             WA              WA     $          WA

(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF/Debt Service times the allocated loan percentage.
(2) Net change should compare the latest year to the Base Year.
*   As required by Trust Agreements.
** Weighted Averages should be computed and reflected if the data is relevant and applicable.

                      [This Page Intentionally Left Blank]

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

                                   DEPOSITOR

     First Union Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

The primary assets of the trust fund may include:

- multifamily and commercial mortgage loans, including participations therein;

- mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

- direct obligations of the United States or other government agencies; or

- a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS.   YOU SHOULD REVIEW
THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 11 AND IN THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                 March 12, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.....    3

ADDITIONAL INFORMATION......................................    4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........    4

SUMMARY OF PROSPECTUS.......................................    5

RISK FACTORS................................................   11

DESCRIPTION OF THE TRUST FUNDS..............................   33

YIELD CONSIDERATIONS........................................   39

THE DEPOSITOR...............................................   44

USE OF PROCEEDS.............................................   44

DESCRIPTION OF THE CERTIFICATES.............................   44

DESCRIPTION OF THE POOLING AGREEMENTS.......................   53

DESCRIPTION OF CREDIT SUPPORT...............................   66

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES..........   68

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................   82

STATE AND OTHER TAX CONSEQUENCES............................  105

ERISA CONSIDERATIONS........................................  105

LEGAL INVESTMENT............................................  110

METHOD OF DISTRIBUTION......................................  112

LEGAL MATTERS...............................................  113

FINANCIAL INFORMATION.......................................  113

RATINGS.....................................................  113

INDEX OF PRINCIPAL DEFINITIONS..............................  114

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     - this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     - the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the
caption "Index of Principal Definitions" beginning on page       in this
prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

                            ------------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to First Union Commercial Mortgage Securities, Inc., 201 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent the
                                 entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                 - mortgage assets;

                                 - certificate accounts;

                                 - forms of credit support;

                                 - cash flow agreements; and

                                 - amounts on deposit in a pre-funding account.

The Mortgage Assets...........   The mortgage assets with respect to each series
                                 of certificates may consist of any of the following:

                                 - multifamily and commercial mortgage loans,
                                   including participations therein;

                                 - commercial mortgage-backed securities,
                                   including participations therein;

                                 - direct obligations of the United States or
                                   other government agencies; and

                                 - a combination of the assets described above.

                                The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                 - residential properties consisting of five or
                                   more rental or cooperatively owned dwelling units;

                                 - shopping centers;

                                 - retail buildings or centers;

                                 - hotels and motels;

                                 - office buildings;

                                 - nursing homes;

                                 - hospitals or other health-care related
                                   facilities;

                                 - industrial properties;

                                 - warehouse, mini-warehouse or self-storage
                                   facilities;

                                 - mobile home parks;

                                 - mixed use properties; and

                                 - other types of commercial properties.

                                 Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that has any of the following features:

                                 - is fixed over its term;

                                 - adjusts from time to time;

                                 - is partially fixed and partially floating;

                                 - is floating based on one or more formulae or
                                   indices;

                                 - may be converted from a floating to a fixed
                                   interest rate;

                                 - may be converted from a fixed to a floating
                                   interest rate; or

                                 - interest is not paid currently but is accrued
                                   and added to the principal balance.

                                 A mortgage loan may provide for any of the
                                   following:

                                 - scheduled payments to maturity;

                                 - payments that adjust from time to time;

                                 - negative amortization or accelerated
                                   amortization;

                                 - full amortization or require a balloon
                                   payment due on its stated maturity date;

                                 - prohibitions on prepayment;

                                 - releases or substitutions of collateral,
                                   including defeasance thereof with direct obligations of the United States; and

                                 - payment of a premium or a yield maintenance
                                   penalty in connection with a principal
                                   prepayment.

                                 Unless otherwise described in the prospectus supplement for a series of certificates:

                                 - the mortgaged properties may be located in
                                   any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

                                 - all mortgage loans will have original terms
                                   to maturity of not more than 40 years;

                                 - all mortgage loans will have individual
                                   principal balances at origination of not less than $100,000;

                                 - all mortgage loans will have been originated
                                   by persons other than the depositor; and

                                 - all mortgage assets will have been purchased,
                                   either directly or indirectly, by the
                                   depositor on or before the date of initial issuance of the related series of certificates.

                                 Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions on certain classes of certificates:

                                 - subordination of junior certificates;

                                 - over collateralization;

                                 - letters of credit;

                                 - insurance policies;

                                 - guarantees;

                                 - reserve funds; and/or

                                 - other types of credit support described in
                                   the prospectus supplement and a combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets and increase the likelihood of timely distributions on the certificates. The trust fund may include any of the following types of cash flow agreements:

                                 - guaranteed investment contracts;

                                 - interest rate swap or exchange contracts;

                                 - interest rate cap or floor agreements;

                                 - currency exchange agreements;

                                 - yield supplement agreements; or

                                 - other types of similar agreements described
                                   in the prospectus supplement.

Pre-Funding Account;
Capitalized Interest
  Account.....................   A trust fund may use monies deposited into a
                                 pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

                                 Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one or
                                 more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on
Certificates..................   The certificates may provide for different
                                 methods of distributions to specific classes.
                                 Any class of certificates may:

                                 - provide for the accrual of interest thereon
                                   based on fixed, variable or floating rates;

                                 - be senior or subordinate to one or more other
                                   classes of certificates with respect to
                                   interest or principal distribution and the allocation of losses on the assets of the trust fund;

                                 - be entitled to principal distributions, with
                                   disproportionately low, nominal or no
                                   interest distributions;

                                 - be entitled to interest distributions, with
                                   disproportionately low, nominal or no
                                   principal distributions;

                                 - provide for distributions of principal or
                                   accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                                 - provide for distributions of principal to be
                                   made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

                                 - provide for distributions of principal
                                   sequentially, based on specified payment schedules or other methodologies; and

                                 - provide for distributions based on a
                                   combination of any of the above features.

                                 Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement.

                                 The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for related series of certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the related trust fund.

Registration of
Certificates..................   One or more classes of the offered certificates
                                 may be initially represented by one or more certificates registered in the name of Cede &
                                 Co. as the nominee of The Depository Trust
                                 Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the prospectus supplement.

Tax Status of the
Certificates..................   The certificates of each series will constitute
                                 either:

                                 - "regular interests" or "residual interests"
                                   in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

                                 - interests in a trust fund treated as a
                                   grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended;

                                 - "regular interests" or "residual interests"
                                   in a trust fund treated as a "financial
                                   assets securitization investment trust" under the Internal Revenue Code of 1986, as amended; or

                                 - any combination of any of the above features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment..............   The prospectus supplement will specify whether
                                 the offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER TO PURCHASE ANY OF THE OFFERED CERTIFICATES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, TOGETHER WITH THOSE DESCRIBED IN THE PROSPECTUS SUPPLEMENT UNDER "RISK FACTORS", SUMMARIZE THE MATERIAL RISKS RELATING TO YOUR CERTIFICATES.

YOUR ABILITY TO RESELL
  CERTIFICATES MAY BE LIMITED
  BECAUSE OF THEIR
  CHARACTERISTICS.............    You may not be able to resell your
                                  certificates and the value of your
                                  certificates may be less than you anticipated for a variety of reasons including:

                                    - a secondary market for your certificates
                                      may not develop;

                                    - interest rates fluctuations;

                                    - the absence of redemption rights; and

                                    - the limited sources of information about
                                      the certificates other than that provided in this prospectus, the prospectus supplement and the monthly report to certificateholders.

THE ASSETS OF THE TRUST FUND
  MAY NOT BE SUFFICIENT TO PAY
  YOUR CERTIFICATES...........    Unless otherwise specified in the prospectus
                                  supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                  Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

                                  The prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in

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                                  entitlement to certain distributions on the
                                  certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

PREPAYMENTS AND REPURCHASES OF
  THE MORTGAGE ASSETS WILL
  AFFECT THE TIMING OF YOUR
  CASH FLOW AND MAY AFFECT
  YOUR YIELD..................    Prepayments (including those caused by
                                  defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                                  We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

                                  The rate of voluntary prepayments will also be affected by:

                                    - the voluntary prepayment terms of the
                                      mortgage loan, including prepayment
                                      lock-out periods and prepayment premiums;

                                    - then-current interest rates being charged
                                      on similar mortgage loans; and

                                    - the availability of mortgage credit.

                                  A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more

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                                  sensitive to prepayments on mortgage assets. A
                                  series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                  If a mortgage loan is in default it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                                  The yield on your certificates may be less than anticipated because:

                                    - the prepayment premium or yield
                                      maintenance required under the certain
                                      prepayment scenarios may not be
                                      enforceable in some states or under
                                      federal bankruptcy laws; and

                                    - some courts may consider the prepayment
                                      premium to be usurious.

OPTIONAL EARLY TERMINATION OF
  THE TRUST FUND MAY RESULT IN
  AN ADVERSE IMPACT ON YOUR
  YIELD OR MAY RESULT IN A
  LOSS........................    A series of certificates may be subject to
                                  optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

RATINGS DO NOT GUARANTEE
  PAYMENT AND DO NOT ADDRESS
  PREPAYMENT RISKS............    Any rating assigned by a rating agency to a
                                  class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling agreement.
                                  Ratings do not address:

                                    - the likelihood that principal prepayments
                                      (including those caused by defaults) on
                                      the related mortgage loans will be made;

                                    - the degree to which the rate of
                                      prepayments on the related mortgage loans might differ from that originally anticipated;

                                    - the likelihood of early optional
                                      termination of the related trust fund;

                                    - the possibility that prepayments on the
                                      related mortgage loans at a higher or
                                      lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                                    - the possibility that an investor that
                                      purchases an offered certificate at a
                                      significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                    The amount, type and nature of credit
                                    support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

UNUSED AMOUNTS IN PRE-FUNDING
  ACCOUNTS MAY BE RETURNED TO
  YOU AS A PREPAYMENT.........    The prospectus supplement will disclose when
                                  we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment

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

                                  of principal, which may materially and
                                  adversely affect the yield on those
                                  certificates.

ADDITIONAL MORTGAGE ASSETS
  ACQUIRED IN CONNECTION WITH
  THE USE OF A PRE-FUNDING
  ACCOUNT MAY CHANGE THE
  AGGREGATE CHARACTERISTICS OF
  A TRUST FUND................    Any additional mortgage assets acquired by a
                                  trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

NET OPERATING INCOME PRODUCED
  BY A MORTGAGED PROPERTY MAY
  BE INADEQUATE TO REPAY THE
  MORTGAGE LOANS..............    The value of a mortgage loan secured by a
                                  multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

                                  Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

FUTURE VALUE OF A MORTGAGED
  PROPERTY AND ITS NET
  OPERATING INCOME AND CASH
  FLOW IS NOT PREDICTABLE.....    Commercial and multifamily property values and
                                  cash flows and net operating income from such mortgaged properties are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time.
                                  Property value, cash flow and net operating income depend upon a number of factors, including:

                                    - changes in general or local economic
                                      conditions and/or specific industry
                                      segments;

                                    - declines in real estate values;

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

                                    - an oversupply of commercial or multifamily
                                      properties in the relevant market;

                                    - declines in rental or occupancy rates;

                                    - increases in interest rates, real estate
                                      tax rates and other operating expenses;

                                    - changes in governmental rules, regulations
                                      and fiscal policies, including
                                      environmental legislation;

                                    - perceptions by prospective tenants and, if
                                      applicable, their customers, of the
                                      safety, convenience, services and
                                      attractiveness of the property;

                                    - the age, construction quality and design
                                      of a particular property;

                                    - whether the mortgaged properties are
                                      readily convertible to alternative uses;

                                    - acts of God; and

                                    - other factors beyond our control or the
                                      control of a servicer.

NONRECOURSE LOANS LIMIT THE
  REMEDIES AVAILABLE FOLLOWING
  A MORTGAGOR DEFAULT.........    The mortgage loans will not be an obligation
                                  of, or be insured or guaranteed by, any
                                  governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the servicer, the trustee or any of their respective affiliates.

                                  Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or wilful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  MULTIFAMILY PROPERTIES          Mortgage loans secured by multifamily
                                  properties may constitute a material
                                  concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in

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

                                  occupancy levels. Occupancy and rent levels
                                  may also be affected by:

                                    - construction of additional housing units;

                                    - local military base closings;

                                    - developments at local colleges and
                                      universities;

                                    - national, regional and local politics,
                                      including, in the case of multifamily
                                      rental properties, current or future rent stabilization and rent control laws and agreements;

                                    - the level of mortgage interest rates,
                                      which may encourage tenants in multifamily rental properties to purchase housing;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain the mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose income restrictions on tenants and which may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto; and

                                    - the possibility that some eligible tenants
                                      may not find any differences in rents
                                      between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                  All of these conditions and events may
                                  increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

                                  The multifamily projects market is
                                  characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

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

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  RETAIL PROPERTIES               Mortgage loans secured by retail properties
                                  may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of retail properties are:

                                    - the quality of the tenants; and

                                    - the fundamental aspects of real estate
                                      such as location and market demographics.

                                  The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                  Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                  Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

                                    - catalogue retailers;

                                    - home shopping networks;

                                    - the internet;

                                    - telemarketing; and

                                    - outlet centers.

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

                                  Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HOSPITALITY PROPERTIES          Mortgage loans secured by hospitality
                                  properties (e.g., a hotel or motel) may
                                  constitute a material concentration of the mortgage loans in a trust fund. Various factors affect the economic viability of a hospitality property, including:

                                    - location, quality and franchise
                                      affiliation (or lack thereof);

                                    - adverse economic conditions, either local,
                                      regional or national, which may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels;

                                    - the construction of competing hospitality
                                      properties, which may result in a
                                      reduction in occupancy levels;

                                    - the increased sensitivity of hospitality
                                      properties (relative to other commercial properties) to adverse economic conditions and competition, as hotel rooms generally are rented for short periods of time;

                                    - the financial strength and capabilities of
                                      the owner and operator of a hospitality
                                      property, which may have a substantial
                                      impact on the property's quality of
                                      service and economic performance; and

                                    - the generally seasonal nature of the
                                      hospitality industry, which can be
                                      expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                  In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  OFFICE BUILDINGS............    Mortgage loans secured by office buildings may
                                  constitute a material concentration of the mortgage loans in a trust

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

                                  fund. Significant factors determining the value of office buildings include:

                                    - the quality of the tenants in the
                                      building;

                                    - the physical attributes of the building in
                                      relation to competing buildings; and

                                    - the strength and stability of the market
                                      area as a desirable business location.

                                  An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                  Office buildings are also subject to
                                  competition with other office properties in the same market. Competition is affected by a property's:

                                    - age;

                                    - condition;

                                    - design (e.g., floor sizes and layout);

                                    - access to transportation; and

                                    - ability or inability to offer certain
                                      amenities to its tenants, including
                                      sophisticated building systems (such as
                                      fiber optic cables, satellite
                                      communications or other base building
                                      technological features).

                                  The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY WAREHOUSE
  AND SELF STORAGE
  FACILITIES..................    Mortgage loans secured by warehouse and
                                  storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

                                  Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. Furthermore, the inability of a borrower to police what is stored in a self storage facility

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                                  due to privacy considerations may increase
                                  environmental risks.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HEALTHCARE-RELATED
  PROPERTIES..................    The mortgaged properties may include health
                                  care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

                                    - Senior housing generally consists of
                                      facilities with respect to which the
                                      residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

                                    - Assisted living facilities are typically
                                      single or double room occupancy,
                                      dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

                                    - Skilled nursing facilities provide
                                      services to post trauma and frail
                                      residents with limited mobility who
                                      require extensive medical treatment; and

                                    - Acute care facilities generally consist of
                                      hospital and other facilities providing
                                      short-term, acute medical care services.

                                  Certain types of health care-related
                                  properties, particularly acute care
                                  facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                  Moreover, health care-related facilities are
                                  generally subject to federal and state laws
                                  that relate to the adequacy of
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                                  medical care, distribution of pharmaceuticals,
                                  rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                  Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

                                  Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment,

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                                  make major capital expenditures, add services,
                                  refinance long-term debt, or transfer
                                  ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

                                  Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                  The operators of health care-related
                                  facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by

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

                                  such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                    - the number of competing facilities in the
                                      local market;

                                    - the facility's age and appearance;

                                    - the reputation and management of the
                                      facility;

                                    - the types of services the facility
                                      provides; and

                                    - where applicable, the quality of care and
                                      the cost of that care.

                                  The inability of a health care-related
                                  mortgaged property to flourish in a
                                  competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

SPECIAL RISKS OF MORTGAGE
LOANS SECURED BY INDUSTRIAL
  AND MIXED-USE FACILITIES....    Mortgage loans secured by industrial and
                                  mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

                                    - the quality of tenants;

                                    - building design and adaptability; and

                                    - the location of the property.

                                  Concerns about the quality of tenants,
                                  particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                  Aspects of building site design and
                                  adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

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

                                  Industrial properties may be adversely
                                  affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

POOR PROPERTY MANAGEMENT WILL
  ADVERSELY AFFECT THE
  PERFORMANCE OF THE RELATED
  MORTGAGED PROPERTY..........    Each mortgaged property securing a mortgage
                                  loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                    - operating the property;

                                    - providing building services;

                                    - responding to changes in the local market;
                                      and

                                    - planning and implementing the rental
                                      structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

                                  We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

BALLOON PAYMENTS ON MORTGAGE
  LOANS RESULT IN HEIGHTENED
  RISK OF BORROWER DEFAULT....    Some of the mortgage loans included in a trust
                                  fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a

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

                                  greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                    - its ability to fully refinance the loan;
                                      or

                                    - its ability to sell the related mortgaged
                                      property at a price sufficient to permit the borrower to make the balloon payment.

                                  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                    - the value of the related mortgaged
                                      property;

                                    - the level of available mortgage interest
                                      rates at the time of sale or refinancing;

                                    - the borrower's equity in the related
                                      mortgaged property;

                                    - the financial condition and operating
                                      history of the borrower and the related
                                      mortgaged property;

                                    - tax laws;

                                    - rent control laws (with respect to certain
                                      residential properties);

                                    - Medicaid and Medicare reimbursement rates
                                      (with respect to hospitals and nursing
                                      homes);

                                    - prevailing general economic conditions;
                                      and

                                    - the availability of credit for loans
                                      secured by commercial or multifamily, as the case may be, real properties generally.

THE SERVICER WILL HAVE
  DISCRETION TO HANDLE OR
  AVOID OBLIGOR DEFAULTS IN A
  MANNER WHICH MAY BE ADVERSE
  TO YOUR INTERESTS...........    If and to the extent specified in the
                                  prospectus supplement defaulted mortgage loans
                                  exist or are imminent, in order to maximize
                                  recoveries on defaulted mortgage loans, the
                                  related pooling agreement will permit (within
                                  prescribed limits) the master servicer or a
                                  special servicer to extend and modify mortgage
                                  loans that are in default or as to which a
                                  payment default is imminent. While the related
                                  pooling agreement generally will require a
                                  master servicer to determine that any such
                                  extension or modification is reasonably likely
                                  to produce a greater recovery on a present
                                  value basis than liquidation, we cannot
                                  provide assurance that any such extension or
                                  modification will in fact increase the present
                                  value of receipts from or proceeds of the
                                  affected mortgage loans.
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

                                  In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans.

PROCEEDS RECEIVED UPON
  FORECLOSURE OF MORTGAGE
  LOANS SECURED PRIMARILY BY
  JUNIOR MORTGAGES MAY RESULT
  IN LOSSES...................    To the extent specified in the prospectus
                                  supplement, some of the mortgage loans
                                  included in a trust fund may be secured
                                  primarily by junior mortgages. When
                                  liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

CREDIT SUPPORT MAY NOT COVER
  LOSSES OR RISKS WHICH COULD
  ADVERSELY AFFECT PAYMENT ON
  YOUR CERTIFICATES...........    The prospectus supplement for the offered
                                  certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                  A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

                                  Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

MORTGAGORS OF COMMERCIAL
  MORTGAGE LOANS ARE
  SOPHISTICATED AND MAY TAKE
  ACTIONS ADVERSE TO YOUR
  INTERESTS...................    Mortgage loans made to partnerships,
                                  corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

SOME ACTIONS ALLOWED BY THE
  MORTGAGE MAY BE LIMITED BY
  LAW.........................    Mortgages securing mortgage loans included in
                                  a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states

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

                                  will enforce clauses providing for
                                  acceleration in the event of a material
                                  payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

ASSIGNMENT OF LEASES AND RENTS
  TO PROVIDE FURTHER SECURITY
  FOR MORTGAGE LOANS POSES
  SPECIAL RISKS...............    The mortgage loans included in any trust fund
                                  typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.
                                  In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

INCLUSION IN A TRUST FUND OF
  DELINQUENT MORTGAGE LOANS
  MAY ADVERSELY AFFECT THE
  RATE OF DEFAULTS AND
  PREPAYMENTS ON THE MORTGAGE
  LOANS.......................    If so provided in the prospectus supplement,
                                  the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered
                                  "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                  Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

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

ENVIRONMENTAL LIABILITY MAY
  AFFECT THE LIEN ON A
  MORTGAGED PROPERTY AND
  EXPOSE THE LENDER TO
  COSTS.......................    Under certain laws, contamination of real
                                  property may give rise to a lien on the
                                  property to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on a property. In addition, under the laws of some states and under the federal Comprehensive Environmental
                                  Response, Compensation, and Liability Act of
                                  1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON A MORTGAGED
  PROPERTY....................    Several states (including California) have
                                  laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer

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

                                  may be required to foreclose first on
                                  properties located in states where "one
                                  action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE
  LIMITED IF LEASES ARE NOT
  SUBORDINATE TO THE MORTGAGE
  OR DO NOT CONTAIN ATTORNMENT
  PROVISIONS..................    Some of the tenant leases contain provisions
                                  that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                  In some states, if tenant leases are
                                  subordinate to the liens created by the
                                  mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                  If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE
  NOT IN COMPLIANCE WITH CURRENT
  ZONING LAWS, YOU MAY NOT BE
  ABLE TO RESTORE COMPLIANCE
  FOLLOWING A CASUALTY LOSS...    Due to changes in applicable building and
                                  zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED
  PROPERTIES WERE LIMITED.....    The mortgaged properties were inspected by
                                  licensed engineers at the time the mortgage loans were originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

LITIGATION CONCERNS...........    There may be legal proceedings pending and,
                                  from time to time, threatened against the mortgagors or their affiliates relating to the business, or arising out of the ordinary course of business, of the mortgagors and their affiliates. We cannot provide assurance that such litigation will not have a material adverse effect on the distributions to you on your certificates.

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                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, or (iii) a combination of mortgage loans, participations therein and/or CMBS. Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS-LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with
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

specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be
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compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from
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

such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the
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

provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein
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

may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit support may not cover losses or risks which could adversely affect payment on your certificates" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment."

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                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

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PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected
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

by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial
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certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of
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offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the
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related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

     First Union Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of First Union National Bank, a national banking association with its main office located in Charlotte, North Carolina. First Union National Bank is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Union Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 201 South College Street, Charlotte, N.C. 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the
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occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or
(viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates".

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-
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through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a
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result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

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ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

     (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

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     (ii)     the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to (A) prepayment premiums and (B) payments on account of a lender's equity participation in the related mortgaged property;

     (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on such distribution date;

     (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

     (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

     (viii) with respect to each mortgage loan that is delinquent in respect of three or more scheduled payments, (A) the loan number, (B) the unpaid balance, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the mortgage loan, (E) if applicable, the aggregate amount of any interest accrued and payable to the related master servicer, a special servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

     (ix) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund, (A) the loan number, (B) the manner in which the mortgage loan was liquidated, (C) the aggregate amount of liquidation proceeds received, (D) the portion of liquidation proceeds payable or reimbursable to the related master servicer or a special servicer in respect of the mortgage loan and (E) the amount of any loss to certificateholders;

     (x) with respect to each REO Property included in the related trust fund as of the end of the related due period or prepayment period, as applicable, (A) the loan number of the related mortgage loan,
              (B) the date of acquisition, (C) the principal balance of the related mortgage loan (calculated as if such mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related pooling agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the related mortgage loan, and (E) if applicable, the aggregate amount of interest accrued and payable to the related master servicer, a special servicer and/or any other entity on related servicing expenses and related advances;

     (xi) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related master servicer or a special servicer in respect of such REO Property or the related mortgage loan and (D) the amount of any loss to certificateholders in respect of the related mortgage loan;

     (xii) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) at the close of business on such distribution date, separately
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

              identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans and any increase in the certificate balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

     (xiv) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

     (xv) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date;

     (xvi) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date; and

     (xvii) if the related trust fund includes one or more types of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling agreement on the part of the master servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

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TERMINATION

     The obligations created by the pooling agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in
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

turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling agreement.

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                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling agreement. However, a pooling agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires. The depositor will provide a copy of the pooling agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to First Union Commercial Mortgage Securities, Inc., 201 South College Street, Charlotte, N.C. 28288-0166, Attention: Securitization Services.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series.
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

Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Each pooling agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.
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     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

     (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

     (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

     (v) any advances made as described under "Description of the Certificate--Advances in Respect of Delinquencies;"

     (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"
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     (vii)    all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination;"

     (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

     (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

     (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

     (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (i) to make distributions to the certificateholders on each distribution date;

     (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

     (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling agreement and described in the prospectus supplement, only from that
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

              portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

     (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

     (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

     (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

     (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

     (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"

     (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

     (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling agreement for the benefit of certificateholders;

     (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

     (xvi) to make any other withdrawals permitted by the related pooling agreement and described in the prospectus supplement; and

     (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required
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to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

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REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard specified in the pooling agreement, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related mortgaged property. Generally, the related pooling agreement will require that the master servicer accept the highest cash bid received from any person (including itself, an affiliate of the master servicer or any certificateholder) that constitutes a fair price for such defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling agreement to be fair, the master servicer will generally be required to proceed with respect to such defaulted mortgage loan as described below.

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, is imminent, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

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     (ii)      either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the master servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the prospectus supplement) it determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Each pooling agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance
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with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases-Due-on-Sale and Due-on Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses
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incurred in connection with distributions and reports to certificateholders.
Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for Freddie Mac or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each pooling agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders without charge upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling
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agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling agreement. In addition, each pooling agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling agreement and, unless it is specifically required under the pooling and servicing agreement to bear the costs of such legal action, in its opinion does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that one such failure is permitted in every consecutive twelve-month period so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer
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under the pooling agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling agreement, the trustee will be prohibited from consenting to any amendment of a pooling agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.
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THE TRUSTEE

     The trustee under each pooling agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.
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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for
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such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy
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agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

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FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.
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     Equitable Limitations on Enforceability of Certain Provisions.  United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.
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     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing
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foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a
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petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to
Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

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     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive
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consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous substances from underground storage tanks under the Federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The Federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

     Importantly, the Lender Liability Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA, (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

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     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice
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the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham & Taft, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all
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provisions of the related pooling agreement and based upon the law on the date hereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.
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     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate", or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the
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characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (presumably taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.
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     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     - on the basis of a constant yield method;

     - in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during
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       the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     - in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

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     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual interest should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC
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for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See
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"--Possible Pass-Through of Miscellaneous Itemized Deductions." If the
deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     - the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     - the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the
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REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and; and

     - will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.
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     In addition to the transferor's investigation of the transferee's financial condition and the transferee's affidavit, a third requirement has been added that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. First, proposed Treasury Regulations (the "Proposed Regulations") would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     (i) the present value of any consideration given the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values are generally computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semi-annually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this "minimum transfer price" alternative, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the Proposed Regulations were not applicable.

     The second alternative appears in Revenue Procedure 2001-12 (the "Revenue Procedure"). The Revenue Procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discussed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);
(ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective retroactive to February 4, 2000 and apply unless and until changed by final regulations.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus cannot be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable
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Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     - 3% of the excess of the individual's adjusted gross income over such amount; or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     - the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.
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     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     - the disposition of a mortgage loan;

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     - the receipt of compensation for services; or

     - gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property"
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or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     - the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     - the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     - any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     - any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

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     Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."
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     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:

     - a citizen or resident of the United States;

     - a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     - an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     - a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     - to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling agreement.

     On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. New regulations
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are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     - assets described in section 7701(a)(19)(C) of the Code;

     - "obligation[s] which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     - "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares
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of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.
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     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."
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     If Stripped Bond Rules Do Not Apply.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provide for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day
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equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require
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the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations in so far as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.
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     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for
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that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no
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election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     First Union Corporation ("First Union") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) First Union, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union, and (iii) any member of the underwriting syndicate or selling group of which First Union or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.
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     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the three (or, for Designated Transactions, four) highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling agreement; (ii) the date on which an event of default occurs under the pooling agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund, but it is not clear whether the Exemption would apply to a trust fund that included mortgage loans secured by liens on real estate projects under construction or cash flow agreements. In addition, it is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to
Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor,
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underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling agreement and (b) the pooling agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund. The pooling agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the three (or, for Designated Transactions, four) highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL on January 5, 2000 under
Section 401(c) of ERISA, that will generally become applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under applicable Federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and
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

warrants that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Section III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

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                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the extent that, under applicable law, obligations issued by or granted as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part I to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998). "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivative Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Securities, Inc., acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by First Union Securities, Inc. acting as agent. If First Union Securities, Inc. acts as agent in the sale of offered certificates, First Union Securities, Inc. will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that First Union Securities, Inc. elects to purchase offered certificates as principal, First Union Securities, Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, First Union Securities, Inc., an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including First Union Securities, Inc. to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Securities, Inc.

     The depositor will agree to indemnify First Union Securities, Inc. and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, First Union Securities, Inc. and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

     The file "FUNB2001-C1.XLS" which is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2, A-3 and A-4. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of Monthly Payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE
CERTIFICATES -- Reports to Certificateholders; Available Information" in the Preliminary Prospectus Supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "FUNB2001-C1.XLS" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "FUNB2001-C1.XLS" to your hard drive or network drive. Open the file "FUNB2001-C1.XLS" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-2 MultiFamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant Schedule," respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.



                                   [Diskette]

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     UNTIL JUNE   , 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ----------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
                PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement...............    S-6
Risk Factors...................................   S-31
Description of the Mortgage Pool...............   S-68
Servicing of the Mortgage Loans................  S-102
Description of the Certificates................  S-111
Yield and Maturity Considerations..............  S-138
Use of Proceeds................................  S-145
Material Federal Income Tax Consequences.......  S-145
ERISA Considerations...........................  S-147
Legal Investment...............................  S-149
Method of Distribution.........................  S-150
Legal Matters..................................  S-151
Ratings........................................  S-151
Index of Principal Definitions.................  S-153
Annex A-1......................................    A-1
Annex A-2......................................    A-2
Annex A-3......................................    A-3
Annex A-4......................................    A-4
Annex B........................................    B-1
Annex C........................................    C-1
Annex D........................................    D-1
Annex E........................................    E-1
Annex F........................................    F-1
Annex G........................................    G-1
Annex H........................................    H-1
Annex I........................................    I-1
Annex J........................................    J-1
Annex K........................................    K-1

                      PROSPECTUS
Additional Information.........................      4
Incorporation of Certain Information By
  Reference....................................      4
Summary of Prospectus..........................      5
Risk Factors...................................     11
Description of the Trust Funds.................     33
Yield Considerations...........................     39
The Depositor..................................     44
Use Of Proceeds................................     44
Description of the Certificates................     44
Description of the Pooling Agreements..........     53
Description of Credit Support..................     66
Certain Legal Aspects of Mortgage Loans And
  Leases.......................................     68
Material Federal Income Tax Consequences.......     82
State and Other Tax Consequences...............    105
ERISA Considerations...........................    105
Legal Investment...............................    110
Method of Distribution.........................    112
Legal Matters..................................    113
Financial Information..........................    113
Ratings........................................    113
Index of Principal Definitions.................    114

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                             FIRST UNION COMMERCIAL
                           MORTGAGE SECURITIES, INC.

                                  (DEPOSITOR)
                          $1,154,555,000 (APPROXIMATE)

                          FIRST UNION NATIONAL BANK --
                             BANK OF AMERICA, N.A.
                           COMMERCIAL MORTGAGE TRUST

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2001-C1

                    ---------------------------------------
                             PROSPECTUS SUPPLEMENT
                    ---------------------------------------

                         BANC OF AMERICA SECURITIES LLC

                             FIRST UNION SECURITIES

                              SALOMON SMITH BARNEY

                                 MARCH   , 2001
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